As filed with the Securities and Exchange Commission on November 23, 2016

Registration No. 333-207740

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-11

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Resource Apartment REIT III, Inc.

(Exact name of registrant as specified in its charter)

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

(215) 231-7050

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Kevin M. Finkel

Chief Executive Officer

Resource Apartment REIT III, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

(215) 231-7050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Andrew M. Davisson, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

This Post-Effective Amendment No. 1 consists of the following:

1.	The Registrant’s final prospectus dated April 29, 2016.

2.	Supplement No. 1 dated November 23, 2016 to the Registrant’s prospectus dated April 29, 2016. Supplement No. 1 supersedes and replaces all prior supplements to the prospectus.

3.	Part II, included herewith.

4.	Signature, included herewith.

Maximum Offering—$1,100,000,000 of Shares of Class A and Class T Common Stock

Minimum Offering—$2,000,000 of Shares of Class A and Class T Common Stock

Resource Apartment REIT III, Inc. is a recently formed Maryland corporation that intends to take advantage of our sponsor’s multifamily investing and lending platforms to invest in apartment communities in order to provide you with growing cash flows and increasing asset values. We intend to target for acquisition, underperforming apartment communities which we will renovate and optimize in order to increase rents. To a lesser extent, we will also seek to originate and purchase commercial real estate debt secured by apartment communities. We intend to qualify as a real estate investment trust (“REIT”), beginning with the taxable year that will end December 31, 2016. We are an “emerging growth company” under federal securities laws.

We are offering up to an aggregate of $1,000,000,000 of shares of our Class A and Class T common stock in our primary offering. Class A shares are offered at $10.00 per share and Class T shares are offered at $9.47 per share, with volume discounts available to investors who purchase more than $1,000,000 of Class A shares through the same participating broker-dealer. Discounts are also available for other categories of investors. We are also offering up to an aggregate of $100,000,000 of shares of Class A and Class T common stock pursuant to our distribution reinvestment plan at a purchase price initially equal to 96% of the maximum per share purchase prices of Class A and Class T shares in the primary offering. This offering will terminate on or before April 28, 2018 (unless extended by our board of directors for an additional year or as otherwise permitted by applicable securities law).

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 31 to read about risks you should consider before buying shares of our common stock. These risks include the following:

•	No public market currently exists for our shares of common stock, and our charter does not require our board of directors to provide our stockholders a liquidity event by a specified date or at all.

•	We set the $10.00 primary offering price of our Class A shares arbitrarily, and based on that price, set the $9.47 primary offering price of our Class T shares to account for differing selling commissions. The offering prices are unrelated to the book or net value of our assets or to our expected operating income.

•	We have no operating history, and as of the date of this prospectus, our total assets consist of our advisor’s initial investment in us of $200,000. We have not identified any investments to acquire with the proceeds from this offering and are considered to be a “blind pool.” In addition, you will not have the opportunity to evaluate our investments before we make them.

•	We are dependent on our advisor and its affiliates to select investments and conduct our operations and this offering. Our advisor has no operating history and no experience operating a public company.

•	We will pay substantial fees and expenses to our advisor, its affiliates and broker-dealers, which payments increase the risk that you will not earn a profit on your investment.

•	Our executive officers and some of our directors will face conflicts of interest.

•	We may lack diversification if we do not raise substantially more than the minimum offering.

•	There are restrictions on the ownership and transferability of our shares of common stock. See “Description of Shares—Restriction on Ownership of Shares.”

•	Our charter permits us to pay distributions from any source without limitation, including from offering proceeds, borrowings, sales of assets or waivers or deferrals of fees otherwise owed to our advisor. Distributions that exceed our net income or net capital gain will likely represent a return of capital as opposed to current income or gain, as applicable.

•	We may change our targeted investments without stockholder consent.

•	Some of the other programs sponsored by our sponsor have experienced adverse business developments or conditions.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this offering is not permitted.

	Price to Public(1)	Selling Commissions(2)(3)	Dealer Manager Fee(2)(3)	Net Proceeds (Before Expenses)(3)
Primary Offering
Per A Share	$10.00	$0.70	$0.30	$9.00
Per T Share	$9.47	$0.1894	$0.2841	$9.00
Total Maximum	$1,000,000,000	$32,500,000	$30,000,000	$937,500,000
Distribution Reinvestment Plan
Per A Share	$9.60	$0.00	$0.00	$9.60
Per T Share	$9.09	$0.00	$0.00	$9.09
Total Maximum	$100,000,000	$0.00	$0.00	$100,000,000

(1)	Volume and other discounts are available for some categories of investors. Reductions in commissions and fees will result in corresponding reductions in the purchase price.
(2)	The maximum selling commissions and dealer manager fee assumes that 25% and 75% of the amount of common stock sold in the primary offering is Class A common stock and Class T common stock, respectively.
(3)	In addition to the selling commissions and dealer manager fee, we will pay additional underwriting compensation in the form of a distribution and shareholder servicing fee on the shares of Class T common stock sold in the primary offering. This fee is subject to certain limits and will be an annual amount equal to 1% of the purchase price (or, once reported, the amount of our estimated net asset value) per share of Class T common stock sold in the primary offering. The total distribution and shareholder servicing fees payable with respect to a share of Class T common stock may be as great as 5% of the purchase price of such share. See “Plan of Distribution.”

The dealer manager, Resource Securities, Inc., our affiliate, is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered. The minimum permitted purchase is $2,500. We will not sell any shares unless we raise gross offering proceeds of $2,000,000 by April 28, 2017. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, NA, in trust for our subscribers’ benefit, pending release to us. If we do not raise gross offering proceeds of $2,000,000 by April 28, 2017, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account.

The date of this prospectus is April 29, 2016.

SUITABILITY STANDARDS

The shares we are offering through this prospectus are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our shares, you will have difficulty selling your shares.

In consideration of these factors, we have established suitability standards for investors in this offering and subsequent purchasers of our shares. These suitability standards require that a purchaser of shares have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, the states listed below have established suitability requirements that are more stringent than ours and investors in these states are directed to the following special suitability standards:

•	Alabama—Investors must have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	Kansas—It is recommended by the office of the Kansas Securities Commissioner that Kansas investors do not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-traded REITs.

•	Maine—It is recommended by the Maine Office of Securities that Maine investors do not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

•	California and North Dakota—Investors must have a net worth of at least 10 times their investment in us.

•	Michigan, Pennsylvania, Oregon and Tennessee—Investors must have a liquid net worth of at least 10 times their investment in us.

•	Idaho—Investors must have either (a) a liquid net worth of at least $300,000 or (b) a gross annual income of at least $85,000 and a liquid net worth of at least $85,000. In addition, an investor’s investment in us cannot exceed 10% of his or her liquid net worth.

•	Iowa—Investors must have either (a) a net worth of $350,000 or (b) a gross annual income of $70,000 and a net worth of at least $100,000. In addition, investors must have a net worth of at least 10 times their investment in us.

•	Massachusetts—Investors must have a liquid net worth of at least 10 times their investment in us and other illiquid direct participation program investments.

•	Missouri—Investors must limit their investment in us to 10% of their liquid net worth.

•	Nebraska—Investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded REITs to 10% of their net worth. An investment by a Nebraska investor who is an “accredited investor” within the meaning of the federal securities laws is not subject to the foregoing limitations.

•	Nevada—Investors must have either (a) a minimum net worth of $75,000 and an annual income of $75,000, or (b) a minimum net worth of $500,000. In addition, investors must have a net worth of at least 10 times their investment in us.

•	New Jersey—Investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. In addition, investors must limit their investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding unregistered, federally and state exempt private offerings) to 10% of their liquid net worth.

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•	New Mexico—Investors must have a liquid net worth of at least 10 times their investment in us, our affiliates and other similar direct participation programs.

•	Ohio—Investors must have a liquid net worth of at least 10 times their investment in us, our affiliates and other non-traded real estate investment programs.

•	Kentucky—Investors must limit their investment in us and affiliated non-publicly traded real estate investment trusts to 10% of their liquid net worth.

•	Vermont—Investors must limit their investment in this offering to 10% of their liquid net worth. For these purposes, liquid net worth is defined as an investor’s total assets (not including home, home furnishings and automobiles) minus total liabilities. An investment by a Vermont investor who is an “accredited investor” within the meaning of the federal securities laws is not subject to the foregoing limitation.

In addition, because the minimum offering amount is less than $100 million, Pennsylvania investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions. Please refer to “Prospectus Summary—How does a “best efforts” offering work? What happens if you do not raise at least $2,000,000 in gross offering proceeds?” on page 21 and “Plan of Distribution—Special Notice to Pennsylvania Investors” on page 204.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. Except as otherwise stated above, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus, including the information set forth in “Risk Factors,” for a more complete understanding of this offering. Except where the context suggests otherwise, the terms “we,” “us” and “our” refer to Resource Apartment REIT III, Inc. and its subsidiaries; “Operating Partnership” refers to our operating partnership, Resource Apartment OP III, LP; “advisor” refers to Resource Apartment Advisor III, LLC; “Resource Apartment Manager III” refers to our property manager, Resource Apartment Manager III, LLC; “dealer manager” refers to Resource Securities, Inc.; “Resource Real Estate” refers to our sole sponsor, Resource Real Estate, Inc.; and “Resource America” refers to Resource America, Inc., the parent corporation of our sponsor.

What is Resource Apartment REIT III, Inc.?

Resource Apartment REIT III, Inc. is a recently formed Maryland corporation that intends to take advantage of our sponsor’s multifamily investing and lending platforms to invest in apartment communities in order to provide you with growing cash flow and increasing asset values. We intend to acquire underperforming apartments, which we will renovate and stabilize in order to increase rents. To a lesser extent, we will also seek to originate and acquire commercial real estate debt secured by apartments. We believe multiple opportunities exist within the apartment industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience in multifamily investing, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets. Our mailing address is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103. Our telephone number is (215) 231-7050, our fax number is (215) 640-6320 and our email address is info@resourcereit.com. We also maintain an Internet site at www.resourcereit3.com, at which there is additional information about us and our affiliates, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We were incorporated in the State of Maryland on July 15, 2015 and we currently do not own any real estate assets. We intend to qualify as a REIT beginning with the taxable year that will end December 31, 2016. Because we have not yet identified any specific assets to acquire, we are considered to be a “blind pool.”

Our external advisor, Resource Apartment Advisor III, LLC, will conduct our operations and manage our portfolio of real estate investments, all subject to the supervision of our board of directors. We have no paid employees.

What is a REIT?

In general, a REIT is an entity that:

•	combines the capital of many investors to acquire or provide financing for real estate investments;

•	allows individual investors to invest in a professionally managed, large-scale, diversified real estate portfolio through the purchase of interests, typically shares, in the REIT;

•	is required to pay distributions to investors of at least 90% of its annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain); and

•	avoids the “double taxation” treatment of income that normally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on that portion of its income distributed to its stockholders, provided certain income tax requirements are satisfied.

However, under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), REITs are subject to numerous organizational and operational requirements. If we fail to qualify for taxation as a REIT in any year after electing REIT status, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Why does Resource Apartment REIT III Focus Primarily on the U.S. Apartment Market?

We believe that the demand for quality workforce rental housing currently does and, will continue to exceed the supply. The idea of the “typical” American household has been changing, and today’s younger generation is not following the path of the traditional “American dream.” Generation Y, also known as the millennials or echo boomers, is a demographic cohort almost 80-million strong. According to the Urban Institute’s “Headship and Homeownership Report” (June 2015), the number of new renters will outpace that of new homeowners over the next 15 years. When millennials reach their prime home-buying age in 2030, only 38 percent will own homes compared with 46 percent of baby boomers in the 1990s. By 2030, the overall homeownership rate will have dropped to 61.3%, and the homeownership rate for 35- to 44-year olds in particular will have dropped even further to 55.2%.

The current state of the existing apartment supply in the United States is old and in need of renovation. The median age of the existing apartment supply in the nation nearly doubled from 23 years in 1985 to 39 years as of 2011. Almost 80% of the nation’s large apartment communities were built prior to 1990, and 66% built prior to 1980. In addition to the aging apartment stock, new supply of apartment completions is far below historical norms, as demonstrated in the table below:

Average Annual Multifamily Completions 1970—2012 (5+ units in structure)
1970’s	509,340
1980’s	422,910
1990’s	223,790
2000’s	275,380
2010’s	144,667
Source: U.S. Census Bureau, Table Q-6, New Privately Owned Housing Units Completed in the United States.

The new supply of apartments is and has been well below the 300,000 new units annually that most demographic analysts believe is needed just to meet expected apartment demand. In addition, future apartment supply is expected to be constrained by rising construction costs in both labor and materials. Experts in the field predict an increase in construction costs in the near future. Furthermore, any recovery of the single family housing construction would likely make the cost of construction increase at a higher rate as the demand for labor and materials would significantly increase.

We believe that demand for apartments in the United States will continue to increase due to demographic shifts, economic challenges and changing consumer preferences. Furthermore, the existing apartment inventory is old and inadequate to serve the increasing demand for rentals and that new supply of apartments will be significantly constrained by the rising cost of new construction. Therefore, we believe that the overall supply and demand imbalance will continue to offer significant opportunities throughout the next decade to apartment owners who understand how to opportunistically benefit from this imbalance and have the experience and management infrastructure to execute such opportunistic strategies.

Second, our sponsor has focused on the multifamily sector, which includes student housing and senior residential, with 10 its last 11 funds and will focus this program on multifamily rental property investments because apartments have traditionally produced the highest risk-adjusted investment returns compared to other property sectors. Historically, apartments have produced higher returns with lower volatility than the other major real estate sectors, which include office, retail industrial, hospitality and healthcare. Furthermore, according to data from the National Bureau of Economic Research and the National Council of Real Estate Investment Fiduciaries, multifamily rental properties have demonstrated returns during recessionary periods that are higher than those of other major property classes, and have been an effective inflation hedge due to the short term of the typical apartment lease, which is generally 12 months or less. Our sponsor also believes that some of the key factors for investing in multifamily rental properties include stable access to debt, due in part to the lending activities of government-sponsored entities, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”), lower cost of debt capital and the ability to support more debt with the same level of risk.

Finally, our sponsor also has an affiliated property management subsidiary with experience in leasing, managing, and rehabilitating multifamily rental properties. We believe that, in general, the multifamily property management industry has not maintained pace with the increasing demands of multifamily residents for higher levels of customer services and the need to deploy more technology and modern sales and marketing techniques to acquire new residents. Therefore, in 2007, our sponsor introduced a retail and hospitality-based strategy through Resource Residential, our multifamily property management affiliate. Our retail and hospitality based strategy offers multifamily property management that is based around the overall experience provided to potential and existing residents, in addition to the first-class services provided to them. We believe that the customer service leaders in the hospitality and retail industries provide applicable templates for the types of experiences and customer services that today’s renters demand. In addition, we believe revenue-enhancing and cost-cutting technologies can improve the overall operating efficiencies of our properties and contribute to stronger profitability.

What are the Market Opportunities for Resource Apartment REIT III?

We believe multiple opportunities exist within the multifamily industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience in investing in apartments, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets. We seek to utilize our sponsor’s dedicated multifamily investing and lending platforms to take advantage of the full range of opportunities across the entire multifamily spectrum of investments.

One of our primary activities will be to acquire underperforming apartment properties that will benefit from strong management and capital infusions for renovations to improve the overall appearance and quality of the assets. We intend to buy apartment properties that are cash flowing or expected to be cash flowing soon after acquisition with the potential for near-term capital appreciation resulting from unit and exterior upgrades and enhanced property management. These assets, generally are Class B or B- properties built in the 1970s and 1980s in cities demonstrating a stable multifamily supply and the ability to attract a young, creative and educated labor force. According to the U.S. Census Bureau, during the 20-year period from 1970 to 1989, over 9.3 million housing units were completed in the United States within structures containing five or more units, which is substantially higher than the approximately 5 million units completed between 1990 and 2009. Apartments completed between 1970 and 1989 are now 26 to 45 years old and many of these apartments have not had substantial renovations in their lifetimes. Therefore, we believe that there is a large inventory of un-renovated apartments built in the 1970s and 1980s to acquire and renovate. Resource Real Estate has a dedicated acquisition team that includes personnel who have been integral to the acquisition of underperforming properties for the multifamily funds offered by our sponsor over the past ten years.

We also believe opportunities exist in directly lending to real estate borrowers who are acquiring or refinancing multifamily properties, and we may originate loans directly to such borrowers. Lending presents us an opportunity to benefit from the positive trends in the multifamily industry, while being senior to an equity investor and typically receiving regular cash interest payments. Direct lending enables us to better control the structure of the loans and to maintain direct relationships with the borrowers. We intend to invest in first- and second-priority mortgages, as well as mezzanine loans that are senior to the borrower’s equity in, and subordinate to a first mortgage loan on, a property. Mezzanine loans are secured by pledges of ownership interests, in whole or in part, in entities that directly own the real property. In addition, we may require other collateral to secure mezzanine loans, including letters of credit, personal guarantees of the principals of the borrower, or collateral unrelated to the property. We may also invest in preferred equity or subordinate interests in whole loans. Resource Real Estate has a dedicated nationwide lending team that includes senior personnel who have been with Resource Real Estate since 2005.

What is your investment approach for this real estate program?

We seek to acquire cash flowing assets at a discount to their perceived value, increase their cash flowing potential, and then sell or finance them when market conditions warrant. Specifically, we expect to enhance the properties’ values by instituting significant renovations to update their appearance, aggressively market them and increase occupancy in order to realize steady current income as well as capital appreciation. With respect to performing real estate loans, we will seek to originate or purchase loans secured directly or indirectly by real estate that will generate steady interest income from the underlying real estate.

Are there any risks involved in an investment in your shares?

Investing in our common stock involves a high degree of risk. You should carefully review the “Risk Factors” section of this prospectus beginning on page 31, which contains a detailed discussion of the material risks that you should consider before you invest in our common stock. Some of the more significant risks relating to an investment in our shares include the following:

•	No public market currently exists for our shares of common stock, and our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date nor list our shares on an exchange by a specified date. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

•	We set the $10.00 primary offering price of our Class A shares arbitrarily, and based on that price, set the $9.47 primary offering price of our Class T shares to account for differing sales commissions that we pay to our dealer manager with respect to Class T shares. These prices may not be indicative of the prices at which our shares would trade if they were listed on an exchange or actively traded, and the prices bear no relationship to the book or net value of our assets or to our expected operating income.

•	We have no operating history. As of the date of this prospectus, our total assets consist of our advisor’s initial investment in us of $200,000. Because we have not identified any real estate assets to acquire with proceeds from this offering we are considered a “blind pool,” and you will not have an opportunity to evaluate our investments before we make them, making an investment in us more speculative.

•	We are dependent on our advisor to select investments and conduct our operations. Our advisor has no operating history and no experience operating a public company. This inexperience makes our future performance difficult to predict.

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Our executive officers and some of our directors are also officers, directors, managers or key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. As a result, they will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other programs sponsored by Resource Real Estate and conflicts in allocating time among us and these other programs. These conflicts could result in action or inaction that is not in the best interests of our stockholders.

•	We will pay substantial fees to and expenses of our advisor, its affiliates and participating broker-dealers, which payments increase the risk that you will not earn a profit on your investment. For a summary of these fees, see “Prospectus Summary—What are the fees that you will pay to the advisor and its affiliates?”

•	Our advisor and its affiliates will receive fees in connection with transactions involving the acquisition and management of our investments. These fees will be based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

•	There is no limit on the amount we can borrow to acquire a single real estate investment, but pursuant to our charter, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets unless a majority of the members of our conflicts committee finds substantial justification for borrowing a greater amount. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. Based on current lending market conditions, we believe we will leverage our assets in an amount equal to 55% to 60% of the cost of our assets.

•	Our charter prohibits the ownership of more than 9.8% of our common stock, unless exempted by our board of directors, which may inhibit transfers of our common stock and large investors from desiring to purchase your shares of common stock.

•	No less than 90 days after commencement of this offering, we will issue to our advisor 50,000 shares of our convertible stock, which we may refer to as “convertible stock.” The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering. Under limited circumstances, these shares may be converted into shares of our Class A common stock, satisfying our obligation to pay our advisor an incentive fee and diluting our stockholders’ interest in us. Generally, our convertible stock will convert into shares of Class A common stock when one of two events occurs. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Our advisor can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and their interests in our convertible stock could influence their judgment with respect to listing or liquidation.

•	We may lack property diversification if we do not raise substantially more than the minimum offering.

•

Our charter permits us to pay distributions from any source without limitation, including from offering proceeds, borrowings, sales of assets or waivers or deferrals of fees otherwise owed to our advisor. To the extent these distributions exceed our net income or net capital gain, a greater proportion of your distributions will generally represent a return of capital as opposed to current income or gain, as applicable. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations. If our cash flow from operations is insufficient to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions.

•	We may experience adverse business developments or conditions similar to those affecting certain programs sponsored by our sponsor, which could limit our ability to make distributions and could decrease the value of your investment.

•	Disruptions in the financial markets and sluggish economic conditions could adversely affect our ability to implement our business strategy and generate returns to you.

•	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

•	We may change our targeted investments without stockholder consent, which could adversely affect the value of our common stock and our ability to make distributions to you.

•	Investments in non-performing real estate assets involve greater risks than investments in stabilized performing assets and make our future performance more difficult to predict.

•	Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

What are your investment objectives?

Our principal investment objectives are to:

•	preserve, protect and return your capital contribution;

•	provide current income to you in the form of cash distributions through increased cash flow from operations or targeted asset sales;

•	realize growth in the value of our investments; and

•	enable you to realize a return of your investment by either liquidating our assets or listing our shares on a national securities exchange within three to six years after the termination of this primary offering.

See the “Investment Objectives and Policies” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

What is the role of the board of directors?

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have five members on our board of directors, three of whom are independent of our advisor and its affiliates. Our charter requires that a majority of our directors be independent of our advisor and creates a committee of our board consisting solely of all of our independent directors. This committee, which we call the conflicts committee, is responsible for reviewing the performance of our advisor and must approve other matters set forth in our charter. See “Conflicts of Interest—Certain Conflict Resolution Measures.” Our directors are elected annually by the stockholders.

Who is your advisor?

Resource Apartment Advisor III, LLC is our advisor. Our advisor is a limited liability company that was formed in the State of Delaware on July 15, 2015. Our advisor has no operating history and no experience managing a public company. However, our advisor will provide substantive advisory services to us and will be supported by our sponsor, Resource Real Estate, Inc., and its personnel in providing such services to us. See below for a description of our sponsor, Resource Real Estate, Inc.

Will your advisor make an investment in us?

Yes. In order to more closely align our investment objectives and goals with those of our advisor, prior to the termination of this offering, our advisor will invest 1% of the first $100,000,000 invested in us by non-affiliated investors in this offering, or up to $1,000,000. Previously, our advisor invested $200,000 in us through the purchase of 20,000 shares of our unclassified common stock (which we classified as Class A common stock prior to commencement of this offering) at $10.00 per share. No less than 90 days after commencement of this offering, our advisor will exchange 5,000 shares of our common stock for 50,000 shares of our convertible stock.

What will the advisor do?

Our advisor will manage our day-to-day operations and our portfolio of real estate investments, and will provide asset-management, marketing, investor relations and other administrative services on our behalf, all subject to the supervision of our board of directors. We expect to enter into a management agreement with Resource Apartment Manager III, our affiliate, to provide property management services for most, if not all, of the properties or other real estate-related assets we acquire, provided our advisor is able to control the operational management of such acquisitions. Resource Apartment Manager III may subcontract with an affiliate or third party to provide day-to-day property management, construction management or other property specific functions, as applicable, for the properties it manages.

Our sponsor, Resource Real Estate, and its team of real estate professionals, including Kevin M. Finkel, Jeffrey F. Brotman and Alan F. Feldman, acting through our advisor, will make most of the decisions regarding the selection, negotiation, financing and disposition of real estate investments. A majority of our board of directors and a majority of the conflicts committee will approve significant proposed real estate property investments and real estate-related debt investments.

What is the experience of your sponsor?

We believe Resource Real Estate and its affiliates have a significant amount of experience in buying, managing, operating and disposing of real estate investments and a number of relationships in the real estate and financial services markets that together we believe put our advisor in an excellent position to operate and manage our company. Specifically, our advisor believes that the following entities and factors highlight the resources that it may use to compete in the real estate asset marketplace:

•	Resource Real Estate manages a portfolio of multifamily rental properties and other real estate assets valued at approximately $4.0 billion as of December 31, 2015 of which approximately $324.3 million represents multifamily rental properties that were underperforming at the time of acquisition. Resource Real Estate and its affiliates have been acquiring and managing these types of assets for over ten years. Our advisor uses Resource Real Estate’s knowledge and experience in the industry to assist us in meeting our investment objectives of locating, acquiring and renovating underperforming properties to turn them into stable cash flowing assets.

•	Resource Real Estate and its affiliates have been active in the real estate asset market since 1991, acquiring and disposing of assets representing approximately $2.8 billion in value as of December 31, 2015. Historically, Resource Real Estate’s affiliates focused on the purchase of non-performing commercial real estate loans at discounts to their outstanding loan balances and the appraised value of their underlying properties. As a result of many programs and products, Resource Real Estate has a breadth of experience in the acquisition, ownership, management and resolution of real estate assets. Our advisor uses Resource Real Estate’s knowledge and experience in the real estate asset marketplace to assist us in meeting our investment objectives.

•	Resource Real Estate manages a portfolio of over $1.9 billion in aggregate principal amount of mortgage assets, mortgage loans and related property interests as of December 31, 2015.

•	Resource Financial Institution Group, Inc. (“Resource Financial”), an affiliate of our sponsor, is a specialized asset management company that invests in banks, thrifts and other financial services companies. As of December 31, 2015, Resource Financial and its affiliates manage $2.7 billion in bank investments.

•	Resource Financial provides our advisor with contacts in the financial services industry, including investment banks, brokerage firms, commercial banks and loan originators, that may be sources of real estate investments for us.

•	Resource Real Estate Management, Inc., d/b/a “Resource Residential,” an affiliate of our sponsor, is a property management company that, as of December 31, 2015, manages 64 multifamily rental properties for our sponsor in 20 states with over 17,000 units. It has over 600 employees. The senior managers and employees of Resource Residential, acting through Resource Apartment Manager III, will assist in providing property management as well as construction management services to us.

•	In order to more closely align our investment objectives and goals with those of our advisor, prior to the termination of our initial public offering, our advisor has agreed to invest 1% of the first $100,000,000 invested in us by non-affiliated investors, or up to $1,000,000.

Who is the parent of your sponsor?

Resource America is the parent corporation of our sponsor. Resource America is a publicly traded corporation listed on the Nasdaq Global Select Market under the symbol “REXI.” Resource America is a specialized asset management company that evaluates, originates, services and manages investment opportunities through its commercial finance, real estate and financial fund management operating segments. Resource America sponsored a New York Stock Exchange publicly-traded REIT, Resource Capital Corp. (“Resource Capital”) in 2005 and three non-traded REITs, Resource Real Estate Opportunity REIT, Inc. (“Resource Opportunity REIT”), Resource Real Estate Opportunity REIT II, Inc. (“Resource Opportunity REIT II”) and Resource Innovation Office REIT, Inc. (“Resource Innovation Office REIT”) in 2009, 2012 and 2015, respectively. As of December 31, 2015, Resource America managed over $21.7 billion in assets.

Will you use leverage?

We may use leverage for our assets and may obtain such leverage in one of three ways: (1) REIT-level financing, (2) individual investment financing and (3) seller financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. Based on current lending market conditions, we expect to leverage our assets in an amount equal to 55% to 60% of the cost of our assets.

How will you structure the ownership and operation of your assets?

We plan to own substantially all of our assets and conduct our operations through Resource Apartment OP III, LP, which we refer to as our Operating Partnership in this prospectus. We are the sole general partner of our Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, Resource Apartment

Holdings III, LLC, is the sole limited partner of our Operating Partnership. We will present our financial statements, operating partnership income, expenses, and depreciation on a consolidated basis with Resource Apartment Holdings III, LLC and our Operating Partnership. Neither subsidiary will file a federal income tax return. All items of income, gain, deduction (including depreciation), loss and credit will flow through our Operating Partnership and Resource Apartment Holdings III, LLC to us as each of these subsidiary entities will be disregarded for federal tax purposes. These tax items will not generally flow through us to our investors however. Rather, our net income and net capital gain effectively will flow through us to the stockholders as and when dividends are paid to our stockholders. Because we plan to conduct substantially all of our operations through our Operating Partnership, we are considered an UPREIT.

What is an “UPREIT”?

UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its properties through a partnership in which the REIT holds a general partner or limited partner interest, approximately equal to the value of capital raised by the REIT through sales of its capital stock. Using an UPREIT structure may give us an advantage in acquiring properties from persons who may not otherwise sell their properties because of unfavorable tax results. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units in the partnership and defer taxation of gain until the seller later exchanges his limited partnership units on a one-for-one basis for REIT shares or for cash pursuant to the terms of the limited partnership agreement.

What is the impact of being an “emerging growth company”?

We do not believe that being an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), will have a significant impact on our business or this offering. We have elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), and will not be for so long as our shares of common stock are not traded on a securities exchange, we are not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as we are externally managed by our advisor, we do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

What conflicts of interest will your advisor face?

Our advisor and its affiliates will experience conflicts of interest in connection with the management of our business. All of our executive officers, our non-independent directors and our key real estate professionals will face these conflicts because of their affiliation with our advisor and other Resource Real Estate-sponsored programs. Some of the material conflicts that our advisor and its affiliates will face include the following:

•	Our sponsor and its team of real estate professionals at our advisor must determine which investment opportunities to recommend to us or another Resource Real Estate-sponsored program or joint venture or affiliate of our sponsor;

•	The real estate professionals employed by our sponsor and Resource America provide services for those companies and Resource Capital as well as our company;

•	Our sponsor and its team of real estate professionals at our advisor may structure the terms of joint ventures between us and other Resource Real Estate-sponsored programs;

•	Our advisor and its affiliates must determine which property and leasing managers to retain and may retain Resource Apartment Manager III, an affiliate, to manage and lease some or all of our properties and to manage our real estate-related debt investments;

•	Our sponsor and its team of real estate professionals at our advisor and its affiliates (including our dealer manager, Resource Securities) will have to allocate their time between us and other real estate programs and activities in which they are involved;

•	Our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our assets regardless of the quality of the asset acquired or the services provided to us;

•	Our advisor and its affiliates, including our dealer manager, Resource Securities, will also receive fees in connection with our offerings of equity securities;

•	The negotiations of the advisory agreement, the dealer manager agreement and the management agreement (including the substantial fees our advisor and its affiliates will receive thereunder) were not at arm’s length; and

•	We may internalize our management by acquiring assets and the key real estate professionals at our advisor and its affiliates. We cannot be sure of the terms relating to any such acquisition. Additionally, in an internalization transaction, the real estate professionals at our advisor that become our employees may receive more compensation than they receive from our advisor or its affiliates. These possibilities may provide incentives to our advisor or these individuals to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to mitigate a number of these potential conflicts.

What is the ownership structure of the company and the Resource Real Estate entities that perform service for you?

The following chart shows the ownership structure of the various Resource Real Estate entities that perform or are likely to perform important services for us as of the date of this prospectus.

What are the fees that you will pay to the advisor and its affiliates?

Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the table below. Selling commissions and distribution and shareholder servicing fees vary for each class of shares offered and selling commissions and dealer manager fees may vary for different categories of purchasers. The table below assumes that (a) 25% of the amount of common stock sold in this primary offering is Class A common stock and 75% is Class T common stock, (b) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan, (c) based on this allocation, we sell all $1,000,000,000 of shares being offered at the highest possible selling commissions and dealer manager fees with respect to our primary offering (with no discounts to any categories of purchasers). The compensation set forth below may only be increased if approved by a majority of the members of our Conflicts Committee. The increase of such compensation does not require approval by stockholders.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
Organization and Offering Stage
Selling Commissions	Resource Securities	We will pay selling commissions to our dealer manager of up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class A common stock and up to 2% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class T common stock. No selling commissions are payable on Class A or Class T shares sold under the distribution reinvestment plan. Resource Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$65,000 ($35,000 for Class A shares and $30,000 for Class T shares) / $32,500,000 ($17,500,000 for Class A shares and $15,000,000 for Class T shares)

Dealer Manager Fee	Resource Securities	Up to 3% of the gross offering proceeds from the sale of Class A and Class T common stock, except no dealer manager fee is payable on Class A or Class T shares sold under the distribution reinvestment plan. Resource Securities may reallow to any participating broker-dealer a portion of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. See “Plan of Distribution.”	$60,000 ($15,000 for Class A shares and $45,000 for Class T shares) / $30,000,000 ($7,500,000 for Class A shares and $22,500,000 for Class T shares)

Other Organization and Offering Expenses	Resource Apartment Advisor III and Resource Securities	Pursuant to the terms of our advisory agreement, once we raise the minimum offering amount, we will reimburse our advisor for organization and offering expenses it may incur on our behalf, but only to the extent that such reimbursement does not cause organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to exceed 4% of gross offering proceeds as of the termination of this offering if we raise less than $500 million in the primary offering, and 2.5% of gross offering	$80,000 / $10,000,000

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
proceeds as of the termination of this offering if we raise $500 million or more in the primary offering. However, if we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be $10,000,000 or 1% of gross offering proceeds. These organization and offering expenses include all actual expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee), including reimbursements to our advisor for the portion of named executive officer salaries allocable to activities related to this offering, to be incurred on our behalf and paid by us in connection with the offering.

Acquisition and Development Stage

Acquisition Fees	Resource Apartment Advisor III or its affiliates	2% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans, including acquisition expenses and any debt attributable to such investments. The computation of acquisition fees paid to the advisor also will include amounts incurred or reserved for capital expenditures that will be used to provide funds for capital improvements and repairs applied to any real property investment acquired where we plan to add value.

$35,000 (minimum offering and no debt)/

$64,506 (minimum offering and leverage of 60% of the cost of our investments) / $18,088,235 (maximum offering and no debt)/

$43,618,560 (maximum offering and leverage of 60% of the cost of our investments)

Acquisition Expenses	Resource Apartment Advisor III or its affiliates	Reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or other real estate-related debt investment. We estimate these expenses will be approximately 0.5% of the contract purchase price of each property.

$8,706 (minimum offering and no debt)/

$16,046 (minimum offering and leverage of 60% of the cost of our investments) / $4,499,561 (maximum offering and no debt)/

$10,850,388 (maximum offering and leverage of 60% of the cost of our investments)

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
Debt Financing Fee	Resource Apartment Advisor III or its affiliates	0.5% of the amount of any debt financing obtained or assumed; provided, however, that the sum of the debt financing fee, the construction management fee paid to our property manager and its affiliates and the acquisition fees and expenses described above may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us. In no event will the debt financing fee be paid more than once in respect of the same debt. For example, upon refinancing, our advisor would only receive 0.5% of the incremental amount of additional debt financing obtained in the refinancing.	Actual amounts are dependent upon the amount of any debt financed and upon many other factors, such as whether the debt is incurred in connection with the acquisition of a property or subsequent to the acquisition and therefore cannot be determined at the present time.

Construction Management Fee	Resource Apartment Manager III or its affiliates	5.0% of actual aggregate cost to construct improvements, or to repair, rehab or reconstruct a property; provided, however, that the sum of the construction management fee paid to our property manager and its affiliates, the debt financing fee and the acquisition fee described above, and acquisition expenses may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon usual and customary construction management fees for particular projects and therefore the amount cannot be determined at the present time.

Operational Stage

Distribution and Shareholder Servicing Fee	Resource Securities	An annual fee of 1% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued. In the event that payment of the distribution and shareholder servicing fee does not cease in connection with one of the events discussed below, the total distribution and shareholder servicing fees paid with respect to a Class T share will be equal to 5% of the purchase price per share (or, once reported, the amount of our estimated NAV) of such share. The distribution and shareholder servicing fee will accrue daily based on the number of outstanding Class T shares on each day that were sold in the primary offering	$15,000 annually, and $75,000 in total/ $7,500,000 annually, and $37,500,000 in total.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering

and the purchase price (or then-current NAV, once reported) of such shares. We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan. We pay the distribution and shareholder servicing fees monthly in arrears. Our dealer manager will reallow the distribution and shareholder servicing fee to participating broker-dealers or other broker-dealers that are servicing investors’ accounts except as described in the plan of distribution.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

Property Management/ Debt Servicing Fees	Resource Apartment Manager III or its affiliates

With respect to real property investments, 4.5% of the actual gross cash receipts from the operation of the property; provided that for properties that are less than 75% occupied upon taking possession or if our business plan includes reducing occupancy to less than 75% during the first year thereafter, the property manager will receive a minimum property management fee for the first 12 months of ownership in an amount equal to $40 per unit per month for multifamily rental properties or $0.05 per square foot per month for other types of properties.

With respect to real estate-related debt investments managed by our property manager or its affiliates, 2.75% of gross receipts from these investments. The fee attributable on our real estate-related debt investments will cover our property manager’s

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering

services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants and reviewing insurance compliance.

For properties or debt investments managed by third parties, the property manager will receive the property management fee or debt servicing fee and pay the third party directly from that fee an amount for managing the property or debt investment. Our property manager or its affiliates will not collect both a fee for managing a debt investment and a separate fee for managing the real estate property underlying such debt investment for the same time period. Our property manager may, in its discretion, from time to time defer payment of and accrue all or any portion of these property management and debt servicing fees.

Asset Management Fee	Resource Apartment Advisor III or its affiliates

Prior to the reporting of our estimated NAV, the monthly asset management fee will be equal to one-twelfth of 1.0% of the cost of our assets, without deduction for depreciation, bad debts or other non-cash reserves. For purposes of this calculation, “cost” will equal the amount actually paid (including acquisition fees and expenses) to purchase each asset we acquire, including any debt attributable to the asset, provided that, with respect to any properties we develop, construct or improve, cost will include the amount budgeted or expended by us for the development, construction or improvement of an asset. The asset management fee will be based only on the portion of the cost attributable to our investment in an asset if we do not own all or a majority of an asset and do not manage or control the asset. After we report our estimated NAV, the monthly asset management fee will be equal to one-twelfth of 1.0% of the most recently determined value of our assets.

The portion of the asset management fee payable to our advisor for any investment acquired or disposed of in a given month will be prorated by using a numerator equal to the number of days such

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
investment is owned during the month (including the full day of closing for investments acquired), divided by a denominator equal to the total number of days in such month. The asset management fee for each month will be due and payable to our advisor on or about the last day of such month.

Other Operating Expenses	Resource Apartment Advisor III or its affiliates	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of costs for advisor personnel and overhead, including allocable personnel salaries and other employment expenses. However, we will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees. Such reimbursements may include reimbursements for our allocable share of the salaries and benefits paid to our executive officers as employees of our advisor.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Disposition Fees	Resource Apartment Advisor III or its affiliates	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at market rate or (ii) 2.0% of the contract sales price of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction). The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate-related debt investment; however, if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate-related debt investment.	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Stock	Resource Apartment Advisor III	Our convertible stock will be of no value unless our common stockholders realize or have an opportunity to realize a stated minimum return as a result of our cumulative distributions or the trading price of our shares on a national securities exchange. As a result, our convertible stock is economically similar to a	Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering

back-end incentive fee, which many other non-traded REITs have agreed to pay to their external advisors.

Our convertible stock will convert into shares of Class A common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” For more information, see “Description of Shares—Convertible Stock.”

and therefore cannot be determined at the present time.

How many real estate investments do you currently own?

We currently do not own any properties or other real estate investments. Because we have not yet identified any specific assets to acquire, we are considered to be a “blind pool.” As acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our common stock. We will also describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.

Will you acquire properties or other assets in joint ventures?

Probably. Among other reasons, joint venture investments permit us to own interests in large assets without unduly restricting the diversity of our portfolio. We may also want to acquire properties and other investments through joint ventures in order to diversify our portfolio by investment size, investment type or investment risk. In determining whether to invest in a particular joint venture, our advisor will evaluate the real estate assets that such joint venture owns or is being formed to own under the same criteria as our other investments. We may enter into joint ventures with affiliates of our advisor or with third parties.

What steps will you take to make sure you purchase environmentally compliant properties?

We intend to obtain a Phase I environmental assessment of each property we acquire. In addition, we will attempt to obtain a representation from the seller that, to its knowledge, the property is not contaminated with hazardous materials. We will not close the purchase of any property unless we are generally satisfied with the environmental status of the property.

If I buy shares, will I receive distributions and how often?

We have not paid any distributions as of the date of this prospectus. We expect our board of directors to authorize and declare distributions based on daily record dates, and we expect to pay these distributions on a monthly basis. Thus, once we commence paying distributions, you will begin accruing distributions immediately upon our acceptance of your subscription. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment. We may also make stock distributions. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time. No distributions will be made with respect to shares of convertible stock.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances, where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have less funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

In addition to cash distributions, our board of directors may declare stock distributions. Although there are a number of factors that we will consider in connection with such a declaration, such stock distributions are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock distribution would be intended to have the same effect as raising the price at which our shares of common stock are offered. We note that some of the investment opportunities that we expect to see in the market at this time are investments that are attractive more so because of their appreciation potential rather than because of their current yield. Especially given the investment opportunities at this time and during an ongoing public offering, distributions in shares of our common stock may be in the long-term best interests of our stockholders.

May I reinvest my distributions in shares of Resource Apartment REIT III, Inc.?

Yes. We have adopted a distribution reinvestment plan. You may participate in our distribution reinvestment plan by checking the appropriate box on the subscription agreement or by filling out an enrollment form we will provide to you at your request. The purchase prices for Class A shares and Class T shares purchased under the distribution reinvestment plan will initially be $9.60 and $9.09, respectively. Once we establish an estimated net asset value (“NAV”) per share, shares issued pursuant to our distribution reinvestment plan will be priced at 96% of the purchase price of shares in the primary portion of this offering, which price will be based on the NAV per share of our common stock, as determined by our advisor or another firm chosen for that purpose. We expect to establish an NAV per share no later than the 150th day following the second anniversary of the date we break escrow in this offering. No selling commissions, dealer manager fees or distribution and shareholder servicing fees are payable on shares sold under our distribution reinvestment plan. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants. For more information regarding the distribution reinvestment plan, see “Description of Shares—Distribution Reinvestment Plan.”

Will the distributions I receive be taxable as ordinary income?

Yes and No. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

As a REIT, we are only required to distribute 90% of our taxable income each year in order to maintain our REIT status. We expect that some portion of your distributions will not be subject to tax in the year in which it is received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution. Because multifamily rental properties are depreciated over 27.5 years, versus 39 years for other types of commercial real estate properties, the amount of our taxable income will be reduced as compared to companies holding other types of commercial real estate properties. The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment. Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor. You should also review the section of the prospectus entitled “Federal Income Tax Considerations.”

How will you use the proceeds raised in this offering?

We intend to use substantially all of the net proceeds from our primary offering of up to $1,000,000,000 of shares of Class A and Class T common stock to acquire and renovate a diversified portfolio of multifamily rental properties located throughout the United States as well as acquire loans secured by multifamily rental properties, including first- and second-priority mortgage loans, preferred equity and other loans. Depending primarily upon the number of shares we sell in this offering and assuming 25% of the amount of common stock sold in this primary offering is Class A common stock and 75% is Class T common stock, we estimate that we will use 83.40% to 86.33% of the gross proceeds from the sale of Class A shares and 88.28% to 91.21% of the gross proceeds from the sale of Class T shares in the primary offering, or between $8.34 and $8.63 per Class A and Class T share, for investments, while the remainder of the gross proceeds from the primary offering will be used to pay organization and offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments. For more information regarding the use of proceeds, see “Estimated Use of Proceeds.”

What kind of offering is this?

We are offering, on a “best efforts” basis, up to $1,000,000,000 of shares of our common stock in the primary offering, consisting of two classes of shares: Class A shares at a price of $10.00 per share and Class T shares at a price of $9.47 per share, with discounts available to some categories of investors. We are also offering up to a maximum of $100,000,000 of shares of our Class A and Class T common stock pursuant to our distribution reinvestment plan at purchase prices of $9.60 per Class A share and $9.09 per Class T share. The share classes have different selling commissions and ongoing distribution and shareholder servicing fees. We are offering to sell any combination of Class A and Class T shares in our primary offering.

How does a “best efforts” offering work? What happens if you do not raise at least $2,000,000 in gross offering proceeds?

When shares are offered on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares in the offering and has no firm commitment or obligation to purchase any of the shares. Therefore, we may not sell all or any of the shares that we are offering.

We will not sell any shares unless we raise a minimum of $2,000,000 in gross offering proceeds. Pending satisfaction of this condition, all subscription payments will be placed in an account held by UMB Bank, N.A., our escrow agent, in trust for our subscribers’ benefit, pending release to us. Once we have raised the minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares and any interest earned on the subscription payments held in the escrow account will be distributed to us. If we do not raise $2,000,000 in gross offering proceeds by April 28, 2017, we will terminate this offering and promptly return all subscribers’ funds in the escrow account (plus interest). Funds in escrow will be invested in short-term investments that mature on or before the termination of the escrow period or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. We will not deduct any fees if we return funds from the escrow account. Because of the higher minimum offering requirement for New York, Washington and Pennsylvania investors (described below), subscription payments made by New York, Washington and Pennsylvania investors will not count toward the $2,000,000 minimum offering for all other jurisdictions.

Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to New York, Washington or Pennsylvania investors unless we raise a minimum of $2,500,000, $20,000,000 and $50,000,000, respectively, in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all subscription payments by New York, Washington and Pennsylvania investors will be placed in a separate account held by the escrow agent in trust for the New York, Washington and Pennsylvania subscribers’ benefit, pending release to us. Pennsylvania residents should also note the special escrow procedures described below under “Plan of Distribution—Special Notice to Pennsylvania Investors.”

If we have not reached the $50,000,000 threshold for Pennsylvania investors within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return by check your subscription amount with interest. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $50,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. In the event we do not raise gross offering proceeds of $50,000,000 before the termination of this primary offering, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Purchases by persons affiliated with us or our advisor will not count toward the Pennsylvania minimum.

How long will this offering last?

The termination date of our primary offering will be April 28, 2018, unless extended by one year or April 28, 2019. Under rules promulgated by the SEC, if we have filed a registration statement relating to a follow-on offering we could continue our primary offering until such follow-on offering registration statement has been declared effective. If we continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond two years from the date of this prospectus until we have sold $100,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

If our board of directors determines that it is in our best interest, we may conduct additional offerings upon the termination of this offering. Our charter does not restrict our ability to conduct offerings in the future.

Why are we offering two classes of our common stock and what are the differences among the classes?

The two classes of common stock offered in this offering are meant to provide broker-dealers participating in this offering with more flexibility to facilitate investment in us and are offered partially in response to recent changes to the applicable Financial Industry Regulatory Authority (“FINRA”) and NASD Conduct Rules regarding the reporting of our estimated values per share. In addition, we believe offering Class A and Class T shares of our common stock provides investors with more flexibility in making their investment in us. Investors can choose to purchase shares of either or both classes of common stock in the primary offering. Each share of our common stock, regardless of class, will be entitled to one vote per share on matters presented to the common stockholders for approval. The differences between each class relate to the fees and selling commissions payable in respect of each class, and the differing distribution amounts and expense allocations for purposes of determining net asset value as discussed below. The following summarizes the differences in fees and selling commissions between the classes of our common stock and indicates the maximum fees payable on a hypothetical investment of $10,000 in each class of shares. None of the fees listed below are payable by us with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan.

	Class A Shares	1,000 Class A Shares	Class T Shares		1,055.966 Class T Shares
Price Per Share / Amount Invested	$10.00	$10,000	$9.47		$10,000
Selling Commissions	7.0%	$700	2.0%		$200
Dealer Manager Fees	3.0%	$300	3.0%		$300
Annual Distribution and Shareholder Servicing Fee	None	$0	1.0	%(1)	$500	(1)

(1)

We will pay the dealer manager an annual fee of 1.0% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering. The distribution and shareholder servicing fee will accrue daily based on the number of outstanding Class T shares on each day that were sold in our primary offering and the purchase price (or then-current NAV, once reported) of such shares. We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan. We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

In the case of a Class T share purchased in the primary offering at a price equal to $9.47, the maximum distribution and shareholder servicing fee that may be accrued on that Class T share will equal approximately $0.47. However, because we will only completely cease paying the distribution and shareholder servicing fee on the earliest of the dates described above, such fee will accrue daily on all outstanding Class T shares that were purchased in the primary offering within the previous five years of such date. The expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all outstanding Class T shares, including those sold under our distribution reinvestment plan and those sold in our primary offering more than five years ago on which we have ceased paying distribution and shareholder servicing fees. As a result, holders of Class T shares purchased earlier in this offering will bear a greater expense from distribution and shareholder servicing fees than those holders of Class T shares purchased later in this offering.

Assuming a constant gross offering price or estimated per share value of $9.47 and assuming none of the shares purchased were redeemed or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class T shares, $500 in distribution and shareholder servicing fees will be paid to the dealer manager over five years. For further clarity, if an investor purchased one Class T share, assuming a constant gross offering price or estimated per share value of $9.47, we would pay approximately $0.47 in distribution and shareholder servicing fees to the dealer manager with respect to such share over five years.

For additional information regarding the distribution and shareholder servicing fee, please refer to the section entitled “Description of Shares” in this prospectus.

The fees and expenses listed above will be allocated on a class-specific basis. The distribution and shareholder servicing fee is a class-specific expense that is allocated among all outstanding Class T shares and is not paid from the amounts paid by each individual Class T stockholder to purchase his or her Class T shares. The payment of class-specific expenses is expected to result in different amounts of distributions being paid with respect to each class of shares. Specifically, we expect to reduce the amount of distributions that would otherwise be paid on all Class T shares (including those sold under our distribution reinvestment plan) to account for the ongoing distribution and shareholder servicing fees payable on Class T shares. In addition, as a result of the allocation of the distribution and shareholder servicing fee to the Class T shares, the Class T shares could have a lower NAV per share to the extent that distributions on the Class T shares are not correspondingly reduced by our advisor or transfer agent to reflect the full amount of such fee. To calculate the NAV for our Class A and Class T shares, we would first determine the NAV of our entire company and then use such aggregate NAV to determine the NAV for each of our Class A and Class T shares by making any necessary adjustments applicable to each class of shares. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. Generally, we do not expect the respective NAVs of our Class A and Class T shares to differ for any reason other than for possible adjustments to the NAV of our Class T shares to account for the distribution and shareholder servicing fee, as discussed above.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated an NAV for our Class A and Class T shares prior to a liquidation, we will calculate the NAV for our Class A and Class T shares in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes.

How should you determine which class of common stock to invest in?

When selecting between our Class A and Class T shares, you should consider whether you would prefer an investment with higher upfront commissions and likely higher current distributions (Class A shares) versus an investment with lower upfront commissions but likely lower current distributions due to the ongoing distribution and shareholder servicing fee (Class T shares). In addition, for the same investment amount, you will receive more Class T shares than you would if you purchased Class A shares, due to the differences in the purchase prices. Furthermore, you should consider whether you qualify for any volume or other discounts. Please see the more detailed description of our classes of shares in the section entitled “Description of Shares” in this prospectus, and consult with your financial advisor before making your investment decision.

How did you determine the offering prices of the Class A and Class T shares?

We set the $10.00 primary offering price of our Class A shares arbitrarily, and based on that price, set the $9.47 primary offering price of our Class T shares to account for the differing sales commissions. These prices are unrelated to the value of our assets and to our expected operating income.

With respect to our distribution reinvestment plan, we set the initial offering price of the Class A shares and Class T shares sold through the distribution reinvestment plan at a level equal to 96% of the primary offering prices of Class A and Class T shares, respectively. No selling commissions, dealer manager fees, or distribution and shareholder servicing fees will be paid with respect to such shares.

Who can buy shares?

An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment. Residents of many states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles. The minimum suitability standards are more stringent for investors in certain other states. See “Suitability Standards.”

Who might benefit from an investment in our shares?

An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a real estate-based investment, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation, seek to receive current income and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Is there any minimum investment required?

Yes. We require a minimum investment of at least $2,500. After you have satisfied the minimum investment requirement, any additional purchases must be in increments of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Are there any special restrictions on the ownership or transfer of shares?

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards in our charter regarding income and/or net worth and (ii) unless you are transferring all of your shares and the transfer complies with the minimum purchase requirements.

Are there any special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

Yes. The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an individual retirement account should carefully read this section of the prospectus.

We may make some investments that generate “excess inclusion income” which, when passed through to our tax-exempt stockholders, can be taxed as unrelated business taxable income (“UBTI”) or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

May I make an investment through my IRA, SEP or other tax-deferred account?

Yes. You may make an investment through your individual retirement account (“IRA”), a simplified employee pension (“SEP”) plan or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (3) whether the investment will generate UBTI to your IRA, plan or other account, (4) whether there is sufficient liquidity for such investment under your IRA, plan or other account, (5) the need to value the assets of your IRA, plan or other account annually or more frequently, and (6) whether the investment would constitute a prohibited transaction under applicable law.

How do I subscribe for shares?

If you choose to purchase shares in this offering, you will need to complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific number of shares and pay for the shares at the time of your subscription.

If I buy shares in this offering, how may I later sell them?

Our board of directors has adopted a share redemption program that may enable you to sell your shares to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. In its sole discretion, our board of directors could choose to amend, suspend or terminate the program upon 30 days’ notice without stockholder approval. Except for redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will be as follows.

Prior to the time we establish an NAV per share of our common stock, the price at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of the price paid to acquire the shares from us; and

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of the price paid to acquire the shares from us.

Notwithstanding the foregoing, until we establish an NAV per share, shares received as a stock distribution will be redeemed at a purchase price of $0.00. In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the redeeming stockholder prior to the redemption date.

After we establish an NAV per share of our common stock, the price at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent applicable NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent applicable NAV per share as of the applicable redemption date.

For purposes of determining the time period a redeeming stockholder has held each share, the time period begins as of the date the stockholder acquired the shares; provided, that shares purchased by the redeeming stockholder pursuant to our distribution reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption. After we establish an NAV per share, shares received as a stock distribution will be redeemed at a purchase price to be determined based on the number of years the shares have been held as described above. We expect to establish an NAV per share no later than the 150th day following the second anniversary of the date we break escrow in this offering.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of Class A and Class T shares outstanding during the 12-month period immediately prior to the effective date of redemption. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. For a complete discussion of our share redemption program, please see “Description of Shares—Share Redemption Program.”

Will you register as an investment company?

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”). If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our Operating Partnership will not be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Investment Objectives and Policies—Investment Limitations Under the Investment Company Act of 1940.”

When will the company seek to provide its stockholders with a liquidity event?

We may provide our stockholders with a liquidity event or events by some combination of the following: (i) liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders; or (ii) listing our shares for trading on an exchange. In addition to such liquidity events, our board may also consider pursuing various liquidity strategies, including adopting a more expansive share redemption program (subject to the applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us. Our board anticipates evaluating such events within three to six years after we terminate this primary offering, subject to then prevailing market conditions. We are not, however, required to provide our stockholders a liquidity event by a specified date or at all.

If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of this primary offering and a majority of our board of directors and a majority of our independent directors have not voted to defer the meeting beyond the sixth anniversary of the termination of this offering, upon the request of stockholders holding 10% or more of our outstanding shares of common stock, our charter requires that we hold a stockholder meeting to vote on a proposal for our orderly liquidation. Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Once we commence liquidation, we would begin an orderly sale of our properties and other assets. The precise timing of such sales will depend on the prevailing real estate and financial markets, the economic conditions in the areas where our properties are located and the federal income tax consequences to our stockholders. In making the decision to liquidate, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.

Will I be notified of how my investment is doing?

Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	detailed quarterly dividend reports;

•	an annual report;

•	supplements to the prospectus, provided periodically; and

•	three quarterly financial reports.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; or

•	posting on our web site at www.resourcereit3.com.

To assist FINRA members and their associated persons that participate in this offering in meeting their customer account statement reporting obligations pursuant to applicable FINRA and NASD Conduct Rules, we disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the estimated valuation.

Initially, we will report the net investment amount of our Class A and Class T shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. This estimated per share value will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. No later than the 150th day following the second anniversary of the date we break escrow in this offering, we will provide an NAV per Class A and Class T share. In determining our NAV per share, we intend to follow the prescribed methodologies of Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Investment Program Associate (“IPA”) in April 2013 (the “IPA Guidelines”). As such, our NAV per share will be based upon the fair value of our assets less our liabilities under market conditions existing at the time of the valuation. We will obtain independent third-party appraisals for our real estate investments and certain real-estate related investments as appropriate. With respect to our cash, real estate loans receivable, other assets, mortgage debt and other liabilities, we will obtain valuations from our advisor as we expect these will equal GAAP fair value as reported in our publicly filed financial statements. Theses valuations will be reviewed by the independent third-party engaged to assist in the determination of our NAV per share. We will value our other assets in a manner we deem most suitable under the circumstances consistent with the IPA Guidelines. Once we announce an NAV per share, we generally expect to update the NAV per share every 12 months.

Our conflicts committee, composed of all our independent directors, will be responsible for oversight of the valuation process, including approving the engagement of one or more third-party valuation experts (as determined by the board of directors) to assist in determining our NAV per share and to provide appraisals of our real estate assets. The appraiser selected will be a member of the Appraisal Institute with an MAI (Member of the Appraisal Institute) designation. After the initial appraisals, appraisals will be done annually. All appraisals will be made available to participating broker-dealers conducting due diligence on our products who have signed confidentiality agreements.

Until we report an NAV, the initial reported value based on the offering prices as adjusted for selling commissions, the dealer manager fee and our organization and offering expenses will likely differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of our company because (i) there is no public trading market for the shares at this time; (ii) the estimated value will not reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets; (iii) the estimated value will not take into account how market fluctuations affect the value of our investments; and (iv) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

When will I get my detailed tax information?

Your Form 1099-DIV tax information, if required, will be mailed by January 31 of each year.

Who can help answer my questions about the offering?

If you have more questions about the offering, or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Resource Securities, Inc.

1845 Walnut Street, 18th Floor

Philadelphia, Pennsylvania 19103

Telephone: (866) 469-0129

Fax: (866) 545-7693

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Risks Related to an Investment in Us

There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares.

There is no current public market for our shares and our charter does not require our directors to seek stockholder approval to liquidate our assets by a specified date nor list our shares on an exchange by a specified date. Our charter limits your ability to transfer or sell your shares unless the prospective stockholder meets the applicable suitability and minimum purchase standards. Our charter also prohibits the ownership of more than 9.8% of our stock, unless exempted by our board of directors, which may inhibit large investors from desiring to purchase your shares. Moreover, our share redemption program includes numerous restrictions that limit your ability to sell your shares to us, and our board of directors may amend, suspend or terminate our share redemption program upon 30 days’ notice without stockholder approval. We describe these restrictions in detail under “Description of Shares—Share Redemption Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. You should purchase our shares only as a long-term investment because of the illiquid nature of the shares.

If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our advisor in the acquisition of our investments, including the determination of any financing arrangements. Competition from competing entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets have materially impacted the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. This lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage to other entities that have greater financial resources than we do. We are also subject to competition in seeking to acquire real estate-related debt investments. We can give no assurance that our advisor will be successful in obtaining suitable investments on financially attractive terms or that, if our advisor makes investments on our behalf, our objectives will be achieved. If we, through our advisor, are unable to find suitable investments promptly upon receipt of our offering proceeds, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term assets. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions and we may not be able to meet our investment objectives.

Disruptions in the financial markets and sluggish economic conditions nationally and globally could adversely impact our ability to implement our business strategy and generate returns to you.

Our business and operations will be dependent on the commercial real estate finance industry generally, which in turn is dependent upon broad economic conditions in the United States and abroad. Despite some recent improvements in the U.S. economy, ongoing economic weakness in Europe and Asia may eventually hinder future growth in the U.S. economy. Further, continued political instability in the European Union, as well as open hostilities in certain Middle Eastern countries and along the Russian-Ukrainian border could negatively impact the U.S. economy should those conflicts deepen.

The single family residential real estate markets have been experiencing an uneven recovery in the U.S. Insufficient equity and ongoing uncertainty about the economy’s strength have forced potential sellers to stay in their homes. A survey by the National Association of Realtors showed homeowners on average staying in their homes for 10 years instead of the typical seven years, causing a relatively low level of housing supply in the single family residential market. The slow and steady recovery in the single family home market continues to progress, but lags behind the overall U.S. economy. The Federal Reserve’s low interest rate policy has pushed capital into the residential mortgage markets and has helped consumer balance sheets by establishing some stability in home valuations. If interest rates increase, it could have a negative effect on the entire U.S. single family residential real estate market, which would likely slow overall U.S. economic growth.

Central bank interventions in the banking system and the persistence of a highly expansionary monetary policy by a number of government entities have introduced additional complexity and uncertainty to the markets. These conditions, which are expected to continue and, combined with a challenging macro-economic environment and numerous regions of political instability, may interfere with the implementation of our business strategy and/or force us to modify it.

We intend to acquire a diversified portfolio of real estate and real estate-related assets. Worsening economic conditions could greatly increase the risks of these investments. For instance, the sluggish employment market could contribute to increased rent delinquencies at our rental properties. Further, declining real estate values could significantly increase the likelihood that we will incur losses on our loans in the event of a default because the value of our collateral may be insufficient to cover our cost on the loan. In addition, revenues on the properties and other assets underlying any loan investments we may make could decrease, making it more difficult for borrowers to meet their payment obligations to us. More generally, the risks arising from a deterioration in the financial markets and economic conditions are applicable to all of the investments we may make, including commercial real estate-related debt.

A protracted economic downturn could have a negative impact on our portfolio. Borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Although our value-add investment strategies do not rely on precisely the same concepts, if real property or other real estate-related asset values continue to decline after we acquire them, we may have a difficult time making new acquisitions or generating returns on your investment.

We expect to finance some of our investments in part with debt. If access to the credit markets is limited, we may not be able to obtain debt financing on attractive terms. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions, reducing the number of investments we would otherwise make. If the debt market environment is unfavorable, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in us.

If we raise substantial offering proceeds in a short period of time, we may not be able to invest all of the net offering proceeds promptly, which may cause our distributions and your investment returns to be lower than they otherwise would.

We could suffer from delays in locating suitable investments. The more money we raise in this offering, the more difficult it will be to invest the net offering proceeds promptly. Therefore, the large size of this offering increases the risk of delays in investing our net offering proceeds. Our reliance on our advisor to locate suitable investments for us at times when the management of our advisor is simultaneously seeking to locate suitable investments for other affiliated programs could also delay the investment of the proceeds of this offering. Delays we encounter in the selection, acquisition and development of income-producing properties would likely limit our ability to pay distributions to our stockholders and reduce our stockholders’ overall returns.

Because this is a blind-pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific properties or other investments that we may acquire, except for investments that may be described in one or more supplements to this prospectus. We will seek to invest substantially all of the offering proceeds available for investment from the primary offering, after the payment of fees and expenses, in the acquisition of or investment in interests in real estate properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of specific real estate projects before we invest in them, you will have to rely entirely on the ability of our advisor and board of directors to select suitable and successful investment opportunities and to implement policies regarding tenant or mortgagor creditworthiness. These factors increase the risk that your investment may not generate returns comparable to our competitors.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis and no individual or firm has agreed to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, location, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

We have no prior operating history, which makes our future performance difficult to predict.

We are a recently formed company and we have no operating history. We were incorporated in the State of Maryland on July 15, 2015. As of the date of this prospectus, we have not made any investments in real estate or otherwise, and our total assets consist of our advisor’s initial investment in us of $200,000. You should not assume that our performance will be similar to the past performance of other real estate investment programs sponsored by affiliates of our advisor. Our lack of an operating history increases the risk and uncertainty you face in making an investment in our shares.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on our stockholders’ investment.

We are dependent on our advisor to manage our operations and our portfolio of real estate assets. Our advisor has no operating history and it will depend largely upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of our advisor or our relationship with our advisor could hinder its ability to successfully manage our operations and our portfolio of investments.

Our ability to achieve our investment objectives and to conduct our operations is dependent upon the performance of our advisor, which is a subsidiary of our sponsor and its parent company, Resource America. Our sponsor’s business is sensitive to trends in the general economy, as well as the commercial real estate and credit markets. To the extent that any decline in our sponsor’s revenues and operating results impacts the performance of our advisor, our results of operations, and financial condition could also suffer.

The loss of or the inability to hire additional or replacement key real estate and debt finance professionals at Resource Real Estate could delay or hinder implementation of our investment strategies, which could limit our ability to make distributions and decrease the value of your investment.

Our success depends to a significant degree upon the contributions of Messrs. Feldman and Finkel, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals. Messrs. Feldman and Finkel may not remain associated with Resource Real Estate. If either of these persons were to cease their association with us, our operating results could suffer. We do not intend to maintain key person life insurance on any person.

We believe that our future success depends, in large part, upon Resource Real Estate and its affiliates’ ability to retain highly skilled managerial, operational and marketing professionals. Competition for such professionals is intense, and Resource Real Estate and its affiliates may be unsuccessful in attracting and retaining such skilled individuals. If Resource Real Estate loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered and the value of your investment may decline.

Our ability to implement our investment strategy is dependent, in part, upon the ability of Resource Securities, our dealer manager, to successfully conduct this offering, which makes an investment in us more speculative and may result in a partial or complete loss of your investment.

We have retained Resource Securities, Inc., an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of Resource Securities to build and maintain a network of broker-dealers to sell our shares to their clients. If Resource Securities is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we make distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties, your overall return may be reduced and the value of a share of our common stock may be diluted.

Our organizational documents permit us to make distributions from any source. If our cash flow from operations is insufficient to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have less funds available for the acquisition of real estate and real estate-related assets resulting in potentially fewer investments, less diversification of our portfolio and a reduced overall return to you. In addition the value of your investment in shares of our common stock may be diluted because funds that would otherwise be available to make investments would be diverted to fund distributions. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. There is no limit on the amount we can fund distributions from sources other than from cash flows from operations.

The value of a share of our common stock may be diluted if we pay a stock distribution.

Our board of directors may declare stock distributions. Although there are a number of factors that would be considered in connection with such a declaration, we expect such stock distributions are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in our offering at the current offering price would dilute the value of a share to our then existing stockholders.

While our objective is to acquire assets that appreciate in value, there can be no assurance that assets we acquire will appreciate in value. If our board declared a stock distribution for investors who purchase our shares early in this offering, as compared with later investors, those investors who received the stock distribution will receive more shares for the same cash investment as a result of any stock distributions. Because they own more shares, upon a sale or liquidation of the company, these early investors will receive more sales proceeds or liquidating distributions relative to their invested capital compared to later investors. Furthermore, unless our assets appreciate in an amount sufficient to offset the dilutive effect of the prior stock distributions, the value per share for later investors purchasing our stock will be below the value per share of earlier investors.

Future interest rate increases in response to inflation may inhibit our ability to conduct our business and acquire or dispose of real property or real estate-related debt investments at attractive prices and your overall return may be reduced.

We will be exposed to inflation risk with respect to income from any long-term leases on real property and from related real estate debt investments as these may constitute a source of our cash flows from operations. High inflation may in the future tighten credit and increase prices. Further, if interest rates rise, such as during an inflationary period, the cost of acquisition capital to purchasers may also rise, which could adversely impact our ability to dispose of our assets at attractive sales prices. Should we be required to acquire, hold or dispose of our assets during a period of inflation, our overall return may be reduced.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our directors and officers will not be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for a detailed discussion of the limited liability of our directors, officers, employees and other agents.

We may change our targeted investments, our policies and our operations without stockholder consent.

We expect to invest in apartment properties, which include student housing and senior residential, condominiums and debt or securities secured by apartment properties, but we may also invest a relatively small portion of our proceeds in other real estate asset classes throughout the United States. Also, except as described in this prospectus, we are not restricted as to the following:

•	where we may acquire real estate investments in the United States;

•	the percentage of our proceeds that may be invested in properties as compared with the percentage of our proceeds that we may invest in real estate-related debt investments or mortgage loans, each of which may be leveraged and will have differing risks and profit potential; or

•	the percentage of our proceeds that may be invested in any one real estate investment (the greater the percentage of our subscription proceeds invested in one asset, the greater the potential adverse effect on us if that asset is unprofitable).

Though this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities, and we may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our targeted investments or investment guidelines could adversely affect the value of our common stock and our ability to make distributions to you.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification, NAV methodologies and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Investing in mezzanine debt, B-Notes or other subordinated debt involves greater risks of loss than senior loans secured by the same properties.

We may invest in mezzanine debt, B-Notes and other subordinated debt. These types of investments carry a higher degree of risk of loss than senior secured debt investments, because in the event of default and foreclosure, holders of senior liens will be paid in full before subordinated investors and, depending on the value of the underlying collateral, there may not be sufficient assets to pay all or any part of amounts owed to subordinated investors. Moreover, mezzanine debt, B-Notes and other subordinated debt investments may have higher loan-to-value ratios than conventional senior lien financing, resulting in less equity in the collateral and increasing the risk of loss of principal. If a borrower defaults or declares bankruptcy, we may be subject to agreements restricting or eliminating our rights as a creditor, including rights to call a default, foreclose on collateral, accelerate maturity or control decisions made in bankruptcy proceedings. In addition, the prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to economic downturns or individual issuer developments. An economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of instruments underlying the securities to make principal and interest payments may be impaired.

We may experience adverse business developments or conditions similar to those affecting certain programs sponsored by our sponsor, which could limit our ability to make distributions and decrease the value of your investment.

Certain programs sponsored by our sponsor or its affiliates have experienced lower than originally expected cash flows from operations. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. For 2004 and 2007, Resource Real Estate Investors, L.P. had negative cash flow from operations of $111,874 and $206,885, respectively. During 2005, 2007, and 2008, Resource Real Estate Investors, L.P. utilized $270,410, $541,776, and $148,246, respectively, from reserves to supplement cash flow from operations. For 2006 and 2007, Resource Real Estate Investors II, L.P. had negative cash flow from operations of $680,056 and $42,097, respectively. During 2006, 2007 and 2008, Resource Real Estate Investors II, L.P. utilized $916,459, $250,706 and $207,219, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P., cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay in receiving tax refunds from tax appeals on two fund properties located in Texas during 2007 and 2008. During 2007 and 2008, Resource Real Estate Investors III, L.P. utilized $723,343 and $157,192, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P., cash flow deficiencies occurred at some of the fund properties during 2008 and 2009. During 2008 and 2009, Resource Real Estate Investors IV, L.P. utilized $11,370 and $164,627, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors V, L.P., cash flow deficiencies have occurred at some of the properties in the fund due to third party property management issues. For Resource Real Estate Investors 6, L.P., cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. Cash flow deficiencies are expected to continue in that fund also due to the restructuring of subordinated debt investments held by the fund that were in default. During 2008 through 2011, Resource Real Estate Investors 6, L.P. utilized $272,241, $1,996,000, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,025, respectively, from reserves to supplement cash flow from operations. Unforeseen circumstances described below under “Prior Performance Summary—Adverse Business Developments or Conditions” have caused different programs to experience temporary cash flow deficiencies at various times. Similarly, unforeseen adverse business conditions may affect us and, as a result, your overall return may be reduced.

Risks Related to Conflicts of Interest

Because we rely on affiliates of Resource Real Estate for the provision of advisory, property management and dealer manager services, if Resource Real Estate is unable to meet its obligations we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

Resource Real Estate, through one or more of its subsidiaries, owns and controls our advisor, our property manager and our dealer manager. The operations of our advisor, our property manager and our dealer manager rely substantially on Resource Real Estate. In the event that Resource Real Estate becomes unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us. Further, given the non-solicitation agreement we have with our advisor, it would be difficult for us to utilize any current employees that provide services to us.

Resource Apartment Advisor III and its affiliates, including all of our executive officers, some of our directors and other key real estate professionals will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

All of our executive officers and some of our directors are also officers, directors, managers or key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. Our advisor and its affiliates will receive substantial fees from us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the management agreement;

•	offerings of equity by us, which entitle Resource Securities to dealer manager fees and stockholder and distribution servicing fees and will likely entitle our advisor to increased acquisition and asset management fees;

•	acquisitions of properties and investments in loans, which entitle our advisor to acquisition and asset management fees and, in the case of acquisitions or investments from other Resource Real Estate-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller;

•	borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset management fees payable to our advisor;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our Class A common stock through the conversion of our convertible stock; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to disposition fees and to the issuance of shares of our Class A common stock through the conversion of our convertible stock and terminate the asset management fee.

The fees our advisor receives in connection with the acquisition and management of assets are initially based on the cost of the investment, and not based on the quality of the investment or the quality of the services rendered to us. Additionally, the cost of assets on which the asset management fee is initially based is inclusive of acquisition fees and expenses paid in connection with the acquisition of assets. This may influence our advisor to recommend riskier transactions to us and to recommend acquisitions at greater purchase prices.

Resource Apartment Advisor III will face conflicts of interest relating to the acquisition of assets and such conflicts may not be resolved in our favor, which could limit our ability to make distributions and reduce your overall investment return.

We rely on our sponsor and other key real estate professionals at our advisor to identify suitable investment opportunities for us. The executive officers and several of the other key real estate professionals at our advisor are also the key real estate professionals at the advisors to other Resource Real Estate-sponsored programs and joint ventures. As such, Resource Real Estate-sponsored programs and joint ventures rely on many of the same real estate professionals as will future programs. Many investment opportunities that are suitable for us may also be suitable for other Resource Real Estate programs and joint ventures. When these real estate professionals direct an investment opportunity to any Resource Real Estate-sponsored program or joint venture, they, in their sole discretion, will offer the opportunity to the program or joint venture for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program or joint venture. For so long as we are externally advised, it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless our advisor has recommended the investment to us. Thus, the real estate professionals of Resource Apartment Advisor III could direct attractive investment opportunities to other entities. Such events could result in us investing in properties that provide less attractive returns, which may reduce our ability to make distributions to you. For a detailed description of the conflicts of interest that our advisor will face, see generally “Conflicts of Interest” and “Conflicts of Interest—Certain Conflict Resolution Measures.”

Resource Apartment Advisor III will face conflicts of interest relating to joint ventures that we may form with affiliates of Resource Apartment Advisor III, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

If approved by our conflicts committee, we may enter into joint venture agreements with other Resource Real Estate-sponsored programs or affiliated entities for the acquisition, development or improvement of properties or other investments. Our advisor and the advisors to the other Resource Real Estate-sponsored programs have the same executive officers and key employees; and these persons will face conflicts of interest in determining which Resource Real Estate program or investor should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Resource Real Estate-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Resource Real Estate-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Resource Real Estate-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus be either to our and your benefit or detriment.

Resource Apartment Advisor III, the real estate professionals assembled by our advisor, their affiliates and our officers will face competing demands relating to their time, and this may cause our operations and your investment to suffer.

We rely on Resource Apartment Advisor III, the real estate professionals our advisor has assembled and their affiliates and officers for the day-to-day operation of our business. Resource Apartment Advisor III, its real estate professionals and affiliates, including our officers and employees, have interests in other Resource Real Estate programs and engage in other business activities. As a result of their interests in other Resource Real Estate programs and the fact that they have engaged in and they will continue to engage in other business activities, they will face conflicts of interest in allocating their time among us, Resource Apartment Advisor III and other Resource Real Estate-sponsored programs and other business activities in which they are involved. Should our advisor breach its fiduciary duty to us by inappropriately devoting insufficient time or resources to our business, the returns on our investments may suffer.

Our executive officers and some of our directors face conflicts of interest related to their positions in Resource Apartment Advisor III and its affiliates, including our dealer manager, which could hinder our ability to implement our business strategy and to generate returns to you.

Our executive officers and some of our directors are also executive officers, directors, managers and key professionals of our advisor, our dealer manager and other affiliated Resource Real Estate entities. Their loyalties to these other entities could result in actions or inactions that breach their fiduciary duties to us and are detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Resource Apartment Advisor III may assign its obligations under the advisory agreement to its affiliates, who may not have the same expertise or provide the same level of service as our advisor.

Under the advisory agreement, our advisor may assign its responsibilities under the agreement to any of its affiliates with the approval of the conflicts committee. If there is such an assignment or transfer, the assignee may not have comparable operational expertise, have sufficient personnel, or manage our company as well as our advisor.

Risks Related to This Offering and Our Corporate Structure

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. To help us comply with the REIT ownership requirements of the Internal Revenue Code, our charter prohibits a person from directly or constructively owning more than 9.8% of our outstanding shares, unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price for holders of our common stock.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all, or substantially all, of our assets) that might provide a premium price to holders of our common stock.

Our advisor has the ability to influence when we satisfy the minimum offering amount for this offering and have access to any investor funds held in escrow.

Purchases of common stock by persons who are affiliated with us or our advisor will count toward satisfaction of the minimum offering amount of $2,000,000 and purchases of common stock by such persons may be made for the purpose of satisfying this minimum offering amount. Any shares purchased by persons affiliated with us or our advisor will be purchased for investment purposes only. As a result, our advisor has the ability to influence when we reach the minimum offering amount and have access to investors’ funds to make investments as described in this prospectus. There is no assurance, however, that we will be successful in raising additional funds in this offering. If we are unsuccessful in raising substantially more than the minimum offering amount, we may be unable to diversify our portfolio and our operating expenses as a percentage of our gross offering proceeds will be higher.

Purchases of common stock by persons affiliated with us or our advisor should not influence investment decisions of independent, unaffiliated investors.

Persons affiliated with us or our advisor may purchase shares of our common stock, and any such purchases will be included for purposes of determining whether the minimum of $2,000,000 of shares of common stock required to release funds from the escrow account has been sold. Any shares purchased by persons affiliated with us or our advisor will be purchased for investment purposes only. However, the investments made by any such persons would be at a lower price that offered to you and should not influence your decision to invest in shares of our common stock, and you should make your own independent investment decision concerning the risks and benefits of an investment in our common stock.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we or our subsidiaries become an unregistered investment company, we could not continue our business.

Neither we nor any of our subsidiaries intend to register as investment companies under the Investment Company Act. If we or our subsidiaries were obligated to register as investment companies, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•

pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S.

government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our Operating Partnership will not be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C) we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

To maintain compliance with the Investment Company Act, our subsidiaries may be unable to sell assets we would otherwise want them to sell and may need to sell assets we would otherwise wish them to retain. In addition, our subsidiaries may have to acquire additional assets that they might not otherwise have acquired or may have to forego opportunities to make investments that we would otherwise want them to make and would be important to our investment strategy. Moreover, the SEC or its staff may issue interpretations with respect to various types of assets that are contrary to our views and current SEC staff interpretations are subject to change, which increases the risk of non-compliance and the risk that we may be forced to make adverse changes to our portfolio. In this regard, we note that in 2011 the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement and a court could appoint a receiver to take control of us and liquidate our business. For more information related to compliance with the Investment Company Act, see “Investment Objectives and Policies—Investment Limitations Under the Investment Company Act of 1940.”

Rapid changes in the values of our assets may make it more difficult for us to maintain our qualification as a REIT or our exception from the definition of an investment company under the Investment Company Act.

If the market value or income potential of our qualifying real estate assets changes as compared to the market value or income potential of our non-qualifying assets, or if the market value or income potential of our assets that are considered “real estate-related assets” under the Investment Company Act or REIT qualification tests changes as compared to the market value or income potential of our assets that are not considered “real estate-related assets” under the Investment Company Act or REIT qualification tests, whether as a result of increased interest rates, prepayment rates or other factors, we may need to modify our investment portfolio in order to maintain our REIT qualification or exception from the definition of an investment company. If the decline in asset values or income occurs quickly, this may be especially difficult, if not impossible, to accomplish. This difficulty may be exacerbated by the illiquid nature of many of the assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

You may not be able to sell your shares under our share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors has approved the share redemption program, but may amend, suspend or terminate our share redemption program upon 30 days’ notice without stockholder approval. Our board of directors may reject any request for redemption of shares. Further, there are many limitations on your ability to sell your shares pursuant to the share redemption program. Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the stockholder’s immediate or extended family, (ii) a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

In addition, our share redemption program contains other restrictions and limitations. We expect to redeem shares on a quarterly basis. Shares will be redeemed pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other redemption requests. We will generally redeem shares on a “first in, first out” basis, subject to the following exceptions. For stockholders that own more than one class of shares and/or that own Class T shares purchased in both the primary offering and pursuant to the distribution reinvestment plan, we will redeem their shares in the following order: all Class A shares, Class T shares purchased pursuant to the distribution reinvestment plan, and Class T shares purchased in the primary offering. In the event that only a portion of your shares are redeemed, we will redeem the portion of your shares received as stock distributions that are attributable to the portion of your shares acquired through the primary offering or the distribution reinvestment plan that are redeemed at a given time.

You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors may waive this one-year holding requirement with respect to redemptions sought upon the death, qualifying disability, or confinement to a long-term care facility of a stockholder or for other exigent circumstances, and that if a stockholder is redeeming all of his or her shares the board of directors may waive the one-year holding requirement with respect to shares purchased pursuant to the distribution reinvestment plan. We will not redeem more than 5% of the weighted average number of shares outstanding during the 12-month period immediately prior to the date of redemption. Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive).

Other than redemptions following the death, qualifying disability or confinement to a long-term care facility of a stockholder, the purchase price for such shares we repurchase under our redemption program will be as follows.

Prior to the time we establish an NAV per share of our common stock, the price at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of the price paid to acquire the shares from us; and

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of the price paid to acquire the shares from us.

Notwithstanding the foregoing, until we establish an NAV per share, shares received as a stock distribution will be redeemed at a purchase price of $0.00. In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the redeeming stockholder prior to the redemption date.

After we establish an NAV per share of our common stock, the price at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent applicable NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent applicable NAV per share as of the applicable redemption date.

Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see “Description of Shares—Share Redemption Program.”

The offering prices of our shares in this offering were not established in reliance on a valuation of our assets and liabilities; the actual value of an investment in us may be substantially less than the purchase price of our shares. Even when we begin to use other valuation methods to estimate the value of our shares, the value of our shares will be based upon a number of assumptions that may not be accurate or complete.

We set the $10.00 primary offering price of our Class A shares arbitrarily, and based on that price, set the $9.47 primary offering price of our Class T shares to account for differing sales commissions. The primary offering prices of our shares bear no relationship to our book or asset values or to any other established criteria for valuing shares. Because the offering prices are not based upon any independent valuation, the offering prices are likely to be higher than the proceeds that our stockholders would receive upon liquidation or a resale of their shares if they were to be listed on an exchange or actively traded by broker-dealers, especially in light of the upfront fees that we pay in connection with the issuance of our shares.

To assist FINRA members and their associated persons that participate in this offering, we intend to disclose in each annual report distributed to stockholders a per share estimated value of our shares, the method by which it was developed, and the date of the estimated valuation.

Initially, we will report the net investment amount of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. This initial estimated per share value will be $8.90 for both Class A and Class T shares. This estimated per share value will be accompanied by any disclosures required under the FINRA and NASD Conduct Rules. No later than the 150th day following the second anniversary of the date we break escrow in this offering, we will provide an NAV per share. Once we announce an NAV per share, we generally expect to update the NAV per share every 12 months.

Until we report an NAV, the initial reported values based on the offering price as adjusted for selling commission, the dealer manager fee, and additional underwriting compensation and our organization and offering expenses will likely differ from the price that a stockholder would receive in the near term upon a resale of his or her shares or upon a liquidation of our company because (1) there is no public trading market for the shares at this time; (2) the estimated value will not reflect, and will not be derived from, the fair market value of our assets, nor will it represent the amount of net proceeds that would result from an immediate liquidation of our assets; (3) the estimated value will not take into account how market fluctuations affect the value of our investments; and (4) the estimated value will not take into account how developments related to individual assets may increase or decrease the value of our portfolio.

Holders of Class T shares purchased earlier in this offering will bear a greater expense from distribution and shareholder servicing fees than those holders of Class T shares purchased later in this offering.

We will pay our dealer manager an annual fee of 1% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued. We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

In the case of a Class T share purchased in the primary offering at a price equal to $9.47, the maximum distribution and shareholder servicing fee that may be accrued on that Class T share will equal approximately $0.47. However, because we will only completely cease paying the distribution and shareholder servicing fee on the earliest of the dates described above, such fee will accrue daily on all outstanding Class T shares that were purchased in the primary offering within the previous five years of such date. The expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all outstanding Class T shares, including those sold under our distribution reinvestment plan and those sold in our primary offering more than four years ago on which we have ceased paying distribution and shareholder servicing fees. As a result, holders of Class T shares purchased earlier in this offering will bear a greater expense from distribution and shareholder servicing fees than those holders of Class T shares purchased later in this offering.

Despite the fact that the net proceeds from the sale of Class A shares in our distribution reinvestment plan is greater than the net proceeds from the sale of Class T shares in our distribution reinvestment plan, we expect the NAV of Class A and Class T shares to be equal.

We are offering Class A shares in our distribution reinvestment plan at a per share purchase price of $9.60, which is equal to 96% of the maximum primary offering per share purchase price of $10.00. We are also offering Class T shares in our distribution reinvestment plan at a per share purchase price of $9.09, which is equal to 96% of the maximum primary offering per share purchase price of $9.47. There are no selling commissions, dealer manager fees or distribution and shareholder servicing fees paid on Class A and Class T shares sold pursuant to the distribution reinvestment plan. As a result, the net proceeds to us from the sale of Class A shares in the distribution reinvestment plan will be greater than the net proceeds from the sale of Class T shares in the distribution reinvestment plan. Although we intend to adjust the distributions paid to Class T stockholders to account for the distribution and shareholder servicing fee, such adjustments may be made incorrectly by our advisor or our transfer agent. When we calculate an estimated NAV per share of our Class A and Class T common stock, we generally expect the per share NAV of each class to be equal, subject to any adjustments to the NAV of Class T shares for any of the company’s accrued distribution and shareholder servicing fees that have not already been allocated to the Class T shares through distribution adjustments as discussed above. Therefore, the greater amount of net proceeds received from Class A shares sold in the distribution reinvestment plan as compared to the amount of net proceeds received from Class T shares sold in the distribution reinvestment plan will not be reflected in the respective estimated per share NAVs of each share class.

The actual value of shares that we repurchase under our share redemption program may be substantially less than what we pay.

Under our share redemption program, shares may be repurchased at varying prices depending on (a) the number of years the shares have been held, (b) the purchase price paid for the shares, and (c) whether the redemptions are sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. The maximum price that may be paid under the program is $10.00 per share, which is the offering price of our Class A shares of common stock in the primary portion of this offering (ignoring purchase price discounts for certain categories of purchasers). Although this purchase price represents the most recent price at which most investors are willing to purchase Class A shares in this offering, this value is likely to differ from the price at which a stockholder could resell his or her shares for the reasons discussed in the risk factor above. Thus, when we repurchase shares of our Class A common stock at $10.00 per share, the actual value of the shares that we repurchase is likely to be less, and the repurchase is likely to be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

We may not meet the minimum offering requirements for this offering; therefore, you may not have access to your funds for one year from the date of this prospectus.

If the minimum offering requirements are not met within one year from the date of this prospectus, this offering will terminate and subscribers who have delivered their funds into escrow will not have access to those funds until such time.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings; the absence of an independent due diligence review increases the risks and uncertainty you face as a stockholder.

The dealer manager, Resource Securities, is one of our affiliates and will not make an independent review of us or this offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer.

Your interest in us will be diluted if we issue additional shares, which could reduce the overall value of your investment.

Potential investors in this offering do not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,010,050,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, 50,000 shares are designated as convertible stock and 10,000,000 are designated as preferred stock. Our board of directors may increase the number of authorized shares of capital stock without stockholder approval. After you purchase shares in this offering, our board may elect to (1) sell additional equity securities in future public or private offerings; (2) issue shares of our common stock upon the exercise of the options we may grant to our independent directors or to employees of our advisor or property manager; (3) issue shares to our advisor, its successors or assigns, in payment of an outstanding obligation or as consideration in a related-party transaction; (4) issue shares of common stock upon the conversion of our convertible stock; or (5) issue shares of our common stock to sellers of properties we acquire in connection with an exchange of limited partnership interests of our Operating Partnership. To the extent we issue additional equity interests after you purchase shares in this offering, your percentage ownership interest in us will be diluted. Further, depending upon the terms of such transactions, most notably the offering price per share, which may be less than the price paid per share in any offering under this prospectus, and the value of our properties, existing stockholders may also experience a dilution in the book value of their investment in us.

Payment of substantial fees and expenses to Resource Apartment Advisor III and its affiliates will reduce cash available for investment and distribution and increases the risk that you will not be able to recover the amount of your investment in our shares.

Resource Apartment Advisor III and its affiliates will perform services for us in connection with the offer and sale of our shares, the selection and acquisition of our investments, the management and leasing of our properties and the administration of our other investments. We will pay them substantial fees for these services, which will result in immediate dilution to the value of your investment and will reduce the amount of cash available for investment or distribution to stockholders. Depending primarily upon the number of shares we sell in this offering and assuming that 25% of the amount of common stock sold in the primary offering is Class A common stock and 75% is Class T common stock, we estimate that we will use 83.40% to 86.33% of the gross proceeds from the sale of Class A shares and 88.28% to 91.21% of the gross proceeds from the sale of Class T shares in the primary offering, or between $8.34 and $8.63 per Class A and Class T share, for investments.

We also pay significant fees to our advisor and its affiliates during our operational stage. Those fees include property management and debt servicing fees, asset management fees and obligations to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.

We may also pay significant fees during our listing/liquidation stage. The subordinated incentive fee that we will pay to our advisor upon our investors receiving an agreed upon return on their investment is structured in the form of convertible stock. No less than 90 days after commencement of this offering, our advisor will exchange 5,000 shares of common stock for 50,000 shares of our convertible stock. Under limited circumstances, these shares may be converted into shares of our Class A common stock satisfying our obligation to pay our advisor an incentive fee and diluting our stockholders’ interest in us. Our convertible stock will convert into shares of Class A common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Each of these two events is a “Triggering Event.”

Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of Class A common stock equal to 1/50,000 of the quotient of:

•	(A) 15% of the amount, if any, by which

•	(1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•	(2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•	(B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of Class A shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor. As a result, following conversion, the holder of the convertible stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant. See “Description of Shares—Convertible Stock.”

Our advisor can influence whether our common stock is listed for trading on a national securities exchange. Accordingly, our advisor can influence the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests.

These fees and other potential payments increase the risk that the amount available for distribution to common stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we may have to obtain financing from sources beyond our cash flow from operations, such as borrowings, sales of assets or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both, which would limit our ability to make distributions to you and could reduce the value of your investment.

Our board of directors could opt into certain provisions of the Maryland General Corporation Law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For more information about the business combination and control share acquisition provisions of Maryland law, see “Description of Shares—Business Combinations” and “Description of Shares—Control Share Acquisitions.”

Because Maryland law permits our board to adopt certain anti-takeover measures without stockholder approval, investors may be less likely to receive a “control premium” for their shares.

In 1999, the State of Maryland enacted legislation that enhances the power of Maryland corporations to protect themselves from unsolicited takeovers. Among other things, the legislation permits our board, without stockholder approval, to amend our charter to:

•	stagger our board of directors into three classes;

•	require a two-thirds stockholder vote for removal of directors;

•	provide that only the board can fix the size of the board;

•	provide that all vacancies on the board, however created, may be filled only by the affirmative vote of a majority of the remaining directors in office; and

•	require that special stockholder meetings may only be called by holders of a majority of the voting shares entitled to be cast at the meeting.

Under Maryland law, a corporation can opt to be governed by some or all of these provisions if it has a class of equity securities registered under the Exchange Act, and has at least three independent directors. Our charter does not prohibit our board from opting into any of the above provisions permitted under Maryland law. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. For more information about Subtitle 8 provisions of Maryland law discussed here, see “Description of Shares—Subtitle 8.”

If we internalize our management functions, we could incur significant costs associated with being self-managed and may not be able to retain or replace key personnel; and we may have increased exposure to litigation as a result of internalizing our management functions.

We may internalize management functions provided by our advisor, our property manager and their respective affiliates by acquiring assets and personnel from our advisor, our property manager or their affiliates. In the event we were to acquire our advisor or our property manager, we cannot be sure of the terms relating to any such acquisition.

If we internalize, we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor and to our property manager under their respective agreements; however, our direct expenses would increase due to the inclusion of general and administrative costs, including legal, accounting, and other expenses related to corporate governance, SEC reporting and compliance. We would also incur the compensation and benefits costs of our officers and other employees and consultants that are now paid by our advisor, our property manager or their affiliates. We cannot reasonably estimate the amount of fees to our advisor, property manager and other affiliates we would save, and the costs we would incur, if we acquired these entities. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our property manager and their affiliates, our net income per share and funds from operations per share would be lower than they otherwise would have been had we not acquired these entities, potentially decreasing the amount of funds available for distribution.

Additionally, if we internalize our management functions, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances. Also, there can be no assurances that we will be successful in retaining key personnel at our advisor or property manager in the event of an internalization transaction. In addition, we could have difficulty integrating the functions currently performed by our advisor, our property manager and their affiliates. Currently, the officers and employees of our advisor, our property manager, and their affiliates perform asset management, property management, and general and administrative functions, including accounting and financial reporting, for multiple entities. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could result in our incurring additional costs and/or experiencing deficiencies in our disclosures controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs and our management’s attention could be diverted from effectively managing our properties and overseeing other real estate-related assets.

In addition, in recent years, internalization transactions have been the subject of stockholder litigation. Stockholder litigation can be costly and time-consuming, and there can be no assurance that any litigation expenses we might incur would not be significant or that the outcome of litigation would be favorable to us. Any amounts we are required to expend defending any such litigation will reduce the amount of funds available for investment by us in properties or other investments.

Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market generally may decrease the value of our investments and weaken our operating results.

The properties we acquire and their performance are subject to the risks typically associated with real estate, including:

•	downturns in national, regional and local economic conditions;

•	competition;

•	adverse local conditions, such as oversupply or reduction in demand and changes in real estate zoning laws that may reduce the desirability of real estate in an area;

•	vacancies, changes in market rental rates and the need to periodically repair, renovate and re-let space;

•	changes in the supply of or the demand for similar or competing properties in an area;

•	changes in interest rates and the availability of permanent mortgage financing, which may render the sale of a property or loan difficult or unattractive;

•	changes in governmental regulations, including those involving tax, real estate usage, environmental and zoning laws; and

•	periods of high interest rates and tight money supply.

Any of the above factors, or a combination thereof, could result in a decrease in the value of our investments, which would have an adverse effect on our results of operations, reduce the cash available for distributions and the return on your investment.

We will be subject to the risks associated with acquiring discounted real estate assets.

We will be subject to the risks generally incident to the ownership of discounted real estate assets. Such assets may be purchased at a discount from historical cost due to substantial deferred maintenance, abandonment, undesirable locations or markets, or poorly structured financing of the real estate or debt instruments underlying the assets, which has since lowered their value. Further, instability in the financial markets may limit the availability of lines of credit and the degree to which people and entities have access to cash to pay rents or debt service on the underlying assets. Such illiquidity could have the effect of increasing vacancies, increasing bankruptcies and weakening interest rates commercial entities can charge consumers, which can all decrease the value of already discounted real estate assets. Should conditions worsen, the continued inability of the underlying real estate assets to produce income may weaken our return on our investments, which in turn, may weaken your return on investment.

Further, irrespective of the instability the financial markets may have on the return produced by discounted real estate assets, efforts to correct the instability could make the valuation of such assets highly unpredictable. Fluctuations in market conditions make judging the future performance of such assets difficult. There is a risk that we may not purchase real estate assets at absolute discounted rates and that such assets may continue to decline in value.

Residents of apartment properties or tenants of other property classes we may acquire who have experienced personal financial problems or a downturn in their business may delay enforcement of our rights, and we may incur substantial costs attempting to protect our investment.

The real estate assets that we acquire may involve investments in commercial leases with residents or tenants who have experienced a downturn in their residential or business leases and with residents or tenants who have experienced difficulties with their personal financial situations such as a job loss, bankruptcy or bad credit rating, resulting in their failure to make timely rental payments or their default under their leases or debt instruments. In the event of any default by residents or tenants at our properties, we may experience delays in enforcing our rights and may incur substantial costs attempting to protect our investment.

The bankruptcy or insolvency of any resident or tenant also may adversely affect the income produced by our properties. If any resident or tenant becomes a debtor in a case under the U.S. Bankruptcy Code, our actions may be restricted by the bankruptcy court and our financial condition and results of operations could be adversely affected.

The operating costs of our properties will not necessarily decrease if our income decreases.

Certain expenses associated with ownership and operation of a property may be intentionally increased to enhance the short- and long-term success of the property in the form of capital gain and current income, such as:

•	increased staffing levels;

•	enhanced technology applications; and

•	increased marketing efforts.

Certain expenses associated with the ownership and operation of a property are not necessarily reduced by events that adversely affect the income from the property, such as:

•	real estate taxes;

•	insurance costs; and

•	maintenance costs.

For example, if the leased property loses tenants or rents are reduced, then those costs described in the preceding sentence are not necessarily reduced. As a result, our cost of owning and operating leased properties may, in the future, exceed the income the property generates even though the property’s income exceeded its costs at the time it was acquired. This would decrease the amount of cash available to us to distribute to you and could negatively affect your return on investment.

We will compete with third parties in acquiring, managing and selling properties and other investments, which could reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is extremely competitive and many of our competitors have greater resources than we do. We will compete with numerous other entities engaged in real estate investment activities, including individuals, corporations, banks and insurance company investment accounts, other REITs, real estate limited partnerships, the U.S. Government and other entities, to acquire, manage and sell real estate and real estate-related assets. Many of our expected competitors enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase.

Competition with these entities may result in the following:

•	greater demand for the acquisition of real estate and real estate-related assets, which results in increased prices we must pay for our real estate and real estate-related assets;

•	delayed investment of our capital;

•	decreased availability of financing to us; or

•	reductions in the size or desirability of the potential tenant base for one or more properties that we lease.

If such events occur, you may experience a lower return on your investment.

Our joint venture partners could take actions that decrease the value of an investment to us and lower our stockholders’ overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and renovate properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer, co-tenant or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

•	that such co-venturer, co-tenant or partner may grant us a right of first refusal or buy/sell right to buy out such co-venturer or partner, and that we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and therefore your return on investment.

Properties that have significant vacancies, especially discounted real estate assets, may experience delays in leasing up or could be difficult to sell, which could diminish our return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. Further, our potential investments in underperforming apartment properties or other types of discounted properties may have significant vacancies at the time of acquisition. If vacancies continue for a prolonged period of time beyond the expected lease-up stage that we anticipate will follow any redevelopment or repositioning efforts, we may suffer reduced revenues resulting in less cash available for distributions. In addition, the resale value of the property could be diminished because the market value of a particular property depends principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction on the resale value of a property could also reduce your return on investment.

We may have difficulty re-leasing underperforming properties because of the location or reputation of the property.

Underperforming real estate assets may be located in areas of slow, stagnant, or declining economic growth. Such areas may experience high levels of crime and unemployment. In addition to the risks these conditions impose on the current tenants and owners of properties underlying the real estate investments, these conditions may harm the reputation of the property making it difficult to attract future more productive tenants and owners to the areas where the properties are located. The inability to re-lease or re-sell properties purchased in these areas may result in an unproductive use of our resources and could negatively affect our performance and your return on investment.

Because we will rely on Resource Apartment Manager III, its affiliates and third parties to manage the day-to-day affairs of any properties we may acquire, should the staff of a particular property perform poorly, our operating results for that property will similarly be hindered and our net income may be reduced.

We will depend upon the performance of our property managers to effectively manage our properties and real estate-related assets. Rising vacancies across real estate properties have resulted in increased pressure on real estate investors and their property managers to maintain adequate occupancy levels. In order to do so, we may have to offer inducements, such as free rent and resident amenities, to compete for residents. Poor performance by those sales, leasing and other management staff members operating a particular property will necessarily translate into poor results of operations for that particular property. Should Resource Apartment Manager III, its affiliates or third parties fail to identify problems in the day-to-day management of a particular property or fail to take the appropriate corrective action in a timely manner, our operating results may be hindered and our net income reduced.

If we are unable to sell a property for the price, on the terms, or within the time frame we desire, it could limit our ability to pay cash distributions to you.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties for the price, on the terms, or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. We may be unable to sell our properties at a profit. Our inability to sell properties at the time and on the terms we want could reduce our cash flow and limit our ability to make distributions to you and could reduce the value of your investment.

Government entities, community associations and contractors may cause unforeseen delays and increase costs to redevelop and reposition underperforming properties that we may acquire, which may reduce our net income and cash available for distributions to you.

We may seek to or be required to incur substantial capital obligations to redevelop or reposition existing properties that we acquire at a discount as a result of neglect of the previous owners or tenants of the properties and to sell the properties. Our advisor and its key real estate professionals will do their best to acquire properties that do not require excessive redevelopment or modifications and that do not contain hidden defects or problems. There could, however, be unknown and excessive costs, expenses and delays associated with a property’s redevelopment, repositioning or interior and exterior upgrades. We will be subject to risks relating to the uncertainties associated with rezoning for redevelopment and other concerns of governmental entities, community associations and our construction manager’s ability to control costs and to build in conformity with plans and the established timeframe. We will pay a construction management fee to a construction manager, which may be Resource Apartment Manager III or its affiliates, if new capital improvements are required.

If we are unable to increase rental rates or sell the redeveloped property at a price consistent with our underwritten projections due to local market or economic conditions to offset the cost of the redevelopment or repositioning the property, the return on your investment may suffer. To the extent we acquire properties in major metropolitan areas where the local government has imposed rent controls, we may be prohibited from increasing the rental rates to a level sufficient to cover the particular property’s redevelopment costs and expenses.

Costs of responding to both known and previously undetected environmental contamination and hazardous conditions may decrease our cash flows and limit our ability to make distributions.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials, and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, current or previous owners or operators of real property for the costs to investigate or remediate contaminated properties, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Our tenants’ operations, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our properties.

Environmental laws also may impose liens on a property or restrictions on the manner in which a property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future borrowings. Any material expenditures, fines, penalties, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Properties acquired by us may have toxic mold that could result in substantial liabilities to us.

Litigation and concern about indoor exposure to certain types of toxic molds has been increasing as the public becomes aware that exposure to mold can cause a variety of health effects and symptoms, including allergic reactions. It is impossible to eliminate all mold and mold spores in the indoor environment. There can be no assurance that the properties acquired by us will not contain toxic mold. The difficulty in discovering indoor toxic mold growth could lead to an increased risk of lawsuits by affected persons and the risk that the cost to remediate toxic mold will exceed the value of the property. There is a risk that we may acquire properties that contain toxic mold and such properties may negatively affect our performance and your return on investment.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on your investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions.

Our costs associated with and the risk of failing to comply with the Americans with Disabilities Act, the Fair Housing Act and other tax credit programs may adversely affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We cannot assure you that we will be able to acquire properties that comply with the Disabilities Act or place the burden on the seller or other third party to ensure compliance with such laws. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

The multifamily rental properties we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as multifamily rental properties, to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

We also must comply with the Fair Housing Amendment Act of 1988 (“FHAA”), which requires that multifamily rental properties first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily rental properties for compliance with the requirements of the FHAA and the Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily rental properties to ensure compliance with these requirements. Noncompliance with the FHAA and the Disabilities Act could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

Certain of our properties may be subject to the low income housing tax credits, historic preservation tax credits or other similar tax credit rules at the federal, state or municipal level. The application of these tax credit rules is extremely complicated and noncompliance with these rules may have adverse consequences for us. Noncompliance with applicable tax regulations may result in the loss of future or other tax credits and the fractional recapture of these tax credits already taken. Accordingly, noncompliance with these tax credit rules and related restrictions may adversely affect our ability to distribute any cash to our investors.

Our properties may be dispersed geographically and across various markets and sectors.

We may acquire and operate properties in different locations throughout the United States and in different markets and sectors. The success of our properties will depend largely on our ability to hire various managers and service providers in each area, market and sector where the properties are located or situated. It may be more challenging to manage a diverse portfolio. Failure to meet such challenges could reduce the value of your investment. See “Investment Objectives and Policies—Real Estate Asset Management Strategy.”

A high concentration of our properties in a particular geographic area would magnify the effects of downturns in that geographic area.

In the event that we have a concentration of properties in any particular geographic area, any adverse situation that disproportionately affects that geographic area would have a magnified adverse effect on our portfolio.

Newly constructed and existing multifamily rental properties or other properties that compete with any properties we may acquire in any particular location could adversely affect the operating results of our properties and our cash available for distribution.

We may acquire properties in locations that experience increases in construction of multifamily rental or other properties that compete with our properties. This increased competition and construction could:

•	make it more difficult for us to find residents to lease units in our apartment communities;

•	force us to lower our rental prices in order to lease units in our apartment communities; or

•	substantially reduce our revenues and cash available for distribution.

Our efforts to upgrade multifamily rental properties to increase occupancy and raise rental rates through redevelopment and repositioning may fail, which may reduce our net income and the cash available for distributions to you.

The success of our ability to upgrade any multifamily rental properties that we may acquire and realize capital gains and current income for you on these investments materially depends upon the status of the economy where the multifamily rental property is located. Our revenues will be lower if the rental market cannot bear the higher rental rate that accompanies the upgraded multifamily rental property due to job losses or other economic hardships. Should the local market be unable to support a higher rental rate for a multifamily rental property that we upgraded, we may not realize the premium rental we had assumed by a given upgrade and we may realize reduced rental income or a reduced gain or even loss upon the sale of the property. These events could cause us to reduce the cash available for distributions.

Repositioning risks could affect our profitability.

A component of our strategy is to renovate and reposition multifamily communities in order to effect long-term growth. Our renovation and repositioning activities generally entail certain risks, including the following:

•	funds may be expended and management’s time devoted to projects that may not be completed due to a variety of factors, including without limitation, the inability to obtain necessary governmental approvals;

•	construction costs of a renovation or repositioning project may exceed original estimates, possibly making the project economically unfeasible or the economic return on a repositioned property less than anticipated;

•	increased material and labor costs, problems with subcontractors, or other costs due to errors and omissions which occur in the renovation process;

•	projects may be delayed due to required governmental approvals, adverse weather conditions, labor shortages or other unforeseen complications;

•	occupancy rates and rents at a repositioned property may be less than anticipated; and

•	the operating expenses at a repositioned property may be higher than anticipated.

These risks may reduce the funds available for distribution to our stockholders. Further, the renovation and repositioning of properties is also subject to the general risks associated with real estate investments.

A concentration of our investments in any one property sector may leave our profitability vulnerable to a downturn or slowdown in such sector.

We expect a majority of our investments to be in the multifamily sector. Vacancy rates in multifamily rental properties and other commercial real estate properties may be related to jobless rates. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in any one property sector, then the potential effects on our revenues, and as a result, on cash available for distribution, resulting from increased jobless rates as well as a general downturn or slowdown in such property sector could be more pronounced than if we had more fully diversified our investments.

Increased competition and the increased affordability of single-family and multifamily homes and condominiums for sale or rent could limit our ability to retain residents, lease apartment units or increase or maintain rents.

Any multifamily rental property that we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family and multifamily homes and condominiums. Due to the current economic conditions, competitive housing in a particular area and the increasing affordability of single-family and multifamily homes and condominiums to buy caused by relatively low mortgage interest rates and generous federal and state government programs to promote home ownership could adversely affect our ability to fully occupy any multifamily rental properties we may acquire. Further, single-family homes and condominiums available for rent could also adversely affect our ability to retain our residents, lease apartment units and increase or maintain rental rates.

Short-term multifamily leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term or earlier in certain situations, such as when a resident loses his/her job, without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

If we acquire student housing properties, these properties would be subject to an annual leasing cycle, short lease-up period, seasonal cash flows, changing university admission and housing policies and other risks inherent in the student housing industry.

Similar to multifamily rental properties, if we acquire student housing, we expect to generally lease such properties under short-term, 12-month leases, and in certain cases, under nine-month or shorter-term semester leases. As a result, we may experience significantly reduced cash flows during the summer months at properties leased under leases having terms shorter than 12 months. Student housing properties are also typically leased during a limited leasing season that usually begins in January and ends in August of each year. We are therefore highly dependent on the effectiveness of our marketing and leasing efforts and personnel during this season.

Changes in university admission policies or overall student enrollment levels could also adversely affect the investment return on student housing properties. For example, if a university reduces the number of student admissions or requires that a certain class of students, such as freshman, live in a university-owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline. We will also be required to form relationships directly or through third parties with colleges and universities for referrals of prospective student-residents or for mailing lists of prospective student-residents and their parents. Any failure to maintain good relationships with these colleges and universities could therefore have a material adverse effect on us. Federal and state laws require colleges to publish and distribute reports of on-campus crime statistics, which may result in negative publicity and media coverage associated with crimes occurring on or in the vicinity of our on-campus properties.

If we acquire student housing properties, we may face significant competition from university-owned on-campus student housing, from other off-campus student housing properties and from traditional multifamily housing located within close proximity to universities.

On-campus student housing has certain inherent advantages over off-campus student housing in terms of physical proximity to the university campus and integration of on-campus facilities into the academic community. Colleges and universities can generally avoid real estate taxes and borrow funds at lower interest rates than us and other private sector operators. Competition from university-owned on-campus housing could adversely affect the performance of any student housing properties we may acquire.

If we invest in senior residential properties, we may incur liability for failing to comply with the FHAA and the Housing for Older Persons Act or certain state regulations.

Any senior residential properties we acquire will be required to qualify as housing for older persons and will be required to comply with the appropriate federal and state laws governing age and owner occupancy. Noncompliance with the FHAA and the Housing for Older Persons Act and certain state registration requirements could result in fines, awards of damages to private litigants, payment of attorneys’ fees and other substantial costs of remediation.

The condominium industry is subject to extensive regulation and other unique risks.

We may invest in condominium properties to convert the condominiums into multifamily rental units or market and sell the condominium units at discounted prices. These activities are subject to extensive laws and regulations of local, state and federal governments. These laws and regulations vary by municipality and state and their requirements can be burdensome and costly.

Further, condominium associations often serve as mini-governments in the form and manner by which they govern the activities and services impacting the residents of the condominium building. Our lack of control over any condominium association, where we own the building, could raise additional risks of undue delay or unexpected costs to sell the discounted condominium units or convert them into multifamily rental units. In addition, condominium buildings and their associations may also be subject to litigation from contractors, other condominium owners or other third parties and may be subject to other unknown liabilities not readily discoverable upon initial due diligence.

Changing market conditions, especially in the greater metropolitan areas may adversely impact our ability to sell condominium units at expected prices, or at all, which could hinder our results of operations and reduce our net income.

If we acquire a condominium building for conversion or to sell units at a discount, there could be a significant amount of time before we can redevelop or reposition the condominium units available for conversion or sale. The market value of a condominium unit being redeveloped or repositioned can vary significantly during this time due to changing market conditions. If we acquire condominiums or attempt to convert multifamily or hotel properties into condominiums, lower prices of condominium units and sales activities in major metropolitan markets or other markets where these properties may be located could adversely affect our results of operations and net income. Although demand in major metropolitan geographic areas historically has been strong, increased purchase price appreciation may reduce the likelihood of consumers seeking to purchase new residences, which would likely harm our ability to sell units in residential condominium buildings. If the prices of condominium units or sales activity decline in the key markets in which we may operate, our costs may not decline at all or at the same rate and, as a result, our business, results of operations and financial condition would be adversely affected.

Condominium purchasers may be unwilling or unable to purchase condominium units at times when mortgage-financing costs are high or as credit quality declines.

The majority of our potential purchasers for discounted condominium units will finance their purchases through third-party lenders. In general, housing demand is adversely affected by increases in interest rates, demand for increased down payments and by decreases in the availability of mortgage financing as a result of declining customer credit quality or other issues. Further, there are additional constraints on certain government-sponsored entities, such as Fannie Mae and Freddie Mac, for potential condominium purchasers in projects where a substantial number of units remain unsold in a particular condominium project. Even though we closely monitor the mortgage market for prospective buyers for condominium units, if mortgage interest rates increase or the average down payment requirement increases, the ability or willingness of prospective buyers to finance condominium unit purchases may be adversely affected.

If we acquire condominium properties or mixed-use properties that combine hotel, multifamily or condominiums, a fire or other accident could occur in a single unit that causes the entire building to be uninhabitable.

We may experience greater risks in the condominium and mixed-use property investments because there could be a higher likelihood of an accident occurring in a building containing numerous individuals where we do not have the same ability to monitor or review the building as other property classes. A fire or other accident in a single unit could in turn cause the entire building to be uninhabitable. Even if there is insurance on the building, it may not be enough to cover all of the losses as a result of a fire or other accident.

If we acquire office, retail or certain other property types, the loss of anchor tenants for such properties could adversely affect our profitability.

If we acquire office properties or retail properties, we will be subject to the risk that significant tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of space in one of our office or retail properties (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant or the closure of the business of an anchor tenant that leaves its space vacant, even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. In the event of default by an anchor tenant, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

If we acquire mixed-use properties with a retail component, our investments may be affected by the economic downturn in the United States, which may continue to have an adverse impact on the retail industry generally. Slow or negative growth in the retail industry may result in defaults by retail tenants, which could have an adverse impact on our results of operations.

The retail industry is facing reductions in sales revenues and increased bankruptcies throughout the United States. Adverse economic conditions may result in an increase in distressed or bankrupt retail companies, which in turn could result in an increase in defaults by tenants at our commercial properties. Additionally, slow economic growth is likely to hinder new entrants into the retail market, which may make it difficult for us to fully lease our properties. Tenant defaults and decreased demand for retail space would have an adverse impact on the value of our retail properties and our results of operations.

Any retail tenants we have will face competition from numerous retail channels, which may reduce our profitability and ability to pay distributions.

Retailers will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. If retail tenants’ rent payments are based on the amount of sales revenue that they generate, such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Risks Related to Investments in Real Estate-Related Debt Assets

Our investments in real estate-related debt investments are subject to the risks typically associated with real estate.

Our investments in mortgage, mezzanine or other real estate loans will generally be directly or indirectly secured by a lien on real property (or the equity interests in an entity that owns real property) that, upon the occurrence of a default on the loan, could result in our acquiring ownership of the property. We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in other real estate-related debt investments may be similarly affected by real estate property values. Therefore, our real estate-related debt investments will be subject to the risks typically associated with real estate, which are described above under the heading “—Risks Related to Investments in Real Estate.”

If we make or invest in mortgage, mezzanine, bridge or other real estate loans, our loans will be subject to interest rate fluctuations that will affect our returns as compared to market interest rates; accordingly, the value of our stockholders’ investment would be subject to fluctuations in interest rates.

If we make or invest in fixed rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid because we may not be able to reinvest the proceeds at as high of an interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. For these reasons, if we invest in mortgage, mezzanine, bridge or other real estate loans, our returns on those loans and the value of our stockholders’ investment will be subject to fluctuations in interest rates.

Delays in liquidating defaulted mortgage loans could reduce our investment returns.

If we make or invest in mortgage loans and there are defaults under those mortgage loans, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

Government action may reduce recoveries on defaulted loans.

Legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair our ability to foreclose on real estate-related debt investments in default. Various jurisdictions have considered or are currently considering such actions, and the nature or extent of the limitation on foreclosure that may be enacted cannot be predicted. Bankruptcy courts could, if this legislation is enacted, reduce the amount of the principal balance on a mortgage loan that is secured by a lien on the mortgaged property, reduce the interest rate, extend the term to maturity or otherwise modify the terms of a bankrupt borrower’s mortgage loan.

Property owners filing for bankruptcy may adversely affect us.

The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of all debt of the debtor, including a mortgage loan. The length of the stay and the costs associated with it will generally have an adverse impact on our profitability. Further, the bankruptcy court may take other actions that prevent us from foreclosing on the property. Any bankruptcy proceeding will, at a minimum, delay us in achieving our investment objectives and may adversely affect our profitability.

The B-Notes in which we may invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

We may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

Our potential ownership of a B-Note with controlling class rights may, if the financing fails to perform according to its terms, cause us to pursue remedies, which may include foreclosure on, or modification of, the note. In some cases, however, the owner of the A-Note may be able to foreclose or modify the note against our wishes as owner of the B-Note. As a result, our economic and business interests may diverge from the interests of the owner of the A-Note. In this regard, B-Notes share certain credit characteristics with second mortgages, because both are subject to greater credit risk with respect to the underlying mortgage collateral than the first mortgage or A-Note.

Investment in non-conforming and non-investment-grade loans may involve increased risk of loss.

Loans we may acquire may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as non-investment grade. Non-investment-grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, loans we acquire may have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to stockholders and adversely affect the value of our common stock.

Our investments in subordinated loans may be subject to losses.

We may acquire subordinated loans. In the event a borrower defaults on a subordinated loan and lacks sufficient capacity to cure the default, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through “standstill periods”), and control decisions made in bankruptcy proceedings relating to borrowers.

To the extent that we make investments in real estate-related securities, a portion of those investments may be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and certain of the other loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict.

Traditional performance metrics of real estate assets are generally not as reliable for non-performing real estate assets as they are for performing real estate assets. Non-performing properties, for example, do not have stabilized occupancy rates. Similarly, non-performing loans do not have a consistent stream of loan servicing or interest payments. In addition, for non-performing loans, often there is greater uncertainty that the face amount of the note will be paid in full.

In addition, we may pursue more than one strategy to create value in a non-performing real estate investment. With respect to a property, these strategies may include development, redevelopment, or lease-up of such property. With respect to a loan, these strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and foreclosing on the collateral securing the loan.

The factors described above make it challenging to evaluate non-performing investments.

Delays in restructuring or liquidating non-performing real estate securities could reduce the return on our stockholders’ investment.

Real estate securities may become non-performing after acquisition for a wide variety of reasons. Such non-performing real estate investments may require a substantial amount of workout negotiations or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset. However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may earn or recover from an investment.

We will depend on debtors for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders will be dependent upon the success and economic viability of such debtors.

The success of our real estate-related debt investments such as loans and debt and derivative securities will materially depend on the financial stability of the debtors underlying such investments. The inability of a single major debtor or a number of smaller debtors to meet their payment obligations could result in reduced revenue or losses. In the event of a debtor default or bankruptcy, we may experience delays in enforcing our rights as a creditor, and such rights may be subordinated to the rights of other creditors. These events could negatively affect the cash available for distribution to our stockholders and the value of our stockholders’ investment.

Prepayments can adversely affect the yields on our investments.

Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. Under certain interest rate and prepayment scenarios, we may fail to recoup fully our cost of acquisition of certain investments.

Our investments in real estate-related debt securities and preferred and common equity securities will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.

Subject to certain REIT asset and income tests, we may make equity investments in REITs and other real estate companies. We may target a public company that owns commercial real estate or real estate-related assets when we believe its stock is trading at a discount to that company’s intrinsic value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We do not expect our non-controlling equity investments in other public companies to exceed 10% of the proceeds of this offering, assuming we sell the maximum offering amount, or to represent a substantial portion of our assets at any one time. We may also invest in debt securities and preferred equity securities issued by REITs and other real estate companies. Our investments in debt securities and preferred and common equity securities will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related debt investments. Furthermore, debt securities and preferred and common equity securities may involve greater risk of loss than secured debt financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in debt securities and preferred and common equity securities are subject to risks of (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets, (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding debt securities and preferred and common equity securities and the ability of the issuers thereof to make principal, interest or distribution payments to us.

Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, because they may fluctuate over short periods of time, and because they may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be lower than perceived at the time of your investment if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions, and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Risks Associated with Debt Financing

We may incur mortgage indebtedness and other borrowings, which increases our risk of loss due to foreclosure.

We may obtain lines of credit and long-term financing that may be secured by our properties and other assets. In some instances, we may acquire real properties by financing a portion of the price of the properties and mortgaging or pledging some or all of the properties purchased as security for that debt. We may also incur mortgage debt on properties that we already own in order to obtain funds to acquire additional properties. In addition, we may borrow as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes, including borrowings to satisfy the REIT requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the dividends paid deduction and excluding net capital gain). We, however, can give you no assurance that we will be able to obtain such borrowings on satisfactory terms.

If we do mortgage a property and there is a shortfall between the cash flow from that property and the cash flow needed to service mortgage debt on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we would not necessarily receive any cash proceeds. We may give full or partial guaranties to lenders of mortgage debt on behalf of the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.

We may also obtain recourse debt to finance our acquisitions and meet our REIT distribution requirements. If we have insufficient income to service our recourse debt obligations, our lenders could institute proceedings against us to foreclose upon our assets. If a lender successfully forecloses upon any of our assets, our ability to pay cash distributions to our stockholders will be limited and you could lose all or part of your investment.

High mortgage interest rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our net income and the amount of cash distributions we can make.

If mortgage debt is unavailable at reasonable interest rates, we may not be able to finance the purchase of properties. If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans become due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance the properties, our income could be reduced. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing more stock or by borrowing more money.

We may not be able to access financing sources on attractive terms, which could adversely affect our ability to execute our business plan.

We may finance our assets over the long term through a variety of means, including credit facilities, issuance of commercial mortgage-backed securities, and other structured financings. Our ability to execute this strategy will depend on various conditions in the markets for financing in this manner that are beyond our control, including lack of liquidity and greater credit spreads. We cannot be certain that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders and funds available for operations, as well as for future business opportunities.

Disruptions in the financial and real estate markets could adversely affect the multifamily property sector’s ability to obtain financing from Fannie Mae and Freddie Mac, which could adversely impact us.

Fannie Mae and Freddie Mac are major sources of financing for the multifamily sector. Until recently, Fannie Mae and Freddie Mac had reported substantial losses and required significant amounts of additional capital. These losses coupled with the credit market’s poor perception of Fannie Mae and Freddie Mac, add to the considerable uncertainty surrounding the capital structure of both Fannie Mae and Freddie Mac. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the credit market disruption that begin in 2007, the U.S. Congress and Treasury undertook a series of actions to stabilize these government-sponsored enterprises and the financial markets. Pursuant to legislation enacted in 2008, the U.S. government placed both Fannie Mae and Freddie Mac under its conservatorship. Despite additional funding for both government-sponsored entities, the U.S. government has stated that it remains committed to reducing their portfolios. In August 2012, the U.S. Treasury modified its investment in Fannie Mae and Freddie Mac to accelerate the reduction of Fannie Mae’s and Freddie Mac’s investment portfolios and to require a sweep of all quarterly profits generated by Fannie Mae and Freddie Mac. In May 2014, the U.S. Senate Banking Committee approved legislation to wind down Fannie Mae and Freddie Mac and redesign the U.S. mortgage finance system, which legislation has to date not been acted on in the broader Senate. If new U.S. government legislation or regulations (i) heighten Fannie Mae’s and Freddie Mac’s underwriting standards, (ii) adversely affect interest rates and (iii) continue to reduce the amount of capital they can make available to the multifamily sector, it could reduce or remove entirely a vital resource for multifamily financing. Any potential reduction in loans, guarantees and credit enhancement arrangements from Fannie Mae and Freddie Mac could jeopardize the effectiveness of the multifamily sector’s available financing and decrease the amount of available liquidity and credit that could be used to acquire and diversify our portfolio of multifamily assets as well as dispose of our multifamily assets upon our liquidation.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage or replace Resource Apartment Advisor III as our advisor. These or other limitations may limit our flexibility and our ability to achieve our operating plans.

Increases in interest rates could increase the amount of our debt payments and limit our ability to pay distributions to our stockholders.

We expect that we will incur indebtedness in the future. Increases in interest rates may increase our interest costs, which would reduce our cash flows and our ability to pay distributions. In addition, if we need to repay existing debt during periods of higher interest rates, we might have to sell one or more of our investments in order to repay the debt, which sale at that time might not permit realization of the maximum return on such investments.

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and decrease the value of your investment.

Our charter limits our leverage to 300% of our net assets, and we may exceed this limit with the approval of the conflicts committee of our board of directors. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment. See “Investment Objectives and Policies—Borrowing Policies.”

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

We expect DLA Piper LLP (US) to render an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2016 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2016. This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets. However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code. DLA Piper LLP (US) will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future. Also, this opinion will represent the legal judgment of DLA Piper LLP (US) based on the law in effect as of the date of the opinion. The opinion of DLA Piper LLP (US) is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax. For a discussion of the REIT qualification tests and other considerations relating to our election to be taxed as REIT, see “Federal Income Tax Considerations.”

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received. See “Description of Shares—Distribution Reinvestment Plan—Tax Consequences of Participation.”

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to you.

We expect to operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2016. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to you. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders (which is determined without regard to the dividends paid deduction or net capital gain). To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries or the sale met certain “safe harbor” requirements under the Internal Revenue Code.

Our investments in debt instruments may cause us to recognize taxable income for which cash has not been received.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.

In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.

As a result of these factors, there is a risk that we may recognize taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this taxable income for which cash has not been received is recognized.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders (for example, where a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise). If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders incur and may limit the manner in which we conduct securitizations.

We may be deemed to be, or we may make investments in entities that own or are themselves deemed to be, taxable mortgage pools. Similarly, certain of our securitizations or other borrowings could be considered to result in the creation of a taxable mortgage pool for federal income tax purposes. As a REIT, provided that we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. However, certain categories of stockholders such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, we will incur a corporate-level tax on a portion of our income from the taxable mortgage pool. In that case, we are authorized to reduce and intend to reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax by the amount of such tax paid by us that is attributable to such stockholder’s ownership. Moreover, we would generally be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for federal income tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions or other financing arrangements.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a “pension-held REIT,” (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) the residual interests in any real estate mortgage investment conduits (“REMICs”), we acquire (if any) generate “excess inclusion income,” then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See “Federal Income Tax Considerations—Taxation of Resource Apartment REIT III, Inc.—Taxable Mortgage Pools.”

Classification of a securitization or financing arrangement we enter into as a taxable mortgage pool could subject us or certain of you to increased taxation.

We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and (1) those borrowings are secured by mortgages or mortgage-backed securities and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, provided we own 100% of such entity, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as “excess inclusion” income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•	be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•	be taxable (at the highest corporate tax rate) to us, rather than to you, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of assets, other than foreclosure property, deemed held primarily for sale to customers in the ordinary course of business where such sales do not qualify for a safe harbor under the Internal Revenue Code. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us.

It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through taxable REIT subsidiaries. However, to the extent that we engage in such activities through taxable REIT subsidiaries, the income associated with such activities may be subject to full corporate income tax.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% for taxable years after 2017) of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries. See “Federal Income Tax Considerations—Taxation of Resource Apartment REIT III, Inc.” If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Characterization of any repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreement may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT if tax ownership of these assets was necessary for us to meet the income or asset tests discussed in “Federal Income Tax Considerations—Taxation of Resource Apartment REIT III, Inc.”

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (i) interest rate risk on liabilities incurred to carry or acquire real estate, (ii) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, or (iii) to manage risk with respect to prior hedging transactions described in (i) and/or (ii) above, and such instrument is properly identified under applicable Treasury Regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. See “Federal Income Tax Considerations—Income Tests—Derivatives and Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Ownership limitations may restrict change of control or business combination opportunities in which you might receive a premium for your shares.

In order for us to qualify as a REIT for each taxable year after 2016, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, and certain other entities including private foundations. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with our taxable REIT subsidiaries will be limited and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 25% (20% for taxable years after 2017) of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries. A domestic taxable REIT subsidiary will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to its parent REIT to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a taxable REIT subsidiary and its parent REIT that are not conducted on an arm’s-length basis. We cannot assure you that we will be able to comply with the 25% (or 20%, as applicable) value limitation on ownership of taxable REIT subsidiary stock and securities on an ongoing basis so as to maintain REIT status or to avoid application of the 100% excise tax imposed on certain non-arm’s length transactions.

The IRS may challenge our characterization of certain income from offshore taxable REIT subsidiaries.

We may form offshore corporate entities treated as taxable REIT subsidiaries. If we form such subsidiaries, we may receive certain “income inclusions” with respect to our equity investments in these entities. We intend to treat such income inclusions, to the extent matched by repatriations of cash in the same taxable year, as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. See “Federal Income Tax Considerations—Taxation of Resource Apartment REIT III—Income Tests.” Because there is no clear precedent with respect to the qualification of such income inclusions for purposes of the REIT gross income tests, no assurance can be given that the IRS will not assert a contrary position. If such income does not qualify for the 95% gross income test, we could be subject to a penalty tax or we could fail to qualify as a REIT, in both events only if such inclusions (along with certain other non-qualifying income) exceed 5% of our gross income.

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

In general, the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates. While this tax treatment does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates, to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit-sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA) that are investing in our shares. If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary and other obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment in our shares, for which no trading market may exist, is consistent with the liquidity needs of the plan or IRA;

•	your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•	you will be able to comply with the requirements under ERISA and the Internal Revenue Code to value the assets of the plan or IRA annually; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

With respect to the annual valuation requirements described above, we expect to provide an estimated value for our shares annually. Initially, we will report the net investment amount of our Class A and Class T shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table.

This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no claim whether such estimated value will or will not satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

On April 8, 2016, the Department of Labor issued a final regulation relating to the definition of a fiduciary under ERISA. The final regulation broadens the definition of fiduciary and is accompanied by new and revised prohibited transaction exemptions relating to investments by IRAs and Benefit Plans. The final regulation and the related exemptions will become applicable for investment transactions on and after April 10, 2017, but generally should not apply to purchases of our shares before that date. The final regulation and the accompanying exemptions are complex, and Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in the imposition of civil and criminal penalties, and can subject the fiduciary to claims for damages or for equitable remedies, including liability for investment losses. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary or IRA owner who authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Additionally, the investment transaction may be undone. In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified as a tax-exempt account and all of the assets of the IRA may be deemed distributed and subjected to tax. ERISA plan fiduciaries and IRA owners should consult with counsel before making an investment in our common shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this prospectus are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the factors described in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Investment Objectives and Policies;”

•	our future operating results;

•	our business prospects;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates, the debt securities market or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	availability of investment opportunities in real estate and real estate-related assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this primary offering assuming that we sell the minimum of $2,000,000 of shares, a mid-point range of $500,000,000 of shares and the maximum of $1,000,000,000 of shares, respectively, of common stock. Many of the amounts set forth below represent management’s best estimate since they cannot be precisely calculated at this time. The following tables assume that (a) 25% of the amount of common stock sold in this primary offering is Class A common stock and 75% is Class T common stock, (b) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan, (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers). Raising less than the maximum offering amount or selling a different percentage of Class A and Class T shares will alter the amounts of commissions, fees and expenses set forth below.

Depending primarily upon the number of shares we sell in this primary offering, we estimate that we will use 83.40% to 86.33% of the gross proceeds from the sale of Class A shares and 88.28% to 91.21% of the gross proceeds from the sale of Class T shares in the primary offering, or between $8.34 and $8.63 per Class A and Class T share, for investments, assuming the minimum and maximum offering amounts, respectively, while the remainder of the gross proceeds from the primary offering will be used to pay organization and offering expenses, including selling commissions and the dealer manager fee, to maintain a working capital reserve and, upon investment in properties and other assets, to pay a fee to our advisor for its services in connection with the selection and acquisition of our real estate investments.

To the extent offering proceeds are used to pay distributions in anticipation of future cash flow from operating activities, the amount available for investment will be correspondingly reduced, your overall return may be reduced, our portfolio may be less diversified and the value of a share of our common stock may be diluted. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations, including from offering proceeds. See “Risks Related to This Offering and Our Corporate Structure.”

The following table presents information regarding the use of proceeds raised in this offering with respect to Class A shares.

	Maximum Sale of $250,000,000 of Class A Shares in the Offering(1)		Sale of $125,000,000 of Class A Shares in the Offering (Half Offering)(1)		Sale of $500,000 of Class A Shares in the Offering (Minimum Offering)(1)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Offering Proceeds	250,000,000	100.00%	125,000,000	100.00%	500,000	100.00%
Less Offering Expenses
Selling Commissions	17,500,000	7.00%	8,750,000	7.00%	35,000	7.00%
Dealer Manager Fee	7,500,000	3.00%	3,750,000	3.00%	15,000	3.00%
Other Organization and Offering Expenses(2)	2,500,000	1.00%	2,187,500	1.75%	20,000	4.00%

Amount Available for Investment/Net Investment Amount	222,500,000	89.0%	110,312,500	88.25%	430,000	86.00%
Acquisition Fees(3)	4,338,235	1.74%	2,150,735	1.72%	8,382	1.68%
Acquisition Expenses(3)	1,079,163	0.43%	535,009	0.43%	2,085	0.42%
Initial Working Capital Reserve(4)	1,250,000	0.50%	625,000	0.50%	2,500	0.50%

Targeted Investment Capital(5)	215,832,602	86.33%	107,001,756	85.60%	417,033	83.40%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class T shares.

	Maximum Sale of $750,000,000 of Class T Shares in the Offering(1)		Sale of $375,000,000 of Class T Shares in the Offering (Half Offering)(1)		Sale of $1,500,000 of Class T Shares in the Offering (Minimum Offering)(1)
	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds	Amount ($)	Percent of Public Offering Proceeds
Gross Offering Proceeds	750,000,000	100.00%	375,000,000	100.0%	1,500,000	100.0%
Less Offering Expenses
Selling Commissions(6)	15,000,000	2.00%	7,500,000	2.00%	30,000	2.00%
Dealer Manager Fee(6)	22,500,000	3.00%	11,250,000	3.00%	45,000	3.00%
Other Organization and Offering Expenses(2)	7,500,000	1.00%	6,562,500	1.75%	60,000	4.00%

Amount Available for Investment/Net Investment Amount	705,000,000	94.00%	349,687,500	93.25%	1,365,000	91.00%
Acquisition Fees(3)	13,750,000	1.83%	6,819,853	1.82%	26,618	1.78%
Acquisition Expenses(3)	3,420,398	0.46%	1,696,481	0.45%	6,621	0.44%
Initial Working Capital Reserve(4)	3,750,000	0.50%	1,875,000	0.50%	7,500	0.50%

Targeted Investment Capital(5)	684,079,602	91.21%	339,329,166	90.48%	1,324,261	88.28%

(1)	The tables assume that no share are sold under our distribution reinvestment plan and is based on an allocation assuming 25% of the aggregate amount of common stock sold in the primary offering is Class A common stock and 75% is Class T common stock. As we are registering any combination of the two classes of shares, this allocation is management’s best estimate based on the recommendation of our dealer manager and its perceived demand in the market for each respective class of shares. If the demand for the Class A and Class T shares varies materially from our assumptions as of the date of this prospectus, we will provide an updated estimated use of proceeds table to reflect a revised allocation between the Class A and Class T shares in this offering.

(2)	Includes all actual expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be incurred on our behalf and paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and transfer agent, charges for processing subscription agreements, reimbursement of the bona fide invoiced due diligence expenses of broker-dealers, amounts to reimburse our advisor for salaries of its employees and other costs in connection with preparing supplemental sales materials, our costs of conducting bona fide training and education meetings held by us, including the travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and cost reimbursement for non-registered officers and employees of the issuer and our advisor to attend retail seminars conducted by broker-dealers. Pursuant to the terms of our advisory agreement, our advisor has agreed to reimburse us to the extent other organization and offering expenses incurred by us exceed 4% of aggregate gross offering proceeds if we raise less than $500 million in the primary offering, and 2.5% if we raise $500 million or more in the primary offering. However, if we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be $10,000,000 or 1% of gross offering proceeds. This table excludes the distribution and shareholder servicing fee because it will be paid over a period of years and will not be paid from offering proceeds.

(3)	For all investments, we will pay our advisor an acquisition fee equal to 2% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. We also expect to pay ancillary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate investments. We estimate that these third-party costs would average 0.5% of the contract purchase prices of acquisitions.

This table excludes debt proceeds. To the extent we fund our investments with debt, as we expect, the targeted investment capital and the amount of acquisition fees will be proportionately greater. For example, if we raise the maximum offering amount and our debt financing is equal to 60% of the cost of our real estate investments, then acquisition fees would be $43,618,560.

(4)	We may establish reserves for construction, redevelopment, maintenance and repairs of our real estate properties from gross offering proceeds, out of cash flow generated by operating properties or out of the net cash proceeds received by us from any sale or exchange of properties.

(5)	We intend to use substantially all of the net proceeds from this primary offering of up to $1,000,000,000 shares of Class A and Class T common stock to acquire a diversified portfolio apartments and U.S. commercial real estate assets (including fees, costs and reserves for construction, maintenance, redevelopment and repairs to our real estate properties) as well as commercial real estate debt secured by apartments.

Until required in connection with investment in real estate, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors. Targeted investment capital may also include anticipated capital improvement expenditures, tenant improvement and leasing costs and future funding obligations under real estate loans receivable.

(6)

In addition to selling commissions and dealer manager fees, we will pay our dealer manager additional underwriting compensation in the form of a distribution and shareholder servicing fee equal to 1% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued. The distribution and shareholder servicing fee will not be paid from the proceeds raised in this offering and, therefore, is not reflected in the table. However, we expect to reduce the amount of distributions that would otherwise be paid on all Class T shares (including those sold under our distribution reinvestment plan) to account for the ongoing distribution and shareholder servicing fees payable on Class T shares. To the extent that distribution and shareholder servicing fees are paid for the full five-year period with respect to Class T shares, the total underwriting compensation (consisting of selling commissions, dealer manager fees and distribution and shareholder servicing fees) will equal 10% of the purchase price of such Class T shares.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board is responsible for the management and control of our affairs. The board has retained our advisor, Resource Apartment Advisor III, to manage our day-to-day operations and the acquisition and distribution of our real estate investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and various affiliates, many of the responsibilities of the board have been delegated to a committee that consists solely of independent directors. This committee is the conflicts committee and is discussed below and under “Conflicts of Interest.”

Our charter provides that a majority of the directors must be independent directors. Currently, we have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and meets the other independence requirements set forth in our charter.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Although our board of directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless otherwise provided by Maryland law, the board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders, provided that the conflicts committee nominates replacements for any vacancies among the independent director positions. Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy that results from the removal of a director will be filled by a vote of a majority of the remaining directors. Any vacancy on the board of directors for any other cause will be filled by a majority of the directors then in office, even if such majority is less than a quorum.

Our directors are accountable to us and our stockholders as fiduciaries. Our directors must perform their duties in good faith and in a manner each director believes to be in our and our stockholders’ best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

In addition to meetings of the various committees of the board, which committees we describe below, we expect our directors to hold at least four regular board meetings each year. Although we have no present intention to do so, our board has the authority to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. See “Investment Objectives and Policies” beginning on page 111 of this prospectus. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers and advisor follow these policies and that these policies continue to be in the best interests of our stockholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this prospectus.

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors. All of our executive officers are employees of Resource Real Estate, our sponsor. Neither we nor our advisor expect that we will have any employees, and our executive officers are not exclusively dedicated to our operations.

Name*	Age**	Positions
Kevin M. Finkel	44	Chairman of the Board and Chief Executive Officer
Jeffrey F. Brotman	52	Director
Alan F. Feldman	52	Chief Operating Officer and President
Steven R. Saltzman	52	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	54	Chief Legal Officer, Senior Vice President and Secretary
David E. Bloom	51	Senior Vice President
Harvey Magarick	76	Independent Director
Lee F. Shlifer	67	Independent Director
David Spoont	57	Independent Director

*	The address of each executive officer and director listed is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.
**	As of April 11, 2016.

The biographical descriptions below set forth certain information with respect to our executive officers and directors. The board has identified specific attributes of each director that the board has determined qualify that person for service on the board.

Kevin M. Finkel has been the Chairman of our board of directors and our Chief Executive Officer since January 2016. Mr. Finkel served as our Chief Operating Officer and President from July 2015 to January 2016. He is also the Chief Operating Officer and President of Resource Opportunity REIT, positions he has held since June 2009. Additionally, Mr. Finkel is the Chief Operating Officer and President of Resource Opportunity REIT II, positions he has held since October 2012. Mr. Finkel has also served as President and Manager of our advisor since its formation in July 2015 and has held similar positions with Resource Real Estate Opportunity Advisor, LLC (“Resource Opportunity Advisor”) and Resource Real Estate Opportunity Advisor II, LLC (“Resource Opportunity Advisor II”) since June 2009 and October 2012, respectively. Mr. Finkel has served as a director, Chief Operating Officer and President of Resource Innovation Office REIT since June 2014. Mr. Finkel has also served as the Chief Executive Officer and a manager of RRE Innovation Office Advisor, LLC (“Resource Innovation Office Advisor”) since its formation in June 2014. In addition, Mr. Finkel has served as Executive Vice President since January 2008 and Director of Acquisitions since May 2004 of Resource Real Estate. Mr. Finkel joined Resource America in November 2002, and has been a Vice President of Resource America from April 2006 through 2013 and is currently a Senior Vice President of Resource America. Prior to joining Resource Capital, Mr. Finkel was an investment banker at Barclays Capital and its predecessors from 1998 to 2000 and at Deutsche Bank Securities from 1994 to 1998. Mr. Finkel received a Bachelor of Arts degree with Honors in Economics from the University of Pennsylvania, and a Master of Business Administration degree from the UCLA Anderson School of Management.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Finkel, in light of his day-to-day company-specific operational experience, significant finance and market experience, and his real estate investment trust experience, to serve as a director on the board of directors.

Jeffrey F. Brotman has been one of our directors since January 2016. Mr. Brotman has been the Senior Vice President and Director of our advisor since its formation in 2015. Mr. Brotman has held similar positions with Resource Opportunity Advisor since its formation in 2009, with Resource Opportunity Advisor II since its formation in 2012 and with Resource Innovation Advisor since its formation in 2014. He also has been Executive Vice President of Resource America since June 2007 and is a managing director of Resource Real Estate. He was the Chairman of the Board of Directors of TRM Corporation (a publicly traded consumer services company) from September 2006 to September 2008 and was TRM’s President and Chief Executive Officer from March 2006 through June 2007. Mr. Brotman was a co-founder of Ledgewood, a Philadelphia-based law firm, and was affiliated with the firm from 1992 until June 2007, serving as its managing partner from 1995 until March 2006. Mr. Brotman is also a certified public accountant (currently inactive) and an Adjunct Professor at the University of Pennsylvania Law School. Mr. Brotman received a Bachelor of Science from Lehigh University and a Juris Doctor degree from Pennsylvania Law School.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Brotman, in light of his extensive company-specific operational, finance and market experience, his leadership abilities, and his expertise in the acquisition and ownership of commercial real estate and real estate-related debt, to serve as a director on the board of directors.

Alan F. Feldman has been our Chief Operating Officer and President since January 2016. Mr. Feldman served as our Chief Executive Officer and a director from July 2015 to January 2016. Mr. Feldman has also served as the Chief Executive Officer and Manager of our advisor since its formation in July 2015. Mr. Feldman has served as Chief Executive Officer and a director of Resource Innovation Office REIT since June 2014. Mr. Feldman has also served as the Chief Executive Officer and a manager of Resource Innovation Office Advisor since its formation in June 2014. In addition, Mr. Feldman has served as a director and Chief Executive Officer of Resource Opportunity REIT and Resource Opportunity REIT II since June 2009 and October 2012, respectively, and Resource Real Estate since May 2004, the Chief Executive Officer and Manager of Resource Opportunity Advisor and Resource Opportunity Advisor II since June 2009 and October 2012, respectively, President and a director of Resource Real Estate Management, LLC since August 2007 and a Senior Vice President of Resource America since August 2002. In addition, as a result of his positions within Resource America, Mr. Feldman serves as a director for various wholly owned subsidiaries of Resource America and its affiliates. From 1998 to 2002, Mr. Feldman was a Vice President at Lazard Freres & Co., an investment banking firm specializing in real estate matters. From 1992 through 1998, Mr. Feldman was an Executive Vice President of the Pennsylvania Real Estate Investment Trust and its predecessor, The Rubin Organization. From 1990 to 1992, Mr. Feldman was a director at Strouse, Greenberg & Co., a regional full service real estate company. From 1986 through 1988, Mr. Feldman was an engineer at Squibb Corporation. Mr. Feldman received a Bachelor of Science degree and Master of Science degree from Tufts University, and a Master of Business Administration, Real Estate and Finance concentration degree from The Wharton School, University of Pennsylvania.

Steven R. Saltzman has been our Chief Financial Officer, Senior Vice President and Treasurer since July 2015. Mr. Saltzman has also served as Chief Financial Officer, Senior Vice President and Treasurer for our advisor since its formation in July 2015 and in the same capacities for Resource Opportunity REIT and Resource Opportunity Advisor since June 2009, for Resource Opportunity REIT II and Resource Opportunity Advisor II since October 2012, and for Resource Innovation Office REIT and Resource Innovation Office Advisor since June 2014. In addition, Mr. Saltzman has served as Senior Vice President and Chief Financial Officer of Resource Real Estate since January 2014; he previously held the positions of Vice President and Controller since May 2004. He is also Vice President of Finance of Resource Real Estate Management, LLC, since August 2007. From 1999 to 2003, Mr. Saltzman was Controller at WP Realty, Inc., a regional developer and property manager specializing in community shopping centers. Mr. Saltzman began his real estate career in 1988 as a Property Controller at The Rubin Organization, a predecessor to the Pennsylvania Real Estate Investment Trust. Mr. Saltzman began his professional career at Price Waterhouse from 1985 to 1988. Mr. Saltzman earned a Bachelor of Science degree from The Wharton School, University of Pennsylvania. Mr. Saltzman is both a Certified Public Accountant and a Certified Management Accountant.

Shelle Weisbaum has been our Chief Legal Officer, Senior Vice President and Secretary since July 2015. Ms. Weisbaum has also served as Chief Legal Officer, Senior Vice President and Secretary of our advisor since its formation in July 2015. Ms. Weisbaum has been Chief Legal Officer, Senior Vice President and Secretary of Resource Opportunity REIT and Resource Opportunity Advisor since June 2009, of Resource Opportunity REIT II and Resource Opportunity Advisor II since October 2012, and of Resource Innovation Office REIT and Resource Innovation Office Advisor since June 2014. Ms. Weisbaum has also served as Senior Vice President, since January 2014, and General Counsel and Secretary, since August 2007, of Resource Real Estate. Previously she held the position of Vice President of Resource Real Estate from August 2007 to December 2013. She has also served as Vice President and Secretary of Resource Real Estate Management, LLC since August 2007. Ms. Weisbaum joined Resource Real Estate in October 2006 from Ledgewood Law, a Philadelphia-based law firm, where she practiced commercial real estate law from 1998 to 2006 as an associate and later as a partner of the firm. Prior to Ledgewood, from 1987 to 1998, Ms. Weisbaum was Vice President and Assistant General Counsel at the Philadelphia Stock Exchange. Ms. Weisbaum received a Bachelor of Science degree in Business Administration from Boston University and a Juris Doctor degree from Temple University.

David E. Bloom has been our Senior Vice President since July 2015. Mr. Bloom has also served as the Senior Vice President of our advisor since its formation in July 2015. He has also acted as Senior Vice President of Resource Opportunity REIT and Resource Opportunity Advisor since their formation in June 2009 and of Resource Opportunity REIT II and Resource Opportunity Advisor II since their formation in October 2012. Mr. Bloom has also acted as Senior Vice President of Resource Innovation Office REIT and Resource Innovation Office Advisor since June 2014. In addition, Mr. Bloom has served as President and a director of Resource Real Estate since May 2004, and as Senior Vice President of Resource America, a position he has held since September 2001. Mr. Bloom joined Resource America from Colony Capital, LLC, a Los Angeles-based real estate fund, where he was a Senior Vice President, as well as a Principal of Colony Capital Asia Pacific from 1999 to 2001. From 1998 to 1999, Mr. Bloom was a director at Sonnenblick-Goldman Company, a New York based real estate investment bank. From 1992 to 1998, Mr. Bloom practiced law in the real estate and corporate departments of Wilkie Farr & Gallagher in New York and Drinker Biddle & Reath in Philadelphia. Prior to practicing law, Mr. Bloom began his real estate career in 1987 as an Acquisitions and Development Associate with Strouse, Greenberg & Company, a regional full-service real estate company. Mr. Bloom is a member of the Board of Trustees of Ursinus College. Mr. Bloom received a Bachelor of Arts degree in Government from Ursinus College and a Juris Doctor degree from Rutgers University School of Law.

Harvey G. Magarick has been one of our directors since January 2016. Mr. Magarick has also served as a director of Resource Innovation Office REIT since March 2015. Mr. Magarick has maintained his own consulting practice since June 2004. From 1997 to 2004, Mr. Magarick was a partner at BDO Seidman, LLP. Mr. Magarick is a member of the board of trustees of the Hirtle Callaghan Trust, an investment fund, and has been the chairman of its audit committee since 2004. Mr. Magarick served as an independent member of the board of directors of Atlas Energy, LP from February 2011 to September 2013, an independent member of the Board of Directors of Atlas Pipeline Holdings, L.P. from January 2006 through February 2011 and an independent member of the Board of Directors of Atlas Resource Partners, LP from September 2013 to February 2015. Mr. Magarick is a certified public accountant (inactive) and holds a Bachelor of Science degree from Temple University.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Magarick, in light of his accounting and financial reporting expertise and public company board experience, to serve as one of our directors.

Lee F. Shlifer has been one of our directors since January 2016. Mr. Shlifer has served as a director of Resource Opportunity REIT since September 2009. Mr. Shlifer has served as founder, President and broker for Signature Investment Realty, Inc., an investment brokerage and management/consulting firm that emphasizes the acquisition and management of multifamily apartment buildings, since 1985. Prior to founding Signature Investment Realty, Inc., he served as Vice President of Marketing for Spencer Industries from 1979 to 1981. In addition, Mr. Shlifer served as a psychotherapist for the Eastern Pennsylvania Psychiatric Institute from 1978 to 1979. Mr. Shlifer is a member of the board of directors of ELIT, a non-profit organization that operates schools in India and Pakistan to teach impoverished women basic computer skills. He received his Bachelor of Arts degree from the University of Pennsylvania and his Masters of Arts degree in Clinical Psychology from The New School for Social Research.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Shlifer, in light of his significant finance and real estate market experience and his expertise in the acquisition and management of multifamily apartment buildings, to serve as one of our directors.

David Spoont has been one of our directors since January 2016. Mr. Spoont has served as a director of Resource Opportunity REIT II since November 2013. Since, January 2012, Mr. Spoont has served as President and Founder of Haverford Capital Management, Inc., a Plymouth Meeting, Pennsylvania headquartered company providing assistance to real estate companies with equity raising, financing and the disposition of assets. Immediately prior to this, from February 2008 to January 2010, Mr. Spoont was Senior Vice President of Finance and Dispositions for Urdang Capital Management, Inc. (now CenterSquare Investment Management Holdings, Inc., a BNY Mellon company) where he was responsible for its capital markets activities and oversaw dispositions, financings and debt restructurings. From February 1995 to January 2008, Mr. Spoont worked for Brandywine Construction and Management, Inc., a Philadelphia based developer and owner/operator of apartments, where during his last several years there, he served as Chief Investment Officer. He received his Bachelor of Science degree in Finance and Economics from Lehigh University and his Master of Business Administration from the University of Pittsburgh. Mr. Spoont is also a licensed real estate broker in the Commonwealth of Pennsylvania and a former member of the Mortgage Bankers Association.

The board of directors has determined that it is in the best interests of our company and our stockholders for Mr. Spoont, in light of his significant experience in finance and real estate markets and his expertise in commercial property and multifamily equity and debt financing, to serve as one of our directors.

Board Committees

Our board of directors has established two standing committees, consisting solely of independent directors: the audit committee and the conflicts committee.

Audit Committee

Among other things, the audit committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our internal and independent auditors.

The audit committee also will be responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, and considering and approving the audit and non-audit services and fees provided by the independent public accountants.

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors consisting solely of all of our independent directors, that is, all of our directors who are not affiliated with our advisor. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. See “Conflicts of Interest—Certain Conflict Resolution Measures.”

Our charter requires that the conflicts committee discharge the board’s responsibilities relating to the nomination of independent directors and the compensation of our independent directors. Our conflicts committee also will discharge the board’s responsibilities relating to the compensation of our executives. Subject to the limitations in our charter, the conflicts committee may also create stock-award plans.

Compensation of Directors

Any member of our board of directors who is also an employee of our advisor or Resource Real Estate does not receive additional compensation for serving on our board of directors. Each independent director will receive an annual retainer of $25,000. In addition, the chairman of our audit committee will receive an additional annual retainer of $5,000. We pay independent directors for attending board and committee meetings as follows:

•	$1,000 in cash for each board meeting attended;

•	$1,000 in cash for each committee meeting attended, except that the chairman of the committee will be paid $2,000 for each meeting attended;

•	$500 in cash for each teleconference meeting of the board; and

•	$500 in cash for each teleconference meeting of any committee, except that the chairman of the committee will be paid $1,000 for each teleconference meeting of the committee.

We also will reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, our advisor and its affiliates for losses they may incur by reason of their service in that capacity or in their service as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust or other entity, if all of the following conditions are met:

•	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•	in the case of a non-independent director, Resource Apartment Advisor III or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•	the indemnification is recoverable only out of our net assets and not from the common stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a common stockholder or, if by a common stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also will purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. We may incur significant costs to purchase this insurance on behalf of our directors and officers.

Our Advisor

Our advisor is Resource Apartment Advisor III, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on July 15, 2015. Our advisor has no operating history and no experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. All of our officers and some of our directors are also officers and managers of our advisor.

The directors and managers of our advisor are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer and Manager
Kevin M. Finkel	President and Manager
Steven R. Saltzman	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
David E. Bloom	Senior Vice President
Jeffrey F. Brotman	Senior Vice President
Jonathan Z. Cohen	Manager

The background of Messrs. Feldman, Finkel, Saltzman, Bloom and Brotman and Ms. Weisbaum are described in the “Management—Executive Officers and Directors” section of this prospectus.

Jonathan Z. Cohen has served as a manager of our advisor since its formation in July 2015. Mr. Cohen served as our Chairman of the Board and one of our directors from July 2015 to January 2016. In addition,

Mr. Cohen has served since October 2009 as Chairman and since June 2009 as a director of Resource Opportunity REIT. Mr. Cohen has served as a manager of Resource Opportunity Advisor since June 2009. Mr. Cohen has served since October 2012 as Chairman and since September 2012 as a director of Resource Opportunity REIT II. Mr. Cohen has served as a manager of Resource Opportunity Advisor II since October 2012. Mr. Cohen has served as Chairman and a director of Resource Innovation Office REIT since June 2014. Mr. Cohen has also served as a manager of Resource Innovation Office Advisor since its formation in June 2014. Mr. Cohen has also served as Chairman and a director of Resource Real Estate Management, LLC since August 2007. Mr. Cohen is a director of and has been President since 2003 and Chief Executive Officer since May 2004 of Resource America and has held prior lesser positions in that company since 1999. In addition, as a result of his positions within Resource America, Mr. Cohen serves as a director for various wholly owned subsidiaries of Resource America and its affiliates. Mr. Cohen also is Chief Executive Officer, President and a Director of Resource Capital, Chairman of Atlas Energy, LP and Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC. Mr. Cohen is the son of the Chairman of Resource America, Mr. Edward E. Cohen. Mr. Cohen received his Bachelor of Arts degree from the University of Pennsylvania, and his Juris Doctor degree from American University’s Washington College of Law.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use its reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, will retain the property managers for our property investments (subject to the authority of our board of directors and officers) and will perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate-related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition or disposition fees for sales of properties or other investments) and payments made by our advisor in connection with potential investments, whether or not we ultimately acquire the investment.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement. Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. In the event that our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor) prior to the occurrence of one of the events that trigger the conversion of our convertible stock, the number of shares of common stock that our advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory agreement was effective. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

Resource Real Estate, our sponsor, has agreed to guarantee the performance of our advisor’s services to be provided under the advisory agreement. Therefore, if our advisor fails to perform all or any of its obligations, duties, undertakings and covenants to provide services under the advisory agreement, upon written notice from us, our sponsor shall perform or cause to be performed such obligations, duties, undertakings and covenants. In addition, our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

We may internalize our management by acquiring our advisor or an affiliate thereof, whether by means of a merger, stock acquisition, or asset purchase. In the event that our board of directors determines to pursue an acquisition of our advisor or any of its affiliates in connection with internalizing our management, we will not enter into such a transaction unless our advisor agrees to proceed with the transaction without the payment of any internalization fee or other consideration by us, whether in the form of a cash payment or in the form of stock, warrants or options. In addition, we will not solicit or hire the employees of our advisor or its affiliates during the term of the advisory agreement and for the one-year period thereafter. Subject to the approval of our board of directors, to the extent our advisor or its affiliates perform substantial services or incur costs in connection with the internalization, we intend to pay our advisor or its affiliates for such services and reimburse our advisor and its affiliates for any and all costs and expenses reasonably associated with the internalization. Further, in the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination. However, we will not pay a separate internalization fee solely in connection with an internalization transaction.

Initial Investment by Our Advisor

Our advisor, an affiliate of our sponsor, has invested $200,000 in us through the purchase of 20,000 shares of our Class A common stock at $10.00 per share. Our advisor may not sell any of these shares during the period it serves as our advisor. Our advisor currently has no options or warrants to acquire any shares; however, prior to the termination of this offering, our advisor will invest 1% of the first $100,000,000 invested in us by non-affiliated investors in this offering, or up to $1,000,000. Our advisor will not vote any shares it acquires in any vote for the removal of directors or any vote regarding the approval or termination of any contract with our advisor or any of its affiliates. Our advisor is directly owned and controlled by Resource Real Estate, our sponsor. In the event the advisory agreement is terminated, the shares owned by our advisor would not be automatically redeemed. Our advisor would, however, be able to participate in the share redemption program, subject to all of the restrictions of the share redemption program applicable to all other common stockholders.

In addition, no less than 90 days after commencement of this offering, our advisor will exchange 5,000 shares of our common stock for 50,000 shares of our convertible stock. Our convertible stock will be of no value unless our common stockholders realize or have an opportunity to realize a stated minimum return as a result of our cumulative distributions or the trading price of our shares on a national securities exchange. As a result, our convertible stock is economically similar to a back-end incentive fee, which many other non-traded REITs have agreed to pay to their external advisors.

Under certain circumstances, these shares may be converted into shares of our Class A common stock. No additional consideration is due upon the conversion of the convertible stock. Our convertible stock will convert into shares of Class A common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price.

Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/50,000 of the quotient of:

•	(A) 15% of the amount, if any, by which

•	(1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•	(2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•	(B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor. We believe that the convertible stock provides an incentive for our advisor to increase the overall return to our investors. The conversion of the convertible stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests. See “Description of Shares—Convertible Stock” for a numerical example demonstrating how the conversion will work.

Other Affiliates

Our Sponsor

Resource Real Estate, Inc. is our sponsor and an affiliate of both our advisor and Resource Apartment Manager III, which we expect to manage our real estate investments. Our advisor and Resource Real Estate are indirect subsidiaries of Resource America, Inc. Resource America is a specialized asset management company that evaluates, originates, services and manages investment opportunities through its commercial finance, real estate and financial fund management operating segments. As of December 31, 2015, Resource America and Resource Real Estate collectively managed a portfolio of over $21.7 billion of assets for their own account and for third-party investors. As of December 31, 2015, that portfolio included real estate investments valued at approximately $4.1 billion, which included over 29,000 multifamily residential units, including both equity and debt investments, and over 2.0 million square feet of office, retail and industrial space. Resource Real Estate and Resource America have, or had, a number of partnerships and joint ventures with institutional partners in which such partnerships or joint ventures acquire, hold, manage and sell real estate and real estate-related debt investments. In addition to capital, Resource Real Estate or Resource America, as applicable, has provided one or more of the following services to each of these partnerships or joint ventures: asset management, property and construction management or acquisitions and disposition advice. Listed below are examples of such real estate-related institutional capital partnerships that have been formed with Resource Real Estate:

•	Three joint ventures with a privately held, registered investment advisor specializing in alternative investments to foundations, endowments, pension plans, insurance companies and other institutional investors. The joint ventures were formed to acquire discounted real estate and real estate-related debt investments and Resource Real Estate provides acquisition advice, asset, property and construction management and disposition services.

•	A partnership with an institutional investment firm with over $8 billion in assets that invests funds for pension plans, unions, corporations, endowments, foundations, and charitable organizations. The partnership was formed to own five multifamily rental properties, all of which have since been sold, and Resource Real Estate provided acquisition advice, asset, property and construction management and disposition services.

•	A partnership with a private real estate investment firm with more than $250 million of equity under management and investments of over $750 million. The partnership was formed to acquire two underperforming multifamily rental properties and Resource Real Estate provided acquisitions advice, asset, property and construction management and disposition services. Resource Real Estate sold its interest in the properties to its partner in April 2010.

•	A joint venture with an international investment company with over 15€ billion of assets under management and that is one of Central Europe’s leading sponsors of international real estate funds. Resource America held mezzanine debt in connection with a $128 million office building majority owned by the institutional partner, and Resource America provided asset oversight management. The asset was sold in June 2010.

•	A partnership with one of Washington, D.C.’s largest full-service real estate companies that owns and developed more than 80 buildings in the Washington, D.C. metropolitan area aggregating over 20 million square feet and $6 billion in current cost. The partnership was formed to own a $167 million office building in which Resource America owned a minority interest and provided asset oversight management. The asset was sold in June 2011.

Resource America and its affiliates have also purchased seven properties and then sold tenant-in-common interests in those properties while an affiliate manages these properties. With a different investment objective planned than most other investments, the tenant-in-common interests were sold to facilitate Section 1031 like-kind exchanges for investors to defer income taxes.

Resource Real Estate is a full-service real estate firm, which employs over 550 people throughout the United States. Resource Real Estate’s principal services and functions include acquisitions, asset management, loan management, property management, construction management, restructuring, finance and dispositions. As of December 31, 2015, Resource Real Estate’s portfolio, encompasses assets in 20 states and includes 64 individual assets. In addition to the current assets under management, Resource Real Estate has managed over 50 additional full cycle real estate investments since 1991, representing approximately $1.0 billion in value as of December 31, 2015. These included multifamily, office, retail and hotel classes of real estate assets. All references to Resource Real Estate throughout this prospectus include predecessor affiliates of Resource America involved in real estate.

We believe Resource Real Estate and its affiliates also has significant experience in evaluating and investing in diverse asset classes, including commercial mortgage-backed securities, mortgages, leases, bank loans, equipment leases and trust preferred securities and has developed a disciplined credit culture that is the backbone of its financial services businesses. Resource Real Estate and its affiliates have been active in the underperforming real estate property market over the past 10 years, acquiring and managing a portfolio of properties that were underperforming at the time of acquisition, valued at approximately $2.8 billion as of December 31, 2015. Resource Real Estate and its affiliates have also been active in the discounted asset market since 1991. As a result of many programs and products, Resource Real Estate and its affiliates have a breadth of knowledge and experience in the ownership, management and resolution of underperforming and discounted assets. Our advisor intends to use this breadth of knowledge and experience to assist us to meet our investment objectives.

We believe Resource Real Estate and its affiliates have a significant amount of experience and a number of relationships in the real estate and financial services markets that together we believe put our advisor in an excellent position to operate and manage our company. Specifically, our advisor believes that the following entities and factors highlight the resources that our advisor may use to compete in the real estate asset marketplace:

•	Resource Real Estate manages a portfolio of multifamily rental properties and other real estate assets valued at approximately $4.1 billion as of December 31, 2015, of which approximately $324.3 million represents multifamily rental properties that were underperforming at the time of acquisition. Resource Real Estate and its affiliates have been acquiring, renovating and managing these types of assets for over ten years. Our advisor uses Resource Real Estate’s knowledge and experience in the industry to assist us in meeting our investment objectives of locating, acquiring and renovating underperforming properties to turn them into stable cash flowing assets.

•	Resource Real Estate also manages a portfolio of over $1.9 billion in aggregate principal amount of mortgage assets, mortgage loans and related property interests as of December 31, 2015. Resource Real Estate will provide our advisor with institutional knowledge and operational support necessary to underwrite, acquire, manage and dispose of the real estate investments we intend to acquire.

•	Resource Residential, an affiliate of our sponsor, is a real estate property management company focused on providing the highest quality property management services to the residents of its multifamily properties managed by the company. It manages real estate investments of our sponsor and its affiliates either for their own account or for other real estate programs similar to us. As of December 31, 2015, Resource Residential manages apartment communities with 64 rental properties in 20 states with over 17,000 units. Resource Residential employs over 600 professionals whose main objective is to optimize the net operating income of the properties it manages.

•

Resource Financial, an affiliate of our sponsor, is a specialized asset management company that focuses on equity and equity-linked securities or other equity or debt interests in banks, thrifts and other financial services entities located in the United States. Resource Financial will provide our advisor with several sources of contacts to the financial services industry, including investment banks, brokerage firms, commercial banks and loan originators. As of December 31, 2015, Resource Financial and its affiliates manage $2.7 billion in bank investments. Resource Financial bases its origination capability on relationships that its asset management professionals have developed with these sources over their professional careers, as well as its presence in the marketplace as sponsor, originator, holder or acquirer for investment entities or its own account. Our advisor believes Resource Financial and its affiliates will provide us with contacts that may be sources of real estate investments for us.

Property Manager

We may engage our property manager, Resource Apartment Manager III, LLC, to manage and lease particular properties and manage our real estate-related debt investments. Our property manager is a wholly owned subsidiary of Resource Real Estate. The officers and managers of our property manager are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer and Manager
Kevin M. Finkel	President and Manager
Steven R. Saltzman	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
David E. Bloom	Senior Vice President
Jonathan Z. Cohen	Manager

For more information regarding the background and experience of Messrs. Feldman, Finkel, Saltzman and Bloom and Ms. Weisbaum, see “Management—Executive Officers and Directors.” For more information regarding the background and experience of Mr. Cohen, see “Management—Our Advisor.”

Dealer Manager

We have retained Resource Securities, Inc., an affiliate of our advisor, to conduct this offering. Resource Securities will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. The principal business of Resource Securities is participating in and facilitating the distribution of securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. This is the 13th offering in which Resource Securities has served as dealer manager for Resource Real Estate-sponsored programs.

Below is a brief description of the background and experience of the executive officers of Resource Securities.

Darshan V. Patel has been the President of Resource Securities since 2004. Mr. Patel has also served as Chief Legal Officer and Secretary of Resource Capital Partners since 2002. Mr. Patel also is Vice President of Resource America since 2005, Chief Legal Officer of Resource Real Estate since 2004, and Associate General Counsel for Resource America since 2001. From 1998 to 2001, Mr. Patel was associated with the law firm of Berman, Paley, Goldstein & Kannry, practicing commercial litigation and real estate. From 1996 to 1998, Mr. Patel was associated with the law firm of Glynn & Associates, practicing litigation and real estate. Mr. Patel received a Bachelor of Arts degree from Boston University. He also received a Juris Doctor degree from American University’s Washington College of Law.

Donna Zanghi has been the Vice President of Resource Securities since 2004. Ms. Zanghi has also been a Vice President of Resource America, Inc. since 2006 and an employee of Resource America since 1995. Her primary duties relate to her position as Vice President and Chief Financial & Operations Principal (FINRA Series 27 license) for Resource Securities. She also holds a Uniform Securities Agent (FINRA Series 63 license). Since November 1995, when she joined Resource America, she has worked in various corporate financial and accounting related capacities including Internal Auditor. She has also previously served as Controller and as Chief Financial Officer of several operating subsidiaries. She has been a Certified Public Accountant in Pennsylvania since 1986 and is currently a member of the Pennsylvania Institute of Certified Public Accountants.

Prior to her joining the company, she was a Vice President and Controller of a privately held real estate company since May 1984, and prior thereto, from July 1980 until May 1984, was an auditor for Arthur Andersen & Co. She holds a Master’s in Business Administration degree from the University of Notre Dame and a Bachelor of Arts degree, Cum Laude, from Villanova University.

Management Decisions

Messrs. Finkel, Brotman, Feldman and Cohen have the primary responsibility for the management decisions of our advisor. Our sponsor, Resource Real Estate, and its team of real estate professionals, including Messrs. Finkel, Brotman, Feldman and Cohen, acting through our advisor, have the primary responsibility for the selection of investments, the negotiation for these investments, and the financing, asset-management and disposition decisions. A majority of our board of directors and a majority of the conflicts committee will approve certain significant proposed real estate property investments and real estate-related debt investments.

MANAGEMENT COMPENSATION

Although we have executive officers who will manage our operations, we have no paid employees. Our advisor and the real estate professionals at our advisor will manage our day-to-day affairs and our portfolio of real estate and real estate-related debt investments, subject to the board’s supervision. The following table summarizes all of the compensation and fees that we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. Selling commissions and distribution and shareholder servicing fees vary for each class of shares offered and selling commissions and dealer manager fees may vary for different categories of purchasers. The table below assumes that (a) 25% of the amount of common stock sold in this primary offering is Class A common stock and 75% is Class T common stock, (b) we do not reallocate shares being offered between our primary offering and distribution reinvestment plan, (c) based on this allocation, we sell all $1,000,000,000 of shares being offered at the highest possible selling commissions and dealer manager fees with respect to our primary offering (with no discounts to any categories of purchasers). The compensation set forth below may only be increased if approved by a majority of the members of our Conflicts Committee. The increase of such compensation does not require approval by stockholders.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)

Organization and Offering Stage

Selling Commissions(2)	Resource Securities	We will pay selling commissions to our dealer manager of up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class A common stock and up to 2% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class T common stock. No selling commissions are payable on Class A or Class T shares sold under the distribution reinvestment plan. Resource Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$65,000 ($35,000 for Class A shares and $30,000 for Class T shares) / $32,500,000 ($17,500,000 for Class A shares and $15,000,000 for Class T shares)

Dealer Manager Fee(2)	Resource Securities	Up to 3% of the gross offering proceeds from the sale of Class A and Class T common stock, except no dealer manager fee is payable on Class A or Class T shares sold under the distribution reinvestment plan. Resource Securities may reallow to any participating broker-dealer a portion of the gross offering proceeds attributable to that participating broker-dealer as a marketing fee. See “Plan of Distribution.”	$60,000 ($15,000 for Class A shares and $45,000 for Class T shares) / $30,000,000 ($7,500,000 for Class A shares and $22,500,000 for Class T shares)

Other Organization and Offering Expenses(3)	Resource Apartment Advisor III and Resource Securities	Pursuant to the terms of our advisory agreement, once we raise the minimum offering amount, we will reimburse our advisor for organization and offering expenses it may incur on our behalf, but only to the extent that such reimbursement does not cause organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to exceed 4% of gross offering proceeds as of the termination of	$80,000 / $10,000,000

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
this offering if we raise less than $500 million in the primary offering, and 2.5% of gross offering proceeds as of the termination of this offering if we raise $500 million or more in the primary offering. However, if we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be $10,000,000 or 1% of gross offering proceeds. These organization and offering expenses include all actual expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee), including reimbursements to our advisor for the portion of named executive officer salaries allocable to activities related to this offering, to be incurred on our behalf and paid by us in connection with the offering.
Acquisition and Development Stage

Acquisition Fees(4)	Resource Apartment Advisor III or its affiliates	2% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans, including acquisition expenses and any debt attributable to such investments. The computation of acquisition fees paid to the advisor also will include amounts incurred or reserved for capital expenditures that will be used to provide funds for capital improvements and repairs applied to any real property investment acquired where we plan to add value.	$35,000 (minimum offering and no debt)/ $64,506 (minimum offering and leverage of 60% of the cost of our investments) / $18,088,235 (maximum offering and no debt)/ $43,618,560 (maximum offering and leverage of 60% of the cost of our investments)

Acquisition Expenses(4)	Resource Apartment Advisor III or its affiliates	Reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or other real estate-related debt investment. We estimate these expenses will be approximately 0.5% of the contract purchase price of each property.	$8,706 (minimum offering and no debt)/ $16,046 (minimum offering and leverage of 60% of the cost of our investments) / $4,499,561 (maximum offering and no debt)/ $10,850,388 (maximum offering and leverage of 60% of the cost of our investments)

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
Debt Financing Fee(4)	Resource Apartment Advisor III or its affiliates	0.5% of the amount of any debt financing obtained or assumed; provided, however, that the sum of the debt financing fee, the construction management fee paid to our property manager and its affiliates and the acquisition fees and expenses described above may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us. In no event will the debt financing fee be paid more than once in respect of the same debt. For example, upon refinancing, our advisor would only receive 0.5% of the incremental amount of additional debt financing obtained in the refinancing.	Actual amounts are dependent upon the amount of any debt financed and upon many other factors, such as whether the debt is incurred in connection with the acquisition of a property or subsequent to the acquisition and therefore cannot be determined at the present time.

Construction Management Fee(4)	Resource Apartment Manager III or its affiliates	5.0% of actual aggregate cost to construct improvements, or to repair, rehab or reconstruct a property; provided, however, that the sum of the construction management fee paid to our property manager and its affiliates, the debt financing fee and the acquisition fee described above, and acquisition expenses may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon usual and customary construction management fees for particular projects and therefore the amount cannot be determined at the present time.
Operational Stage

Distribution and Shareholder Servicing Fee	Resource Securities	An annual fee of 1% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued. In the event that payment of the distribution and shareholder servicing fee does not cease in connection with one of the events discussed below, the total distribution and shareholder servicing fees paid with respect to a Class T share will be equal to 5% of the purchase price per share (or, once reported, the amount of our estimated NAV) of such share. The distribution and shareholder servicing fee will accrue daily based on the number of outstanding Class T shares on each day that were sold in the primary offering and the purchase price (or then-current NAV, once reported) of such shares. We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable	$15,000 annually, and $75,000 in total/ $7,500,000 annually, and $37,500,000(5) in total.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)

with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan. We pay the distribution and shareholder servicing fees monthly in arrears. Our dealer manager will reallow the distribution and shareholder servicing fee to participating broker-dealers or other broker-dealers that are servicing investors’ accounts except as described in the plan of distribution.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

Property Management/ Debt Servicing Fees	Resource Apartment Manager III or its affiliates

With respect to real property investments, 4.5% of the actual gross cash receipts from the operation of the property; provided that for properties that are less than 75% occupied upon taking possession or if our business plan includes reducing occupancy to less than 75% during the first year thereafter, the property manager will receive a minimum property management fee for the first 12 months of ownership in an amount equal to $40 per unit per month for multifamily rental properties or $0.05 per square foot per month for other types of properties.

With respect to real estate-related debt investments managed by our property manager or its affiliates, 2.75% of gross receipts from these investments. The fee attributable on our real estate-related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants and reviewing insurance compliance.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
For properties or debt investments managed by third parties, the property manager will receive the property management fee or debt servicing fee and pay the third party directly from that fee an amount for managing the property or debt investment. Our property manager or its affiliates will not collect both a fee for managing a debt investment and a separate fee for managing the real estate property underlying such debt investment for the same time period. Our property manager may, in its discretion, from time to time defer payment of and accrue all or any portion of these property management and debt servicing fees.

Asset Management Fee(6)	Resource Apartment Advisor III or its affiliates

Prior to the reporting of our estimated NAV, the monthly asset management fee will be equal to one-twelfth of 1.0% of the cost of our assets, without deduction for depreciation, bad debts or other non-cash reserves. For purposes of this calculation, “cost” will equal the amount actually paid (including acquisition fees and expenses) to purchase each asset we acquire, including any debt attributable to the asset, provided that, with respect to any properties we develop, construct or improve, cost will include the amount budgeted or expended by us for the development, construction or improvement of an asset. The asset management fee will be based only on the portion of the cost attributable to our investment in an asset if we do not own all or a majority of an asset and do not manage or control the asset. After we report our estimated NAV, the monthly asset management fee will be equal to one-twelfth of 1.0% of the most recently determined value of our assets.

The portion of the asset management fee payable to our advisor for any investment acquired or disposed of in a given month will be prorated by using a numerator equal to the number of days such investment is owned during the month (including the full day of closing for investments acquired), divided by a denominator equal to the total number of days in such month. The asset management fee for each month will be due and payable to our advisor on or about the last day of such month.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses(7)	Resource Apartment Advisor III or its affiliates	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of costs for advisor personnel and overhead, including allocable personnel salaries and other employment expenses. However, we will not reimburse our advisor or its affiliates for employee costs in connection with services for which	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
our advisor earns acquisition fees or disposition fees. Such reimbursements may include reimbursements for our allocable share of the salaries and benefits paid to our executive officers as employees of our advisor.

Disposition Fees(8)	Resource Apartment Advisor III or its affiliates	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at a market rate or (ii) 2.0% of the contract sales price of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction). The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate-related debt investment; however, if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate-related debt investment.	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Stock	Resource Apartment Advisor III

Our convertible stock will be of no value unless our common stockholders realize or have an opportunity to realize a stated minimum return as a result of our cumulative distributions or the trading price of our shares on a national securities exchange. As a result, our convertible stock is economically similar to a back-end incentive fee, which many other non-traded REITs have agreed to pay to their external advisors.

Our convertible stock will convert into shares of Class A common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Each of these two events is a “Triggering Event.”

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)

Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of Class A common stock equal to 1/50,000 of the quotient of

•       (A) 15% of the amount, if any, by which

•    (1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•    (2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•       (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of Class A common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

(1)	The estimated minimum dollar amounts are based on the sale of the minimum of $2,000,000 of shares to the public, and the estimated maximum dollar amounts are based on the sale of the maximum of $1,000,000,000 of shares to the public in the primary offering, excluding $100,000,000 of shares offered through our distribution reinvestment plan. These amounts also assume that 25% of the amount of common stock sold in this primary offering is Class A common stock and 75% is Class T common stock.

(2)	All or a portion of the selling commissions and dealer manager fee will not be charged with regard to shares sold to certain categories of purchasers. See “Plan of Distribution.”

(3)	These expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, charges of our transfer agent, charges for processing subscription agreements, reimbursement of bona fide invoiced due diligence expenses of broker-dealers, reimbursement of our advisor for salaries of its employees and other costs in connection with preparing supplemental sales materials, the issuer’s costs of conducting bona fide training and education meetings held by us, including travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and the issuer’s costs of attending retail seminars conducted by broker-dealers, including travel, meal and lodging costs for non-registered officers of the issuer and our advisor to attend such seminars.

After raising at least $2,000,000 in gross offering proceeds, we expect to begin incurring some organization and offering expenses directly. After the termination of the offering our advisor has agreed, pursuant to the terms of our advisory agreement, to reimburse us to the extent total organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) borne by us exceed 4% of the gross proceeds raised in the offering if we raise less than $500 million in the primary offering, and 2.5% of the gross proceeds raised in the offering if we raise $500 million or more in the primary offering.

(4)

For all investments, we will pay our advisor an acquisition fee equal to 2% of the cost of the investment, including acquisition expenses and any debt attributable to such investment. Because the acquisition fees we pay our advisor are a percentage of the purchase price of an investment, this fee will be greater to the extent we fund acquisitions through (i) the incurrence of debt (which we expect, based on current lending market conditions, to be approximately 55% to 60% of the cost of our investments if we sell the maximum number of shares offered hereby), (ii) retained cash flow from operations, (iii) issuances of equity in exchange for properties and other assets and (iv) proceeds from the sale of shares under our distribution reinvestment plan.

In addition to acquisition fees, we will reimburse our advisor for amounts it pays to third parties in connection with the selection, acquisition or development of a property or acquisition of a loan, whether or not we ultimately acquire the property or the loan. Our charter limits our ability to make or purchase property or other investments if the total of all acquisition fees and expenses relating to the investment exceeds 6% of the contract purchase price or 6% of the total funds advanced, unless a majority of the directors, including a majority of the members of the conflicts committee, not otherwise interested in the transaction, approve fees in excess of these limits based on a determination that the transaction is commercially competitive, fair and reasonable to us.

(5)	Assuming that (a) we sell all of the $1,000,000,000 of shares offered in this primary offering, (b) 25% of the amount of common stock sold in this offering is Class A common stock and 75% is Class T common stock, and (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers), the aggregate maximum distribution and shareholder servicing fee will be $37,500,000.

(6)	The asset management fee initially will be based on amounts expended by us plus any amounts budgeted to develop, construct or improve the property. For example, if we purchase an underperforming multifamily property that costs $2 million initially with the plan to invest another $1 million in the property to upgrade it, the total cost of this property, for purposes of calculating the asset management fee, would be $3 million. Additionally, the asset management fee will be increased to the extent that acquisition fees are paid and acquisition expenses are reimbursed to our advisor in connection with the acquisition of investments.

(7)	Commencing upon the earlier to occur of four full fiscal quarters after (i) the acquisition of our first real estate investment, or (ii) six months after the commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(8)	Our charter limits the maximum amount of the disposition fees payable to the advisor and its affiliates to 3% of the contract sales price. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described in note 7 above.

STOCK OWNERSHIP

The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus for each person or group that holds more than 5% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and dispositive power with regard to such shares.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of All Shares
Resource Apartment Advisor III, LLC	20,000 Class A shares	100%
Kevin M. Finkel, Chairman of the Board and Chief Executive Officer	20,000 Class A shares	100%
Jeffrey F. Brotman, Director	20,000 Class A shares	100%
Alan F. Feldman, Chief Operating Officer and President	20,000 Class A shares	100%
Steven R. Saltzman, Chief Financial Officer, Senior Vice President and Treasurer	—	—
Shelle Weisbaum, Chief Legal Officer, Senior Vice President and Secretary	—	—
David E. Bloom, Senior Vice President	—	—
Harvey Magarick, Independent Director	—	—
Lee F. Shlifer, Independent Director	—	—
David Spoont, Independent Director	—	—
All directors and officers as a group	20,000 Class A shares	100%

(1)	The address for each beneficial owner is 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.

(2)	As of the date of this prospectus, Resource Apartment Advisor III, LLC owned 20,000 shares of our outstanding Class A common stock which are deemed to be beneficially owned by Kevin M. Finkel, Jeffrey F. Brotman and Alan F. Feldman who control our advisor. Our advisor is owned and controlled by Resource Real Estate.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor, Resource Apartment Advisor III, and its affiliates, some of whom serve as our executive officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to ameliorate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Resource Real Estate Programs

General

All of our executive officers, some of our directors and other key real estate professionals at our advisor are also officers, directors, managers or key professionals at our sponsor, our dealer manager and other Resource Real Estate entities affiliated with other real estate programs, including programs that have investment objectives that are similar to ours. These individuals have legal and financial obligations with respect to those programs that are similar to their obligations to us, and we expect that they will organize other real estate partnerships and programs in the future.

As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored or co-sponsored the following real estate programs with investment objectives similar to ours:

1.	SR Real Estate Investors, L.P. (“SR I”);

2.	SR Real Estate Investors II, L.P. (“SR II”);

3.	Resource Real Estate Investors, L.P. (“R 1”);

4.	Resource Real Estate Investors II, L.P. (“R 2”);

5.	Resource Real Estate Investors III, L.P. (“R 3”);

6.	Resource Real Estate Investors IV, L.P. “R 4”);

7.	Resource Real Estate Investors V, L.P. (“R 5”);

8.	Resource Real Estate Investors 6, L.P. (“R 6”);

9.	Resource Real Estate Investors 7, L.P. (“R 7”);

10.	Resource Real Estate Opportunity Fund L.P. (“Opp Fund”);

11.	Resource Opportunity REIT (“Opp REIT I”); and

12.	Resource Opportunity REIT II (“Opp REIT II”).

Conflicts of interest may arise between us and the programs that have not yet been liquidated and between us and future programs. As of the date of this prospectus, SR I, SR II, R 1, R 2 and Opp Fund have been liquidated. The other programs are still operating. Thus, to the extent we seek to lease assets in similar geographic markets we will compete with each of the remaining seven programs listed above. All of the programs have completed their offerings and all have fully invested the proceeds raised in their respective offerings other than Opp REIT II. We may therefore compete with Opp REIT II to the extent that it has not fully invested its offering proceeds or seeks to reinvest funds from disposition of assets. As of January 11, 2016, Opp REIT II has invested $340.0 million of the $536.5 in proceeds it has raised in its initial public offering. To the extent that Opp REIT II has not fully invested its offering proceeds or seeks to reinvest funds from disposition of assets, our advisor’s executive officers and real estate professionals could direct attractive investment opportunities to Opp REIT II, which could have a detrimental effect on our operations and could adversely impact the returns on your investment.

In the future we may compete with other programs sponsored by our sponsor, joint ventures in which our sponsor or Resource America participate and Resource Capital for capital and acquisition opportunities.

Allocation of Investment Opportunities

We rely on our advisor, and its executive officers and real estate professionals to identify suitable investment opportunities. Our advisor’s executive officers and real estate professionals are also key employees of Resource America and the advisors to other Resource Real Estate-sponsored programs. As such, the other Resource Real Estate-sponsored programs, especially those that are currently raising offering proceeds, if any, and Resource America rely on many of the same key real estate professionals for their investment opportunities. Many investment opportunities that are suitable for us may also be suitable for other Resource Real Estate programs or Resource America. When these real estate professionals direct an investment opportunity to any Resource Real Estate-sponsored program or Resource America venture, they, in their sole discretion, will offer the opportunity to the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. As a result, these Resource Real Estate professionals could direct attractive investment opportunities to other entities. For so long as we are externally advised, it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us. See “—Certain Conflict Resolution Measures.”

Joint Ventures with Affiliates

We may enter into joint venture agreements with other Resource Real Estate-sponsored programs or Resource America for the acquisition, development or improvement of properties or other investments. See “Investment Objectives and Policies—Co-Investment Strategy.” Our advisor and the advisors to the other Resource Real Estate-sponsored programs and affiliated entities, have the same executive officers and key employees, and these persons will face conflicts of interest in determining which Resource Real Estate program should enter into any particular joint venture agreement. These persons may also face a conflict in structuring the terms of the relationship between our interests and the interests of the Resource Real Estate-affiliated co-venturer and in managing the joint venture. Any joint venture agreement or transaction between us and a Resource Real Estate-affiliated co-venturer will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. The Resource Real Estate-affiliated co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. These co-venturers may thus benefit to our and your detriment. See “Risk Factors—Risks Related to Conflicts of Interest.”

Competition for Tenants and Others

Conflicts of interest may exist to the extent that we acquire properties in the same geographic areas where other Resource Real Estate programs or affiliated entities own properties. In such a case, a conflict could arise in the leasing of properties or apartment units in the event that we and another Resource Real Estate program or affiliated entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Resource Real Estate program or affiliated entity were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ developers, contractors, building managers or other third parties. Our advisor and its affiliates, including the advisors of other Resource Real Estate programs and affiliated entities, will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor and the advisors of other Resource Real Estate programs and affiliated entities also will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective service providers aware of all properties in need of their services. However, our advisor and the advisors of other Resource Real Estate programs and affiliated entities cannot fully avoid these conflicts because they may establish differing terms for resales or leasing of the various properties or differing compensation arrangements for service providers at different properties.

Allocation of Our Officers’ and Affiliates’ Time

We rely on our officers to operate and oversee our operations. As a result of our officers’ responsibilities and duties owed to other Resource Real Estate-sponsored programs and our sponsor’s parent, Resource America, our officers will face conflicts of interest in allocating their time among us and other real estate programs and activities. Specifically, Messrs. Feldman, Finkel and Saltzman and Ms. Weisbaum currently intend to devote approximately 40% of their time to us and the other 60% to other Resource Real Estate-sponsored programs and Resource America, serving those other entities in substantially the same capacity as they serve us; however, this allocation will likely be adjusted as we enter different phases of our life cycle. Mr. Bloom intends to devote approximately 15% of his time to us, with the remaining 85% to other Resource Real Estate-sponsored programs and Resource America in a similar capacity as he serves us.

We also rely on our advisor, its affiliates and its key real estate professionals for the day-to-day operation of our business. Our advisor, its affiliates and its key real estate professionals have interests in other Resource Real Estate programs, and they have engaged in and they will continue to engage in other business activities. As a result, our advisor and its affiliates and key employees will face conflicts of interest in allocating their time among us and other Resource Real Estate-sponsored programs and activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to fully discharge their responsibilities to all of the Resource Real Estate programs and ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and its Affiliates

Our advisor and its affiliates will receive substantial fees from us, which fees will not be negotiated at arm’s length. These fees could influence our advisor’s advice to us, as well as the judgment of affiliates of our advisor, some of whom also serve as our executive officers and directors and the key real estate professionals at our advisor. Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the management agreement;

•	offerings of equity by us, which entitle Resource Securities to dealer manager fees and shareholder distribution and servicing fees and will likely entitle our advisor to increased acquisition and asset management fees;

•	sales of properties and other investments, which entitle our advisor to disposition fees and the possible issuance to our advisor of shares of our Class A common stock through the conversion of our convertible stock;

•	acquisitions of properties and other investments, which entitle our advisor to acquisition, asset management fees and possibly property management fees and, in the case of acquisitions of investments from other Resource Real Estate-sponsored programs, might entitle affiliates of our advisor to disposition fees in connection with its services for the seller, which fees are based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and are not based on the quality of the investment or the quality of the services rendered to us, which may influence our advisor to accept a higher purchase price for those assets, recommend riskier transactions to us or purchase assets that may not be in the best interest of our stockholders;

•	borrowings to acquire properties and other investments, which borrowings will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

•	whether we internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and negotiating compensation for key real estate professionals at our advisor and its affiliates that may result in these individuals receiving more compensation from us than they currently receive from our advisor and its affiliates, could result in diluting your interest in us, could reduce the net income per share and funds from operations per share attributable to your investment and may provide incentives to our advisor to pursue an internalization transaction rather than an alternative strategy;

•	whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our Class A common stock through the conversion of our convertible stock and could provide benefits to our advisor and its affiliates over liquidation by internalizing our management prior to listing; and

•	whether and when we seek to sell the company or its assets, which sale could entitle our advisor to the issuance of shares of our Class A common stock through the conversion of our convertible stock and the termination of asset management fees.

As of the date of this prospectus, we do not intend to purchase investments from other Resource Real Estate-sponsored programs or other affiliates. However, we may in the future enter into transactions, including acquisitions, with other Resource Real Estate-sponsored programs or other affiliates if an attractive opportunity presents itself and our conflicts committee approves the transaction as explained below under “—Certain Conflict Resolution Measures—Other Charter Provisions Relating to Conflicts of Interest—Our Acquisitions.”

No less than 90 days after commencement of this offering, our advisor will exchange 5,000 shares of our common stock for 50,000 shares of our convertible stock. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us. Our convertible stock will convert into shares of Class A common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price.

Alternatively, the convertible stock will convert if we list our shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of our company based on the average trading price of our shares of common stock since the listing, plus prior distributions, combine to meet the same 6% return threshold for our common stockholders. Each of these two events is a “Triggering Event.” Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/50,000 of the quotient of:

•	(A) 15% of the amount, if any, by which

•	(1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•	(2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•	(B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

Our advisor can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests. There will be no distributions paid on shares of convertible stock. For a description of the convertible stock, see “Description of Shares—Convertible Stock.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Our executive officers, some of our directors and the key real estate professionals at our advisor are also officers, directors, managers or key professionals for:

•	Resource Apartment Advisor III, our advisor;

•	Resource Apartment Manager III, one of our likely property managers;

•	Resource Securities, our dealer manager; and

•	other Resource Real Estate-sponsored programs.

As a result, their loyalties to each of these programs, their stockholders, members and limited partners may from time to time conflict with the fiduciary duties that they owe us.

Affiliated Dealer Manager

Since Resource Securities, our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Since properties and debt investments we acquire will likely be managed by Resource Apartment Manager III, to the extent we retain Resource Apartment Manager III, we will not have the benefit of negotiating fees with an independent property manager. See “Management—Other Affiliates.”

Certain Conflict Resolution Measures

Conflicts Committee

In order to reduce or eliminate certain potential conflicts of interest, our charter creates a conflicts committee of our board of directors composed of all of our independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and meets the other requirements set forth in our charter. Our charter authorizes the conflicts committee to act on any matter permitted under Maryland law. Both the board of directors and the conflicts committee must act upon those conflict-of-interest matters that cannot be delegated to a committee under Maryland law. Our charter also empowers the conflicts committee to retain its own legal and financial advisors. Among the matters we expect the conflicts committee to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	public offerings of securities;

•	sales of real property;

•	investments in real property if the value exceeds the lesser of (i) $10 million or (ii) 10% of the total assets of the company at the time of acquisition;

•	investments in assets other than real property if the value exceeds the lesser of (i) $10 million or (ii) 10% of the total assets of the company at the time of acquisition;

•	establishment of investment guidelines with respect to investments in assets where the value is the lesser of (i) $10 million or (ii) 10% of the total assets of the company at the time of acquisition and the oversight of our advisor’s compliance with such guidelines;

•	transactions with affiliates;

•	compensation of our officers and directors who are affiliated with our advisor;

•	whether and when we seek to list our shares of common stock on a national securities exchange;

•	whether and when we seek to become self-managed, which decision could lead to our acquisition of entities affiliated with our advisor; and

•	whether and when we seek to sell the company or substantially all of its assets.

A majority of our board of directors and a majority of the conflicts committee will approve certain significant proposed real estate property investments and real estate-related debt investments as described above.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other Resource Real Estate-sponsored programs or joint ventures, including Resource Opportunity REIT, Resource Opportunity REIT II, Resource Capital and Resource America. Our advisor and its affiliates share the same executive officers and key real estate professionals. When these Resource Real Estate professionals direct an investment opportunity to any Resource Real Estate-sponsored program or joint venture, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. Our advisory agreement with our advisor requires that this determination be made in a manner that is fair without favoring any other Resource Real Estate-sponsored program or joint venture. In determining the Resource Real Estate-sponsored program or joint venture for which an investment opportunity would be most suitable, Resource Real Estate professionals will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the investment on the diversification of each program’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties;

•	the policy of each program relating to leverage;

•	the anticipated cash flow of the property or asset to be acquired;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or investment or a delay in the construction of a property, causes any investment, in the opinion of the Resource Real Estate professionals, to be more appropriate for another Resource Real Estate program, they may offer the investment to another Resource Real Estate program. It may also be appropriate for our advisor to allocate a portion of an investment to us and another portion to other programs sponsored by affiliates of our advisor via a co-investment. See “Certain Conflict Resolution Measures—Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities” below.

Our advisory agreement requires that our advisor inform the conflicts committee each quarter of the investments that have been purchased by other Resource Real Estate programs for whom our advisor or one of its affiliates serves as an investment adviser so that the conflicts committee can evaluate whether we are receiving our fair share of opportunities. Our advisor’s success in generating investment opportunities for us and the fair allocation of opportunities among Resource Real Estate programs are important factors in the conflicts committee’s determination to continue or renew our arrangements with our advisor and its affiliates. The conflicts committee has a duty to ensure that favorable investment opportunities are not disproportionately allocated to other Resource Real Estate-sponsored programs. We expect that during the period in which we are investing proceeds from this offering, Resource Opportunity REIT, Resource Opportunity REIT II, and a joint venture between Resource America and an unaffiliated real estate company formed in 2014 may still be investing in assets similar to those in which we will be investing. For so long as we are externally advised, it shall not be a proper purpose of the corporation for us to purchase real estate or any significant asset related to real estate unless the advisor has recommended the investment to us.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities

Our advisor is required to use commercially reasonable efforts to present a continuing and suitable investment program to us that is consistent with our investment policies and objectives, but neither our advisor nor its affiliates are obligated generally to present any particular investment opportunity to us even if the opportunity is of a character that, if presented to us, could be taken by us. Our advisor’s ultimate parent, Resource America, also invests in real estate and real estate-related assets and sponsors other programs or enters into joint ventures that do so. In the event that an opportunity is equally suitable for us and another program sponsored by Resource America or in which Resource America is a joint venture partner, our sponsor may allocate opportunities on an alternating basis with the view that, overall, we and programs sponsored by Resource America or in which Resource America is a joint venture partner would be treated equitably. Alternatively, the investment may be allocated among us and the other party in proportion to the relative amounts of the investment sought by each. If, however, the other party is Resource America (as opposed to a program sponsored by Resource America or in which Resource America is a participant), then we must be offered the opportunity to take a majority share of any proposed co-owned multifamily properties or debt related to multifamily properties. Such co-investments must be approved by the vote of our conflicts committee. Our co-investment rights are subject to the availability of capital for investment. If the portion of the investment allocable to one of us would be too small or too large for it to be appropriate for one of us, either because of economic or market inefficiency, regulatory constraints, such as REIT qualification or exclusion from regulation under the Investment Company Act, or otherwise, that portion will be reallocated to the other party.

An affiliate of our advisor is the external manager of Resource Capital, a publicly traded REIT sponsored by Resource America. Resource Capital invests in the following asset classes: commercial real estate-related assets such as whole loans, A-Notes, B-Notes, mezzanine loans and mortgage-related securities, commercial real estate, and commercial finance assets such as other asset-backed securities, senior secured corporate loans, equipment leases and notes, trust preferred securities, and debt tranches of collateralized debt obligations. Pursuant to the management agreement between Resource Capital and its external manager, Resource Capital’s manager and its affiliates are permitted to advise other programs. Although Resource Capital’s manager need not offer Resource Capital the opportunity to participate in every investment that is consistent with Resource Capital’s investment objectives, its manager and its manager’s affiliates are contractually obligated to allocate investment opportunities that are suitable for both Resource Capital and other programs they sponsor on an equitable basis.

Resource Real Estate and our advisor may make exceptions to these general policies when other circumstances make application of the policies inequitable or uneconomic.

Other Charter Provisions Relating to Conflicts of Interest

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Under our charter, we can only pay our advisor a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset. In such circumstances, our charter authorizes us to pay to the advisor the following fee: (i) if a brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3% of the sales price of such property or properties or (ii) if no brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to 3% of the sales price of such property or properties. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a 2.0% disposition fee. Any increase in this fee would require the approval of a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that the conflicts committee conclude that the transaction is fair and reasonable to us.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that the conflicts committee conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2% of the purchase price (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by the conflicts committee that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our conflicts committee require and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain two third-party valuations by independent experts selected by our conflicts committee (at least one of which will be an appraisal of fair market value). We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value. As of the date of this prospectus, we do not intend to purchase investments from other Resource Real Estate-sponsored programs or other affiliates. However, we may in the future enter into transactions, including acquisitions, with other Resource Real Estate-sponsored programs or other affiliates if an attractive opportunity presents itself and our conflicts committee approves the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsor, advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint ventures.

Limitation on Operating Expenses. Commencing upon the earlier to occur of four full fiscal quarters after (i) the acquisition of our first real estate investment, or (ii) six months after the commencement of this offering, our advisor must reimburse us the amount by which our aggregate total operating expenses for the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, the sponsors or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, advisor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to the sponsor, our advisor or to our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee reviewed and ratified our charter and bylaws by the vote of a majority of their respective members at the first full meeting of the board of directors and the conflicts committee, as required by our charter.

INVESTMENT OBJECTIVES AND POLICIES

Our principal approach is to take advantage of our sponsor’s multifamily investing and lending platforms to invest in apartments in order to provide you with growing cash flows and increasing asset values. We intend to acquire underperforming apartment communities which we will renovate and optimize in order to increase rents and, to a lesser extent, acquire or originate commercial real estate debt secured by apartments. We believe multiple opportunities exist within the multifamily industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience in multifamily investing, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets. Our investment objectives are to preserve and protect our stockholders’ capital investment, provide current income to our stockholders in the form of cash distributions through increased cash flow from operations or targeted asset sales, facilitate capital appreciation, and provide attractive total returns to our stockholders.

Target Portfolio

We primarily intend to acquire Class B or B-, older, well-located multifamily rental properties that are in need of extensive exterior and interior renovations and updating in order to increase their long-term value as well as their cash flows. We refer to these properties as “underperforming” properties. We will seek to improve these properties to a Class B+ or higher level, maintaining their competitive price advantage over newer Class A apartments by making the necessary renovations and using our retail and hospitality based strategy to increase rents.

We also intend to originate or acquire performing loans secured by multifamily assets, including first- and second-priority mortgage loans, mezzanine loans, B-Notes and other loans. We may invest in mezzanine loans that are senior to the borrower’s equity in, and subordinate to a first mortgage loan on, a property. These loans are secured by pledges of ownership interests, in whole or in part, in entities that directly own the real property. In addition, we may require other collateral to secure mezzanine loans, including letters of credit, personal guarantees of the principals of the borrower, or collateral unrelated to the property. We may also invest in preferred equity, subordinate interests in whole loans as well as whole loans.

Although the above outlines our target portfolio, we may make adjustments based on, among other things, prevailing real estate market conditions and the availability of attractive investment opportunities. We will not forego an attractive investment because it does not fit within our targeted asset class or portfolio composition. We may use the proceeds of this offering to purchase or invest in any type of real estate or real estate-related debt investment that we determine is in the best interest of our stockholders, subject to the investment limitations set forth in our charter.

We may acquire interests in real estate in either of the two following manners:

•	as the sole investor, by either paying cash or by financing the purchase with a loan from a third-party lender; or

•	as a joint venture partner under co-investment agreements with either (i) affiliates of our advisor, including affiliated investment programs, or (ii) institutional third parties.

We have not identified any real estate investments for acquisition as of the date of this prospectus.

Target Asset Classes

We may invest in a range of real estate assets if we believe we can enhance the property value and generate an attractive return for our stockholders. Classes of real estate in which we may invest include, in order of our expected focus, the following:

•	Multifamily Rental Properties—Conventional multifamily rental properties, such as garden-style, mid-rise and high-rise apartments, as well as student housing and senior residential (typically requiring at least one resident of each unit to be 55 or older); and

•	Condominium Properties—Failed condominium complexes that may be suitable as conversions to apartments or where individual condominium units may be sold at discounted, market-clearing prices.

We have no present intent to engage in major new development projects, but we anticipate that we will participate actively in redeveloping or repositioning our acquisitions to enhance the value of the asset for our portfolio and to generate attractive returns for our stockholders. For purposes of these types of investments, we may form taxable REIT subsidiaries (“TRSs”), which will be organized to allow us to maintain our REIT status.

Underperforming Multifamily Rental Properties

General

Resource Real Estate has a dedicated acquisition team that includes personnel who have been integral to the acquisition of underperforming properties for the multifamily funds offered by our sponsor over the past ten years. We intend to buy apartment properties with the potential for near-term capital appreciation. These assets generally will be Class B or B- properties built in the 1970s and 1980s in cities demonstrating a stable multifamily supply and the ability to attract a young, creative and educated labor force. According to the U.S. Census Bureau, during the 20-year period from 1970 to 1989, over 9.3 million housing units were completed in the United States within structures containing five or more units, which is substantially higher than the approximately 5 million units completed between 1990 and 2009. Apartments completed between 1970 and 1989 are now 24 to 43 years old and many of these apartments have not had substantial renovations in their lifetimes. Therefore, we believe that there is a large inventory of un-renovated apartments built in the 1970s and 1980s to acquire and renovate as part of our underperforming multifamily strategy.

We will seek to acquire multifamily rental properties that are well-located in generally affluent, inner ring, in-fill communities across the United States. We will seek properties where there is an opportunity to improve net operating income and overall property value by renovating the exterior of the property and the interior units, instituting quality property management by Resource Residential, and aggressively marketing the property to decrease vacancies, enhance the credit quality of the resident base and increase effective rental rates. Once acquired, we intend to implement our retail and hospitality based strategy.

We generally intend to hold our multifamily rental properties that were underperforming at the time of acquisition for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation. However, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns. When acquiring 100% of the equity interests in properties, we expect to focus on properties with acquisition costs of between $5 million and $100 million each, including financing; however, when acquiring partial equity interests in properties, we expect that the total acquisition costs for 100% of the equity interests in each property by all of the co-owners, including us, will not exceed $100 million, including financing.

We may also invest in properties that have characteristics similar to multifamily rental properties such as condominiums, student housing, senior residential (typically requiring at least one resident of each unit to be 55 or older) or hotels. Some of the properties may include a certain portion of units as condominiums or a building (or a portion of a building) that serves as a hotel. In certain cases, we may find an opportunity where the property’s value may be significantly increased if the condominiums are converted to apartments, the hotel is converted to apartments, or some other combination that involves a conversion of the current building’s use into an alternative, more attractive use.

Acquisition Strategy for Underperforming Multifamily Rental Properties

When evaluating potential acquisitions of underperforming multifamily rental properties, we look for older, Class B and Class B- properties that are in need of some refurbishment to update them to be more attractive to today’s apartment resident. For each specific property, we will consider, among other items:

•	location, construction quality, condition, design of the property and the redevelopment or repositioning required to add value;

•	purchase price, expected cash-on-cash yield and overall expected internal rate of return;

•	purchase price relative to historical and recent sales of similar properties in the market, including cap rate, price per unit and price per square foot;

•	purchase price relative to replacement cost of the property;

•	current and projected cash flow from the property and ability to increase cash flow; and

•	potential for capital appreciation from any redevelopment or repositioning activity.

The properties we expect to seek often will be in need of:

•	exterior renovations, such as new paint or siding, windows, pavement, signage and landscaping improvements;

•	interior unit renovations, such as new carpet and flooring, interior paint with accent colors, cabinets, countertops, appliances and lighting fixtures, in order to make them more attractive to renters;

•	amenity enhancements or additions, such as leasing centers, fitness centers, swimming pools, business centers, clubhouses and dog runs;

•	security enhancements, such as controlled access, improved outdoor lighting, recorded or monitored security cameras, monitored security alarms in units, security patrols and courtesy law enforcement officers living on site; and

•	rebranding of the property, including the renaming of the property.

We will seek to improve these properties to a Class B+ level or higher, maintaining their competitive price advantage over newer Class A apartments.

We consider Class A properties to be apartments built in the last five years with the highest level of common area and interior unit finishes such as slab granite kitchen and bathroom countertops, stone flooring such as travertine, oversized windows with glass transoms, attached garages, and 10-foot tall ceilings. Class B assets are generally well maintained, professionally managed apartments generally built over the period from six to 25 years ago and which have standard common area interior unit finishes, such as carpet and vinyl flooring, Formica countertops, detached garages and 8-foot tall ceilings. Class B- properties will often have original common area and interior unit finishes, such as older carpet and vinyl styles, older original appliances and brass lighting packages and hardware, and single-panel doors. An upgraded Class B+ property will have undergone recent upgrades and renovations to the common and interior finishes such as new Berber carpet and vinyl plank flooring, new Formica stone-like countertops, new wood cabinets, new stainless steel appliance packages, modern brushed chrome lighting packages and hardware and six panel doors. Class B+ properties generally maintain a rental price advantage over their Class A competitors.

Conditions to Closing Underperforming Multifamily Rental Properties

See “Real Estate Asset Management Strategy—Conditions to Closing Real Estate Investments” below.

Asset Management Strategy for Underperforming Multifamily Rental Properties

Once we acquire underperforming multifamily rental properties, we will hire Resource Apartment Manager III as the property manager; however, in certain cases, Resource Apartment Manager III may subcontract for certain property management services. The property manager will be responsible for leasing and operating the properties. With respect to the underperforming multifamily rental properties, Resource Apartment Manager III will formulate a renovation plan after consideration of the condition of the property, the neighborhood and the expected level of return that can be achieved from the renovations. Examples of renovations may include building a new clubhouse, painting or siding the exterior, and replacing carpeting and flooring, kitchen and bath appliances, kitchen cabinetry and lighting. Resource Apartment Manager III will receive a property management fee and a construction management fee for its services, as applicable.

Real Estate-Related Debt

General

We may acquire or originate debt secured by multifamily assets. Resource Real Estate and its affiliates have an extensive history of investing in commercial real estate debt that dates back to 1991. The officers and employees of Resource America, an affiliate of our advisor, has extensive experience in the acquisition, management and disposition of real estate-related debt investments. In addition, in early 2005, Resource Real Estate formed a team dedicated to originating and acquiring commercial whole loans, mezzanine loans and B-Notes. Resource Real Estate’s acquisition, asset management and finance teams acquire, originate and manage those real estate-related debt instruments. We may invest a portion of our assets in real estate-related debt investments secured, directly or indirectly, by multifamily rental properties, a real estate sector where Resource Real Estate has extensive experience and managing capabilities.

When acquiring real estate-related debt investments, we expect to focus on acquiring first mortgages, second mortgages, mezzanine loans, B-Notes and other subordinate loans, with acquisition costs of between $5 million and $100 million each that are secured directly or indirectly by multifamily rental properties. Based on our advisor’s and its affiliates’ experience, we, or a third party we contract with, may service the mortgages and other loan assets.

The purchase price that we will pay for any real estate-related debt investment will be largely based on the fair market value of the underlying real estate as determined by a majority of our directors (including a majority of the conflicts committee). In the cases where a majority of our conflicts committee require, and in all cases in which the transaction is with any of our affiliates, we will obtain an appraisal of fair market value by an independent expert selected by conflicts committee; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular asset.

We generally intend to hold our real estate-related debt investments for two to six years, which we believe is the optimal period to enable us to capitalize on the potential for increased income and capital appreciation; however, economic and market conditions, and changes in REIT regulations, may cause us to adjust our expected holding period in order to maximize our potential returns. We cannot predict the various market conditions that will exist at any given time in the future. Because of this uncertainty, we cannot assure you that we will be able to sell our real estate-related debt investments at a profit, which could adversely affect our ability to realize any potential appreciation on our investments.

Types of Real Estate-Related Debt

First and Second Mortgages. First mortgage loans are secured by first-priority mortgages or deeds of trust on real property and are senior to other creditors with respect to the underlying property. Although we have no present intent to do so, we may also invest in construction loans, which similarly are in a first-priority position. Second mortgage loans are secured by second-priority mortgages or deeds of trust on real property that are subject to prior mortgage indebtedness.

Mezzanine Loans. We may invest in mezzanine loans that are secured by 100% of the equity securities of a special purpose vehicle that owns real estate encumbered by a first mortgage loan. The mezzanine loans may include provisions wherein we receive a stated interest rate on the loan as well as a preferred equity interest, such as a percentage of gross revenues or a percentage of the increase in the fair market value of the underlying property, payable on the earlier of the maturity of the loan or the refinancing or sale of the underlying property.

To protect and enhance returns in the event of premature payment, our mezzanine loans may have provisions such as prepayment lockouts, penalties and minimum profit hurdles. In addition, the mezzanine loans may include other collateral to secure our investment, including letters of credit, personal guarantees of the principals of the borrower or additional collateral unrelated to the underlying property.

Subordinate Interests in Whole Loans (B-Notes). We may also acquire subordinated interests in first mortgage real estate loans (whole loans) from third parties that are directly secured by a property, which are referred to in this prospectus as “B-Notes.” B-Notes are loans that are secured by a first mortgage, but are subordinated to a senior lien interest in the property, which is referred to in this prospectus as an “A-Note.” In addition to the interest payable on a B-Note, the borrower under the note may be charged fees or we may be entitled to receive additional income from payments by the borrower in excess of the price we paid to acquire the note. Otherwise, we, as a B-Note lender, will have the same obligations, collateral and borrower as the A-Note lender, but we typically will be subordinated in recovery to the A-Note lender if the borrower defaults.

We may also buy a whole loan and sell an A-Note to an unaffiliated party and we would retain a B-Note. In this case, we would keep any profit made from the sale of the A-Note.

Acquisition and Origination Strategy for Real Estate-Related Debt

We may make loans directly to real estate borrowers who are acquiring or refinancing multifamily properties or to acquire these loans. We may also acquire these types of existing loans. We anticipate that these loans will have a face value between $5 million and $50 million and be secured directly or indirectly by multifamily rental properties. We generally intend to originate or acquire loans with terms of 2 to 5 years; however we may make or acquire loans with terms that are longer or shorter depending on the market conditions and borrower or collateral.

Lending presents us with an opportunity to benefit from the positive trends in the multifamily industry, while being senior to an equity investor and typically receiving regular cash interest payments. Direct lending enables us to better control the structure of the loans and to maintain direct relationships with the borrowers. We intend to invest in mezzanine loans that are senior to the borrower’s equity in, and subordinate to a first mortgage loan on, a property. These loans are secured by pledges of ownership interests, in whole or in part, in entities that directly own the real property. In addition, we may require other collateral to secure mezzanine loans, including letters of credit, personal guarantees of the principals of the borrower, or collateral unrelated to the property. We may also invest in preferred equity, subordinate interests in whole loans as well as whole loans. Our sponsor has a dedicated nationwide lending team that includes senior personnel who have been with our sponsor since 2005.

Acquisition or Origination Criteria. When evaluating potential acquisitions and dispositions of mortgages or other loans, we generally consider the following criteria with respect to the borrower:

•	acquisition price in relation to perceived asset value;

•	potential value of the underlying properties;

•	the balance sheet and any other financial statements of the borrower provided to us, which generally will have been reported on by nationally or regionally known accounting firms;

•	the borrower’s experience;

•	the borrower’s payment history;

•	whether the borrower has any judgments or bankruptcies on its record;

•	the borrower’s operating history; and

•	recourse to the borrower, if any.

With respect to the property serving, directly or indirectly, as collateral for the loan, we generally will consider the property’s:

•	location;

•	operating history;

•	business plan;

•	market position;

•	occupancy trends; and

•	functionality.

With respect to structuring or evaluating the terms of a loan, including payment and collateral terms and conditions, we generally will consider the borrower’s:

•	equity;

•	loan-to-value levels;

•	debt service coverage ratio levels;

•	legal structure and rights; and

•	credit ratings.

Conditions to Closing Debt Investments

Our advisor will perform a diligence review on each property underlying any mortgage, loan or other debt security that we purchase. We will generally seek to condition our obligation to close the purchase of any debt investment on the delivery of certain documents from the seller. Such documents are expected to include all documents listed below under “Conditions to Closing Real Estate Investments,” where available, and would also include for our real estate-related debt investments:

•	any default notices and correspondence;

•	loan documents and files for the real estate-related debt investment;

•	underlying documents demonstrating the security of the loan, such as the mortgage, deed of trust, pledge of interests or other evidence of security;

•	comprehensive interest rate, credit risk and liability assessments and documentation, as available; and

•	such other loan documentation as may be appropriate.

Experience Buying, Improving and Selling Real Estate and Real Estate-Related Debt

In the past, our sponsor and its affiliates have also acquired underperforming real estate assets, including real property and real estate debt and disposed of these assets for its own account and for the account of affiliated programs through various credit and economic cycles. The table below sets forth details, as of December 31, 2015, about all such investments sold or otherwise disposed of by our sponsor or its affiliates in the last 10 years. All such investments were purchased as first mortgage loans on the underlying properties described below unless otherwise noted and sold as real property (acquired via foreclosure) unless otherwise noted. We have included the information below only for purposes of your evaluation of the experience and reputation of our sponsors and its affiliates. Investors in our company should not assume that they will experience returns comparable to those shown below. In addition, certain of our sponsors’ and its affiliates’ programs have experienced adverse developments. See the “Prior Performance Summary—Adverse Business Developments and Conditions” for a discussion of the adverse business developments for investment programs sponsored by our sponsor and its affiliates.

					Selling Price, Net of Closing Costs
Property	Location	Selling Entity	Date of Sale	Years Held	Cash Received	Mortgage balance at time of sale(1)	Purchase money taken back by program(2)	Net Selling Price	Total Acquisition Costs(3)	Net Cash(4)

The Granite Building	Pittsburgh, PA	Resource America, Inc.	2006	13	925,000	—	725,523	1,650,523	1,082,325	568,197

Malco Industrial Center	South Pasadena, CA	Resource America, Inc.	2006	11	2,373,861	2,273,000	(951,030)	3,695,831	1,650,000	2,045,831

Locke Mill Plaza Condos	North Concord, NC	Resource America, Inc.	2006	11	68,308	3,000,000	(2,900,127)	168,181	1,278,143	(1,109,962)

Redick Hotel	Omaha, NE	Resource America, Inc.	2006	9	3,964,685	2,400,000	(3,091,988)	3,272,697	3,545,421	(272,724)

Alex. Brown Building	Baltimore, MD	Resource America, Inc.	2006	8	19,898,710	70,268,965	9,606,006	99,773,681	87,411,397	12,362,284

Pensacola Place	Chicago, IL	Resource America, Inc.	2006	8	9,000,000	10,000,000	3,843,965	22,843,965	18,114,910	4,729,055

1521 Locust Street	Philadelphia, PA	Resource America, Inc.	2007	10	2,411,720	—	999,470	3,411,189	1,582,088	1,829,101

Richmond Kmart	Richmond, VA	Resource America, Inc.	2007	10	946,433	—	3,893,773	4,840,205	3,961,430	878,775

Clemens Place	Hartford, CT	Resource America, Inc.	2009	11	8,897,089	11,940,000	5,769,155	26,606,244	14,548,344	12,057,900

St. Cloud	St. Cloud, MN	Resource America, Inc.	2010	16	2,225,000	1,021,273	(2,030,210)	1,216,063	818,263	397,800

Evening Star Building	Washington, DC	Resource America, Inc.	2010	12	53,388,527	—	4,921,206	58,309,733	19,703,029	38,606,704

Waterford at Nevillewood	Presto, PA	RRE VIP Borrower, LLC	2010	1	19,316,474	—	2,939,757	22,256,230	15,927,213	6,329,017

Mill Creek Terrace	Kansas City, MO	RRE Opportunity Fund LLC	2010	1	10,256,915	—	(999,007)	9,257,908	6,530,000	2,727,908

National Press Building	Washington, DC	Resource America, Inc.	2011	12	16,595,307	—	27,886,841	44,482,148	6,797,750	37,684,398

Highline Club	Novi, MI	RRE VIP Borrower, LLC	2011	2	8,953,520	—	407,536	9,361,056	7,297,284	2,063,772

Northside Village	Atlanta, GA	RRE VIP Borrower, LLC	2011	1	13,800,000	—	986,852	14,786,852	7,999,999	6,786,853

Regency Park(5)	Indianapolis, IA	RRE VIP Borrower, LLC	2011	3	8,273,726	—	833,144	9,106,870	10,848,558	(1,741,688)

Bingham	Cleveland, OH	RRE VIP Borrower, LLC	2011	1	38,768,993	—	2,947,907	41,716,901	25,624,292	16,092,609

RBS Portfolio	Various	RRE VIP Borrower, LLC	Various	3	23,763,168	—	(4,524,337)	19,238,831	13,815,437	5,423,394

Parkway Terrace	Suitland, MD	RRE VIP Borrower, LLC	2012	2	19,194,656	—	1,680,594	20,875,250	11,238,725	9,636,525

Midwestern Mortgage Portfolio	Various	RRE HUD MF 2007, LLC	Various	5	36,711,300	4,972,839	2,299,459	43,983,598	38,302,979	5,680,619

Silverleaf(5)	Houston, TX	RRE VIP Borrower, LLC	2012	1	6,205,709	—	(2,410,622)	3,795,087	3,171,000	624,087

Park at Bellaire	Houston, TX	RRE VIP Borrower, LLC	2012	3	3,416,205	—	1,079,508	4,495,713	3,261,505	1,234,208

The Enclave	Winston-Salem, NC	RRE VIP Borrower, LLC	2012	3	8,775,837	—	(2,953,172)	5,822,665	6,893,531	(1,070,866)

Mansfield	Mansfield, CT	RRE VIP Borrower, LLC	2012	2	1,191,211	14,311,941	1,261,098	16,764,250	9,647,420	7,116,830

Elkins West	Elkins, WV	Resource America, Inc.	2012	16	806,839	—	2,031,805	2,838,643	994,160	1,844,483

Birch Grove/Sycamore Chase	Decatur, GA	RRE VIP Borrower, LLC	2013	2	12,507,464	—	332,767	12,840,231	8,488,256	4,351,975

International Village	Indianapolis, IA	RRE VIP Borrower, LLC	2013	5	10,588,612	—	(6,056,598)	4,532,014	6,354,671	(1,822,657)

ASB Properties(5)	Various	AR Real Estate Investors, LLC	Various		16,653,593	66,502,915	(43,008,451)	40,148,057	22,922,931	17,225,126

Town Park	Birmingham, AL	Resource Real Estate Opportunity REIT, Inc.	2013	3	9,922,771	—	(784,564)	9,138,207	6,250,000	2,888,207

Willington	Willington, CT	RRE VIP Borrower, LLC	2013	3	238,404	7,708,381	(673,218)	7,273,567	5,500,000	1,773,567

880 Montclair	Birmingham, AL	RRE VIP Borrower, LLC	2013	5	—	2,084,730	4,813,343	6,898,073	9,497,856	(2,599,783)

Parkway & Parkgreen(5)	Houston, TX	RRE Opportunity Fund, LP	2013	3	10,646,934	9,979,492	(2,493,327)	18,133,098	9,500,000	8,633,098

Whisper Tree/Heights at 2121(5)	Lewisville, TX	Resource Capital Corp.	2013	2	36,056,022	—	(1,272,108)	34,783,914	18,100,000	16,683,914

					Selling Price, Net of Closing Costs
Property	Location	Selling Entity	Date of Sale	Years Held	Cash Received	Mortgage balance at time of sale(1)	Purchase money taken back by program(2)	Net Selling Price	Total Acquisition Costs(3)	Net Cash(4)

300 N. Vista(5)	Houston, TX	RRE Opportunity Fund, LP	2013	3	7,380,048	—	(109,697)	7,270,351	6,453,165	817,186

Central Ridge Apartments	Colorado Springs, CO	RRE VIP Borrower, LLC	2014	2	8,678,991	—	(705, 215)	7,973,776	5,000,000	2,973,776

School Lane House (Charter Court at East Falls)(5)	Philadelphia, PA	Resource Capital Corp.	2014	3	18,003,974	25,597,406	(4,939,502)	38,661,878	30,000,000	8,661,878

Wingate	Washington, DC	RRE VIP Borrower, LLC	2014	3	7,675,907	26,183,194	10,706,426	44,565,527	15,018,131	29,547,396

Peterson(6)	Kalamazoo, MI	Resource Real Estate Opportunity REIT, Inc.	2014	3	195,000	—	64,411	259,411	210,000	49,411

Campus Club	Tampa, FL	Resource Real Estate Opportunity REIT, Inc.	2014	3	10,076,384	—	546,946	10,623,330	8,300,000	2,323,330

Arcadia at Westhollow	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2014	4	17,357,444	—	(4,351,739)	13,005,705	7,800,000	5,205,705

Amaranth	Lewisville, TX	RRE VIP Borrower, LLC	2014	3	8,229,173	9,250,000	(3,204,251)	14,274,922	9,898,314	4,376,608

Falls at Duraleigh(5)	Raleigh, NC	RRE Investors, LP	2014	10	7,577,537	13,902,956	2,979,193	24,459,686	20,703,774	3,755,912

Woodland Hills(5)	Decatur, GA	RRE Investors 7, LP	2015	7	12,523,518	12,452,305	(502,464)	24,473,359	17,113,733	7,359,626

Woods at Ridgeway (Wyndridge)(5)	Memphis, TN	RRE Opportunity Fund, LP	2015	6	6,853,561	11,280,947	(2,975,530)	15,158,976	13,340,695	1,818,283

Central Point (Woodbridge)(5)	Boise, ID	RRE Opportunity Fund, LP	2015	3	11,845,602	—	428,894	12,274,496	7,613,229	4,661,267

Avalon(5)	Los Angeles, CA	RRE Investors, LP	2015	10	387,700	4,432,038	444,723	5,264,461	6,482,044	(1,217,583)

Redford (Bristol)(5)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	31,865,051	—	(725,227)	31,139,824	21,588,810	9,551,014

Cityside Crossing (Skyview)(5)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	24,048,937	—	1,069,987	25,118,924	15,282,219	9,836,705

Alcove (Flagstone)(5)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	11,073,816	—	(128,976)	10,944,840	8,745,763	2,199,077

107th Avenue(5)	Omaha, NE	Resource Real Estate Opportunity REIT, Inc.	2015	5	247,953	—	26,328	274,281	233,872	40,409

Cuestas(5)	Las Cruces, NM	RRE Investors II, LP	2015	10	3,385,833	2,500,000	992,458	6,878,291	8,174,540	(1,296,249)

Lakes at Ridgeway(5)	Memphis, TN	RRE Opportunity Fund, LP	2015	5	1,828, 242	5,462,806	(2,072,076)	5,218,972	7,699,167	(2,480,195)

100 Chevy Chase(5)	Lexington, KY	Resource Real Estate Opportunity REIT, Inc.	2015	2	13,051,168	—	(1,807,939)	11,243,229	10,198,418	1,044,811

Oak Park Village(5)	Lenexa, KS	RRE Investors II, LP	2015	10	11,238,061	21,699,298	2,439,367	35,376,726	32,359,043	3,017,683

Sage Canyon(5)	Albuquerque, NM	RRE Investors, LP	2015	10	1,284,315	3,250,000	390,553	4,924,868	5,548,723	(623,855)

The Reserve at Mt. Moriah	Memphis, TN	Resource Real Estate Opportunity REIT, Inc.	2015	3	5,268,261	—	1,248,133	6,516,394	5,579,698	936,696

The Reserves	Little Rock, AR	RRE Investors II, LP	2015	10	12,503,836	32,746,967	2,417,489	47,668,292	48,135,767	(467,475)

Highland Ridge and Lodge at Overland Park	Kansas City, MO	RRE Investors III, LP	2015	10	33,723,475	44,164,579	1,201,220	79,089,275	58,595,902	20,493,373

Coach Lantern	Scarborough, ME	RRE Investors 6, LP	2015	7	8,365,707	7,884,000	3,138,246	19,387,953	58,595,902	20,493,373

Foxcroft	Scarborough, ME	RRE Investors 6, LP	2015	7	5,984,372	8,760,000	2,660,418	17,404,790	14,142,074	3,262,716

Tamarlane	Portland, ME	RRE Investors 7, LP	2015	6	8,006,700	9,819,933	2,641,409	20,468,042	14,454,169	6,013,873

(1)	Includes both financing secured through a mortgage, and financing obtained by selling a participation in the investment. If the investment does not have a mortgage balance at the time of sale, we did not foreclose on the property, but sold the debt investment.
(2)	Includes cash activity from operating activities funded by or distributed to the program as well as funds obtained through financing or sale of participations where applicable.
(3)	Includes all costs related to original purchase of first mortgage investment as well as any costs incurred to maintain the investment, including capital improvements and operating costs (e.g., real estate taxes).
(4)	Excess (deficiency) of property operating cash receipts, including sale proceeds, over cash expenditures.
(5)	These properties were not originally purchased as first mortgage loans on the underlying properties.
(6)	These loans were sold or repaid.

Our Focus on Apartments

Our sponsor and its affiliates have been investing in all major real estate asset classes over the last 20 years; however, our sponsor has focused specifically on the multifamily sector with 12 of its last 13 funds, and we expect to continue this focus as apartments have traditionally produced the highest risk-adjusted investment returns compared to other property sectors. According to Torto Wheaton Research, over the past 30 years, multifamily rental properties have produced higher returns with lower volatility than the other major real estate sectors, which includes office, retail, industrial, mixed-use, hospitality and healthcare properties. Furthermore, multifamily rental properties have demonstrated returns during recessionary periods that are higher than those of other major property classes, and have been an effective inflation hedge due to the short term of the typical apartment lease, which is generally 12 months or less.

A publication entitled A Case for Investing in U.S. Apartments, Torto Wheaton Research©, (March, 2009) elaborated on many of the reasons our sponsor has focused on the multifamily sector. The key factors for investing in apartments are summarized below:

•	a long track record of having the highest risk-adjusted investment returns compared to other property types; relatively more resilient during economic downturns, delivering higher returns than other property classes during recessionary periods;

•	efficient cash distribution, due to relatively low capital expenditures and technical improvements;

•	stable access to debt, due in part to the lending activities of Fannie Mae and Freddie Mac, government-sponsored enterprises, lower cost of debt capital and the ability to support more debt with the same level of risk;

•	operating in a favorable, transparent and market-driven regulatory and taxation environment, with shorter leases than other property types, allowing quicker adjustment to changing market environments;

•	wide variation in terms of age, size, quality and location, creating a broad spectrum of opportunities and possible investment strategies, thereby providing greater liquidity than other sectors; 23,000 investment-grade apartment properties in the United States;

•	market fundamentals expected to remain positive over the next five to seven years, with demand expected to expand and new supply expected to subside, creating conditions favorable for moderate rent and revenue growth in most locations;

•	over a four-year period ending in 2008, the addition of about three million households to national rental demand as a result of new household formation, a declining homeownership rate and a subsequent increase in the propensity to rent for two significant cohorts—the “echo boomers” and foreign immigrants;

•	expected increases in rental demand over the next five years on account of favorable trends among rental cohorts, including a resumption in growth in population aged 20 to 29 (“echo boomers” or “Generation Y”) after two decades of decline, which group has the highest propensity to rent; and

•	apartments under-weighted in institutional real estate portfolios.

Apartment Acquisition Strategy

Cities with Strong Apartment Fundamentals

When evaluating potential acquisitions of investments in apartments, we generally consider whether the market where the investment is located is one that has the potential for growth by analyzing (i) the apartment supply and demand, (ii) the employment situation and (iii) the demographic make-up of the area. Specifically, we consider the following with respect to both the overall market and the submarket:

•	barriers to entry that would limit competition, such as zoning laws, physical barriers to new supply and local redevelopment or repositioning construction costs, among other factors;

•	properties under development that could pose competition and the potential for the construction of new competing properties in the area;

•	exposure to specific sectors of the economy and prospects for overall employment growth in the sectors of high exposure;

•	employment and household growth and net migration of the relevant market’s population;

•	tax and regulatory environment, specifically for any potential rent controls and landlord-tenant law, of the community in which the property is located;

•	income levels and employment growth trends in relevant markets;

•	educational levels of the relevant market’s population;

•	occupancy and demand by residents for properties of a similar type in the vicinity;

•	historical, current and forecasted effective rental rates and growth for properties of a similar type in the vicinity;

•	historical, recent and expected sales metrics for sales of properties of a similar type in the vicinity, specifically cap rates, cost per unit and cost per square foot;

•	historic and potential for capital appreciation generally;

•	likelihood of interest from institutional investors in the market;

•	prospects for liquidity through sale, financing or refinancing of the property;

•	synergy with existing operations in the area, if any; and

•	typical terms of resident leases for multifamily rental properties and the potential for rent increases.

Cities that Attract a Young, Creative and Educated Workforce

When evaluating potential acquisitions of multifamily rental properties, we also look for cities that have a “quality of place.” According to Richard Florida, author of The Rise of the Creative Class (Basic Books, 2012), these are cities that attract young, creative people such as doctors, lawyers, scientists, engineers, entrepreneurs and computer programmers in their mid-20’s to mid-30’s due to the cultural diversity, array of lifestyle and available jobs. Examples of such areas include Austin, Texas; Durham, North Carolina; and Atlanta, Georgia.

We evaluate the prospects of a particular city to attract young, high-paid workers from the “echo boomer,” or “Gen Y,” demographic over the next 15 years. We believe that this demographic will be the most vital component of the demand for multifamily units over the next 15 years in the United States. We believe that the development of a large pool of young, educated workers from Gen Y will be the key to a city’s ability to attract new employers who rely upon this large and creative workforce and that a young creative workforce will attract jobs, not vice versa. In the United States, industries, from technology to entertainment, journalism to finance, high-end manufacturing to the arts, are becoming increasingly reliant upon a highly educated workforce as opposed to a less educated workforce that can only provide general manual labor in manufacturing or basic skills in the service sector of the economy. Because this fast-growing, highly educated and well-paid segment of the workforce are in such high demand from American companies, we believe that acquiring multifamily assets in cities with a preponderance of this demographic will position us to benefit from Gen Y’s demand for multifamily housing from all socioeconomic renter classes, including the service providers to the young, creative workforce.

We believe that this young and educated workforce will be attracted to cities that offer an environment strongly suited to their particular likings. Rather than measuring a city’s quality-of-life to this demographic by evaluating a city’s offerings of professional sports entertainment, symphonies, ballets, operas or museums, we evaluate what we believe that this demographic is demanding, a diverse array of cultural and recreational opportunities, such as the city’s music scene, ethnic and cultural diversity, outdoor recreation opportunities and the city’s nightlife. Rather than focusing on cities that are trying to attract this new demographic and jobs that come with them by building generic high-tech office parks or subsidizing professional sports teams, we look for cities that have a “quality of place” and are attracting this creative demographic.

By investing in cities that attract the “creative class,” we believe that long-term job growth will be stronger and will assist in lifting incomes for renters in all classes, allowing rents to rise.

Affluent Locations within Cities

As described in David Brooks’ book On Paradise Drive, How We Live Now (And Always Have) in the Future Tense (Simon & Schuster, 2004), most American cities have developed in rings that can be described in the following categories listed in their progressive order starting in the city center and then moving outward:

•	Urban Core—the city center and central business district of a city where numerous entertainment offerings are located, such as restaurants, bars and theaters;

•	“Crunchy” Suburbs—areas just outside the urban core where small pockets of gentrification have occurred in older sections of American cities, often attracting a bohemian demographic group;

•	Moneyed Suburbs—inner-ring wealthy suburbs with older but very high-end single-family homes;

•	Immigrant Enclaves—commercial areas with extensive inexpensive retail and fast food offerings and inexpensive housing options utilized by many first-generation immigrant groups;

•	Suburbs—The expansive areas of post-war-constructed single-family housing, large shopping malls and newer office complexes; and

•	Exurbs—The newest area of extensive housing developed largely during the 1990s and 2000s, which was previously farmland, forest or desert on the edge of cities.

We will seek to acquire underperforming multifamily rental properties in and around the “moneyed suburbs,” including the outer portions of the “crunchy suburbs” and the inner portions of the suburbs. We believe that these areas offer greater long-term stability versus other areas of cities. In general, we will seek to acquire properties in areas with high levels of average household income relative to the population of that city, and in areas that are in-fill with high barriers to entry for new multifamily developments.

Real Estate Asset Management Strategy

General

Our advisor’s investment approach includes active and aggressive management of each asset acquired. Our advisor believes that active management is critical to creating value. Prior to the purchase of an individual asset or portfolio, our asset managers will work closely with our advisor’s acquisition and underwriting teams to develop an asset management strategy. This is a forecast of the action items to be taken and the capital needed to achieve the anticipated returns. Our advisor will review asset management strategies weekly to anticipate changes or opportunities in the market during a given phase of a real estate cycle. Our asset management strategies will be designed with a goal of realistic yet aggressive enhancement of value throughout the investment period.

In an effort to keep an asset in compliance with our underwriting standards, our advisor’s acquisition team will remain involved through the investment life cycle of the acquired asset and will actively consult with our asset managers throughout the hold period. In addition, our advisor’s executive officers will periodically review the operating performance of investments against projections, and will provide the oversight necessary to detect and resolve issues as they arise.

Retail and Hospitality Based Management Strategy

As of December 31, 2015, Resource Residential, a wholly owned subsidiary of our sponsor, manages 64 multifamily rental properties for our sponsor in 20 states with over 17,000 units. Resource Residential has over 600 employees. Resource Residential is headquartered in Philadelphia, Pennsylvania and has an office in Omaha, Nebraska. Furthermore, Resource Residential operates regional property management hubs in Tampa, Florida; Savannah, Georgia; Nashville, Tennessee; Cincinnati, Ohio; Detroit, Michigan; Kansas City, Missouri; Little Rock, Arkansas; Houston, Texas; and Phoenix, Arizona. The senior managers and employees of Resource Residential, acting through Resource Apartment Manager III, will assist in providing property management as well as construction management services to us.

We believe that, in general, the multifamily property management industry has not maintained pace with the increasing demands of multifamily residents for higher levels of customer services and the need to deploy more modern sales and marketing techniques to acquire new residents. We believe that the customer service leaders in the hospitality and retail industries provide templates for the types of experiences and customer services that today’s renters demand. Therefore, our sponsor has introduced a retail and hospitality based strategy through Resource Residential. Our retail and hospitality based strategy offers multifamily property management that is based around two periods of interaction with residents and prospective residents which are:

•	Retail Period. The period of time the prospective resident makes contact with a Resource Residential property via phone, web or physical visit until the time they move into a residence. During the Retail Period, the following elements are emphasized:

•	Web-based leasing portals with real-time unit availability, pricing and virtual tours that allow prospective renters to lease apartments online;

•	A well trained leasing staff that has been extensively training in the retail sales techniques; and

•	A well planned “leasing experience” for potential renters that is provided by choreographing the visual experience in leasing centers and model apartments through architectural, lighting and design improvements, specifically chosen music and clean and fresh scents during the leasing process to increase sales closure rates.

•	Hospitality Period. The period of time that a renter resides at the property. During the Hospitality Period, the following elements are emphasized:

•	A well trained staff that seeks to provide residents with a high level of service, with an emphasis on maintenance and security, which the sponsor believes has a high correlation with resident satisfaction and higher lease renewal rates;

•	Designated staff, such as concierges, focused on resident satisfaction and compensated based upon lease renewal rates; and

•	Web-based portals that offer existing residents online options, such as the ability to pay rent with credit cards or direct withdrawals from their savings or checking accounts.

In addition, we believe revenue-enhancing and cost-cutting technologies can improve the overall operating efficiencies of our properties and contribute to stronger profitability. Two notable technologies that are utilized throughout our portfolio are:

•	Revenue management utilizing yield-management software and a centralized revenue-management division to optimize daily rental rates based on evaluating hundreds of variables utilizing a quadratic program solver designed exclusively for multifamily rental properties. Yield-management software seeks to rent at higher effective rents during high demand periods, provide systematic forecasts of future demand, identify and react to softening markets, add discipline to unit pricing, drive consistency in pricing, embed corporate strategy into pricing, and enforce pricing policy compliance across the portfolio. When analyzing future demand, the forecast model considers items such as seasonality, recent demand levels, lease application lead times, traffic, differences by lease term, renewal demand behavior, future supply, early termination adjustments and unit type granularity. When analyzing pricing and profitability, the model also considers community exposure, lease velocity, demand and supply forecasts, lease expiration management, vacancy losses and the costs to ready a unit for re-leasing, demand for new or renewed leases, competitor rents, amenity upgrades and corporate strategy on one-time concessions versus a lower rent throughout a lease term; and

•	Expense management utilizing an automated Purchase Order (“PO”) system which is linked to property-management software. Through the PO system, expenses are approved based on dollar amount and the variance from the budget by the regional manager, senior regional manager or president, if applicable.

We believe that in addition to our retail and hospitality strategy, the utilization of technology can generate significant additional revenue-enhancing options at our properties, including the ability to provide and charge for premium units and upgrade packages.

Conditions to Closing Real Estate Investments

Our advisor will perform a diligence review on each property that we purchase. We generally will seek to condition our obligation to close the purchase of any property on the delivery of certain documents from the seller. Such documents, where available, include, but are not limited to:

•	any current or prior code violations;

•	bank or other financial institution statements with bank deposit receivables for the last six months;

•	business licenses, license fees, permits and permit bills;

•	capital expenditure history through the current year to date, including detail of any exterior work;

•	certificates of occupancy;

•	contracts and service agreements, including equipment leases;

•	correspondence with federal, state or municipal government offices, branches or agencies;

•	detailed rent roll for the most recent month, including concessions, security deposits, waivers of material conditions or other special conditions, including updated rent rolls as appropriate;

•	environmental, asbestos, soil, engineering reports, appraisals and wetland reports;

•	form leases;

•	general ledger for the past 12 months;

•	historical operating statements from ownership for the past three years, with month and year-to-date data for the last year and the current year;

•	income tax returns with income schedules for the last three years;

•	insurance invoices for the last two years and insurance losses, claims or other material correspondence regarding claims for the last five years;

•	list of any pending litigation affecting either the property or the residents;

•	monthly occupancy reports for the past two years;

•	multifamily resident and other property class tenant leases;

•	personal property inventory;

•	personnel list, wages and benefits;

•	plans and specifications, including as-built, architectural drawings and soil compaction studies;

•	surveys;

•	tax bills and assessment notices for the property and any personalty for the past four years, including any correspondence relating to tax appeals and reassessments;

•	tenant and vendor correspondence files;

•	termite and other pest inspections reports;

•	title commitment and recorded documents;

•	unexpired warranties; and

•	utility bills (gas, electric, water and sewer) for the past year, as well as the current year.

In order to be as thorough as reasonably possible in our due diligence, our advisor typically will obtain additional third-party reports. We may obtain reports with respect to property condition, soils, mechanical- and electrical-plumbing, structural, roof, air quality and mold, radon, seismic, lease audit, net operating income audit and others. We do not intend to acquire any property unless and until we obtain a new, or review a recent, Phase I environmental site assessment and are generally satisfied with the environmental status of the property.

Other Possible Investments and Activities

We may make investments in REITs and other real estate companies and other companies that hold real estate assets.

We may issue our securities, including units in our operating partnership, in exchange for real estate investments. We do not intend to underwrite securities of other issuers. Nor do we have any intent to engage in the purchase and sale of any types of investments other than direct or indirect interests in real estate and real estate-related debt investments.

Co-Investment Strategy

Instead of acquiring full ownership of a debt or equity real estate investment, we may acquire partial, indirect interests in some of our debt or equity real estate investments by entering into co-investment agreements with other co-owners of the real estate investments, which may be independent third parties or affiliates of our advisor, including Resource America or investors in existing or new real estate investment programs sponsored by our advisor or its affiliates. Our ownership percentage of each of the new entities will generally be pro rata to the amount of money we apply to the purchase price (including financing, if applicable), and the acquisition, construction, development or renovation expenses, if any, of the real estate investment owned by the new entity relative to the total amounts applied, unless we and the other co-owners negotiate some other method of allocating the ownership of the real estate investment between us and the other co-owners.

Our co-investment partners may have business or economic objectives that are inconsistent with ours. Also, when more than one person controls a real estate investment, there may be a stalemate on decisions, including decisions regarding cash distributions, reserves, or a proposed sale or refinancing of the real estate investment, and the other parties to the co-investment agreement may have the right to make those decisions instead of us. If we co-invest with Resource America, we expect, in most cases, to have control of the co-investment and majority ownership.

Tenant-in-Common Interests in Properties (TICs)

Resource Real Estate has no current intention of syndicating tenant-in-common (“TIC”) investment programs; however, we retain the right to acquire TICs in the future. Therefore, instead of acquiring full equity ownership of a property, we may acquire TIC interests in properties that will be subject to certain agreements with one or more other TIC interest equity owners of the properties, which may be either affiliates of our advisor or independent third-party investors. Our investments may be in existing or new TIC investments advised by affiliates of our advisor, including Resource Real Estate. Under the TIC interest agreements, an owner of an undivided TIC interest in a property is generally obligated only for its share of expenses, and is entitled only to its share of income, from the property. Thus, as a TIC interest owner in a property, we would be required to pay only our share of expenses, including real estate taxes and management fees that will be payable to affiliates of our advisor, and generally will share all profits and losses generated by the property pro rata in proportion to our respective TIC interest. The TIC interest agreements will cover such areas as the:

•	selling or refinancing of the property;

•	managing the property;

•	distributions of the property’s net revenues, if any; and

•	operating the property, including leasing guidelines and rent levels.

We will not acquire TIC interests in a property unless Resource Apartment Manager III or another affiliate of our advisor has asset management control over the property. See “Risk Factors.”

Disposition Policies

We are not required to hold a real estate investment for any particular minimum term before it is sold, refinanced or otherwise disposed of. After we have paid down any acquisition financing on a property, if and when the property has increased in value, we may refinance the property and distribute the proceeds, after fees, expenses and payment of other obligations and reserves, to our stockholders. The determination as to whether and when a particular real estate investment should be sold, refinanced or otherwise disposed of, will be made by our advisor after a consideration of relevant factors, including:

•	performance of the real estate investment;

•	market conditions;

•	the structure of the current financing and currently available refinancing;

•	achieving our principal investment objectives;

•	the potential for future capital appreciation;

•	cash flow; and

•	federal income tax considerations.

In addition, with respect to refinancing properties, our advisor will consider the amount of our initial cash investment and whether the property is subject to financing that comes due in a relatively short term.

For information regarding the disposition fees our advisor will receive upon the sale of our real estate investments, see “Management Compensation.”

Borrowing Policies

We intend to make equity investments with cash but intend to leverage strategically to enhance our returns. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets unless a majority of our conflicts committee finds substantial justification for borrowing a greater amount and such excess borrowings are disclosed in our next quarterly report, along with the conflicts committee’s justification for such excess. Examples of such a substantial justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. On a total portfolio basis, however, based on current lending market conditions, we anticipate that we will not leverage our assets in an amount equal to 55% to 60% of the cost of our assets. Our board of directors will review our aggregate borrowings on a quarterly basis.

First, we may obtain REIT-level financing through a line of credit from third-party financial institutions or other commercial lenders. Our assets will serve as collateral for this type of debt incurred to acquire real estate investments. In addition to debt financing at the REIT-level, we may also finance the acquisition costs of individual real estate investments, as well as the acquisition costs of all or a group of real estate investments acquired by us, by causing our subsidiaries to borrow directly from third-party financial institutions or other commercial lenders. Under these circumstances, our advisor anticipates that certain properties acquired will serve as collateral for the debt we incur to acquire those particular properties and that we will seek to obtain nonrecourse financing for the acquisition of the properties. However, there is no guarantee that our advisor will be successful in obtaining financing arrangements on a property-by-property basis and that the loans would be nonrecourse to us. Finally, we may also obtain seller financing with respect to specific assets that we acquire.

Exit Strategy—Liquidation or Listing Policy

We may provide our stockholders with a liquidity event or events by some combination of the following: (i) liquidating all, or substantially all, of our assets and distributing the net proceeds to our stockholders or (ii) listing our shares for trading on an exchange. In addition to such liquidity events, our board may also consider pursuing various liquidity strategies, including adopting a more expansive share redemption program (subject to the applicable federal securities laws) or engaging in a tender offer, to accommodate those stockholders who desire to liquidate their investment in us. Our board anticipates evaluating such events within three to six years after we terminate this primary offering, subject to then prevailing market conditions. We are not, however, required to provide our stockholders a liquidity event by a specified date or at all.

If we do not begin the process of liquidating our assets or listing our shares within six years of the termination of this primary offering and a majority of our board of directors and a majority of our independent directors have not voted to defer the meeting beyond the sixth anniversary of the termination of this offering, upon the request of stockholders holding 10% or more of our outstanding shares of common stock, our charter requires that we hold a stockholder meeting to vote on a proposal for our orderly liquidation. Prior to any stockholder meeting, our directors would evaluate whether to recommend the proposal to our stockholders and, if they so determine, would recommend the proposal and their reasons for doing so. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal to our stockholders up to once every two years upon the written request of stockholders owning 10% of our outstanding common stock.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond six years from the termination of this offering. Once we commence liquidation, we would begin an orderly sale of our properties and other assets. We are under no obligation to conclude our liquidation within a set time because the precise timing of the sale of our assets will depend on the prevailing real estate and financial markets, the economic conditions in the areas in where our properties are located and federal income tax consequences to our stockholders, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all of our assets are sold. In making the decision to liquidate, apply for listing of our shares or pursue other liquidity strategies, our directors will try to determine which option will result in greater value for stockholders as well as satisfy the liquidity needs of our stockholders.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities. Pursuant to our charter, we will not:

•	borrow if such debt causes our total liabilities to exceed 75% of the aggregate cost of tangible assets we own, unless approved by a majority of the conflicts committee;

•	invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•	make or invest in mortgage loans unless an appraisal is available concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make an investment if the related acquisition fees and expenses are not reasonable or exceed 6% of the contract purchase price for the asset, provided that the investment may be made if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that the transaction is commercially competitive, fair and reasonable to us;

•	acquire equity securities unless a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the members of our conflicts committee) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known changes, is sufficient to service that higher level of debt as determined by the board of directors or a duly authorized executive officer;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•	issue redeemable equity securities (as defined in the Investment Company Act of 1940, as amended), which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests; or

•	make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our charter or distributions that meet all of the following conditions: (a) our board of directors advises each stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each stockholder the election of receiving such in kind distributions and (c) in kind distributions are made only to those stockholders who accept such offer.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares.”

Investment Limitations Under the Investment Company Act of 1940

General

We intend to conduct our operations so that neither we nor any of our subsidiaries will be required to register as an investment company under the Investment Company Act. Under the relevant provisions of Section 3(a)(1) of the Investment Company Act, an investment company is any issuer that:

•	pursuant to Section 3(a)(1)(A), is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities (the “primarily engaged test”); or

•	pursuant to Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis (the “40% test”). “Investment securities” excludes U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) (relating to private investment companies).

We believe that we and our Operating Partnership will not be required to register as an investment company under either of the tests above. With respect to the 40% test, most of the entities through which we and our Operating Partnership will own our assets will be majority-owned subsidiaries that will not themselves be investment companies and will not be relying on the exceptions from the definition of investment company under Section 3(c)(1) or Section 3(c)(7).

With respect to the primarily engaged test, we and our Operating Partnership will be holding companies and do not intend to invest or trade in securities ourselves. Rather, through the majority-owned subsidiaries of our Operating Partnership, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real estate and real estate-related assets.

If any of the subsidiaries of our Operating Partnership fail to meet the 40% test, we believe they will usually, if not always, be able to rely on Section 3(c)(5)(C) of the Investment Company Act for an exception from the definition of an investment company. (Otherwise, they should be able to rely on the exceptions for private investment companies pursuant to Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.) As reflected in no-action letters, the SEC staff’s position on Section 3(c)(5)(C) generally requires that an issuer maintain at least 55% of its assets in “mortgages and other liens on and interests in real estate,” or qualifying assets; at least 80% of its assets in qualifying assets plus real estate-related assets; and no more than 20% of the value of its assets in other than qualifying assets and real estate-related assets, which we refer to as miscellaneous assets. To constitute a qualifying asset under this 55% requirement, a real estate interest must meet various criteria based on no-action letters. We expect that any of the subsidiaries of our Operating Partnership relying on

Section 3(c)(5)(C) will invest at least 55% of its assets in qualifying assets, and approximately an additional 25% of its assets in other types of real estate-related assets. If any subsidiary relies on Section 3(c)(5)(C), we expect to rely on guidance published by the SEC staff or on our analyses of guidance published with respect to types of assets to determine which assets are qualifying real estate assets and real estate-related assets.

Pursuant to the language of Section 3(c)(5)(C), we will treat an investment in real property as a qualifying real estate asset. The SEC staff, according to published guidance, takes the view that certain mortgage loans and other types of real estate-related loans in which we may invest are qualifying real estate assets. Thus, we intend to treat these investments as qualifying real estate assets. The SEC staff has not published guidance with respect to the treatment of commercial mortgage-backed securities for purposes of the Section 3(c)(5)(C) exemption. Unless we receive further guidance from the SEC or its staff with respect to residential or commercial mortgage-backed securities, we intend to treat residential or commercial mortgage-backed securities as a real estate-related asset.

If any subsidiary relies on Section 3(c)(5)(C), we expect to limit the investments that the subsidiary makes, directly or indirectly, in assets that are not qualifying assets and in assets that are not real estate-related assets. In 2011, the SEC issued a concept release indicating that the SEC and its staff were reviewing interpretive issues relating to Section 3(c)(5)(C) and soliciting views on the application of Section 3(c)(5)(C) to companies engaged in the business of acquiring mortgages and mortgage-related instruments. To the extent that the SEC or its staff provides guidance regarding any of the matters bearing upon the exceptions we and our subsidiaries rely on from registration as an investment company, we may be required to adjust our strategy accordingly. Any guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific assets. Affiliates of our advisor are continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other programs sponsored by Resource Real Estate. While this public offering is pending, if we believe that a reasonable probability exists that we will acquire a material asset, this prospectus will be supplemented to disclose the probability of acquiring the asset. We expect that this will normally occur upon the satisfaction or expiration of major contingencies in the applicable purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such acquisition or that the information provided concerning the proposed acquisition will not change between the date of the supplement and any actual purchase.

Changes in Investment Objectives and Policies

You will have no voting rights with respect to the establishment, implementation or alteration of the investment objectives and our policies, all of which are the responsibility of our board of directors and advisor. However, we will not make any changes in the investment objectives and policies that would constitute a fundamental change without filing a post-effective amendment with the SEC describing such change in investment objectives and policies.

PLAN OF OPERATION

General

We are a recently formed Maryland corporation that intends to take advantage of our sponsor’s multifamily investing and lending platforms to invest in apartment communities in order to provide you with growing cash flows and increasing asset values. We intend to acquire underperforming apartment communities which we will renovate and optimize in order to increase rents and, to a lesser extent, acquire or originate commercial real estate debt secured by apartments. We believe multiple opportunities exist within the multifamily industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience investing in apartments, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets. If we are only able to raise the minimum offering or an amount substantially less than our maximum offering, our plan of operation will be scaled down considerably and we would expect to acquire a limited number of assets. Although this is our current target portfolio, we may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that our advisor presents us with good investment opportunities that allow us to meet the REIT requirements under the Internal Revenue Code, our portfolio composition may vary from what we initially expect. As of the date of this prospectus, we have not identified any properties or other investments in which there is a reasonable probability that we will invest.

In general, we will utilize conservative underwriting criteria when evaluating possible acquisitions. Our approach includes the following overarching assumptions:

•	Extended Period of Moderate Economic Growth—Our current views on general economic growth include a prolonged period of higher than average unemployment and underemployment for those without college degrees, and an overall economy that grows slowly, rather than forecasting exceptionally strong economic and employment growth.

•	Cap Rates—We believe that cap rates will either increase or stay the same throughout the holding period of our assets.

•	Extended Period of Time to Correct Operating Deficiencies—At present, we estimate that for underperforming multifamily assets, it will generally take at least two years to improve the asset and to re-lease the asset to higher paying residents allowing us to begin harvesting the full impact of improved cash flows or to begin marketing the asset for sale.

This underwriting criteria is utilized in the overall evaluation of individual assets when forecasting future revenue, expenses, financing and sale expectations.

As conditions change, so will the details of our underwriting criteria; however, we believe that, in general, our underwriting must be based on conservative assumptions that achieve our overall investment and return goals. Although we believe that our pro forma underwriting criteria captures an accurate picture of the real estate market today, there can be no assurance that these underwriting criteria or its underlying assumptions are correct or that rapid changes to the market may not change economic realities before we are able to adapt our criteria to such changes.

Resource Apartment Advisor III is our advisor. Our advisor will manage our day-to-day operations and our portfolio of real estate assets, including making certain decisions with respect to the acquisition of certain insignificant investments, subject to the limitations in our charter and the direction and oversight of our board of directors. Our advisor also will provide asset-management, marketing, investor-relations and other administrative services on our behalf.

We intend to make an election to be taxed as a REIT under the Internal Revenue Code, beginning with the taxable year ending December 31, 2016. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2016, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes thereafter.

Results of Operations

We were formed on July 15, 2015 and, as of the date of this prospectus, we are in our organizational and development stage. We will not commence any significant operations until we have raised the minimum offering amount of $2,000,000. As we have not acquired any properties or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio, the multifamily residential housing industry and real estate generally, which may reasonably be expected to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in our primary offering up to $1,000,000,000 of shares of our Class A and Class T common stock, $0.01 par value per share, at $10.00 per share and $9.47 per share, respectively. We are also offering up to $100,000,000 of shares of our Class A and Class T common stock to be issued pursuant to our distribution reinvestment plan under which our stockholders may elect to have distributions reinvested in additional shares of Class A common stock at $9.60 per share or additional shares of Class T common stock at $9.09 per share. We are dependent upon the net proceeds from this offering to conduct our proposed operations.

We will obtain the capital required to purchase real estate investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks or other lenders, from proceeds from the sale of assets and from any undistributed funds from our operations. In addition, our advisor will advance funds to us for certain accrued organization and offering costs. As of the date of this prospectus, we have not identified any additional sources of financing and have not made any investments in real estate or otherwise, and our total assets consist of our advisor’s initial investment in us of $200,000. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

We will not sell any shares in this offering unless we raise a minimum of $2,000,000 in gross offering proceeds. If we are unable to raise substantially more funds in the offering than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of property we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available or, if available, that the terms will be acceptable to us.

We currently have no outstanding debt. On a total portfolio basis, based on current lending market conditions, we anticipate that we will not leverage our assets in an amount equal to 55% to 60% of the cost of our assets. Our charter does not limit us from incurring debt until our borrowings would be in excess of 300% of our net assets, though we may exceed this limit under certain circumstances. We expect our short-term liquidity for acquisitions and operating expenses will be sourced from the net proceeds of this offering. We believe our primary liquidity source for acquisitions and long-term funding will include the net proceeds of this offering and capital from any future joint venture partners. Subject to maintaining our qualification as a REIT and our Investment Company Act exemption, we may also pursue a number of potential other funding sources, including mortgage loans, portfolio level credit lines and government financing.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor and the dealer manager. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions, the dealer manager fee and the distribution and shareholder servicing fee and payments to the dealer manager and our advisor for reimbursement of certain organization and offering expenses. Pursuant to the terms of our advisory agreement, we have no obligation to reimburse our advisor for organization and offering expenses until we raise the minimum offering amount. Once we begin reimbursing our advisor for such expenses, our advisor has agreed to reimburse us to the extent that selling commissions, the dealer manager fee, the distribution and shareholder servicing fee and other organization and offering expenses incurred by us exceed 15% of our gross offering proceeds. In addition, we have no obligation to reimburse our advisor for organization and offering expenses (other than selling commissions and the dealer manager fee) in excess of 4% of our gross offering proceeds if we raise less than $500 million in the primary offering, and 2.5% of our gross offering proceeds if we raise $500 million or more in the primary offering. During our acquisition and development stage, we expect to make payments to our advisor in connection with the selection or purchase of real estate investments, the management of our assets and costs incurred by our advisor in providing services to us. For a discussion of the compensation to be paid to our advisor and the dealer manager, see “Management Compensation.” The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and our conflicts committee.

Distributions

We have not paid any distributions as of the date of this prospectus. We expect our board of directors to authorize and declare distributions based on daily record dates, and we expect to pay these distributions on a monthly basis. Thus, once we commence paying distributions, you will begin accruing distributions immediately upon our acceptance of your subscription. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment. We may also make stock distributions. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time. No distributions will be made with respect to shares of convertible stock.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances, where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have less funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

In addition to cash distributions, our board of directors may declare stock distributions. Although there are a number of factors that we will consider in connection with such a declaration, such stock distributions are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering prices would dilute the value of a share to our then existing stockholders. Such a stock distribution would be intended to have the same effect as raising the prices at which our shares of common stock are offered. We note that some of the investment opportunities that we expect to see in the market at this time are investments that are attractive more so because of their appreciation potential rather than because of their current yield. Especially given the investment opportunities at this time and during an ongoing public offering, distributions in shares of our common stock may be in the long-term best interests of our stockholders.

Income Taxes

We intend to elect to be taxed as a REIT under the Internal Revenue Code and intend to operate as such beginning with our taxable year ending December 31, 2016. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Investments

We will record acquired real estate at cost and make assessments as to the useful lives of depreciable assets. We will have to make subjective assessments as to the useful lives of our depreciable assets. We will consider the period of future benefit of an asset to determine its appropriate useful life. We anticipate the estimated useful lives of our assets by class to be as follows:

Buildings	27.5 years
Building improvements	3.0 to 27.5 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Impairment of Long Lived Assets

For operations related to properties that have been sold or properties that are intended to be sold, we will present them as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet.

When circumstances indicate the carrying value of a property may not be recoverable, we will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Real Estate Loans Receivable

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that we will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment if any is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan is deemed to be impaired, we will record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of our real estate loans receivable and an overstatement of our net income.

We may acquire real estate loans at a discount due to credit quality. Revenues from these loans are recorded under the effective interest method. Under this method an effective interest rate (“IRR”) is applied to the cost basis of the real estate loan receivable. The IRR that is calculated when the real estate loan receivable is acquired remains constant and is the basis for subsequent impairment testing and income recognition. If the amount and timing of future cash collections are not reasonably estimable, we account for the real estate receivable on the cost recovery method. Under the cost recovery method of accounting, no income is recognized until the basis of the real estate loan receivable has been fully recovered.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is our policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

We will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which we expect will range from one month to ten years.

We will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

We also will consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also will include real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management will also estimate costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of our existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

We will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of our reported net income. These estimates are subject to change until all information is finalized, which is generally within one year of the acquisition date.

Revenue Recognition

We will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and will include amounts expected to be received in later years in deferred rents. We will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

We will make estimates of the collectability of our tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. We will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income.

The specific timing of a sale will be measured against various criteria related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, we will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

PRIOR PERFORMANCE SUMMARY

The information presented in this Prior Performance Summary and in the Prior Performance Tables included in this prospectus as Appendix A represents the summary historical experience of real estate programs sponsored by (a) Resource Real Estate, our sponsor, through December 31, 2015, and (b) Resource America, our sponsor’s ultimate parent, through December 31, 2015. We define such a program as a fund in which passive investors pool their money and rely on the efforts of Resource Real Estate or Resource America and their affiliates to manage the fund and to acquire real estate that was not identified at the time of the commencement of the fund’s offering. Investors in our company should not assume that they will experience returns comparable to those experienced by investors in these prior real estate programs.

During the ten-year period ended December 31, 2015, Resource Real Estate sponsored ten real estate investment programs and co-sponsored two additional real estate investment programs with an unaffiliated third party. These 12 programs were formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of multifamily apartment properties as well as retail, office and industrial properties in the United States. All but four of the programs are private programs that have no public reporting requirements. All of the programs have investment objectives similar to our own. Resource America, Inc., the ultimate parent of Resource Real Estate, also sponsored a publicly traded REIT, Resource Capital (NYSE: RSO), in 2005. Resource Capital is externally managed by affiliates of our sponsor.

From inception through December 31, 2015, the private programs sponsored by Resource Real Estate referenced above raised gross offering proceeds of $251,779,000 from 2,437 investors. As of December 31, 2015, the private programs held interests in 15 real estate properties for a total investment of $250,842,000. All of these 15 properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2015, the private programs had sold 18 previously acquired real estate properties.

From inception through December 31, 2015, the four public real estate programs sponsored by Resource Real Estate referenced above, Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Opportunity REIT and Resource Opportunity REIT II raised gross offering proceeds of $35,000,000 from 578 investors, $30,911,393 from 589 investors, $622,077,000 from 17,498 investors, and $522,466,013 from 12,181 investors, respectively (excluding Resource Capital Partners’ and the respective advisors’ investments, as applicable). Through December 31, 2015, the public real estate programs purchased interests in 53 real estate properties for a total investment of $1.3 billion. All of the properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2015, 14 of the properties had been sold. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” to this prospectus.

Resource Real Estate Investors 6, L.P. and Resource Real Estate Investors 7, L.P. each have a planned liquidation date of eight years from the offering commencement date with the possibility of two one-year extensions. The respective prospectuses of Resource Opportunity REIT and Resource Opportunity REIT II both disclosed that the respective boards of directors of Resource Opportunity REIT and Resource Opportunity REIT II both anticipate evaluating a liquidity event within three to six years after the termination of each company’s primary offering, subject to then prevailing market conditions. In making the decision to liquidate or apply for listing of its shares, the boards of directors of both companies will try to determine whether liquidating the company’s assets or listing the company’s shares will result in greater value for stockholders.

From inception through December 31, 2015, Resource Capital, a public real estate program sponsored by Resource America that invests in commercial real estate-related assets such as whole loans, A-Notes, B-Notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, senior secured corporate loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations, raised gross offering proceeds of $1.3 billion from private and public investors. Through December 31, 2015, Resource Capital had a total of $2.0 billion of capital commitments in commercial real estate-related assets. As of December 31, 2015, 104 of its real estate-related investments had been paid off. Resource Capital’s common stock has traded on the New York Stock Exchange since February 7, 2006 and it has no planned liquidation date.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with our sponsor’s public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Opportunity REIT, Resource Opportunity REIT II, and Resource Capital file electronically with the SEC.

Acquisition Summary

During the ten-year period ended December 31, 2015, Resource Real Estate and its affiliates sponsored or co-sponsored programs that acquired 89 properties, all of which were multifamily residential properties. Information regarding the location of each property is summarized below.

Public Programs

Location	Ten Year Period Ended December 31, 2015 No. of Properties
Alabama	3
Arizona	1
California	2
Colorado	3
Florida	2
Georgia	8
Illinois	1
Kansas	1
Kentucky	2
Louisiana	1
Maine	3
Michigan	1
Minnesota	2
Missouri	2
Nebraska	1
North Carolina	1
Ohio	3
Oklahoma	1
Oregon	1
Pennsylvania	1
South Carolina	2
Tennessee	1
Texas	22
Virginia	2

Total	67

Private Programs

Location	No. of Properties
Arkansas	2
Georgia	3
Idaho	1
Kansas	1
Missouri	1
Tennessee	3
Texas	11

Total	22

Adverse Business Developments or Conditions

The following lists adverse business developments for our sponsor and its affiliates, including investment programs sponsored by our sponsor and its affiliates. Certain programs sponsored by our sponsor or its affiliates have experienced lower than originally expected cash flows from operations. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. For 2004 and 2007, Resource Real Estate Investors, L.P. (“RRE I”) had negative cash flow from operations of $111,874 and $206,885, respectively. During 2005, 2007, and 2008, RRE I utilized $270,410, $541,776, and $148,246, respectively, from reserves to supplement cash flow from operations. For 2006 and 2007, Resource Real Estate Investors II, L.P. (“RRE II”) had negative cash flow from operations of $680,056 and $42,097, respectively. During 2006, 2007 and 2008, RRE II utilized $916,459, $250,706 and $207,219, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P. (“RRE III”), cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay in receiving tax refunds from tax appeals on two fund properties located in Texas during 2007 and 2008. During 2007 and 2008, RRE III utilized $723,343 and $157,192, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P. (“RRE IV”), cash flow deficiencies occurred at some of the fund properties during 2008 and 2009. During 2008 and 2009, RRE IV utilized $11,370 and $164,627, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors V, L.P. (“RRE V”), cash flow deficiencies have occurred at some of the properties in the fund due to third party property management issues. For Resource Real Estate Investors 6, L.P. (“RRE VI”), cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. Cash flow deficiencies are expected to continue in that fund also due to the restructuring of a subordinated debt investments held by the fund that were in default. During 2008 through 2011, RRE VI utilized $272,241, $1,996,000, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,025, respectively, from reserves to supplement cash flow from operations.

Excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from anticipated or unanticipated rent shortfalls. Subsequent to the quickening and deepening of the global and national economic contraction in late 2008, a more conservative distribution policy was enacted for many of our sponsor’s private and public programs. As a part of our sponsor’s more conservative distribution policies, monthly distributions were reduced to 3% for RRE IV (since increased to 3.25%), RRE V and RRE VI and to 1% for RRE I, RRE II and RRE III (since increased to 1.5%), effective as of April 2010. Excess cash flow after distributions each month is retained by each of those programs as reserves to cover anticipated and unanticipated property expenditures and reductions in cash flow. Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions or loans from Resource Capital Partners, Inc. or its affiliates.

Additionally, our sponsor, its affiliates and investment programs sponsored by our sponsor and its affiliates, including Resource America, have sold properties at net losses due to adverse developments with respect to such specific properties and adverse events in the real estate market in general. For additional information regarding such property dispositions, please refer to the table included under “Experience Buying, Improving and Selling Real Estate and Real Estate-Related Debt” beginning on page 117 of this prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of an investment in our common stock. The law firm of DLA Piper LLP (US), acting as our tax counsel, has reviewed this summary. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “Resource Apartment REIT III, Inc.,” “we,” “our” and “us” mean only Resource Apartment REIT III, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not currently expect to seek an advance ruling from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that we and our subsidiaries and affiliates will operate in accordance with their applicable organizational documents. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock through the exercise of employee stock options (if we ever have employees) or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “constructive ownership transaction,” “synthetic security” or other integrated investment;

•	“S” corporations;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

This summary assumes that investors will hold their common stock as a capital asset, which generally means as property held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. For example, a stockholder that is a partnership or trust that has issued an equity interest to certain types of tax-exempt organizations may be subject to a special entity-level tax if we make distributions attributable to “excess inclusion income.” See “—Taxation of Resource Apartment REIT III, Inc.—Taxable Mortgage Pools and Excess Inclusion Income.” A similar tax may be payable by persons who hold our stock as nominees on behalf of tax-exempt organizations. You are urged to consult your tax advisor regarding the federal, state, local and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of Resource Apartment REIT III, Inc.

We intend to elect to be taxed as a REIT under Section 856 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2016. We believe that we have been organized and expect to operate in such a manner as to qualify for taxation as a REIT.

We expect the law firm of DLA Piper LLP (US), acting as our tax counsel in connection with this offering, to render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2016. It must be emphasized that the opinion of DLA Piper LLP (US) will be based on various assumptions relating to our organization and operation and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by DLA Piper LLP (US) or by us that we will qualify as a REIT for any particular year. The opinion is expressed as of the date issued and will not cover subsequent periods. Counsel has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by DLA Piper LLP (US). Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay to our stockholders and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

Certain domestic stockholders that are individuals, trusts or estates are generally taxed on corporate distributions at a maximum rate of 20%. With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

Any net operating losses and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders.”

If we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, including any deductions of net operating losses.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a “taxable mortgage pool” or a residual interest in a REMIC), we could be subject to corporate level federal income tax at a 35% rate to the extent that such income is allocable to specified types of tax-exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “—Taxable Mortgage Pools and Excess Inclusion Income” below. “Disqualified organizations” are any organization described in Section 860E(e)(5) of the Code, including: (i) the United States; (ii) any state or political subdivision of the United States; (iii) any foreign government; and (iv) certain other organizations.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•	If we should violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure.

•	If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on transactions between us and a TRS (as described below) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•	The earnings of our subsidiaries, including any subsidiary we may elect to treat as a TRS, are subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified tax-exempt entities);

(7)	which elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

(8)	which meets other tests described below, including with respect to the nature of its income and assets.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, will be 2016). Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in “Description of Shares—Restrictions on Ownership of Shares.”

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements.

If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Internal Revenue Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. If we are a partner in an entity that is treated as a partnership for federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements. For any period of time that we own 100% of our Operating Partnership, all of our Operating Partnership’s assets and income will be deemed to be ours for federal income tax purposes.

Disregarded Subsidiaries. If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into, if any, will be treated as qualified REIT subsidiaries. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for federal income tax purposes, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests.”

Taxable Corporate Subsidiaries. In the future we may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as taxable REIT subsidiaries (“TRSs”). A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 25% (20% for taxable years after 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS with a debt-equity ratio in excess of 1.5 to 1 may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

We may own TRSs that are organized outside of the United States. For example, we may hold certain investments and instruments through TRSs to the extent that direct ownership by us could jeopardize our compliance with the REIT qualification requirements, and we may make TRS elections with respect to certain offshore issuers of CDOs or other instruments to the extent that we do not own 100% of the offshore issuer’s equity. Special rules apply in the case of income earned by a taxable subsidiary corporation that is organized outside of the United States. Depending upon the nature of the subsidiary’s income, the parent REIT may be required to include in its taxable income an amount equal to its share of the subsidiary’s income, without regard to whether, or when, such income is distributed by the subsidiary. See “—Income Tests” below. A TRS that is organized outside of the United States may, depending upon the nature of its operations, be subject to little or no federal income tax. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We currently expect that any offshore TRSs will rely on that exemption or otherwise operate in a manner so that they will generally not be subject to federal income tax on their net income at the entity level.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” distributions received from other REITs, and gains from the sale of real estate assets, any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of both gross income tests. We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, where a mortgage covers both real property and personal property, an apportionment of the interest income must be made as described below. If the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. For purposes of the 75% gross income test, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, such personal property is treated as real property. Note that a “significant modification” of a debt instrument will result in a new debt instrument which can require new tests of the value of the underlying real estate. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

In the event that we invest in a mortgage that is secured by both real property and personal property (that exceeds the 15% threshold described above), we would be required to apportion our annual interest income to the real property security based on a fraction, the numerator of which is the value of the real property securing the loan, determined as of (i) the date we committed to acquire the loan, or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, and the denominator of which is the highest “principal amount” of the loan during the year.

Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrow default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. If we modify our mortgage loans in the future, no assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify a mortgage loan in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. If the fair market value of the real property securing a loan has decreased, a portion of the interest income from the loan would not be qualifying income for the 75% gross income test and a portion of the value of the loan would not be a qualifying asset for purposes of the 75% asset test.

Interest, including original issue discount or market discount that we accrue on our real estate-related debt investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan as of a certain testing date, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the real property is not held as inventory or dealer property or primarily for sale to customers in the ordinary course of business. To the extent that we derive interest income from a mortgage loan or income from the rental of real property (discussed below) where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not on the net income or profits of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the

Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. However, the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

We and our subsidiaries may also invest in REMICs, and we may invest in other types of commercial mortgage-backed securities. See below under “—Asset Tests” for a discussion of the effect of such investments on our qualification as a REIT.

We may also hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. B-Notes are interests in underlying loans created by virtue of participations or similar agreements to which the originator of the loans is a party, along with one or more participants. The borrower on the underlying loans is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loans and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loans. The originator often retains a senior position in the underlying loans and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect to treat our participation interests as qualifying real estate assets for purposes of the REIT asset tests described below and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “—Taxation of REITs in General,” “—Requirements for Qualification—General,” “—Asset Tests” and “—Failure to Qualify.”

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount will generally be treated as “market discount” for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. This deemed reissuance may prevent the modified debt from qualifying as a good REIT asset if the underlying security has declined in value. See the discussion of Revenue Procedure 2014-51 above.

In general, we will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally we are not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on the disposition of the debt instrument may be treated as ordinary income rather than capital gain.

If we eventually collect less on a debt instrument than the amount we paid for it plus the market discount we had previously reported as income, there would potentially be an ordinary bad debt deduction (rather than capital loss) but this is not free from doubt, and may depend on the characteristics of the underlying obligation, and the amount of cash we collect on maturity, etc. Our ability to benefit from that bad debt deduction (or capital loss) would depend on our having taxable income (or capital gain) in that later taxable year. REITs may not carry back net operating losses, so this possible “income early, loss later” phenomenon could adversely affect us and our stockholders if it were persistent and in significant amounts.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by us encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may recognize substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this taxable income for which cash has not been received is recognized. See “—Annual Distribution Requirements.”

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests and (3) to manage risk with respect to prior hedging transactions described in (1) and (2) above, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, the Internal Revenue Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans and (subject to certain limitations) debt instruments issued by publicly offered REITs. Further, certain ancillary personal property leased with real property will be treated as real property for purposes of the 75% asset test if the rent attributable to such personal property does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under a lease. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.

Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. Fourth, the aggregate value of all securities of taxable REIT subsidiaries that we hold may not exceed 25% (20% for taxable years after 2017) of the value of our total assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset test, as explained below).

We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

If a loan is secured by real property and personal property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (i) the date we agreed to acquire or originate the loan, or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the loan will be a non-qualifying asset for purposes of the 75% asset test. However, if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, such personal property is treated as real property for purposes of the 75% asset test computation.

Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) the REIT provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, and (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Certain securities will not cause a violation of the 10% asset test described above. Such securities include instruments that constitute “straight debt,” which includes, among other things, securities having certain contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% asset test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security (including debt securities) issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% asset test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

Any interests that we hold in a REMIC will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, whether or not it is distributed. See “—Taxable Mortgage Pools and Excess Inclusion Income.”

To the extent that we hold mortgage participations or commercial mortgage-backed securities that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income tests, depending upon the circumstances and the specific structure of the investment.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “—Income Tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (1) satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (2) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders in an amount at least equal to:

(a)	the sum of

(1)	90% of our “REIT taxable income,” computed without regard to our net capital gains and the dividends paid deduction, and

(2)	90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

In addition, if we were to recognize “built-in-gain” (as defined below) on disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration; or (ii) declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

It is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (a) our actual receipt of cash, including receipt of distributions from our subsidiaries, and (b) our inclusion of items in income for federal income tax purposes. Other potential sources of non-cash taxable income include:

•	“residual interests” in REMICs or taxable mortgage pools;

•	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

•	loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash.

In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange short-term, or possibly long-term, borrowings, or to pay distributions in the form of taxable in-kind distributions of property.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to domestic stockholders that are individuals, trusts and estates will generally be taxable at capital gains rates. In addition, subject to the limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at regular corporate rates, nor does the tax apply to sales which qualify for a safe harbor as described in Section 857(b)(6) of the Internal Revenue Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property.

Derivatives and Hedging Transactions

We and our subsidiaries may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (1) in the normal course of our business primarily to manage risk of interest rate, inflation or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests, and (3) to manage risk with respect to prior hedging transactions described in (1) and (2) above, each of which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities through our TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations (liabilities) that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP, which might be noncash accrued income, could be treated as excess inclusion income. Section 860E(c) of the Code defines the term “excess inclusion” with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term “applicable federal rate” refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year. Under recently issued IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. We are required to notify our stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of our excess inclusion income:

•	cannot be offset by any net operating losses otherwise available to the stockholder;

•	is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and

•	results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “—Taxation of Stockholders.” To the extent that excess inclusion income is allocated from a TMP to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity), the REIT will be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In this case, we are authorized to reduce and intend to reduce distributions to such stockholders by the amount of such tax paid by the REIT that is attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “—Annual Distribution Requirements.” The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, remains unclear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

If a subsidiary partnership of ours that we do not wholly own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and potentially could be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs (including whether a TRS election might be made in respect of any such TMP) in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Taxation of Stockholders

Taxation of Taxable Domestic Stockholders

Distributions. So long as we qualify as a REIT, the distributions that we make to our taxable domestic stockholders out of current or accumulated earnings and profits that we do not designate as capital gain distributions will generally be taken into account by stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by certain domestic stockholders that are individuals, trusts and estates from taxable C corporations. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

•	distributions received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Distributions that we designate as capital gain dividends will generally be taxed to our stockholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the stockholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Internal Revenue Code will treat our stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of Resource Apartment REIT III, Inc. —Annual Distribution Requirements.” Corporate stockholders may be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of stockholders that are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a stockholder to the extent that the amount of such distributions do not exceed the adjusted basis of the stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of Resource Apartment REIT III, Inc. —Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See “Taxation of Resource Apartment REIT III, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Dispositions of Our Stock. In general, capital gains recognized by certain individuals, trusts and estates upon the sale or disposition of our stock will be subject to a maximum federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates if the stock is held for one year or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Internal Revenue Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations. Distributions that we make and gain arising from the sale or exchange by a domestic stockholder of our stock will not be treated as passive activity income. As a result, stockholders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Medicare contribution tax. U.S. stockholders who are individuals, estates or certain trusts are generally required to pay a 3.8% Medicare tax on their net investment income (including dividends and gains from the disposition of our stock), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

Taxation of Foreign Stockholders

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our stock applicable to non-U.S. holders. A “non-U.S. holder” is any person other than:

•	a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The following discussion is based on current law, and is for general information only. It addresses only selected, and not all, aspects of U.S. federal income and estate taxation.

Ordinary Dividends. The portion of distributions received by non-U.S. holders (1) that is payable out of our earnings and profits, (2) which is not attributable to our capital gains and (3) which is not effectively connected with a U.S. trade or business of the non-U.S. holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Reduced treaty rates and other exemptions are not available to the extent that income is attributable to excess inclusion income allocable to the foreign stockholder. Accordingly, we will withhold at a rate of 30% on any portion of a distribution that is paid to a non-U.S. holder and attributable to that holder’s share of our excess inclusion income. See “—Taxation of Resource Apartment REIT III, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. holder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. holder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

Non-Dividend Distributions. Unless our stock constitutes a U.S. real property interest (a “USRPI”), distributions that we make that are not out of our earnings and profits will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits. Note that certain “qualified foreign pension funds” are exempt from FIRPTA.

Capital Gain Distributions. Under FIRPTA, a distribution that we make to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain distribution. See above under “—Taxation of Foreign Stockholders—Ordinary Dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will generally be required to withhold tax equal to 35% of the amount of distributions to the extent the distributions constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain distributions received by a non-U.S. holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder would be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his or her capital gains.

A capital gain distribution that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will be treated in the same manner as an ordinary dividend (see “—Taxation of Foreign Stockholders—Ordinary Dividends”), if (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain distribution is received. At the time you purchase shares in this offering, our shares will not be publicly traded and we can give you no assurance that our shares will ever be publicly traded on an established securities market. Therefore, these rules will not apply to our capital gain distributions.

Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of our stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

Even if the foregoing 50% test is not met, our stock nonetheless will not constitute a USRPI if we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. holders at all times during a specified testing period. We believe that we will be a domestically-controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. If our stock constitutes a USRPI and we do not constitute a domestically controlled qualified investment entity, but our stock becomes “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. holder’s sale of our stock nonetheless would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. holder held 10% or less of the outstanding stock at all times during a specified testing period. However, as mentioned above, we can give you no assurance that our shares will ever be publicly traded on an established securities market.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (1) if the non-U.S. holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (2) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. holder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, other shares of our common stock within 30 days after such ex-dividend date.

Estate Tax. If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have, or our paying agent has actual knowledge or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Foreign Accounts. The Hiring Incentives to Restore Employment Act (the “HIRE Act”), which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied. The portion of the HIRE Act that provides for this withholding tax and related provisions is known as the “Foreign Account Tax Compliance Act” or “FATCA.”

On January 17, 2013, final regulations under FATCA were published. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA.

Under delayed effective dates provided for in the final regulations the required withholding began on July 1, 2014 with respect to dividends on our shares, and does not begin until January 1, 2019 with respect to gross proceeds from a sale or other disposition of our shares.

If withholding is required under FATCA on a payment related to our stock, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). We will not pay any additional amounts in respect of amounts withheld under FATCA. Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt stockholder.

To the extent, however, that we are (or a part of us, or a disregarded subsidiary of ours, is) deemed to be a TMP, or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as UBTI. We anticipate that our investments may generate excess inclusion income.

If excess inclusion income is allocable to some categories of tax-exempt stockholders that are not subject to UBTI, such as governmental investors, we will be subject to corporate level tax on such income, and, in that case, we are authorized to reduce and intend to reduce the amount of distributions to those stockholders whose ownership gave rise to the tax. See “—Taxation of Resource Apartment REIT III, Inc. —Taxable Mortgage Pools and Excess Inclusion Income.” As required by IRS guidance, we intend to notify our stockholders if a portion of a distribution paid by us is attributable to excess inclusion income.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of its distributions as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of our stock. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock and should generally prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the federal, state, local and foreign income and other tax consequences of owning our stock.

Backup Withholding and Information Reporting

We will report to our domestic stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a domestic stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A domestic stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of a capital gain distribution to any domestic stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the federal income tax treatment discussed above. We may own foreign real estate assets and pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign real estate assets may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our shares by a qualified employee pension benefit plan or an IRA. This summary is based on provisions of ERISA and the Internal Revenue Code, each as amended through the date of this prospectus, and the relevant regulations, opinions and other authority issued by the Department of Labor and the IRS. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes in the future that would significantly modify the statements expressed herein. Any such changes may apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA (such as a profit sharing, Section 401(k) or pension plan) or any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our shares must, taking into account the facts and circumstances of each such plan or IRA (each, a “Benefit Plan”), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances pertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce an unacceptable amount of UBTI to the Benefit Plan (see “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan, unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan;

•	to ensure that plan investments are made in accordance with plan documents; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

ERISA also requires that, with certain exceptions, the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Internal Revenue Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets. The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions generally include both fiduciaries and “persons providing services” to the Benefit Plan, employer or employee organization sponsors of the Benefit Plan and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets. Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs. Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Internal Revenue Code with respect to investing Benefit Plans. Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

If a prohibited transaction were to occur, the Internal Revenue Code imposes an excise tax equal to 15% of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, a fiduciary who permitted the prohibited transaction to occur or who otherwise breached its fiduciary responsibilities (or a non-fiduciary participating in a prohibited transaction) could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Internal Revenue Code.

Plan Asset Considerations

In order to determine whether an investment in our shares by a Benefit Plan creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our shares will cause our assets to be treated as assets of the investing Benefit Plan. Neither ERISA nor the Internal Revenue Code defines the term “plan assets”; however, regulations promulgated by the Department of Labor provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of an entity in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan, unless one of the exceptions to this general rule applies.

In the event that our underlying assets were treated as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder and an investment in our shares might constitute an ineffective delegation of fiduciary responsibility to Resource Apartment Advisor III, our advisor, and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by Resource Apartment Advisor III of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our shares might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Internal Revenue Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with persons that are affiliated with or related to us or our affiliates or require that we restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their shares to us or we might dissolve.

The Plan Assets Regulation provides that the underlying assets of an entity such as a REIT will be treated as assets of a Benefit Plan investing therein unless the entity satisfies one of the exceptions to the general rule. We believe that we will satisfy one or more of the exceptions described below.

Exception for “Publicly-Offered Securities.” If a Benefit Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be “plan assets” under the Plan Assets Regulation. A publicly-offered security must be:

•	either (i) part of a class of securities registered under the Exchange Act, or (ii) sold as part of a public offering registered under the Securities Act, and be part of a class of securities registered under the Exchange Act within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our shares will be sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and are part of a class that will be registered under the Exchange Act within the specified period. In addition, we expect to have in excess of 100 independent stockholders of each class of our common stock; however, having 100 independent stockholders of each class of our common stock is not a condition to our selling shares in this offering.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. The Plan Assets Regulation provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less. Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that such securities are “freely transferable”:

•	any restriction on, or prohibition against, any transfer or assignment that would either result in a termination or reclassification of the entity for federal or state tax purposes or that would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•	any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•	any prohibition against transfer or assignment of such security or rights in respect thereof to an ineligible or unsuitable investor; and

•	any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Assets Regulation with respect to our shares, although there is no assurance that our shares will meet such requirement. Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability. The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

We expect our common stock to be held by 100 or more independent stockholders, and assuming that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Assets Regulation.

Exception for Insignificant Participation by Benefit Plan Investors. The Plan Assets Regulation provides that the assets of an entity will not be deemed to be the assets of a Benefit Plan if equity participation in the entity by benefit plan investors, including Benefit Plans, is not significant. The Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42) and includes any employee benefit plan subject to Part 4 of ERISA, any plan subject Section 4975 of the Code, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since we do expect to have equity participation by “benefit plan investors” that may be in excess of 25%, which would be deemed to be significant, as defined above.

Exception for Operating Companies. The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.” Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a long-term investment (the “initial investment date”), it will be considered a real estate operating company or a venture capital operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. Although our initial real estate investments should enable us to qualify as a real estate operating company for the period prior to this offering, we cannot assure you that we will be a real estate operating company or a venture capital operating company in the future. As discussed above, we intend to rely instead on the “publicly-offered securities” exception.

Other Prohibited Transactions

Regardless of whether the shares qualify for the “publicly-offered securities” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, Resource Apartment Advisor III, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing our shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary.

The Department of Labor has recently proposed to amend the regulation defining a fiduciary under ERISA. The proposed amendment would broaden the definition of fiduciary and make a number of changes to the prohibited transaction exemptions relating to investments by Benefit Plans and IRAs. The proposed changes, if finalized, could have a significant effect on investments in our shares by Benefit Plans and IRAs. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding this development.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. Failure to satisfy these requirements may result in penalties, damages or other sanctions.

Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace.

To assist broker-dealers who participate in this offering, we expect to provide an estimated value for our shares annually. Initially we will report the net investment amount of our shares, which will be based on the “amount available for investment/net investment amount” percentage shown in our estimated use of proceeds table. No later than the 150th day following the second anniversary of the date we break escrow in this offering, we will provide an NAV per share. In determining our NAV per share, we intend to follow the prescribed methodologies of the IPA Guidelines. As such, our NAV per share will be based upon the fair value of our assets less our liabilities under market conditions existing at the time of the valuation. We will obtain independent third-party appraisals for our real estate investments and certain real-estate related investments as appropriate. With respect to our cash, real estate loans receivable, other assets, mortgage debt and other liabilities, we will obtain valuations from our advisor as we expect these will equal GAAP fair value as reported in our publicly filed financial statements. Theses valuations will be reviewed by the independent third-party engaged to assist in the determination of our NAV per share. We will value our other assets in a manner we deem most suitable under the circumstances consistent with the IPA Guidelines. Once we announce an NAV per share, we generally expect to update the NAV per share every 12 months.

Our conflicts committee, composed of all our independent directors, will be responsible for oversight of the valuation process, including approving the engagement of one or more third-party valuation experts (as determined by the board of directors) to assist in determining our NAV per share and to provide appraisals of our real estate assets. The appraiser selected will be a member of the Appraisal Institute with an MAI (Member of the Appraisal Institute) designation. After the initial appraisals, appraisals will be done annually. All appraisals will be made available to participating broker-dealers conducting due diligence on our products who have signed confidentiality agreements.

In calculating an estimated NAV per share, we intend to allocate the company’s accrued distribution and shareholder servicing fees attributable to Class T shares to the Class T stockholders, on a class-wide basis. We may allocate these accrued expenses to the Class T stockholders through distribution adjustments or NAV adjustments. It is our intention for any adjustment related to the expense of the distribution and shareholder servicing fee to be made through distributions, to the extent distributions are made. However, the NAV of the Class T shares will be adjusted relative to that of the Class A shares to account for any of the company’s accrued distribution and shareholder servicing fees that have not already been allocated to the Class T shares through distribution adjustments. Selling commissions and the dealer manager fee, which are paid by purchasers of Class A and Class T shares in the primary offering at the time of purchase, will have no effect on the NAV of any class.

Until we report an NAV, the initial reported value based on the offering prices as adjusted for selling commission, the dealer manager fee, and additional underwriting compensation and our organization and offering expenses is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Internal Revenue Code. The Department of Labor or the Internal Revenue Service may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

The current estimated value per share should not be viewed as an accurate reflection of net proceeds that would result from an immediate sale of our assets. We will disclose in our annual report distributed to stockholders this estimated value per share and the information used to calculate it consistent with regulatory guidance. The estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. You should be aware of the following:

•	the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take in to account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your shares; and

•	the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

The foregoing requirements of ERISA and the Internal Revenue Code are complex and subject to change. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding an investment in our shares.

DESCRIPTION OF SHARES

The following is a summary description of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 1,010,050,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock, par value $0.01 per share, 50,000 shares are designated as convertible stock, par value $0.01 per share and 10,000,000 shares are designated as preferred stock, par value $0.01 per share. Of the total shares of common stock authorized, 250,000,000 shares are to be classified as Class A shares and 750,000,000 are to be classified as Class T shares. As of the date of this prospectus, we had 20,000 shares of our Class A common stock outstanding, no shares of convertible stock outstanding and no shares of preferred stock outstanding. In addition, our board of directors may amend our charter to increase or decrease the amount of our authorized shares.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a stockholder vote, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Unless applicable law requires otherwise, and except as our charter may provide with respect to any series of preferred stock that we may issue in the future, the holders of our common stock will possess exclusive voting power.

Holders of our Class A and Class T shares of common stock are entitled to receive such distributions on their respective class of shares as may be declared from time to time by our board of directors out of legally available funds, subject to any preferential rights of any preferred stock that we issue in the future. The payment of the ongoing distribution and shareholder servicing fee with respect to Class T shares sold in the primary offering will result in the payment of lower distributions on Class T shares relative to the distributions paid on Class A shares because the amount of the ongoing distribution and shareholder servicing fee will reduce the amount available for distribution to Class T shareholders. See “Description of Shares—Distributions.” In addition, as a result of the allocation of the distribution and shareholder servicing fees to the Class T shares, each share class could have a different NAV per share if distributions are not adjusted to take account of such fee. If the NAV of our classes are different, then changes to our assets and liabilities that are allocable based on NAV may also be different for each class. See “ERISA Considerations—Annual Valuation” and “Description of Shares —Distributions” for more information. In any liquidation, each outstanding share of common stock entitles its holder to share (based on the percentage of shares held and the estimated NAV of each class of shares) in the assets that remain after we pay our liabilities and any preferential distributions owed to preferred stockholders. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distribution of our assets, then such assets, or the proceeds therefrom, will be distributed between the holders of Class A shares and Class T shares ratably in proportion to the respective NAV for each class. Each holder of shares of a particular class of common stock will be entitled to receive, ratably with each other holder of shares of such class, that portion of such aggregate assets available for distribution as the number of outstanding shares of such class held by such holder bears to the total number of outstanding shares of such class then outstanding. In the event that we have not previously calculated an NAV for our Class A and Class T shares prior to a liquidation, we will calculate the NAV for our Class A and Class T shares in connection with such a liquidation specifically to facilitate the equitable distribution of assets or proceeds to the share classes. To calculate the NAV for our Class A and Class T shares, we would first determine the NAV of our entire company and then use such aggregate NAV to determine the NAV for each of our Class A and Class T shares by making any necessary adjustments applicable to each class of shares. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will holders of our shares of common stock have any preference, conversion, exchange, sinking fund, redemption or appraisal rights. Our common stock shall be non-assessable by us upon our receipt of the consideration for which our board of directors authorized its issuance.

Our board of directors has authorized the issuance of shares of our capital stock without certificates. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to stockholders upon request and without charge. These requests should be delivered or mailed to: Resource Apartment REIT III, Inc., c/o Resource Apartment Advisor III, LLC, 1845 Walnut Street, 18th Floor, Philadelphia, Pennsylvania 19103.

We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Class A Shares

We will pay our dealer manager selling commissions of up to 7% of the gross offering proceeds for Class A shares sold in the primary offering. In addition, our dealer manager will receive a dealer manager fee of up to 3% of the gross offering proceeds for Class A shares sold in the primary offering. Reduced selling commissions and dealer manager fees will be paid for Class A shares with respect to certain volume discount sales and for sales through certain distribution channels. These reduced fees will reduce the purchase price paid for our Class A shares for certain categories of purchasers. See “Plan of Distribution – Compensation of Dealer Manager and Participating Broker-Dealers” for additional information. We will not pay any selling commissions or dealer manager fees for Class A shares sold under our distribution reinvestment plan. No distribution and shareholder servicing fee is payable with respect to our Class A shares.

Class T Shares

We will pay our dealer manager selling commissions of up to 2% of the gross offering proceeds for Class T shares sold in the primary offering. We will also pay our dealer manager a dealer manager fee of 3% of the gross offering proceeds for Class T shares sold in the primary offering. In addition, our dealer manager will receive an annual distribution and shareholder servicing fee of 1% of the purchase price per share (or, once reported, the amount of our estimated NAV) for of Class T common stock sold in the primary offering for five years from the date on which each share is issued. In the event that payment of the distribution and shareholder servicing fee does not cease in connection with one of the events discussed below, the total distribution and shareholder servicing fees paid with respect to a Class T share will be equal to 5% of the purchase price per share (or, once reported, the amount of our estimated NAV) of such share. The distribution and shareholder servicing fee will accrue daily based on the number of outstanding Class T shares on each day that were sold in our primary offering and the purchase price (or then-current NAV, once reported) of such shares. We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan. Distributions on Class T shares will be lower than distributions on Class A shares because of the ongoing distribution and shareholder servicing fee to be paid with respect to Class T shares. These expense allocations affect the return on your investment.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. Underwriting compensation includes the selling commissions, dealer manager fee, and distribution and shareholder servicing fee being paid by us as well as other items of value paid in connection with this offering that are viewed by FINRA as underwriting compensation (which will be paid by our advisor). Assuming that (a) we sell all of the $1,000,000,000 of shares offered in this primary offering, (b) 25% of the amount of common stock sold in this offering is Class A common stock and 75% is Class T common stock, and (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers), the aggregate maximum distribution and shareholder servicing fee will be $37,500,000.

Convertible Stock

Our authorized capital stock includes 50,000 shares of convertible stock, par value $0.01 per share. No less than 90 days after commencement of this offering, we will issue 50,000 of such shares to our advisor in exchange for 5,000 shares of common stock. No additional consideration is due upon the conversion of the convertible stock. As of the date of this prospectus, no shares of convertible stock were outstanding. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into common shares will dilute the value of our shares of common stock.

With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required (A) for the adoption of any amendment, alteration or repeal of a provision of the charter or (B) to effect or validate a consolidation with or merger of our company into another entity, that adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

Upon the occurrence of (A) our making total distributions on the then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our Class A common stock described below. Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such event, each share of convertible stock shall, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/50,000 of the quotient of:

•	(A) 15% of the amount, if any, by which

•	(1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•	(2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•	(B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date of such listing.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to each such triggering event described in the foregoing paragraph (an “advisory agreement termination”), then upon either such triggering event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

The following examples illustrate how the conversion of the convertible stock would work based on a purely hypothetical set of facts. The hypothetical assumes the following facts as of the date of the triggering event.

Assume the following:

A.	We raise $800 million.

B.	A 6% cumulative, non-compounded, annual return on the $800 million is equal to $48 million.

C.	The value of the company is equal to $1 billion.

D.	We pay $48 million in distributions to investors.

E.	We have 8 million shares of common stock outstanding.

F.	1,440 days have passed during which the advisory agreement with the advisor was effective.

G.	1,800 days have elapsed from the date the advisory agreement with the advisor commenced through the date of the triggering event.

Step 1:	calculate the numerator of the conversion equation, as follows:

The value of the company (C) as of the date of the triggering event ($1 billion) plus total distributions (D) paid to our stockholders through the date of the triggering event ($48 million) on then outstanding shares of our common stock equals $1.048 billion.

minus

The aggregate price paid for those outstanding shares (A) ($800 million) plus a 6% cumulative, non-compounded, annual return on the price paid for those outstanding shares (B) ($48 million) equals $848 million.

Or, $1.048 billion minus $848 million equals $200 million. $200 million is multiplied by 0.15, which equals $30.0 million.

Step 2:	calculate the denominator of the conversion equation, as follows:

The value of the company (C) ($1 billion) divided by the number of outstanding shares of common stock (E) (8 million) as of the date of the triggering event equals $125.

Step 3:	take the numerator calculated in step 1 and divide it by the denominator calculated in step 2, as follows:

$30.0 million divided by $125 equals 240,000.

Therefore, 240,000 shares would have been the number of Class A shares that would have been issuable upon conversion if the advisory agreement had been effective from the date the advisory agreement with the advisor commenced through the date of the triggering event.

Step 4a:	because the triggering event occurred after an “advisory agreement termination,” as defined, calculate the proration factor, as follows:

The number of days since during which the advisory agreement with the advisor was effective (F) (1,440) divided by the number of days elapsed from the date the advisory agreement with the advisor commenced through the date of the triggering event (G) (1,800) equals 0.8.

Step 4b:	take the factor calculated in step 4a and multiply it by the number of shares of common shares calculated in step 3, as follows:

0.8 multiplied by 240,000 equals 192,000.

Therefore, 192,000 shares is the number of Class A shares that will be issuable upon conversion, because the triggering event occurred after an “advisory agreement termination.”

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the conflicts committee, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of listing. If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

Our charter provides that if we:

•	reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•	consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the above events occurs will continue to have the right to convert the convertible stock upon an event triggering conversion. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations, and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that any shares of Class A common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status. If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of Class A common stock such that our REIT status would not be jeopardized. The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT. Any such deferral will not otherwise alter the terms of the convertible stock.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. A majority of our conflicts committee who do not have an interest in the transaction must approve any issuance of preferred stock. In addition, our charter empowers our conflicts committee to retain its own legal and financial advisors at the expense of the Company. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to our common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock but may do so at any time in the future without stockholder approval.

Distributions

We have not paid any distributions as of the date of this prospectus. We expect our board of directors to authorize and declare distributions based on daily record dates, and we expect to pay these distributions on a monthly basis. Thus, once we commence paying distributions, you will begin accruing distributions immediately upon our acceptance of your subscription. We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment. We may also make stock distributions. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time. No distributions will be made with respect to shares of convertible stock.

To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our common stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

Our board of directors considers many factors before authorizing a cash distribution, including current and projected cash flow from operations, capital expenditure needs, general financial conditions and REIT qualification requirements. We expect to have little, if any, cash flow from operations available for cash distributions until we make substantial investments. It is therefore likely that, at least during the early stages of our development, and from time to time during our operational stage, our board will declare cash distributions that will be paid in advance of our receipt of cash flow that we expect to receive during a later period. In these instances, where we do not have sufficient cash flow to cover our distributions, we expect to use the proceeds from this offering, the proceeds from the issuance of securities in the future or proceeds from borrowings to pay distributions. We may borrow funds, issue new securities or sell assets to make and cover our declared distributions, all or a portion of which could be deemed a return of capital. We may also fund such distributions from third-party borrowings or from advances from our advisor or sponsor or from our advisor’s deferral of its asset management fee, although we have no present intent to do so. If we fund cash distributions from borrowings, sales of assets or the net proceeds from this offering, we will have less funds available for the acquisition of real estate and real estate-related assets and your overall return may be reduced. Further, to the extent cash distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from cash flows from operations.

The payment of the ongoing distribution and shareholder servicing fee with respect to Class T shares sold in this offering will result in the payment of lower distributions on all Class T shares (including those sold under our distribution reinvestment plan) relative to the distributions paid on Class A shares because the amount of the ongoing distribution and shareholder servicing fee will reduce the amount available for distribution to Class T shareholders.

In addition to cash distributions, our board of directors may declare stock distributions. Although there are a number of factors that we will consider in connection with such a declaration, such stock distributions are most likely to be declared if our board of directors believes that (i) our portfolio has appreciated in value from its aggregate acquisition cost or (ii) additional sales of common stock in this offering at the current offering price would dilute the value of a share to our then existing stockholders. Such a stock distribution would be intended to have the same effect as raising the price at which our shares of common stock are offered. We note that some of the investment opportunities that we expect to see in the market at this time are investments that are attractive more so because of their appreciation potential rather than because of their current yield. Especially given the investment opportunities at this time and during an ongoing public offering, distributions in shares of our common stock may be in the long-term best interests of our stockholders.

Restriction on Ownership of Shares

Ownership Limit

To maintain our REIT qualification, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Internal Revenue Code) during the last half of each taxable year. In addition, at least 100 persons who are independent of us and each other must beneficially own our outstanding shares for at least 335 days per 12-month taxable year or during a proportionate part of a shorter taxable year. We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

To help ensure that we meet these tests, our charter prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors. Our board of directors may waive this ownership limit with respect to a particular person if the board receives evidence that ownership in excess of the limit will not jeopardize our REIT status. For purposes of this provision, we treat corporations, partnerships and other entities as single persons.

This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock. However, our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a REIT under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT.

Any attempted transfer of our shares that, if effective, would result in a violation of our ownership limit or would result in our shares being owned by fewer than 100 persons will be null and void and will cause the number of shares causing the violation to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries. The prohibited transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the attempted transfer. We will designate a trustee of the trust that will not be affiliated with us or the prohibited transferee. We will also name one or more charitable organizations as a beneficiary of the share trust.

Shares held in trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any of the shares held in trust, will not have any rights to dividends or distributions and will not have the right to vote or any other rights attributable to the shares held in the trust. The trustee will receive all dividends and distributions on the shares held in trust and will hold such dividends or distributions in trust for the benefit of the charitable beneficiary. The trustee may vote any shares held in trust.

Within 20 days of receiving notice from us that any of our shares have been transferred to the trust for the charitable beneficiary, the trustee will sell those shares to a person designated by the trustee whose ownership of the shares will not violate the above restrictions. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and to the charitable beneficiary as follows. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the shares are sold by the prohibited transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the prohibited transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the prohibited trustee upon demand.

In addition, shares held in the trust for the charitable beneficiary will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions or who would have owned the shares that were transferred to any such trust must give us immediate written notice of such event, and any person who proposes or attempts to acquire or receive shares in violation of the foregoing restrictions must give us at least 15 days’ written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to any underwriter in an offering of our shares or to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be asked to deliver to us a statement setting forth the number of shares owned directly or indirectly by such person and a description of how such person holds the shares. Each such owner shall also provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with our ownership limit.

These restrictions could delay, defer or prevent a transaction or change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State securities laws and our charter require that purchasers of our common stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution—Minimum Purchase Requirements.” Subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards, and unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These suitability and minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is DST Systems, Inc.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer, our president or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. Upon receipt of a written request of common stockholders holding at least 10% of the shares entitled to be cast stating the purpose of the special meeting, our secretary will provide all of our stockholders written notice of the meeting and the purpose of such meeting. The meeting must be held not less than 15 days or more than 60 days after the distribution of the notice of the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

Our charter provides that the concurrence of the board is not required in order for the common stockholders to amend the charter, dissolve the corporation or remove directors. However, we have been advised that Section 2-604 and Section 3-403 of the Maryland General Corporation Law do require board approval in order to amend our charter or dissolve, respectively. Without the approval of a majority of the shares of common stock entitled to vote on the matter, the board of directors may not:

•	amend the charter to adversely affect the rights, preferences and privileges of the common stockholders;

•	amend charter provisions relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business; or

•	cause our merger or reorganization.

The term of our advisory agreement with our advisor will end after one year but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. Our conflicts committee will review our advisory agreement with our advisor annually. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter, to remove a director from our board.

Advance Notice for Stockholder Nominations for Directors and Proposals of New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting;

•	by the board of directors; or

•	by a stockholder who gives notice of the nomination or proposal not less than 90 days prior to the first anniversary of the date of the mailing of the notice for the preceding year’s annual stockholders’ meeting.

Our bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders.

Inspection of Books and Records

Under Maryland law, a stockholder is entitled to inspect and copy (at all reasonable times) the following corporate documents: bylaws, minutes of the proceedings of stockholders, annual statements of affairs, voting trust agreements and stock records for certain specified periods. In addition, within seven days after a request for such documents is presented to an officer or our resident agent, we will have the requested documents available on file at our principal office. As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our common stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least quarterly. Except as noted below, the list will be available for inspection at our principal office by a common stockholder or his or her designated agent upon request of the stockholder and we will mail this list to any common stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. The purposes for which stockholders may request this list include matters relating to their voting rights. Each common stockholder who receives a copy of the stockholder list shall keep such list confidential and share such list only with its employees, representatives or agents who agree in writing to maintain the confidentiality of the stockholder list.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the common stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by any common stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is not for a proper purpose but is instead for the purpose of securing such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The remedies provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state. As the operations of both Resource Apartment Holdings III, LLC and our Operating Partnership will be conducted by us, an inspection of the our books and records would include an inspection of the books and records of Resource Apartment Holdings III, LLC and our Operating Partnership.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of (except solely by virtue of revocable proxy) would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, but does not include the acquisition of shares (i) under the laws of descent and distribution, (ii) under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this subtitle, or (iii) under a merger, consolidation, or share exchange effected under the control share acquisition statute if the corporation is a party to the merger, consolidation, or share exchange.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of share of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Business Combinations

Under the Maryland General Corporation Law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Although our board has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors. Our bylaws may be amended by our stockholders or the board of directors.

Tender Offer by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act, and provide us with notice of such tender offer at least ten business days before initiating the tender offer. Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	that all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer. If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer. The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan pursuant to which you may elect to have your dividends and other distributions reinvested in additional shares of the class of common stock you hold. The following discussion summarizes the principal terms of this plan. Appendix C to this prospectus contains the full text of our distribution reinvestment plan as is currently in effect.

Eligibility

All of our common stockholders are eligible to participate in our distribution reinvestment plan; however, we may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

At any time prior to the listing of our shares on a national stock exchange, you must cease participation in our distribution reinvestment plan if you no longer meet the net income and net worth standards set forth in our charter or the then-current prospectus. Participants must agree to notify us promptly when they no longer meet these standards. See the “Suitability Standards” section of this prospectus (immediately following the cover page) and the form of subscription agreement attached hereto as Appendix B.

Election to Participate

You may elect to participate in the distribution reinvestment plan by completing the subscription agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan; however, the distribution reinvestment plan requires you to designate at least 20% of your distributions for the purchase of additional shares of common stock. You may also change the percentage of your distributions that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose. You must make any election to increase your level of participation through your participating broker-dealer or the dealer manager.

Stock Purchases

Shares will be purchased under the distribution reinvestment plan on the distribution payment dates. The purchase of fractional shares is a permissible and likely result of the reinvestment of distributions under the distribution reinvestment plan.

The purchase prices for shares purchased under the distribution reinvestment plan will initially be $9.60 per share for Class A shares and $9.09 for Class T shares. Once we establish an NAV per share, shares issued pursuant to our distribution reinvestment plan will be priced at 96% of the purchase price for Class A and Class T shares in the primary portion of this offering. We expect to establish an NAV per share no later than the 150th day following the second anniversary of the date we break escrow in this offering.

Account Statements

You or your designee will receive a confirmation of your purchases under the distribution reinvestment plan no less than quarterly. Your confirmation will disclose the following information:

•	each distribution reinvested for your account during the period;

•	the date of the reinvestment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this prospectus, as required under applicable securities laws.

With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Fees and Commissions and Use of Proceeds

No selling commissions or dealer manager fees will be payable on shares sold under the distribution reinvestment plan. We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan. We expect to use the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the following:

•	the repurchase of shares under our share redemption program;

•	capital expenditures, tenant improvement costs and leasing costs related to our investments in real estate properties;

•	reserves required by any financings of our investments;

•	future funding obligations under any real estate loan receivable we acquire;

•	acquisition of assets, which would include payment of acquisition fees to our advisor (see “Management Compensation”); and

•	the repayment of debt.

We cannot predict with any certainty how much, if any, distribution reinvestment plan proceeds will be available for specific purposes.

Voting

You may vote all shares, including fractional shares that you acquire through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. See “Federal Income Tax Considerations—Taxation of Stockholders.” We will withhold 28% of the amount of dividends or distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or distributions or fail to certify that you are not subject to withholding.

Termination of Participation

Once enrolled, you may continue to purchase shares under our distribution reinvestment plan until we have sold all of the shares registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. If you participate in our share redemption program, you will not be terminated from participating in the distribution reinvestment plan unless you indicate your desire to terminate your participation on your share redemption form. Any transfer of your shares will effect a termination of the participation of those shares in the distribution reinvestment plan. We will terminate your participation in the distribution reinvestment plan to the extent that a reinvestment of your distributions would cause you to violate the ownership limit contained in our charter, unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ written notice to the participants, except we may not amend the distribution reinvestment plan to remove the right of a stockholder to terminate participation in the plan. With respect to material changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC and (b) in a separate mailing to the participants. With respect to immaterial changes, we may provide notice by including such information (a) in a Current Report on Form 8-K or in our annual or quarterly reports filed with the SEC, (b) in a separate mailing to the participants, or (c) on our web site.

Share Redemption Program

Our board of directors has adopted a share redemption program that may enable you to sell your Class A and Class T shares to us after you have held them for at least one year, subject to the significant conditions and limitations of the program. In its sole discretion, our board of directors could choose to amend, suspend or terminate the program upon 30 days’ notice without stockholder approval. Our board of directors reserves the right in its sole discretion at any time to reject any request for redemption. The purchase price for shares redeemed under our share redemption program will be as set forth below.

Unless the shares are being redeemed in connection with a stockholder’s death, “qualifying disability” (as defined below), or confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption program will be as follows.

Prior to the time we establish an NAV per share of our common stock, the price at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of the price paid to acquire the shares from us; and

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of the price paid to acquire the shares from us.

Notwithstanding the foregoing, until we establish an NAV per share, shares received as a stock distribution will be redeemed at a purchase price of $0.00. In addition, the purchase price per share will be adjusted for any stock combinations, splits, recapitalizations and the like with respect to the shares of common stock and reduced by the aggregate amount of net sale or refinance proceeds per share, if any, distributed to the redeeming stockholder prior to the redemption date.

After we establish an NAV per share of our Class A and Class T common stock, the price at which we will redeem the shares is as follows:

•	For those shares held by the redeeming stockholder for at least one year, 92.5% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least two years, 95.0% of our most recent applicable NAV per share as of the applicable redemption date;

•	For those shares held by the redeeming stockholder for at least three years, 97.5% of our most recent applicable NAV per share as of the applicable redemption date; and

•	For those shares held by the redeeming stockholder for at least four years, 100% of our most recent applicable NAV per share as of the applicable redemption date.

For purposes of determining the time period a redeeming stockholder has held each share, the time period begins as of the date the stockholder acquired the share; provided, that shares purchased by the redeeming stockholder pursuant to our distribution reinvestment plan will be deemed to have been acquired on the same date as the initial share to which the distribution reinvestment plan shares relate. The date of the share’s original issuance by us is not determinative. In addition, as described above, the shares owned by a stockholder may be redeemed at different prices depending on how long the stockholder has held each share submitted for redemption. After we establish an NAV per share, shares received as a stock distribution will be redeemed at a purchase price to be determined based on the number of years the shares have been held as described above. We expect to establish an NAV per share no later than the 150th day following the second anniversary of the date we break escrow in this offering.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. Our board of directors, in its sole discretion, may also waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA. In addition, for purposes of the one-year holding period, limited partners of our Operating Partnership who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our Operating Partnership. For a description of the exchange rights of the limited partners of our Operating Partnership, see “The Operating Partnership Agreement—Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the qualifying disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.

In addition, and subject to the conditions and limitations described below, we will redeem shares at the prices described below upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 270 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at the prices described below held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

In order for a disability to entitle a stockholder to the special redemption terms described herein (a “qualifying disability”), (1) the stockholder would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (i) if the stockholder paid Social Security taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (ii) if the stockholder did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (iii) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle a stockholder to the special redemption terms described above. Redemption requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•	disabilities occurring after the legal retirement age;

•	temporary disabilities; and

•	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special redemption terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests the redemption of his or her share due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for a qualifying disability.

With respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, a “long-term care facility” shall mean an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Puerto Rico, or U.S. Virgin Islands) and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents. Where a stockholder seeks redemption of his or her shares due to confinement to a long-term care facility, the stockholder must submit a written statement from a licensed physician certifying either (1) the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility. Notwithstanding the above, where a stockholder requests redemption of his or her shares due to confinement to a long-term care facility, and such stockholder does not meet the definition set forth above, our board of directors may redeem the stockholder’s shares in its discretion on the special terms available for confinement to a long-term care facility.

Prior to the time we establish an NAV per share of our common stock, the purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility (provided that the condition causing such qualifying disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder), will be equal to price paid to acquire the shares from us. Notwithstanding the foregoing, until we establish an NAV per share, shares received as a stock distribution will be redeemed at a purchase price of $0.00. After we establish an NAV per share of our Class A and Class T common stock, the purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility, will be equal to 100% of our most recent applicable NAV per share as of the applicable redemption date.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, will be available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third party to conduct a Uniform Commercial Code (“UCC”) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will cover the cost for these searches. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of Class A and Class T shares outstanding during the 12-month period immediately prior to the effective date of redemption. Our board of directors will determine at least quarterly whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. Our board may reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows: first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.

We generally redeem shares on a “first in, first out” basis, subject to the following exceptions. For stockholders that own more than one class of shares and/or that own Class T shares purchased in both the primary offering and pursuant to the distribution reinvestment plan, we will redeem their shares in the following order: all Class A shares, Class T shares purchased pursuant to the distribution reinvestment plan, and Class T shares purchased in the primary offering. In the event that only a portion of your shares are redeemed, we will redeem the portion of your shares received as stock distributions that are attributable to the portion of your shares acquired through the primary offering or the distribution reinvestment plan that are redeemed at a given time. Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been met.

In general, a stockholder or his estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability or upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 250 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 250 shares.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Subject to the restrictions in our Operating Partnership’s limited partnership agreement and any other applicable agreement, we may cause our Operating Partnership to offer to its limited partners (other than our subsidiaries) a partnership unit redemption program equivalent to our share redemption program. Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the annual limitation on the number of shares that may be redeemed under our share redemption program.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share redemption program will be cancelled. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations—Taxation of Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that is created or would survive after the successful completion of a Roll-up Transaction, which we refer to as a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in the voting rights of our common stockholders, the term of our existence, the compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction, an appraisal of all our assets will be obtained from a competent independent expert. Our assets will be appraised on a consistent basis, and the appraisal will be based on an evaluation of all relevant information and will indicate the value of our assets as of a date immediately preceding the announcement of the proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to our stockholders in connection with any proposed Roll-up Transaction.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A)	remaining as common stockholders of us and preserving their interests in us on the same terms and conditions as existed previously; or

(B)	receiving cash in an amount equal to the stockholders’ pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the election and removal of directors and the other voting rights of our common stockholders, annual and special meetings of common stockholders, the amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares of common stock that such investor has held in us;

•	in which investors’ rights of access to the records of the Roll-up Entity would be less than those provided in our charter and described in the section of this prospectus entitled “Description of Shares—Inspection of Books and Records”; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction would not be approved by our common stockholders.

THE OPERATING PARTNERSHIP AGREEMENT

General

Resource Apartment OP III, LP, which we refer to as our Operating Partnership, is a Delaware limited partnership. We expect to own substantially all of our assets and conduct our operations through our Operating Partnership. We are the sole general partner of our Operating Partnership and, as of the date of this prospectus, our wholly owned subsidiary, Resource Apartment Holdings III, LLC, is the sole limited partner of our Operating Partnership. As the sole general partner, we have the exclusive power to manage and conduct the business of our Operating Partnership.

As we accept subscriptions for shares in this offering, we will transfer substantially all of the net proceeds of this offering to our Operating Partnership as a capital contribution in exchange for units of limited partnership interest. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our Operating Partnership will be deemed to have simultaneously paid the selling commissions and dealer manager fees associated with the sale of the shares.

As a result of this structure, we are considered an UPREIT. An UPREIT is a structure that REITs often use to acquire real property from sellers on a tax-deferred basis because the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties. Such sellers may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT, the REIT’s proportionate share of the assets and income of our Operating Partnership will be deemed to be assets and income of the REIT.

If we ever decide to acquire properties in exchange for units of limited partnership interest in our Operating Partnership, we expect to amend and restate the partnership agreement to provide substantially as set forth below.

Classes of Operating Partnership Interests

Because Resource Apartment Holdings III, LLC is currently the only limited partner in the Operating Partnership, we do not have multiple classes of operating partnership interests that correspond to our classes of common stock. However, in the future we may issue new classes of operating partnership interests with unique terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption.

Capital Contributions

The partnership agreement will require us to contribute the proceeds of any offering of our shares of stock to our Operating Partnership as an additional capital contribution. If we did contribute additional capital to our Operating Partnership, we would receive additional partnership units and our percentage interest in our Operating Partnership would be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of our Operating Partnership at the time of such contributions. We also expect that the partnership agreement would allow us to cause our Operating Partnership to issue partnership interests for less than their fair market value if we conclude in good faith that such issuance is in the best interest of our Operating Partnership and us. The Operating Partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from our Operating Partnership, including priority over the partnership interests that we would own as a limited partner. If our Operating Partnership would require additional funds at any time in excess of capital contributions made by us or from borrowing, we could borrow funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds.

Operations

The partnership agreement will provide that, so long as we remain qualified as a REIT, our Operating Partnership would be operated in a manner that would enable us to satisfy the requirements for being classified as a REIT for tax purposes. We would also have the power to take actions to ensure that our Operating Partnership would not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code. Classification as a publicly traded partnership could result in our Operating Partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The partnership agreement will provide that our Operating Partnership would distribute cash flow from operations to its partners in accordance with their respective percentage interests on at least a monthly basis in amounts that we determine. The effect of these distributions would be that a holder of one unit of limited partnership interest in our Operating Partnership would receive the same amount of annual cash flow distributions as the amount of annual distributions paid to the holder of one of our shares of common stock.

Similarly, the partnership agreement will provide that our Operating Partnership would allocate taxable income to its partners in accordance with their respective percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and the corresponding Treasury regulations, the effect of these allocations would be that a holder of one unit of limited partnership interest in our Operating Partnership would be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares of common stock. Losses, if any, would generally be allocated among the partners in accordance with their respective percentage interests in our Operating Partnership. Losses could not be passed through to our stockholders.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of our Operating Partnership, including partner loans, any remaining assets of our Operating Partnership would be distributed to its partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

We will be the sole general partner of our Operating Partnership. As sole general partner, we generally would have complete and exclusive discretion to manage and control our Operating Partnership’s business and to make all decisions affecting its assets. Under the partnership agreement, we would also expect to have the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other assets;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow or loan money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our Operating Partnership with another entity.

Upon commencement of this offering, under the partnership agreement, we expect that our Operating Partnership would pay all of the administrative and operating costs and expenses it incurs in acquiring and operating real properties. The Operating Partnership would also pay all of our administrative costs and expenses and such expenses would be treated as expenses of our Operating Partnership. Such expenses would include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we could incur that our Operating Partnership would not reimburse would be costs and expenses relating to assets we may own outside of our Operating Partnership. We would pay the expenses relating to such assets directly.

Exchange Rights

We expect that the partnership agreement would also provide for exchange rights. We expect the limited partners of our Operating Partnership would have the right to cause our Operating Partnership to redeem their units of limited partnership interest for cash equal to the value of an equivalent number of our shares, or, at our option, we could purchase their units of limited partnership interest for cash or by issuing one share of our common stock for each unit redeemed. Limited partners, however, would not be able to exercise this exchange right if and to the extent that the delivery of our shares upon such exercise would:

•	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our shares being owned by fewer than 100 persons;

•	result in our shares being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code.

Furthermore, limited partners could exercise their exchange rights only after their units of limited partnership interest had been outstanding for one year. A limited partner could not deliver more than two exchange notices each calendar year and would not be able to exercise an exchange right for less than 1,000 units of limited partnership interest, unless such limited partner held less than 1,000 units. In that case, he would be required to exercise his exchange right for all of his units.

Change in General Partner

We generally would not be able to withdraw as the general partner of our Operating Partnership or transfer our general partnership interest in our Operating Partnership (unless we transferred our interest to a wholly owned subsidiary). The principal exception to this would be if we merged with another entity and (1) the holders of a majority of partnership units (including those we held) approved the transaction; (2) the limited partners received or had the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we were the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributed substantially all of its assets to our Operating Partnership in return for an interest in our Operating Partnership and agreed to assume all obligations of the general partner of our Operating

Partnership. If we voluntarily sought protection under bankruptcy or state insolvency laws, or if we were involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners would not have the right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners would not be able to transfer their interests in our Operating Partnership, in whole or in part, without our written consent as the general partner.

Amendment of Limited Partnership Agreement

We expect amendments to the partnership agreement would require the consent of the holders of a majority of the partnership units including the partnership units we and our affiliates held. Additionally, we, as general partner, would be required to approve any amendment. We expect that certain amendments would have to be approved by a majority of the units held by third-party limited partners.

PLAN OF DISTRIBUTION

General

We are publicly offering a minimum of $2,000,000 of shares and a maximum of $1,100,000,000 of shares of our common stock on a “best efforts” basis through Resource Securities, Inc., our dealer manager. Because this is a “best efforts” offering, Resource Securities must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of our shares. We are offering up to $1,000,000,000 of shares of common stock in our primary offering consisting of two classes of shares: Class A shares at a price of $10.00 per share and Class T shares at a price of $9.47 per share, with discounts available for certain categories of purchasers as described below. We are also offering up to $100,000,000 of shares pursuant to our distribution reinvestment plan consisting of two classes of shares: Class A shares at a price of $9.60 per share and Class T shares at a price of $9.09 per share. Once we establish an NAV per share, shares issued pursuant to our distribution reinvestment plan will be priced at 96% of the purchase price for shares sold in the primary portion of this offering. We expect to establish an NAV per share no later than the 150th day following the second anniversary of the date we break escrow in this offering.

We are offering to sell any combination of Class A and Class T shares in our primary offering and our distribution reinvestment plan. We reserve the right to reallocate shares between the primary offering and our distribution reinvestment plan offering. Our board of directors may adjust the offering price of the primary offering shares or distribution reinvestment plan shares during the course of this offering. Any adjustment to the offering price of less than 20% would be effected by a supplement to this prospectus. A larger adjustment could only be effected by means of a post-effective amendment.

We expect to sell the $1,000,000,000 of shares offered in our primary offering over a two-year period. If we have not sold all of the primary offering shares within two years, we may continue this offering until April 28, 2018. Under rules promulgated by the SEC, if we have filed a registration statement relating to a follow-on offering we could continue our primary offering until such follow-on offering registration statement has been declared effective. If we decide to continue our primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement. We may continue to offer shares under our distribution reinvestment plan beyond these dates until we have sold $100,000,000 of shares through the reinvestment of distributions. In many states, we will need to renew the registration statement or file a new registration statement to continue the offering beyond one year from the date of this prospectus. We may terminate this offering at any time.

Our dealer manager, Resource Securities, registered as a broker-dealer with the SEC in April 2005, and this offering will be the eleventh offering conducted by our dealer manager for Resource Real Estate-sponsored programs. Resource Securities is indirectly owned and controlled by Resource America and its principal business is to sell the securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management—Other Affiliates—Dealer Manager,” and “Conflicts of Interest—Affiliated Dealer Manager” and “—Certain Conflict Resolution Measures.”

Compensation of Dealer Manager and Participating Broker-Dealers

We will pay certain underwriting compensation in connection with the primary offering of our Class A and Class T shares: selling commissions, dealer manager fees and a distribution and shareholder servicing fee as described below.

Except as provided below, we will pay Resource Securities selling commissions of up to 7% of the gross offering proceeds for Class A shares sold in the primary offering and up to 2% of the gross offering proceeds for Class T shares sold in the primary offering. We will also pay the dealer manager a dealer manager fee of 3% of the gross offering proceeds for Class A and Class T shares sold in our primary offering as compensation for acting as the dealer manager. Neither we, nor our sponsor or one its affiliates will pay any selling commissions or dealer manager fees for Class A and Class T shares sold under our distribution reinvestment plan. We also will reimburse the dealer manager or participating broker-dealers for bona fide invoiced due diligence expenses as described below.

We expect the dealer manager to authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our shares. Except as provided below, our dealer manager will reallow all of its selling commissions attributable to a participating broker-dealer.

We may sell Class A shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and brokerage services, which is frequently referred to as a “wrap fee”;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

•	is investing through a bank acting as trustee or fiduciary.

If an investor purchases shares through one of these channels in our primary offering, we will sell the Class A shares at a 7% discount, or at $9.30 per share, reflecting that selling commissions will not be paid by us in connection with such purchases. We will receive substantially the same net proceeds for sales of Class A and Class T shares through these channels.

The dealer manager may reallow to any participating broker-dealer 1.0% of the proceeds from shares sold by that participating broker-dealer (based on a $10.00 per Class A share purchase price and a $9.47 per Class T share purchase price) as a marketing fee, provided that the dealer manager may adjust the amount of the reallowance, in its sole discretion, based upon a number of factors including the number of shares sold by a participating broker-dealer in this offering, the participating broker-dealer’s level of marketing support and bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we may reimburse the dealer manager and broker-dealers for bona fide invoiced due diligence expenses. We estimate this reimbursement will be approximately $544,580.

If an investor purchases Class A shares in this primary offering net of commissions through a registered investment advisor that is affiliated with a participating broker-dealer in a transaction in which the registered investment advisor is compensated on a fee-for-service basis by the investor, the dealer manager may reallow to the affiliated participating broker-dealer a marketing fee in an amount as determined in the paragraph above. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. If an investor purchases Class A shares in this offering through a registered investment advisor (or bank acting as a trustee or fiduciary) not affiliated with a participating broker-dealer, the dealer manager will not reallow any portion of the dealer manager fee. Neither the dealer manager nor its affiliates will compensate any person engaged as an investment adviser by a potential investor as an inducement for such investment adviser to advise favorably for an investment in us.

In addition, our dealer manager will receive an annual distribution and shareholder servicing fee of 1% of the purchase price (or, once reported, the amount of our estimated NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued. The distribution and shareholder servicing fee will accrue daily based on the number of outstanding Class T shares on each day that were sold in our primary offering and the purchase price (or then-current NAV, once reported) of such shares.

We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

Our dealer manager will reallow the ongoing distribution and shareholder servicing fee to the selected dealer who initially sold the Class T shares to a stockholder until such time as the selected dealer is no longer the broker-dealer of record or otherwise not in compliance with the applicable terms of such selected dealer agreement related to such payment, or, if there is a change in the broker-dealer of record, to a subsequent broker-dealer of record of the Class T shares so long as the subsequent broker-dealer is party to a selected dealer or other agreement with the dealer manager that provides for such reallowance and is in compliance with the applicable terms of such selected dealer agreement or other agreement related to such payment. Our dealer manager will also reallow the ongoing distribution and shareholder servicing fee to a servicing broker-dealer of the Class T shares so long as the servicing broker-dealer is party to a servicing agreement with our dealer manager that provides for such reallowance and is in compliance with the applicable terms of such selected dealer agreement or other agreement related to such payment. In the event the subsequent broker-dealer of record is not party to a selected dealer or other agreement with the dealer manager, our dealer manager will retain the distribution and shareholder servicing fee. Eligibility to receive the annual distribution and shareholder servicing fee is conditioned on a broker-dealer providing on-going services with respect to the Class T shares. Such services may include ongoing or regular account or portfolio maintenance for the holder of such Class T Shares, assisting with recordkeeping, assisting and processing distribution payments or providing other similar services as may be reasonably required by the stockholder in connection with their investment in Class T shares. While we expect that the broker-dealer of record for a Class A stockholder may provide similar services to a Class A stockholder, they are under no contractual obligation to do so and we will not pay the annual distribution and shareholder servicing fee for such services.

The table and the discussion below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA, assuming we sell all $1,000,000,000 of the common stock offered in the primary offering and 25% of this amount of common stock is Class A common stock and 75% is Class T common stock. To show the maximum amount of dealer manager and participating broker-dealer compensation that we may pay in this offering, this table assumes that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

	Total Compensation
Selling commissions (maximum)
Class A common stock	$17,500,000
Class T common stock	15,000,000
Dealer manager fee (maximum)
Class A common stock	7,500,000
Class T common stock	22,500,000
Distribution and Shareholder Servicing Fee (1)
Class T common stock	37,500,000	(2)
Total	$100,000,000

(1)	The distribution and shareholder servicing fees are ongoing fees that are not paid at the time of purchase payable for five years from the date on which such Class T share is issued. We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

(2)	Assuming that (a) we sell all of the $1,000,000,000 of shares offered in this primary offering, (b) 25% of the amount of common stock sold in this offering is Class A common stock and 75% is Class T common stock, and (c) based on this allocation we sell all shares at the highest possible selling commissions and dealer manager fees (with no discounts to any categories of purchasers), the aggregate maximum distribution and shareholder servicing fee will be $37,500,000.

Under the rules of FINRA, total underwriting compensation in this offering, including selling commissions, the dealer manager fee, the distribution and shareholder servicing fee and any additional expense reimbursements to our dealer manager and participating broker-dealers (excluding bona fide invoiced due diligence expenses), may not exceed 10% of our gross offering proceeds from our primary offering. In addition to the limits on underwriting compensation, FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. After the termination of the offering our advisor has agreed, pursuant to the terms of our advisory agreement, to reimburse us to the extent that organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) incurred by us exceed 4% of our gross offering proceeds if we raise less than $500 million in the primary offering, and 2.5% of our gross offering proceeds if we raise $500 million or more in the primary offering. However, we expect such organization and offering expenses to be approximately 1.0% of our gross offering proceeds, assuming we raise the maximum offering amount. Organization and offering expenses include only actual expenses incurred on our behalf and paid by us in connection with the offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

The dealer manager has agreed to sell up to 5% of the Class A shares offered hereby in our primary offering, or up to 5,000,000 Class A shares, to persons to be identified by us at a discount from the public offering price. We intend to use this “friends and family” program to sell shares to our directors, officers, business associates and others to the extent consistent with applicable laws and regulations. We will sell Class A shares under the “friends and family” program at a 10% discount (initially $9.00 per Class A share based on the initial primary offering price of $10.00), reflecting that selling commissions and the dealer manager fee are not payable in connection with such sales. The net proceeds to us from such sales made net of commissions and dealer manages fees will be substantially the same as the net proceeds we receive from other sales of shares.

We may sell Class A shares to participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a 7% discount (initially $9.30 per share based on the initial primary offering price of $10.00), reflecting that selling commissions in the amount of $0.70 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this discount, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law. The net proceeds to us from the sales of these Class A shares will be substantially the same as the net proceeds we receive from other sales of Class A shares.

We are offering volume discounts to investors who purchase $500,000 or more of Class A shares through the same participating broker-dealer in our primary offering. We are also offering volume discounts to investors who purchase $1,000,000 or more of Class T shares through the same participating broker-dealer in our primary offering. The net proceeds to us from a sale eligible for a volume discount will be the same, but the selling commissions we will pay will be reduced. Because the dealer manager reallows all selling commissions, the amount of commissions participating broker-dealers receive for such sales will be reduced.

The following table shows the discounted price per Class A share and the reduced selling commissions payable for volume sales of our Class A shares.

Dollar Volume Class A Shares Purchased			Sales Commissions (Based on $10.00 Price Per Share)	Price Per Share to Investor
$2,500	to	$499,999	7.0%	$10.00
$500,000	to	$999,999	6.0%	$9.90
$1,000,000	to	$1,999,999	5.0%	$9.80
$2,000,000	to	$2,999,999	4.0%	$9.70
$3,000,000	and above		3.0%	$9.60

We will apply the reduced selling price, selling commission to the entire purchase. All commission rates are calculated assuming a price per share of $10.00. For example, a purchase of 250,000 Class A shares in a single transaction would result in a purchase price of $2,425,000 ($9.70 per share) and selling commissions of $100,000.

The following table shows the discounted price per Class T share and the reduced selling commissions payable for volume sales of our Class T shares.

Dollar Volume Class T Shares Purchased			Sales Commissions (Based on $9.47 Price Per Share)	Price Per Share to Investor
$2,500	to	$999,999	2.0%	$9.47
$1,000,000	and above		1.0%	$9.38

We will apply the reduced selling price, selling commission to the entire purchase. All commission rates are calculated assuming a price per share of $9.47. For example, a purchase of 250,000 Class T shares in a single transaction would result in a purchase price of $2,345,000 ($9.38 per share) and selling commissions of $23,675.

To qualify for a volume discount as a result of multiple purchases of our Class A or Class T shares, as applicable, you must use the same participating broker-dealer and you must mark the “Additional Investment” space on the subscription agreement. We are not responsible for failing to combine purchases if you fail to mark the “Additional Investment” space. Once you qualify for a volume discount, you will be eligible to receive the benefit of such discount for subsequent purchases of Class A or Class T shares, as applicable, in our primary offering through the same participating broker-dealer. If a subsequent purchase entitles an investor to an increased reduction in sales commissions, the volume discount will apply only to the current and future investments.

To the extent purchased through the same participating broker-dealer, the following persons may combine their purchases of the same share class as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

In the event a person wishes to have his or her order combined with others as a “single purchaser,” that person must request such treatment in writing at the time of subscription setting forth the basis for the discount and identifying the orders to be combined. Any request will be subject to our verification that the orders to be combined are made by a single purchaser. If the subscription agreements for the combined orders of a single purchaser are submitted at the same time, then the commissions payable and discounted share price will be allocated pro rata among the combined orders on the basis of the respective amounts being combined. Otherwise, the volume discount provisions will apply only to the order that qualifies the single purchaser for the volume discount and the subsequent orders of that single purchaser.

Only shares purchased in our primary offering are eligible for volume discounts. Shares purchased through our distribution reinvestment plan will not be eligible for a volume discount nor will such shares count toward the threshold limits listed above that qualify you for the different discount levels.

Volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels. However, with respect to California residents, no discounts will be allowed to any group of purchasers and no subscriptions may be aggregated as part of a combined order for purposes of determining the dollar amount of shares purchased.

Subscription Procedures

We will not sell any shares unless we raise a minimum of $2,000,000 by April 28, 2017. Until we have raised this amount, all subscription payments will be placed in an account held by the escrow agent, UMB Bank, NA, in trust for subscribers’ benefit, pending release to us. Once we have raised the applicable minimum offering amount and instructed the escrow agent to disburse the funds in the account, funds representing the gross purchase price for the shares and any interest earned on the subscription payments held in the escrow account will be distributed to us. If we do not raise at least $2,000,000 by April 28, 2017, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. We will not deduct any fees if we return funds from the escrow account. Different escrow procedures apply to New York, Washington and Pennsylvania investors. Because of the higher minimum offering requirement for New York, Washington and Pennsylvania investors, subscription payments made by New York, Washington and Pennsylvania investors will not count toward the $2,000,000 minimum offering for all other jurisdictions. See “—Special Notice to Pennsylvania Investors” below.

To purchase shares in this offering, you must complete and sign a subscription agreement (in the form attached to this prospectus as Appendix B) for a specific number of shares and pay for the shares at the time of your subscription. Until such time as we have raised the minimum offering amount, you should make your check payable to “UMB Bank, NA, as Escrow Agent for Resource Apartment REIT III, Inc.” Also, until we have raised the minimum offering amount, completed subscription agreements and payments should be sent by your broker-dealer or registered investment advisor, as applicable, to UMB Bank, NA, at the address set forth in the subscription agreement. Once we have raised $2,000,000, you should make your check payable to “Resource Apartment REIT III, Inc.,” except that Pennsylvania investors should follow the instructions below under “—Special Notice to Pennsylvania Investors” and New York and Washington investors should make their checks made payable to “UMB Bank, NA, as Escrow Agent for Resource Apartment REIT III, Inc.” until we have received aggregate proceeds from this offering of at least $2,500,000 and $20,000,000, respectively, after which time checks may be made payable to “Resource Apartment REIT III, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. After we have raised the minimum offering amount, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscriptions. We will accept or reject subscriptions within 30 days of our receipt of such subscriptions and, if rejected, we will return all funds to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account. You will receive a confirmation of your purchase. We generally admit stockholders on a daily basis.

You are required to represent in the subscription agreement that you have received a copy of the final prospectus. In order to ensure that you have had sufficient time to review the final prospectus, we will not accept your subscription until at least five business days after your receipt of the final prospectus.

Investors who desire to purchase Class A or Class T shares in this offering at regular intervals may be able to do so by electing to participate in the automatic investment program by completing an enrollment form that we will provide upon request. Alabama, Nebraska and Ohio investors are not eligible to participate in the automatic investment program. Only investors who have already met the minimum purchase requirement may participate in the automatic investment program. The minimum periodic investment is $100 per month. We will pay dealer manager fees, selling commissions and distribution and shareholder servicing fees in connection with sales under the automatic investment program to the same extent that we pay those fees and commissions on shares sold in this offering outside of the automatic investment program. If you elect to participate in both the automatic investment program and our distribution reinvestment plan, distributions earned from shares purchased pursuant to the automatic investment program will automatically be reinvested pursuant to the distribution reinvestment plan. For a discussion of the distribution reinvestment plan, see “Description of Shares—Distribution Reinvestment Plan.”

You will receive a confirmation of your purchases under the automatic investment program no less than quarterly. The confirmation will disclose the following information:

•	the amount invested for your account during the period;

•	the date of the investment;

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

To qualify for a volume discount as a result of purchases under the automatic investment program, you must notify us in writing when you initially become eligible to receive a volume discount and at each time your purchase of shares through the program would qualify you for an additional reduction in the price of shares under the volume discount provisions described in this prospectus. For a discussion of volume discounts, see “—Compensation of Dealer Manager and Participating Broker-Dealers.”

You may terminate your participation in the automatic investment program at any time by providing us with written notice. If you elect to participate in the automatic investment program, you must agree that if at any time you fail to meet the net income and net worth standards set forth in our charter or the then-current prospectus, you will promptly notify us in writing of that fact and your participation in the plan will terminate. See the “Suitability Standards” section of this prospectus (immediately following the cover page).

Suitability Standards

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of shares in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our shares based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation;

•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this prospectus of an investment in our shares; and

•	have apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that you may lose your entire investment;

•	the lack of liquidity of our shares;

•	the restrictions on transferability of our shares;

•	the background and qualifications of our sponsor and their affiliates; and

•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation and other investments as well as any other pertinent factors. Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisors recommending the purchase of shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in shares is suitable and appropriate for you.

Until our shares of common stock are listed on a national securities exchange, subsequent purchasers, i.e., potential purchasers of your shares, must also meet the net worth or income standards. See “Suitability Standards” (immediately following the cover page) for a detailed discussion of the determinations regarding suitability that we require.

Minimum Purchase Requirements

You must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $100. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

Unless you are transferring all of your shares, you may not transfer your shares in a manner that causes you or your transferee to own fewer than the number of shares required to meet the minimum purchase requirements, except for the following transfers without consideration: transfers by gift, transfers by inheritance, intrafamily transfers, family dissolutions, transfers to affiliates and transfers by operation of law. These minimum purchase requirements are applicable until our shares of common stock are listed on a national securities exchange, and these requirements may make it more difficult for you to sell your shares.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $100,000,000, we caution you to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $2,000,000 minimum offering amount for all other jurisdictions, we will not sell any shares to Pennsylvania investors unless we raise a minimum of $50,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions) prior to the termination of this offering. In the event we do not raise gross offering proceeds of $50,000,000 prior to the termination of this offering, we will promptly return all funds held in escrow for the benefit of Pennsylvania investors (in which case, Pennsylvania investors will not be required to request a refund of their investment). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in a separate account held by the escrow agent, UMB Bank, NA, in trust for Pennsylvania subscribers’ benefit, pending release to us. Purchases by persons affiliated with us or our advisor will not count toward satisfaction of the Pennsylvania minimum.

If we have not reached this $50,000,000 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds, with interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to promptly return to you by check your subscription amount with interest within 15 calendar days after receipt of your request. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $50,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive a refund of your subscription amount with interest. Until we have raised $50,000,000, Pennsylvania investors should make their checks payable to “UMB Bank, NA, as Escrow Agent for Resource Apartment REIT III, Inc.” Once we have reached the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Resource Apartment REIT III, Inc.”

Investments through IRA Accounts

First Trust Retirement has agreed to act as an IRA custodian for purchasers of our common stock who would like to purchase shares though an IRA account and desire to establish a new IRA account for that purpose. We will pay the fees related to the establishment of investor accounts with a minimum investment of $5,000 with First Trust Retirement and the first-year annual IRA maintenance fee. Thereafter, investors will be responsible for the annual IRA maintenance fees. Further information about custodial services is available through your broker or through our dealer manager.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize additional sales materials in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of Resource Real Estate-sponsored programs, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales materials may not be permitted.

We are offering shares only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the shares of our common stock being offered will be passed upon for us by DLA Piper LLP (US). DLA Piper LLP (US) will also review the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and will pass upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated balance sheet included in this prospectus and elsewhere in the registration statement has been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

There is additional information about us and our affiliates on our Internet site at www.rescourcereit3.com, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENT OF

RESOURCE APARTMENT REIT III, INC. AND SUBSIDIARIES

F-1

To the Board of Directors and Stockholder

Resource Apartment REIT III, Inc.

We have audited the accompanying consolidated balance sheet of Resource Apartment REIT III, Inc. (a Maryland Corporation) and subsidiaries (collectively, the “Company”) as of December 31, 2015. The balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Resource Apartment REIT III, Inc. and subsidiaries as of December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

January 14, 2016

F-2

Resource Apartment REIT III, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

December 31, 2015
ASSETS
Cash	$200,000

Total assets	$200,000

STOCKHOLDER’S EQUITY
Stockholder’s Equity:
Preferred stock (par value $0.01, 10,000,000 shares authorized, none issued and outstanding)	$—
Class A Common stock (par value $0.01, 250,000,000 shares authorized, 19,474 issued and outstanding)	195
Class T Common stock (par value $0.01, 750,000,000 shares authorized, none issued and outstanding)	—
Convertible stock (par value $0.01, 50,000 shares authorized, none issued and outstanding)	—
Additional paid-in-capital	199,805

Total stockholder’s equity	$200,000

F-3

Resource Apartment REIT III, Inc. and Subsidiaries

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2015

NOTE A—ORGANIZATION AND PROPOSED BUSINESS OPERATIONS

Resource Apartment REIT III, Inc. and subsidiaries (the “Company”) was organized in Maryland on July 15, 2015. In its initial public offering, the Company intends to offer up to an aggregate of $1,000,000,000 of shares of Class A and Class T common stock. Class A shares are being offered at $10.27 per share and Class T shares are being offered at $10.00 per share. The Company also intends to offer up to an aggregate of $100,000,000 of shares of Class A and Class T common stock pursuant to its distributions reinvestment plan (the “DRIP”) at a purchase price initially equal to 95% of the maximum per share purchase price of Class A and Class T shares in the primary offering.

The Company has adopted a fiscal year ending December 31. Resource Apartment Advisor III, LLC (the “Advisor”), which is an indirect wholly owned subsidiary of Resource America, Inc. (“RAI”), a publicly traded company (NASDAQ: REXI) operating in the real estate, financial fund management and commercial finance sectors, contributed $200,000 to the Company in exchange for 20,000 shares of Class A common stock on August 10, 2015 (refer to Note D).

The Company’s objective is to take advantage of Resource Real Estate, Inc.’s (its “Sponsor”) multifamily investing and lending platforms to invest in apartment communities in order to provide the investor with growing cash flow and increasing asset values. The Company intends to acquire underperforming apartments which it will renovate and stabilize in order to increase rents. To a lesser extent, the Company will also seek to originate and acquire commercial real estate debt secured by apartments having the same characteristics. The Company believes multiple opportunities exist within the apartment industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience in multifamily investing, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets.

To date, the Company has not commenced operations and intends to commence operations upon raising the minimum aggregate of $2,000,000 in gross offering proceeds in its initial public offering, including shares purchased by directors, officers and advisor and their respective affiliates. The Company intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2016. As such, to maintain its REIT qualification for U.S. federal income tax purposes, the Company is generally required to distribute at least 90% of its net income (excluding net capital gains) to its stockholders as well as comply with certain other requirements. Accordingly, the Company intends to generally not be subject to U.S. federal income taxes to the extent that it annually distributes all of its REIT taxable income to its stockholders. The Company also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940, as amended.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to the accounting principles generally accepted in the United States of America (“GAAP”).

F-4

Resource Apartment REIT III, Inc. and Subsidiaries

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Emerging Growth Company

The Company is an emerging growth company, as defined in the Jumpstart Our Business Startups Act, (“the JOBS Act”). The Company, however, expects to elect to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. This election is irrevocable. Also, because the Company is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”), and will not be for so long as the Company’s shares of common stock are not traded on a securities exchange, the Company is not subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. In addition, so long as the Company is externally managed by the Advisor, it does not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act. The Company will remain an emerging growth company for up to five years, although it will lose that status sooner if its revenues exceed $1 billion, it issues more than $1 billion in non-convertible debt in a three-year period, or if the market value of the common stock held by non-affiliates exceeds $700 million as of any June 30th.

Development Stage Company

Pursuant to the terms of the initial public offering, the Company must receive gross proceeds of $2,000,000 in its initial public offering, including shares purchased by its directors, officers and advisor and their respective affiliates, in order to break escrow and commence operations. As of December 31, 2015, the Company had not reached such threshold, purchased any properties or issued any shares, aside from those issued to the Advisor. Accordingly, a statement of stockholder’s equity is not presented and is deemed not meaningful.

Principles of Consolidation

The consolidated balance sheet includes the accounts of the Company and its wholly-owned subsidiaries, Resource Apartment OP III, LP and Resource Apartment Holdings III, LLC.

Recent Accounting Pronouncements

The Company does not believe there are any recent accounting pronouncements issued that would have a material impact on the Company’s financial condition, except as noted below.

In June 2014, the Financial Accounting Standards Board issued authoritative guidance to change the criteria for reporting development stage entities. Under the new guidance, the requirement to present inception-to-date information on the statement of operations, cash flows and statement of equity has been eliminated. In addition, financial statements no longer need to be labeled as those of a development stage entity, disclosure of a description of the development stage activities in which the entity is engaged is no longer required, and disclosing in the first year the company is no longer a development stage entity that in prior years it had been in the development stage is also no longer required. The Company’s early adoption of this guidance, as of July 15, 2015 (inception), did not have a material impact on its consolidated financial position.

(continued)

F-5

Resource Apartment REIT III, Inc. and Subsidiaries

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

Use of Estimates

The accounting and reporting policies of the Company conform with GAAP and general practices within the financial services industry. The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate Investments

The Company will record acquired real estate at fair value. The Company will have to make subjective assessments as to the useful lives of its depreciable assets. The Company will consider the period of future benefit of an asset to determine its appropriate useful life. The Company anticipates the estimated useful lives of its real property assets by class to be as follows:

Buildings	27.5 years
Building improvements	3.0 to 27.5 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property acquired may not be recoverable, the Company will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Loans Held for Investment

Loans held for investment, if acquired, will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of a loan impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan is deemed to be impaired, the Company will record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of the Company’s real estate loans receivable and an overstatement of the Company’s net income.

(continued)

F-6

Resource Apartment REIT III, Inc. and Subsidiaries

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

The Company may acquire real estate loans at a discount due to credit quality. Revenues from these loans are recorded under the effective interest method. Under this method an effective interest rate (“IRR”) is applied to the cost basis of the real estate loan receivable. The IRR that is calculated when the real estate loan receivable is acquired remains constant and is the basis for subsequent impairment testing and income recognition. If the amount and timing of future cash collections are not reasonably estimable, the Company accounts for the real estate receivable on the cost recovery method. Under the cost recovery method of accounting, no income is recognized until the basis of the real estate loan receivable has been fully recovered.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The Company will record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company will amortize any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which the Company expects will range from one month to ten years.

The Company will measure the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

(continued)

F-7

Resource Apartment REIT III, Inc. and Subsidiaries

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

The Company will amortize the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles, if any, will be amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of the Company’s reported net income. These estimates are subject to change until all information is finalized, which is generally within one year of the acquisition date.

Revenue Recognition

The Company will recognize minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and will include amounts expected to be received in later years in deferred rents. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

The Company will make estimates of the collectability of its tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. The Company will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, the Company will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on the Company’s net income because a higher bad debt reserve results in less net income.

The specific timing of a sale will be measured against various criteria related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2016. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided it satisfies on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify

(continued)

F-8

Resource Apartment REIT III, Inc. and Subsidiaries

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2015

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES—(Continued)

for certain statutory relief provisions, it will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which it lost its REIT qualification. Accordingly, the Company’s failure to qualify as a REIT could have a material adverse impact on its results of operations and amounts available for distribution to its stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may elect to treat certain of its subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, the Company’s TRS may hold assets and engage in activities that it cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS will generate net income, a TRS can declare dividends to the Company which will be included the Company’s taxable income and necessitate a distribution to its stockholders. Conversely, if the Company retains earnings at a TRS level, no distribution is required and the Company can increase book equity of the consolidated entity.

Organization and Offering Costs

The Company expects to incur organizational, accounting, and offering costs in pursuit of its financing. Organization and offering costs (other than selling commissions and dealer manager fees) of the Company are initially being paid by the Advisor on behalf of the Company. These costs are not recorded in the financial statements of the Company because such costs are not a liability of the Company until the Company raises $2,000,000 in offering proceeds from its initial public offering. Organization costs include all expenses to be incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company (See Note C—Related Party Transactions).

Pursuant to the proposed advisory agreement between the Company and the Advisor, the Company will be obligated to reimburse the Advisor for organization and other offering costs paid by the Advisor on behalf of the Company, up to an amount equal to 4.0% of gross offering proceeds as of the termination of the initial public offering if the Company raises less than $500 million in the primary portion of the initial public offering and 2.5% of gross offering proceeds as of the termination of the initial public offering if the Company raises $500 million or more in the primary portion of the initial public offering.

NOTE C—RELATED PARTY TRANSACTIONS

The Company will be externally managed and advised by the Advisor. Pursuant to the terms of the proposed advisory agreement, the Advisor will provide the Company with its management team, including its officers, along with appropriate support personnel. The Advisor will be reimbursed for the Company’s allocable share of costs for Advisor personnel, including allocable personnel salaries and benefits. Each of the Company’s officers

(continued)

F-9

Resource Apartment REIT III, Inc. and Subsidiaries

NOTES TO CONSOLIDATED BALANCE SHEET

December 31, 2015

NOTE C—RELATED PARTY TRANSACTIONS—(Continued)

is an employee of Resource Real Estate, Inc., a wholly owned subsidiary of RAI, or one of its affiliates. Currently and in the future, the Company does not expect to have any employees. The Advisor is not obligated to dedicate any specific portion of its time to the Company’s business. The Advisor is at all times subject to the supervision and oversight of the Company’s board of directors and has only such functions and authority as the Company delegates to it.

During the course of the offering, the Advisor has and will provide future offering-related services to the Company and will advance funds to or pay on behalf of the Company for both operating costs and organization and offering costs. These amounts will be reimbursed to the Advisor from the proceeds from the offering, although there can be no assurance that the Company’s plans to raise capital will be successful. As of December 31, 2015, the Advisor has incurred organization and offering costs on behalf of the Company of approximately $700,000.

NOTE D—EQUITY

Preferred Stock

The Company’s charter authorizes the Company to issue 10,000,000 shares of its $0.01 par value preferred stock. As of December 31, 2015, no shares of preferred stock were issued or outstanding.

Common Stock

The Company’s charter authorizes the Company to issue 1,000,000,000 shares of its $0.01 par value common stock. On September 10, 2015, the Advisor exchanged 20,000 shares of the Company’s common stock, which were purchased for $10.00 per share, for approximately 19,474 shares of common stock offered to reflect the intended offering price of Class A shares of $10.27 per share. As of December 31, 2015, there were 19,474 shares of $0.01 par value common stock issued and outstanding.

Convertible Stock

The Company’s charter authorizes the Company to issue 50,000 shares of its $0.01 par value convertible stock. As of December 31, 2015, no shares of convertible stock were issued or outstanding.

NOTE E—SUBSEQUENT EVENT

The Company has evaluated subsequent events through the filing of this financial statement and determined there were no other events that have occurred as of the filing of this financial statement that would require adjustments to or disclosures to the consolidated financial statements.

F-10

APPENDIX A

PRIOR PERFORMANCE TABLES

As used herein, the terms “we,” “our” and “us” refer to Resource Apartment REIT III, Inc.

The following Prior Performance Tables (the “Tables”) provide information relating to real estate investment programs (the “Prior Real Estate Programs”) sponsored by Resource Real Estate, Inc. and its affiliates, who control our advisor. As of December 31, 2014, the offerings of all of the Prior Real Estate Programs (other than Resource Real Estate Opportunity REIT II, Inc., which is publicly offered) were closed or completed. Each of the Prior Real Estate Programs presented has investment objectives similar to Resource Apartment REIT III, Inc. and was formed for the purpose of investing in commercial real estate similar to at least one type in which Resource Apartment REIT III, Inc. intends to invest. Other than Resource Real Estate Opportunity REIT, Inc., Resource Real Estate Opportunity REIT II, Inc., and Resource Real Estate Opportunity Fund, L.P., all of the Prior Real Estate Programs invested in stabilized, income-producing multifamily rental properties and held the properties for a longer period than we intend to hold properties. Resource Real Estate Opportunity REIT, Inc. terminated its initial public primary offering in December 2013 and is continuing to offer shares pursuant to its distribution reinvestment plan. Resource Real Estate Opportunity REIT II, Inc. terminated its initial public primary offering in February 2016 and is continuing to offer shares pursuant to its distribution reinvestment plan. Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. invest in the same assets in which we intend to make our investments. Resource Real Estate Opportunity Fund, L.P., which has liquidated, also invested in apartments and debt secured by apartments.

Investors in Resource Apartment REIT III, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties and real estate-related debt investments. Resource Real Estate, Inc. controls our advisor and was a sponsor of the Prior Real Estate Programs. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Resource Real Estate, Inc. was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The tables presented in this prospectus provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares in our ongoing public offering, investors will not acquire any ownership interest in any funds to which the information in this prospectus relates and investors should not assume that they will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this prospectus were conducted through privately-held entities that may not have been subject to the up-front commissions, fees and expenses associated with our ongoing public offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in these tables should be read together with the summary information under the “Prior Performance Summary” section of this prospectus. The following tables are included in this prospectus:

•	Table I—Experience in Raising and Investing Funds;

•	Table II—Compensation to Sponsor;

•	Table III—Annual Operating Results of Prior Real Estate Programs;

•	Table IV—Results of Completed Programs; and

•	Table V—Sale or Disposition of Assets.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of Resource Real Estate, Inc. in raising and investing funds for the only public program that had its offering close since January 1, 2013. This program has investment objectives similar to ours.

	Resource Real Estate Opportunity REIT, Inc.
Dollar amount offered	$750,000,000
Dollar amount raised	$622,077,025
Length of offering (in months)	42	(1)
Months to invest 90% of amount available for investments	51

(1)	Resource Real Estate Opportunity REIT, Inc. is a publicly registered, non-traded REIT. Resource Real Estate Opportunity REIT launched its initial public offering on June 16, 2010 and then commenced real estate operations. On September 7, 2010, Resource Real Estate Opportunity REIT broke escrow in its initial public offering. Resource Real Estate Opportunity REIT ceased offering shares in its initial public offering on December 13, 2013. Resource Real Estate Opportunity REIT continues to issue shares under its distribution reinvestment plan; dollar amount of shares offered under and proceeds from the distribution reinvestment plan are omitted from Table I. As of December 31, 2015, Resource Real Estate Opportunity REIT had sold an aggregate of 62,485,461 shares of common stock in its initial public offering for gross offering proceeds of $622.1 million, including an aggregate of 6,436,698 shares of common stock under the distribution reinvestment plan for gross offering proceeds of $62.9 million. As of December 31, 2015, Resource Real Estate Opportunity REIT owned interests in a total of 36 multifamily properties, as well as one performing mortgage loan and one preferred equity interest.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the cumulative compensation received by affiliates of Resource Real Estate, Inc., including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for those Prior Real Estate Programs which paid compensation to our sponsor since January 1, 2013. The Prior Real Estate Programs have similar investment objectives to Resource Apartment REIT III, Inc.

As of December 31, 2015

	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Investors III, L.P.	Resource Real Estate Investors IV, L.P.	Resource Real Estate Investors V, L.P.
Date offering commenced	5/3/2004	2/15/2005	8/18/2005	7/17/2006	2/19/2007
Date offering closed	12/31/2004	7/15/2005	6/16/2006	12/31/2006	8/31/20007
Dollar amount raised	$8,100,000	$14,200,250	$25,000,000	$29,593,716	$35,000,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	133,776	257,428	469,387	553,949	664,080
Acquisition fees:
-Real estate commissions	—	—	—	—	—
-Advisory fees for property acquisition	407,905	667,182	1,135,313	1,084,825	1,345,035
-Debt placement fees	344,390	494,813	833,000	706,735	920,063
Other-organization and offering expenses	219,000	282,260	486,563	466,839	831,194
Dollar amount of cash generated from operations before deducting payments to sponsors	2,933,446	8,170,763	21,813,603	24,116,655	22,616,205
Amount paid to sponsor from operations:
Property management fees	615,324	653,101	851,506	1,104,419	992,959
Partnership management fees	220,818	586,615	1,057,497	1,336,013	1,431,677
Reimbursements	—	—	—	—	—
Leasing commissions	—	—	—	—	—
Other	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
-Cash	1,500,583	—	—	—	—
-Notes	—	—	—	—	—
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	—	—
Other	—	2,513,000	2,884,000	—	—

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (cont’d)

As of December 31, 2015

	Resource Real Estate Investors 6, L.P.	Resource Real Estate Investors 7, L.P.	Resource Real Estate Opportunity Fund, L.P.	Resource Real Estate Opportunity REIT, Inc.	Resource Real Estate Opportunity REIT II, Inc.
Date offering commenced	10/1/2007	6/16/2008	1/19/2009	6/16/2010	2/6/2014
Date offering closed	5/23/2008	9/11/2009	12/31/2009	12/13/2013	N/A
Dollar amount raised	$36,842,105	$32,538,308	$41,398,677	$622,077,025	$513,700,000
Amount paid to sponsor from proceeds of offering:
Underwriting fees	699,180	613,265	786,575	18,614,317	9,004,268
Acquisition fees:
-Real estate commissions	—	—	—	—	—
-Advisory fees for property acquisition	1,330,964	1,310,389	647,108	22,277,000	8,839,994
-Debt placement fees	792,295	889,408	—	2,588,153	774,223
Other-organization and offering expenses	888,521	813,458	1,034,967	9,862,404	6,334,087
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	13,946,083	14,341,211	4,359,459	11,611,643	(6,767,768)
Amount paid to sponsor from operations:
Property management fees	1,074,938	1,138,256	95,177	11,630,643	652,549
Partnership management fees	1,430,962	1,287,297	1,517,636	21,149,000	1,893,911
Reimbursements	—	—	—	—	—
Leasing commissions	—	—	—	—	—
Other	—	—	—	—	—
Dollar amount of property sales and refinancing before deducting payments to sponsor
-Cash	—	—	18,026,981	127,008,219	—
-Notes	—	—	—	362,497,000	142,162,000
Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	115,825	—
Other	—	—	—	1,678,000	—

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2011 and that have similar investment objectives to Resource Apartment REIT III, Inc.

Resource Real Estate presents the data in Prior Performance Table III for each program in conformity with accounting principles generally accepted in the United States of America, or GAAP, which incorporates accrual basis accounting. When a real estate program owns 100% of the property, 100% of the program’s operating results are presented for the relevant years. When a real estate program directly invests in and owns a partial tenant-in-common interest in the property (as an example, 25%) and the remaining interest of the property (75%) is owned by unaffiliated tenants-in-common, only the operating results relating to the program’s ownership in the property (25%) are presented for the relevant years. The allocation is based on the public or private program’s effective ownership in the property.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2015

			Resource Real Estate Opportunity REIT, Inc.
	2015	2014	2013	2012	2011	2010
Selected Operating Results
Total revenues	$118,325,000	100,269,000	44,511,000	19,047,000	4,387,000	284,000
Rental operating and other expenses	$100,946,000	96,694,000	47,273,000	19,103,000	9,942,000	2,161,000

Net rental operating income (loss)	$17,379,000	3,575,000	(2,762,000)	(56,000)	(5,555,000)	(1,877,000)
Depreciation and amortization	$48,273,000	47,771,000	18,246,000	8,340,000	1,565,000	198,258
Interest expense	$(22,080,000)	(14,911,000)	(951,000)	(546,000)	(10,000)	—
Net loss-GAAP basis	$(16,933,000)	(48,198,000)	(19,486,000)	(8,632,000)	(7,129,000)	(2,075,000)
Summary Statements of Cash Flows
Net cash flows used in operating activities	$(1,269,000)	(986,000)	(7,467,000)	(4,541,000)	(5,499,000)	(1,406,000)
Net cash flows used in investing activities	$(78,726,000)	(301,296,000)	(265,007,000)	(101,815,000)	(33,301,000)	(14,913,000)
Net cash flows provided by financing activities	$18,308,000	172,000,000	513,931,000	120,059,000	48,436,000	21,135,000
Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$13,257,000	9,958,000	4,757,000	841,000	—	—
Source of Distributions (per $1,000 invested):
From operations	$—	—	—	—	—	—
From sales of properties	$20.94	15.73	5.01	—	—	—
From financing proceeds	$—	—	2.50	1.33	—	—
From offering proceeds	$—	—	—	—	—	—
Summary Balance Sheet
Total assets (before depreciation)	$1,162,359,000	1,016,704,000	694,335,000	184,809,000	69,661,000	24,600,000
Total assets (after depreciation)	$1,091,208,000	978,409,000	678,559,000	180,537,000	68,706,000	24,402,000
Total liabilities	$658,110,000	510,055,000	161,512,000	17,219,000	5,789,000	5,179,000
Estimated Value Per Share(1)	$10.83	10.00	10.00	10.00	10.00	10.00

(1)	Prior to June 9, 2015, Resource Real Estate Opportunity REIT, Inc. valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value Resource Real Estate Opportunity REIT, Inc.’s assets and liabilities in connection with the calculation of the estimated value per share for the year ended December 31, 2015, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Estimated Value Per Share” in Resource Real Estate Opportunity REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table presents summary information on the results of Prior Real Estate Programs with investment objectives similar to Resource Apartment REIT III, Inc. that have completed operations during the five years ended December 31, 2015.

	AR Real Estate Investors, L.P.	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Opportunity Fund, L.P.
Date of final sale of property	1/31/2013	7/31/2015	10/6/2015	6/11/2015
Duration of program (months)	125	137	130	78
Dollar amount raised	$25,262,138	$8,100,000	$14,200,250	$41,398,677
Annualized return on investment	9.09%	-1.49%	-0.66%	3.72%
Median annual leverage	85.0%	85.0%	79.1%	76.7%

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS

These Tables set forth summary information on the aggregate sales or disposals of real estate and real estate-related investments by Prior Real Estate Programs since January 1, 2013 that have similar investment objectives to Resource Apartment REIT III, Inc. All data is as of December 31, 2015.

				Selling Price, Net of Closing Costs, and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(1)	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(2)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
AR Real Estate Investors, LLC
Nittany Pointe	Altoona, PA	3/31/2003	1/31/2013	$25,565,554	$10,787,314	—	—	$36,352,868	$12,750,000	$2,972,328	$15,722,328	$26,660,943
Resource Real Estate Investors, L.P.
Falls at Duraleigh	Raleigh, NC	12/21/2004	11/21/2014	8,704,455	13,966,714	—	—	22,671,169	15,500,000	1,314,084	16,814,084	3,755,912
Avalon	Los Angeles, CA	1/6/2005	2/3/2015	387,700	4,432,038	—	—	4,819,738	5,000,000	1,482,044	6,482,044	(1,217,583)
Sage Canyon	Albuquerque, NM	3/31/2005	7/31/2015	1,284,315	3,250,000	—	—	4,534,315	4,320,000	1,228,723	5,548,723	(623,855)
Resource Real Estate Opportunity REIT, Inc.
Town Park	Birmingham, AL	12/21/2010	4/30/2013	9,922,771	—	—	—	9,922,771	—	5,936,609	5,936,609	2,888,207
Campus Club	Tampa, FL	10/21/2011	6/16/2014	10,071,435	—	—	—	10,071,435	—	1,520,791	1,520,791	2,323,330
Arcadia	Houston, TX	9/03/2010	9/19/2014	17,473,414	—	—	—	17,473,414	—	11,841,099	11,841,099	5,205,705
Alcove/ Flagstone	Houston, TX	12/21/2012	1/26/2015	11,073,816	—	—	—	11,073,816	—	8,745,763	8,745,763	2,199,077
107th Avenue	Omaha, NE	8/18/2010	1/29/2015	247,953	—	—	—	247,953	—	233,872	233,872	40,409
Redford/ Bristol	Houston, TX	3/27/2012	2/27/2015	31,865,051	—	—	—	31,865,051	—	21,588,810	21,588,810	9,551,014
Cityside Crossing/ Skyview	Houston, TX	12/19/2012	3/2/2015	24,048,937	—	—	—	24,048,937	—	15,282,219	15,282,219	9,836,705
Kenwick at Canterbury/ 100 Chevy Chase	Lexington, KY	3/13/2013	6/30/2015	13,051,168	—	—	—	13,051,168	—	10,198,418	10,198,418	1,044,811
Reserves at Mt. Moriah/ Foxwood	Memphis, TN	12/7/2012	9/18/2015	5,268,261	—	—	—	5,268,261	—	5,579,698	5,579,698	936,696
Resource Real Estate Opportunity Fund, LP
Parkway & Parkgreen	Houston, TX	3/31/2010	9/18/2013	10,646,934	9,979,492	—	—	20,626,426	—	9,152,556	9,152,556	8,633,908
330 N. Vista	Houston, TX	01/27/2010	12/19/2013	7,183,527	—	—	—	7,183,527	—	3,407,381	3,407,381	817,186
Central Point/ Woodbridge	Boise, ID	11/19/2012	3/24/2015	11,845,602	—	—	—	11,845,602	—	7,613,229	7,613,229	4,661,267
Woods at Ridgeway/ Wyndridge	Memphis, TN	9/29/2009	3/26/2015	6,853,561	11,280,947	—	—	18,134,508	9,501,429	3,839,266	13,340,695	1,818,283
Lakes at Ridgeway/ Waterstone	Memphis, TN	3/16/2010	6/11/2015	1,828,242	5,462,806	—	—	7,291,048	3,784,723	3,914,444	7,699,167	(2,480,195)
Resource Real Estate Investors II, LP
Cuestas	Las Cruces, NM	3/31/2005	4/29/2015	3,385,833	2,500,000	—	—	5,885,833	5,680,000	2,494,540	8,174,540	(1,296,249)
Oak Park Village	Lenexa, KS	6/29/2005	7/2/2015	11,238,061	21,699,298	—	—	32,937,359	24,000,000	8,359,043	32,359,043	3,017,683
The Reserves	Little Rock, AR	9/22/2005	10/6/2015	12,503,836	32,746,967	—	—	45,250,803	36,000,000	12,135,767	48,135,767	(467,475)
Resource Real Estate Investors III, LP
Highland Ridge and Lodge at Overland Park	Kansas City, MO	11/30/2005	11/25/2015	33,723,475	44,164,579	—	—	77,888,054	46,480,000	12,115,902	58,595,902	20,493,373

				Selling Price, Net of Closing Costs, and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(1)	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(2)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
Resource Real Estate Investors 6, LP
Coach Lantern	Scarborough, ME	1/29/2008	12/1/2015	8,365,707	7,884,000	—	—	16,249,707	7,884,000	5,143,502	13,027,502	6,360,451
Foxcroft	Scarborough, ME	1/29/2008	12/1/2015	5,984,372	8,760,000	—	—	14,744,372	8,760,000	5,382,074	14,142,074	3,262,716
Resource Real Estate Investors 7, LP
Woodland Hills	Decatur, GA	12/19/2008	3/19/2015	12,523,518	12,452,305	—	—	24,975,823	13,590,000	3,523,733	17,113,733	7,359,626
Tamarlane	Portland, ME	4/23/2008	12/1/2015	8,006,700	9,819,933	—	—	17,826,633	9,931,000	4,523,169	14,454,169	6,013,873

(1)	Includes financing secured through a first mortgage.
(2)	Includes all costs related to original purchase as well as any costs incurred to maintain investment, including capital improvements. Amounts shown do not include pro rata share of original offering costs.
(3)	Represents excess (deficiency) of property operating cash receipts, including sale proceeds, over operating cash expenditures, including acquisition costs.

APPENDIX B

Subscription Agreement
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT,
PLEASE CALL THE SALES DESK AT (866) 773-4120

1. INVESTMENT INFORMATION	Amount of Subscription: $ Class of Shares:

☐ Class A Shares (Fund #)

☐ Class T Shares (Fund #)

Investment Type:

☐ Initial Investment (Minimum Subscription: $2,500)

☐ Additional Investment (Minimum Subscription: $100. Please complete the information below regarding the previous investment)

State of Sale:

2.	Non-Qualified	☐ Tenants-in-Common(1)	☐ C Corporation(2)
INVESTMENT TYPE Check one box.		☐ Joint Tenants with Right of Survivorship(1)	☐ S Corporation(2)
		☐ Individual	☐ Community Property(1)

		☐ Trust(2)	☐ Limited Liability Company(2)

		☐ Partnership(2)	☐ Other:

☐ Uniform Gift to Minors Act: State of

☐ Uniform Transfer to Minors Act: State of

	Qualified	☐ Traditional (Individual) IRA	☐ Pension or Profit Sharing Plan(2)

		☐ Simple IRA	☐ KEOGH Plan(2)

		☐ SEP IRA	☐ Other:

☐ ROTH IRA

☐ Beneficial as Beneficiary for:

Custodian Information (To be completed by Custodian)

Name of Custodian:

Address:

City, State, ZIP:

Phone:

Custodian Tax ID #:

Custodian Account #:

By executing this Subscription Agreement, Custodian certifies to Resource Apartment REIT III, Inc. (the “Company”) that the shares purchased pursuant to this Subscription Agreement are held for the benefit of the investor named in section 3 of this Subscription Agreement (the “Beneficial Owner”); Custodian agrees to notify the Company promptly, but in any event within 30 days, of any change in the name of the Beneficial Owner or the number of shares held by the custodian for the benefit of the Beneficial Owner; Custodian confirms that the Company is entitled to rely on these representations for purposes of determining the stockholders entitled to notice of or to vote at each annual or special meeting of stockholders of the Company until delivery by the Custodian to the Company of a written statement revoking such representations (provided, however, that any such revocation delivered after the record date or the closing of the stock transfer books of the Company in respect of any annual or special meeting of stockholders, but on or prior to the date of such annual or special meeting of stockholders, shall not be effective until after the holding of such annual or special meeting of stockholders of the Company), then each Beneficial Owner (and not Custodian) will be deemed the holder of record for the shares of common stock for purposes of determining the stockholders holding common stock entitled to notice of or to vote at each annual or special meeting of stockholders.

(1)	All parties must sign.
(2)	Please attach the trustee certification form or pages of the trust/plan document or corporate resolution, as applicable, which lists the name of trust/plan, trustees or authorized signatures, and dates.

B-1

3.
INVESTOR INFORMATION	Investor Name/Trust/Entity	SSN/Tax ID	DOB

Required

Enter the information for the registered owner of the investment here, including Trusts, Partnerships, Corporations, or other entities.

☐  By checking this box, the Company will send certain investor communications to you in electronic form to the e-mail address provided in this section. Investor communications that may be delivered electronically include account statements, tax forms, annual reports, proxy statements and other investor communications. By electing electronic delivery, you: (i) agree that you have the appropriate hardware and software to receive e-mail notifications and view PDF documents; (ii) understand you may incur certain costs associated with downloading and printing investor documents; and (iii) understand that electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to your documents. The Company may choose to send one or more items to you in paper form despite your consent to electronic delivery. You may also request a paper copy of any particular investor document. Your consent will be effective until you revoke it by contacting the Company at (866) 773-4120.

	Street Address	City	State	ZIP

	Mailing Address (if different from above)	City	State	ZIP

	Phone (day)	Phone (evening)

Email ☐ US Citizen ☐ US Citizen residing outside of US ☐ Foreign citizen, country

	Secondary Investor/Trustee/Authorized Trader/Entity	SSN/Tax ID	DOB

	Street Address	City	State	ZIP

	Mailing Address (if different from above)	City	State	ZIP

	Phone (day)	Phone (evening)

Email ☐ US Citizen ☐ US Citizen residing outside of US ☐ Foreign citizen, country

4. DISTRIBUTION INFORMATION	If you select more than one option, you must indicate the percentage of your distribution to be applied to each, and the sum of the allocations must equal 100%.			% of Distribution
Choose one or more of the following options.	☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the final prospectus.		%
	☐	Send distributions via check to Investor’s home address (or for Qualified Plans to the address listed in Section 2).		%
	☐	Send distributions via check to alternate payee listed here (not available for Qualified Plans without custodial approval).		%

Name:

Address:

City: State: ZIP Code:

	Account No.:			% of Distribution

	☐	Direct Deposit (Attach Voided Check) I authorize the Company or its agent (collectively, Resource Real Estate) to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify Resource Real Estate in writing to cancel it. In the event that Resource Real Estate deposits funds erroneously into my account, Resource Real Estate is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.		%
			Total:	%
(Must total 100%)

	Financial Institution Name:		Checking ☐	Savings ☐

ABA/Routing Number:

Account Number:

Signature of Account Owner:

If you elect to participate in the Distribution Reinvestment Plan, the Company requests that if at any time you fail to meet the minimum income or net worth standards established for the Company as set forth in the prospectus or listed in section 5 of this Subscription Agreement, you will promptly notify the Company in writing of that fact.

	☐	Transfer on Death If you would like to place a Transfer on Death (TOD) designation on your shares, you must check the TOD box and you must complete and return the TOD form requested from us.

B-2

5. INVESTOR SIGNATURES To be initialed by all investors.

Please carefully read and separately initial each of the representations below for items 1-5. Only sign items 6-16 if applicable. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. Net worth should be calculated exclusive of home, home furnishings and personal automobile. As used below, liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

Owner Co-owner

	1.	I have received the final prospectus for the Company at least five business days before signing the Subscription Agreement.

	2.	I have (i) a minimum net worth of at least $250,000 or (ii) a minimum net worth of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the final prospectus under “Suitability Standards.”

	3.	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

	4.	I am purchasing the shares for my own account.

	5.	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted.

	6.	If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

	7.	If I am an Iowa resident, I have (i) a minimum net worth of at least $350,000 or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $70,000. In addition, I have a net worth of at least 10 times my investment in the Company.

	8.	If I am a Michigan, Pennsylvania, Oregon or Tennessee resident, I have a liquid net worth of at least 10 times my investment in the Company.

	9.	If I am a California or North Dakota resident, I have a net worth of at least 10 times my investment in the Company.

	10.	If I am a Nebraska resident, my investment in the Company and the securities of other non-publicly traded REITs is equal to no more than 10% of my net worth. An investment by a Nebraska investor who is an “accredited investor” within the meaning of the federal securities laws is not subject to the foregoing limitations.

	11.	If I am a New Mexico resident, I have a liquid net worth of at least 10 times my investment in the Company, its affiliates and other similar direct participation programs.

	12.	If I am a Nevada resident, I have either: (i) a minimum net worth of $75,000 and an annual income of $75,000, or (ii) a minimum net worth of $500,000. In addition, I have a net worth of at least 10 times my investment in the Company.

	13.	If I am an Ohio resident, I have a liquid net worth of at least 10 times my investment in the Company, its affiliates and other non-traded real estate investment programs.

	14.	If I am a New Jersey resident, I have either (i) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (ii) a minimum liquid net worth of at least $350,000. In addition, have not invested more than 10% my liquid net worth in the Company, its affiliates, and non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding unregistered, federally and state exempt private offerings).

	15.	If I am a Massachusetts resident, I have a liquid net worth of at least 10 times my investment in the Company and other illiquid direct participation programs.

	16.	If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in the Company and its affiliates.

	17.	If I am a Kansas investor, I acknowledge that it is recommended by the Kansas Securities Commissioner that Kansas investors do not invest, in the aggregate, more than 10% of their liquid net worth in the Company and other non-traded REITs.

	18.	If I am an Idaho investor, I have either (a) a liquid net worth of at least $300,000 or (b) a gross annual income of at least $85,000 and a liquid net worth of at least $85,000. In addition, my investment in the Company does not exceed 10% of my liquid net worth.

	19.	If I am a Missouri investor, my investment in the Company does not exceed 10% of my liquid net worth.

	20.	If I am a Kentucky investor, my investment in the Company and affiliated non-publicly traded real estate investment trusts does not exceed 10% of my liquid net worth.

	21.	If I am a Vermont investor, my investment in the Company does not exceed 10% of my liquid net worth, which is defined as my total assets (not including home, home furnishings and automobiles) minus my total liabilities. If I am an “accredited investor” within the meaning of the federal securities laws, I am not subject to the foregoing limitation.

Taxpayer Identification Number Confirmation (Required): The Investor signing below, under penalties of perjury, certifies that (i) the number shown on this Subscription Agreement is his or her correct Taxpayer Identification Number (or he or she is waiting for a number to be issued to him or her), (ii) he or she is not subject to backup withholding either because (a) he or she has not been notified by the Internal Revenue Service (“IRS”) that he or she is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified him or her that he or she is no longer subject to backup withholding, and (iii) he or she is a U.S. citizen unless otherwise indicated. NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR HAS BEEN NOTIFIED BY THE IRS THAT HE OR SHE IS SUBJECT TO BACKUP WITHHOLDING BECAUSE HE OR SHE FAILED TO REPORT ALL INTEREST AND DIVIDENDS ON HIS OR HER TAX RETURN. THE IRS DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X
	Signature of Investor	Date

X
	Signature of Joint Investor or, for Qualified Plans, of Custodian	Date

B-3

6. BROKER- DEALER AND/OR REGISTERED INVESTMENT ADVISOR To be completed by Broker-Dealer or Registered Investment Advisor.

The investor’s registered representative (“Registered Representative”) of a participating broker-dealer (“Broker-Dealer”) or an authorized representative of the investor’s Registered Investment Advisor (“Registered Investment Advisor”), as applicable, must sign below to complete the order. The Registered Representative hereby warrants that he or she and the Broker-Dealer are duly licensed and may lawfully sell shares of common stock in the state designated as the investor’s legal residence. The Registered Investment Advisor represents that it is either registered under the Investment Advisers Act of 1940 or exempt from registration. The Broker-Dealer or Registered Investment Advisor, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years. The undersigned confirms by his or her signature that the Broker-Dealer or Registered Investment Advisor, as applicable, (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor’s prospective purchase of shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares and other fundamental risks related to the investment in the shares; (iv) has delivered the final prospectus to such investor; (v) has reasonable grounds to believe that the investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor as set forth in the final prospectus, as supplemented from time to time, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. I understand this Subscription Agreement is for Resource Apartment REIT III, Inc.

	Name of Registered Representative/Authorized Representative		CRD/IARD Number (if applicable)

X
	Signature of Registered Representative/Authorized Representative		Branch ID

	Registered Representative/Authorized Representative Office Address:		Rep ID

	Phone Number:	Facsimile Number:

Email Address:

Name of Broker-Dealer/RIA:

* For purchases with reduced selling commissions, please designate below:
☐ RIA purchase ☐ Registered Representative purchase ☐ Resource Real Estate employee or affiliate purchase

* Reduced purchase price could impact number of shares.

NOTICE TO BROKER-DEALER/RIA: Only original, completed copies of the Subscription Agreement can be accepted.
Until the minimum subscription proceeds of $2,000,000 (or higher amount for New York and Pennsylvania investors, as applicable) have been received:
•	Checks should be made payable to “UMB Bank, N.A., as escrow agent for Resource Apartment REIT III, Inc.” and sent, together with Subscription Documents, completed and signed, to:
	UMB Bank, N.A., as escrow agent for		•	Wires may be sent to:
	Resource Apartment REIT III, Inc.			ABA #101000695
	1010 Grand Boulevard, 4th Floor			Account #9872061632
	Kansas City, MO 64106			Account Name: UMB Escrow Resource
Apartment REIT III

When the minimum subscription proceeds of $2,000,000 (or higher amount for New York and Pennsylvania investors, as applicable) have been received:
•	Checks should be made payable to “Resource Apartment REIT III, Inc.” and sent, together with Subscription Documents, completed and signed, to:		•	Wires may be sent to:
UMB Bank, N.A.
ABA #101000695
	For Regular Mail: Resource Real Estate, Inc. Attn: Resource Apartment REIT III, Inc. P.O. Box 219169 Kansas City, MO 64121	For Overnight Packages: Resource Real Estate, Inc. Attn: Resource Apartment REIT III, Inc. 430 West 7th Street Kansas City, MO 64105		Account #9871916375
Account Name: DST as Agent for Resource Real Estate,
Inc. Universal Acct.
Reference: [investor name] Resource Apartment
REIT III, Inc.

B-4

APPENDIX C

DISTRIBUTION REINVESTMENT PLAN

Resource Apartment REIT III, Inc., a Maryland corporation (the “Company”), has adopted this Distribution Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The aggregate amount of shares of Class A Common Stock and Class T Common Stock authorized for issuance under the DRP is $100,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Distribution Reinvestment. The Company will apply that portion (as designated by a Participant and subject to the limitation described below) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock of the same class to which the Distributions relate. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will not pay selling commissions on shares of Common Stock purchased in the DRP.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other Company-approved authorization form as may be available from the dealer manager or participating broker-dealers. Participants must designate at least 20% of such Participant’s Distributions for the purchase of additional shares of Common Stock. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Until the Company establishes an estimated net asset value (“NAV”) per share of Common Stock, Participants will acquire Class A Common Stock at a price of $9.60 per share and Class T Common Stock at a price of $9.09 per share. Upon the Company’s announcement in a public filing with the Securities and Exchange Commission that the Company has established an estimated NAV per share of Common Stock, Participants will acquire Common Stock at a price equal to 96% of the per share purchase price at which shares of Common Stock are sold in the Company’s primary offering. The Company expects to establish an estimated NAV per share of Common Stock no later than the 150th day following the second anniversary of the date on which the Company breaks escrow in its initial public offering. Participants in the DRP may purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed limits set forth in the Company’s charter, as amended.

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all shares acquired by the Participant through the DRP.

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9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof. The Company shall provide such information reasonably requested by the dealer manager or a participating broker-dealer, in order for the dealer manager or participating broker-dealer to meet its obligations to deliver written notification to Participants of the information required by Rule 10b-10(b) promulgated under the Securities Exchange Act of 1934.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the month to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The Company may amend or terminate the DRP for any reason upon ten days’ written notice to the Participants, except the Company may not amend the DRP to remove the right of a Participant to terminate participation in the DRP. With respect to material changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, and (b) in a separate mailing to the Participants. With respect to immaterial changes, the Company may provide notice by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports filed with the SEC, (b) in a separate mailing to the Participants, or (c) on the Company’s web site.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. The DRP shall be governed by the laws of the State of Maryland.

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Until July 27, 2016, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 31, to read about risks you should consider before buying shares of our common stock.

Maximum Offering of

$1,100,000,000 of Shares

of Class A and Class T

Common Stock

Minimum Offering of

$2,000,000 of Shares

of Class A and Class T

Common Stock

PROSPECTUS

RESOURCE SECURITIES, INC.

RESOURCE APARTMENT REIT III, INC.

SUPPLEMENT NO. 1 DATED NOVEMBER 23, 2016

TO THE PROSPECTUS DATED APRIL 29, 2016

This document supplements, and should be read in conjunction with, the prospectus of Resource Apartment REIT III, Inc. dated April 29, 2016. This Supplement No. 1 supersedes and replace all prior supplements to the April 29, 2016 prospectus. As used herein, the terms “we,” “our” and “us” refer to Resource Apartment REIT III, Inc. and, as required by context, Resource Apartment OP III, LP, which we refer to as our “Operating Partnership” and to their subsidiaries. Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	the status of the offering;

•	our acquisition of a multifamily community located in Alexandria, Virginia;

•	our entry into a bridge loan with our advisor in connection with the acquisition of our multifamily community;

•	the declaration of cash distributions for October, November and December 2016 record dates;

•	the declaration of a stock dividend for the fourth quarter of 2016;

•	compensation to our advisor and its affiliates;

•	information regarding the net tangible book value of our shares;

•	a change to the taxable year in which we intend to qualify as a real estate investment trust;

•	the merger of Resource America with C-III Capital Partners LLC;

•	the change of the name of our advisor;

•	updated disclosure in the “Prospectus Summary;”

•	updated risk factors;

•	updated disclosure under “Management;”

•	an updated “Management Compensation” table;

•	updated disclosure under “Conflicts of Interest;”

•	updated disclosure under “Investment Objectives and Policies;”

•	an updated “Prior Performance Summary;”

•	updated disclosure under “Federal Income Tax Considerations;”

•	updated disclosure under “Description of Shares;”

•	updated disclosure under “Plan of Distribution,” including our entry into a selected dealer agreement with Ameriprise Financial Services, Inc.;

•	“Management’s Discussion and Analysis of Financial Condition and Results of Operations” similar to that filed in our Quarterly Report on Form 10-Q for the period ended September 30, 2016;

•	quantitative and qualitative disclosures about market risk;

•	experts information;

•	our consolidated financial statements and the notes thereto as of and for the period ended September 30, 2016;

•	unaudited pro forma financial information, and the notes thereto, as of June 30, 2016 and for the nine months ended September 30, 2016 and for the year ended December 31, 2015; and

•	updated “Prior Performance Tables.”

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Status of the Offering

We commenced this offering of up to $1,100,000,000 of shares of common stock, on April 28, 2016. As of November 14, 2016, we had accepted aggregate gross offering proceeds of $3.9 million related to the sale of 326,137 and 81,736 shares of our Class A and Class T common stock in this offering, respectively. Accordingly, as of November 14, 2016, there was approximately $996.1 million of shares of common stock available for sale in this primary offering and $100.0 million of shares available for sale under our distribution reinvestment plan.

Except with respect to subscriptions from Washington and Pennsylvania, subscribers should make their checks payable to “Resource Apartment REIT III, Inc.” Until we have raised the minimum offering amounts of $20 million and $50 million, respectively, for Washington and Pennsylvania, Washington and Pennsylvania investors should continue to make their checks payable to “UMB Bank, NA, as Escrow Agent for Resource Apartment REIT III, Inc.”

Property Acquisition

On August 19, 2016, we, through a wholly-owned subsidiary, purchased a multifamily community located in Alexandria, Virginia (the “Alexandria Property”) from an unaffiliated seller. The Alexandria Property contains 11 units and amenities, including but not limited to storage lockers and a patio with a barbeque area. The Alexandria Property encompasses 6,350 rentable square feet.

The Alexandria Property was constructed in 1950 and was 83.3% leased as of September 30, 2016. The average occupancy rate of the Alexandria Property during 2015 was 76%. The seller was unable to provide average occupancy rates for 2011, 2012, 2013 and 2014. The average effective monthly rental rate per unit, calculated as the monthly contractual base rental income, net of free rent, divided by the average units leased, for 2015 was $1,475. The seller was unable to provide average effective monthly rental rate per unit for 2011, 2012, 2013 and 2014.

The contract purchase price of the Alexandria Property was $2.5 million, excluding closing costs. We funded the purchase price with proceeds from this offering and debt proceeds. In connection with the acquisition of the Alexandria Property, we incurred $51,505 in acquisition fees payable to our advisor and $14,200 of acquisition expenses reimbursable to our advisor pursuant to our advisory agreement.

We believe that the Alexandria Property is suitable for its intended purpose and adequately insured; however, we intend to make certain renovations to the Alexandria Property. We intend to upgrade common areas and unit interiors.

Bridge Loan

On August 18, 2016, we entered into a $555,000 bridge loan (the “Bridge Loan”) with our advisor. We used the proceeds of the Bridge Loan to partially finance the acquisition of the Alexandria Property. The Bridge Loan was scheduled to mature on February 18, 2017, at which point the outstanding balance of the principal and all accrued and unpaid interest was to be due and payable. The Bridge loan incurred interest at an annual rate of LIBOR plus 3.0%. We repaid the Bridge Loan in full on November 1, 2016.

Cash Distributions Declared

On October 7, 2016, our board of directors declared cash distributions on the outstanding shares of all classes of our common stock based on daily record dates for the periods from October 10, 2016 through October 30, 2016, from October 31, 2016 through November 29, 2016, and from November 30, 2016 through December 29, 2016, which distributions were paid or will be paid on October 31, 2016, November 30, 2016 and December 30, 2016, respectively. Distributions for these periods will be calculated based on stockholders of record each day during these periods at a rate of (i) $0.000547945 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock, divided by the number of shares of common stock of such class outstanding as of the close of business on each respective record date. Investors may choose to receive cash distributions or purchase additional shares through our distribution reinvestment plan. Distributions reinvested pursuant to the distribution reinvestment plan will be reinvested in shares of the same class as the shares on which the distributions are made. Some or all of the cash distributions may be paid from sources other than cash flows from operations.

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Stock Dividend Declared

Also on October 7, 2016, our board of directors authorized a stock dividend for the fourth quarter of 2016, in the amount of 0.005 shares of common stock on each outstanding share of common stock to all common stockholders of record as of the close of business on December 31, 2016. Stock dividends are issued in the same class of shares as the shares for which such stockholder received the stock dividend. We expect to issue this stock dividend on or about January 13, 2017.

We believe that the stock dividend should be a tax-free transaction for U.S. federal income tax purposes under Section 305(a) of the Internal Revenue Code of 1986, as amended, and the adjusted tax basis of each share of “old” and “new” common stock should be computed by dividing the adjusted tax basis of the old common stock by the total number of shares, old and new. The holding period of the common stock received in such non-taxable dividend is expected to begin on the date the taxpayer acquired the common stock which is the date that the dividend is issued. Stockholders should consult their own tax advisors regarding the tax consequences of this stock dividend.

Compensation to our Advisor and its Affiliates

Summarized below are the fees earned by and expenses reimbursable to our advisor, dealer manager, property manager and their affiliates for the nine months ended September 30, 2016 and any related amounts payable as of September 30, 2016:

Type of Compensation	Incurred For the Nine Months Ended September 30, 2016	Payable as of September 30, 2016
Selling Commissions	$21,330	3,500
Dealer Manager Fees	$11,370	1,500
Distribution and Shareholder Servicing Fees	$5,200	5,200
Reimbursement of Other Organization and Offering Expenses	$2,286,011	2,286,011
Acquisition Fees & Expense Reimbursements	$51,505	51,505
Asset Management Fees	$3,110	3,110
Debt Financing Fees	$2,775	2,775
General and Administrative Expenses	$432,202	432,202
Interest Expense on Bridge Loan	$2,337	—
Total	$2,815,840	2,788,140

Net Tangible Book Value Per Share

In connection with this offering of shares of our common stock, we are providing information about our net tangible book value per share. Our net tangible book value per share is a rough approximation of value calculated as total book value of assets minus total book value of liabilities, divided by the total number of shares of common stock outstanding. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue prices in this offering primarily as a result of (i) the substantial fees paid in connection with this offering, including selling commissions and marketing fees re-allowed by our dealer manager to participating broker dealers, (ii) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments, (iii) general and administrative expenses, and (iv) accumulated depreciation and amortization of real estate investments. As of September 30, 2016, our net tangible book value per share of Class A and Class T common stock, was $7.15. The offering prices of shares of our common stock under this primary offering (ignoring purchase price discounts for certain categories of purchasers are $10.00 per Class A share and $9.47 per Class T share. To the extent we are able

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to raise substantial proceeds in this offering, some of the expenses that cause dilution of the net tangible book value per share are expected to decrease on a per share basis, resulting in increases in the net tangible book value per share. This increase would be partially offset by increases in depreciation and amortization expenses related to our real estate investments.

The factors described above with respect to the dilution in the value of our common stock are likely to cause our offering price to be higher than the amount you would receive per share if we were to liquidate at this time.

REIT Qualification

Throughout the prospectus, it is disclosed that we intend to qualify as a REIT beginning with the taxable year ending December 31, 2016. We have determined that we do not intend to qualify as a REIT until the taxable year ending December 31, 2017. All references to our first year of REIT qualification in the prospectus are updated accordingly.

Resource America Merger

On September 8, 2016, Resource America, Inc. (“Resource America”), the indirect parent corporation of our sponsor and our advisor, was acquired by C-III Capital Partners LLC (“C-III”), pursuant to an Agreement and Plan of Merger dated as of May 22, 2016 (the “Merger Agreement”). Pursuant to the Merger Agreement, a wholly-owned subsidiary of C-III merged with and into Resource America, with Resource America surviving the merger as a wholly-owned subsidiary of C-III. C-III is a commercial real estate services company engaged in a broad range of activities, including primary and special loan servicing, loan origination, fund management, CDO management, principal investment, investment sales and multifamily property management.

Our advisor and our dealer manager are both indirect subsidiaries of Resource America. However, we do not believe that the merger will adversely affect (1) the ability of our advisor to conduct our operations and manage our portfolio of real estate investments, or (2) the ability of our dealer manager to conduct this offering of our common stock.

Advisor Name Change

On September 27, 2016, our advisor changed its name from Resource Apartment Advisor III, LLC to Resource REIT Advisor, LLC. All references to “our advisor” in this prospectus now refer to Resource REIT Advisor, LLC.

Prospectus Summary

The following disclosure replaces the eighth, ninth and tenth bullet points under “Are there any risks involved in an investment in your shares?” on page 5 of the prospectus.

•	There is no limit on the amount we can borrow to acquire a single real estate investment, but pursuant to our charter, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets unless a majority of the members of our conflicts committee finds justification for borrowing a greater amount. Examples of such a justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. Based on current lending market conditions, we believe we will leverage our assets in an amount equal to 55% to 60% of the cost of our assets.

•	Our charter prohibits the ownership of more than 9.8% of our common stock, unless exempted by our board of directors (subject to the satisfaction of certain conditions precedent), which may inhibit transfers of our common stock and large investors from desiring to purchase your shares of common stock.

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•	We have issued to our advisor 50,000 shares of our convertible stock, which we may refer to as “convertible stock.” The convertible stock is non-voting, is not entitled to any distributions and is a separate class of stock from the common stock to be issued in this offering. Under limited circumstances, these shares may be converted into shares of our Class A common stock, satisfying our obligation to pay our advisor an incentive fee and diluting our stockholders’ interest in us. Generally, our convertible stock will convert into shares of Class A common stock when one of two events occurs. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert on the 31st trading day after listing, if we list our shares of common stock on a national securities exchange or we consummate a merger pursuant to which the consideration received by our common stockholders is securities of another issuer that are listed on a national securities exchange. Our advisor can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and their interests in our convertible stock could influence their judgment with respect to listing or liquidation.

The following disclosure replaces the first, second and sixth bullet points under “What is the experience of your sponsor?” on pages 7 and 8 of the prospectus.

•	Resource Real Estate manages a portfolio of multifamily rental properties and other real estate assets valued at approximately $4.1 billion as of December 31, 2015, of which approximately $323.7 million represents value add multifamily rental properties. “Value add” multifamily properties generally consist of Class B properties built in the 1970s and 1980s that are in need of strong management and capital and located in cities with demonstrable job growth. Resource Real Estate and its affiliates have been acquiring and managing these types of assets for over ten years. Our advisor uses Resource Real Estate’s knowledge and experience in the industry to assist us in meeting our investment objectives of locating, acquiring and renovating underperforming properties to turn them into stable cash flowing assets.

•	Resource Real Estate and its affiliates have been active in the real estate asset market since 1991, acquiring and disposing of assets representing approximately $3.0 billion in value as of December 31, 2015. Historically, Resource Real Estate’s affiliates focused on the purchase of non-performing commercial real estate loans at discounts to their outstanding loan balances and the appraised value of their underlying properties. As a result of many programs and products, Resource Real Estate has a breadth of experience in the acquisition, ownership, management and resolution of real estate assets. Our advisor uses Resource Real Estate’s knowledge and experience in the real estate asset marketplace to assist us in meeting our investment objectives.

•	Resource Real Estate Management, Inc., d/b/a “Resource Residential,” an affiliate of our sponsor, is a property management company that, as of December 31, 2015, manages 64 multifamily rental properties for our sponsor in 20 states with over 17,000 units. It has over 450 employees. The senior managers and employees of Resource Residential, acting through Resource Apartment Manager III, will assist in providing property management as well as construction management services to us.

The following disclosure replaces the disclosure under “Will you use leverage?” on page 8 of the prospectus.

We may use leverage for our assets and may obtain such leverage in one of three ways: (1) REIT-level financing, (2) individual investment financing and (3) seller financing. Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings would be in excess of 300% of our net assets unless a majority of our conflicts committee finds

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justification for borrowing a greater amount. Examples of such a justification include obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. Based on current lending market conditions, we expect to leverage our assets in an amount equal to 55% to 60% of the cost of our assets.

The following table replaces the table under “What are the fees that you will pay to the advisor and its affiliates?” beginning on page 12 of the prospectus.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
Organization and Offering Stage

Selling Commissions	Resource Securities	We will pay selling commissions to our dealer manager of up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class A common stock and up to 2% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class T common stock. No selling commissions are payable on Class A or Class T shares sold under the distribution reinvestment plan. Resource Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$65,000 ($35,000 for Class A shares and $30,000 for Class T shares) / $32,500,000 ($17,500,000 for Class A shares and $15,000,000 for Class T shares)

Dealer Manager Fee	Resource Securities	Up to 3% of the gross offering proceeds from the sale of Class A and Class T common stock, except no dealer manager fee is payable on Class A or Class T shares sold under the distribution reinvestment plan. Resource Securities may reallow to any participating broker-dealer a portion of the dealer manager fee attributable to that participating broker-dealer as a marketing fee. See “Plan of Distribution.”	$60,000 ($15,000 for Class A shares and $45,000 for Class T shares) / $30,000,000 ($7,500,000 for Class A shares and $22,500,000 for Class T shares)

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
Other Organization and Offering Expenses	Resource REIT Advisor or its affiliates	Pursuant to the terms of our advisory agreement, once we raise the minimum offering amount, we will reimburse our advisor for organization and offering expenses it may incur on our behalf, but only to the extent that such reimbursement does not cause organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to exceed 4% of gross offering proceeds as of the termination of this offering if we raise less than $500 million in the primary offering, and 2.5% of gross offering proceeds as of the termination of this offering if we raise $500 million or more in the primary offering. However, if we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be $10,000,000 or 1% of gross offering proceeds. These organization and offering expenses include all actual expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee), including reimbursements to our advisor for the portion of named executive officer salaries allocable to activities related to this offering, to be incurred on our behalf and paid by us in connection with the offering.	$80,000 / $10,000,000

Acquisition and Development Stage

Acquisition Fees	Resource REIT Advisor or its affiliates	2% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans, including acquisition expenses and any debt attributable to such investments. The computation of acquisition fees paid to the advisor also will include amounts incurred or reserved for capital expenditures that will be used to provide funds for capital improvements and repairs that may be serviced by affiliates of Resource REIT Advisor, applied to any real property investment acquired where we plan to add value.

$35,000 (minimum offering and no debt)/

$64,506 (minimum offering and leverage of 60% of the cost of our investments) / $18,088,235 (maximum offering and no debt)/

$43,618,560 (maximum offering and leverage of 60% of the cost of our investments)

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
Acquisition Expenses	Resource REIT Advisor or its affiliates	Subject to the limitations contained in our charter, reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or other real estate-related debt investment. We estimate these expenses will be approximately 0.5% of the contract purchase price of each property.

$8,706 (minimum offering and no debt)/

$16,046 (minimum offering and leverage of 60% of the cost of our investments) / $4,499,561 (maximum offering and no debt)/

$10,850,388 (maximum offering and leverage of 60% of the cost of our investments)

Debt Financing Fee	Resource REIT Advisor or its affiliates	0.5% of the amount of any debt financing obtained or assumed; provided, however, that the sum of the debt financing fee, the construction management fee paid to our property manager and its affiliates and the acquisition fees and expenses described above may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us. In no event will the debt financing fee be paid more than once in respect of the same debt. For example, upon refinancing, our advisor would only receive 0.5% of the incremental amount of additional debt financing obtained in the refinancing.	Actual amounts are dependent upon the amount of any debt financed and upon many other factors, such as whether the debt is incurred in connection with the acquisition of a property or subsequent to the acquisition and therefore cannot be determined at the present time.

Construction Management Fee	Resource Apartment Manager III or its affiliates	If requested to provide construction management services for new capital improvements (and not maintenance or repairs), a construction management fee shall be paid in an amount equal to 5.0% of actual aggregate cost of the redevelopment construction; provided, however, that the sum of the construction management fee paid to our property manager and its affiliates, the debt financing fee and the acquisition fee described above, and acquisition expenses may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon usual and customary construction management fees for particular projects and therefore the amount cannot be determined at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering

Operational Stage

Distribution and Shareholder Servicing Fee	Resource Securities

An annual fee of 1% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued. In the event that payment of the distribution and shareholder servicing fee does not cease in connection with one of the events discussed below, the total distribution and shareholder servicing fees paid with respect to a Class T share will be equal to 5% of the purchase price per share (or, once reported, the amount of our estimated NAV) of such share. The distribution and shareholder servicing fee will accrue daily based on the number of outstanding Class T shares on each day that were sold in the primary offering and the purchase price (or then-current NAV, once reported) of such shares. We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan. We pay the distribution and shareholder servicing fees monthly in arrears. Our dealer manager may reallow the distribution and shareholder servicing fee to participating broker-dealers or other broker-dealers that are servicing investors’ accounts except as described in the plan of distribution.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

$15,000 annually, and $75,000 in total/ $7,500,000 annually, and $37,500,000 in total.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
Property Management/ Debt Servicing Fees	Resource Apartment Manager III or its affiliates

With respect to real property investments, 4.5% of the actual gross cash receipts from the operation of the property; provided that for properties that are less than 75% occupied upon taking possession or if our business plan includes reducing occupancy to less than 75% during the first year thereafter, the property manager will receive a minimum property management fee for the first 12 months of ownership in an amount equal to $40 per unit per month for multifamily rental properties or $0.05 per square foot per month for other types of properties.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.
With respect to real estate-related debt investments managed by our property manager or its affiliates, 2.75% of gross interest received from these investments. The fee attributable on our real estate-related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants and reviewing insurance compliance.

For properties or debt investments managed by third parties, the property manager will receive the property management fee or debt servicing fee and pay the third party directly from that fee an amount for managing the property or debt investment. If we or our operating partnership foreclose or otherwise take title to the real property underlying our real estate-related debt investments, our property manager or its affiliates will thereafter be entitled to receive a property management fee instead of a debt servicing fee. Our property manager may, in its discretion, from time to time defer payment of and accrue all or any portion of these property management and debt servicing fees.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
Asset Management Fee	Resource REIT Advisor or its affiliates

Prior to the reporting of our estimated NAV, the monthly asset management fee will be equal to one-twelfth of 1.0% of the cost of our assets, without deduction for depreciation, bad debts or other non-cash reserves. For purposes of this calculation, “cost” will equal the amount actually paid (including acquisition fees and expenses) to purchase each asset we acquire, including any debt attributable to the asset, provided that, with respect to any properties we develop, construct or improve, cost will include the amount budgeted or expended by us for the development, construction or improvement of an asset. The asset management fee will be based only on the portion of the cost attributable to our investment in an asset if we do not own all or a majority of an asset and do not control the asset. After we report our estimated NAV, the monthly asset management fee will be equal to one-twelfth of 1.0% of the most recently determined value of our assets.

The portion of the asset management fee payable to our advisor for any investment acquired or disposed of in a given month will be prorated by using a numerator equal to the number of days such investment is owned during the month (including the full day of closing for investments acquired), divided by a denominator equal to the total number of days in such month. The asset management fee for each month will be due and payable to our advisor on or about the last day of such month.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses	Resource REIT Advisor or its affiliates	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of costs for advisor personnel and overhead, including allocable personnel salaries and other employment expenses. However, we will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees. Such reimbursements may include reimbursements for our allocable share of the salaries and benefits paid to our executive officers as employees of our advisor.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering
Disposition Fees	Resource REIT Advisor or its affiliates	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at market rate or (ii) 2.0% of the consideration received for the sale of each real estate investment, loan, debt-related security, or other investment sold (including mortgage-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction); however, no disposition fee will be payable for any sale of all or substantially all of our assets in one or more transactions designed to effectuate a business combination transaction. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate-related debt investment; however, if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate-related debt investment.	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Stock	Resource REIT Advisor

Our convertible stock will be of no value unless our common stockholders realize or have an opportunity to realize a stated minimum return as a result of our cumulative distributions or the trading price of our shares on a national securities exchange. As a result, our convertible stock is economically similar to a back-end incentive fee, which many other non-traded REITs have agreed to pay to their external advisors.

Our convertible stock will convert into shares of Class A common stock on the earlier of one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert 31 trading days after the date on which we list our shares of common stock on a national securities exchange or consummate a merger in which the consideration received by our common stockholders is securities of another issuer that are listed on a national securities exchange. Each of these two events is a “Triggering Event.” For more information, see “Description of Shares—Convertible Stock.”

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

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The following disclosure replaces the first paragraph under “If I buy shares, will I receive distributions and how often?” on page 19 of the prospectus.

We have not paid any distributions as of the date of this prospectus. We expect our board of directors to authorize and declare distributions based on daily record dates, and we expect to pay these distributions on a monthly basis. Thus, once we commence paying distributions, you will begin accruing distributions immediately upon our acceptance of your subscription. We have not established a minimum distribution level. Unless our board of directors determines that is not in our best interest to qualify as a REIT, our board of directors shall endeavor to declare and pay such dividends and other distributions as shall be necessary for us to qualify as a REIT under the Internal Revenue Code. Our charter does not require that we make distributions to our stockholders; however, we expect our board of directors to consider the payment of a monthly cash distribution after we make our first real estate investment. We may also make stock distributions. The timing and amount of distributions will be determined by our board of directors in its sole discretion and may vary from time to time. No distributions will be made with respect to shares of convertible stock.

The table and related footnote under the heading “Why are we offering two classes of our common stock and what are the differences among the classes?” on pages 22 and 23 of the prospectus is replaced by the following:

	Class A Shares	1,000 Class A Shares	Class T Shares		1,055.966 Class T Shares
Price Per Share / Amount Invested	$10.00	$10,000	$9.47		$10,000
Selling Commissions	7.0%	$700	2.0%		$200
Dealer Manager Fees	3.0%	$300	3.0%		$300
Annual Distribution and Shareholder Servicing Fee	None	$0	1.0	%(1)	$500	(1)

(1)	We will pay the dealer manager an annual fee of 1.0% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering. The distribution and shareholder servicing fee will accrue daily based on the number of outstanding Class T shares on each day that were sold in our primary offering and the purchase price (or then-current NAV, once reported) of such shares. We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan. We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

In the case of a Class T share purchased in the primary offering at a price equal to $9.47, the maximum distribution and shareholder servicing fee that may be accrued on that Class T share will equal approximately $0.47. However, because we will only completely cease paying the distribution and shareholder servicing fee on the earliest of the dates described above, such fee will accrue daily on all outstanding Class T shares that were purchased in the primary offering within the previous five years of such date. The expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all outstanding Class T shares, including those sold under our distribution reinvestment plan and those sold in our primary offering more than five years ago on which we have ceased paying distribution and shareholder servicing fees. As a result, holders of Class T shares purchased earlier in this offering will bear a greater expense from distribution and shareholder servicing fees than those holders of Class T shares purchased later in this offering.

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Assuming a constant gross offering price or estimated per share value of $9.47 and assuming none of the shares purchased were redeemed or otherwise disposed of, we expect that with respect to a one-time $10,000 investment in Class T shares, $500 in distribution and shareholder servicing fees will be paid to the dealer manager over five years. For further clarity, if an investor purchased one Class T share, assuming a constant gross offering price or estimated per share value of $9.47, we would pay approximately $0.47 in distribution and shareholder servicing fees to the dealer manager with respect to such share over five years.

For additional information regarding the distribution and shareholder servicing fee, please refer to the section entitled “Plan of Distribution” in this prospectus.

The following disclosure replaces the disclosure under “Are there any special restrictions on the ownership or transfer of shares?” on page 24 of the prospectus.

Yes. Our charter contains restrictions on the ownership of our shares that prevent any one person from owning more than 9.8% of our aggregate outstanding shares unless exempted by our board of directors (subject to the satisfaction of certain conditions precedent). These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. Our charter also limits your ability to sell your shares unless (i) the prospective purchaser meets the suitability standards in our charter regarding income and/or net worth and (ii) unless you are transferring all of your shares and the transfer complies with the minimum purchase requirements.

Risk Factors

The following risk factor replaces the existing risk factor under “Risks Related to an Investment in Us” on page 35 of the prospectus.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that our directors and officers will not be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless our directors are negligent or engage in misconduct or our independent directors are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our directors and officers than might otherwise exist under common law, which could reduce our and your recovery from these persons if they act in a negligent manner. Our charter also requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for a detailed discussion of the limited liability of our directors, officers, employees and other agents.

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The following risk factor replaces the existing risk factor under “Risks Related to an Investment in Us” on page 36 of the prospectus.

We may experience adverse business developments or conditions similar to those affecting certain programs sponsored by our sponsor, which could limit our ability to make distributions and decrease the value of your investment.

Certain programs sponsored by our sponsor or its affiliates have experienced lower than originally expected cash flows from operations. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. For 2004 and 2007, Resource Real Estate Investors, L.P. had negative cash flow from operations of $111,874 and $206,885, respectively. During 2005, 2007, and 2008, Resource Real Estate Investors, L.P. utilized $271,012, $541,776, and $148,246, respectively, from reserves to supplement cash flow from operations. During 2006, 2007 and 2008, Resource Real Estate Investors II, L.P. utilized $916,459, $250,704 and $207,219, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P., cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay in receiving tax refunds from tax appeals on two fund properties located in Texas during 2007 and 2008. During 2007 and 2008, Resource Real Estate Investors III, L.P. utilized $723,343 and $157,192, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P., cash flow deficiencies occurred at some of the fund properties during 2008 and 2009. During 2008, Resource Real Estate Investors IV, L.P. utilized $11,370 from reserves to supplement cash flow from operations. For Resource Real Estate Investors V, L.P., cash flow deficiencies have occurred at some of the properties in the fund due to third party property management issues. For Resource Real Estate Investors 6, L.P., cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. During 2008 through 2011, Resource Real Estate Investors 6, L.P. utilized $272,241, $1,996,456, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,892, respectively, from reserves to supplement cash flow from operations. Unforeseen circumstances described below under “Prior Performance Summary—Adverse Business Developments or Conditions” have caused different programs to experience temporary cash flow deficiencies at various times. Similarly, unforeseen adverse business conditions may affect us and, as a result, your overall return may be reduced.

The following risk factor is added under “Risks Related to an Investment in Us.”

Negative publicity regarding us, Resource Real Estate or Resource America may negatively impact our ability to attract and retain tenants at our properties, which may decrease the value of our investments and weaken our operating results.

Negative publicity with respect to our business or the business of Resource Real Estate or Resource America may make it more difficult for us to attract and retain tenants at the real estate properties we may acquire. Our inability to attract and retain tenants at our properties may adversely affect the income produced by our properties and, consequently, may decrease the value of our investments and weaken our operating results. Such events may decrease the amount of cash available to us to distribute to you and could negatively affect your return on investment.

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The following risk factor replaces the existing risk factor under “Risks Related to This Offering and Our Corporate Structure” on page 44 of the prospectus.

Holders of Class T shares purchased earlier in this offering will bear a greater expense from distribution and shareholder servicing fees than those holders of Class T shares purchased later in this offering.

We will pay our dealer manager an annual fee of 1% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued. We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

In the case of a Class T share purchased in the primary offering at a price equal to $9.47, the maximum distribution and shareholder servicing fee that may be accrued on that Class T share will equal approximately $0.47. However, because we will only completely cease paying the distribution and shareholder servicing fee on the earliest of the dates described above, such fee will accrue daily on all outstanding Class T shares that were purchased in the primary offering within the previous five years of such date. The expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all outstanding Class T shares, including those sold under our distribution reinvestment plan and those sold in our primary offering more than five years ago on which we have ceased paying distribution and shareholder servicing fees. As a result, holders of Class T shares purchased earlier in this offering will bear a greater expense from distribution and shareholder servicing fees than those holders of Class T shares purchased later in this offering.

Management

The following disclosure provides information regarding a change to our board of directors.

In connection with Resource America’s merger with C-III, Jeffrey Brotman resigned as a member of our board of directors, effective upon the closing of the merger on September 8, 2016. Mr. Brotman’s resignation was not due to any disagreement with our management, our advisor or any of our affiliates. On May 21, 2016, our board of directors appointed Paul A. Hughson to replace Mr. Brotman as a director, subject to and effective upon the closing of the merger and substantially concurrent with Mr. Brotman’s resignation.

Paul A. Hughson is an Executive Managing Director of Island Capital Group LLC (“Island”), which he joined in 2009. Island is a commercial real estate merchant banking firm headquartered in New York, New York. Since its formation in 2010, Mr. Hughson has also served as an Executive Managing Director of C-III, which is controlled by Island. C-III is a commercial real estate investment and services company engaged in a broad range of activities, including principal investments (debt and equity), primary and special loan servicing, loan origination, fund management, multifamily property management, investment sales and zoning and title services. Before joining Island, Mr. Hughson was a member of the Lehman Brothers Global Real Estate Group for 15 years, where he was the head of global credit distribution. Mr. Hughson joined Lehman Brothers in 1993. Prior to Lehman Brothers, he was a real estate attorney at the law firm Thacher Proffitt & Wood since 1986. Mr. Hughson received a B.A. from Tufts University in 1983 and a J.D. from the University of Virginia in 1986.

The following disclosure replaces the second and third paragraphs under “Board of Directors” on page 77 of the prospectus.

Our charter provides that a majority of the directors must be independent directors. Currently, we have three independent directors. An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor, the sponsor or its affiliates and has not been so for the previous two years and is otherwise deemed not to be associated with our advisor, sponsor or its affiliates as further set forth in our charter.

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Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. The presence, in person or by proxy, of stockholders entitled to cast 50% of all the votes entitled to be cast at any stockholder meeting constitutes a quorum. With respect to the election of directors, each candidate nominated for election to the board of directors must receive a majority of the votes at which a quorum is present, in person or by proxy, in order to be elected. Therefore, if a nominee receives fewer “for” votes than “withhold” votes in an election, then the nominee will not be elected.

The following disclosure replaces the first paragraph under “Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” on page 82 of the prospectus.

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of the final disposition of a proceeding to any individual who is a present or former director or officer and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or any individual who, while a director at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, partnership, limited liability company, joint venture, trust, employment benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. Notwithstanding the foregoing, we will not provide indemnification of our directors, our advisor or its affiliates for any liability or loss suffered by any of them, unless all of the following conditions are met:

The following disclosure replaces the disclosure under “Our Advisor” on page 83 of the prospectus.

Our advisor is Resource REIT Advisor, LLC. Our advisor is a limited liability company that was formed in the State of Delaware on July 15, 2015. Our advisor has no operating history and no experience managing a public company. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. All of our officers and some of our directors are also officers and managers of our advisor.

The directors and managers of our advisor are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer and Manager
Kevin M. Finkel	President and Manager
Steven R. Saltzman	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
David E. Bloom	Senior Vice President
Larry Block	Senior Vice President
Darshan Patel	Senior Vice President and Chief Compliance Officer

The background of Messrs. Feldman, Finkel, Saltzman and Bloom and Ms. Weisbaum are described in the “Management—Executive Officers and Directors” section of this prospectus. The background of Darshan Patel is described in the “Management—Other Affiliates—Dealer Manager” section of this prospectus.

Larry Block has served as Senior Vice President of our advisor since September 2016. Mr. Block is Managing Director, Counsel and Chief Compliance Officer for Island Capital Group LLC, a real estate merchant banking firm; Managing Director, Counsel and Chief Compliance Officer for C-III and its affiliates, including C-III Investment Management LLC, an SEC-registered investment adviser; and President and Chief Compliance Officer of Anubis Securities LLC, a registered broker-dealer. He joined Island Capital, C-III and Anubis in January 2011. From March 2005 through January 2011, Mr. Block was Executive Vice President, General Counsel and Chief

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Compliance Officer for The Kenmar Group, an alternative investment firm, where he was responsible for Kenmar’s global legal, regulatory, corporate and compliance matters, including various investment advisers, commodity pool operators, commodity trading advisers, a broker-dealer and introducing broker and a transfer agent, as well the firm’s FSA-registered office in London and its office in Singapore. From January 1998 through March 2005, Mr. Block was Managing Director, General Counsel and Chief Compliance Officer for Lipper & Company L.P., an alternative investment firm, where he was responsible for the firm’s legal, regulatory corporate and compliance matters, including its broker-dealers and investment advisers. Mr. Block was a senior associate at the law firm Cadwalader, Wickersham & Taft in New York from 1996 through 1998 and an associate at the law firm Proskauer Rose LLP from 1992 to 1996. Mr. Block received a B.S. degree in Business Administration with a concentration in Accounting from the University of North Carolina at Chapel Hill in 1989 and a J.D. from the University of Pennsylvania School of Law in 1992.

The following disclosure replaces the disclosure under “The Advisory Agreement” on page 84 of the prospectus.

Under the terms of the advisory agreement, our advisor will use its commercially reasonable efforts to present to us investment opportunities that provide a continuing and suitable investment program for us consistent with our investment policies and objectives as adopted by our board of directors. Pursuant to the advisory agreement, our advisor will manage our day-to-day operations, will retain the property managers for our property investments (subject to the authority of our board of directors and officers) and will perform other duties, including, but not limited to, the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making certain real estate-related debt investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring properties and other investments on our behalf in compliance with our investment objectives and policies;

•	arranging for financing and refinancing of properties and our other investments;

•	entering into leases and service contracts for our real properties;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of properties underlying our investments and properties we may acquire;

•	entering into servicing contracts for our loans;

•	assisting us in obtaining insurance;

•	generating an annual budget for us;

•	reviewing and analyzing financial information for each of our assets and the overall portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	performing investor-relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by our conflicts committee.

See “Management Compensation” for a detailed discussion of the fees payable to our advisor under the advisory agreement. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, the costs of providing services to us (other than for services for which it earns acquisition or disposition fees for sales of properties or other investments) and payments made by our advisor in connection with potential investments, whether or not we ultimately acquire the investment.

The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our advisor and us. It will be the duty of our board of directors (acting through our conflicts committee) to evaluate the performance of our advisor before entering into or renewing an

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advisory agreement. Additionally, either party may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and, in such event, our advisor must cooperate with us and our directors in making an orderly transition of the advisory function. In the event that our advisory agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor) prior to the occurrence of one of the events that trigger the conversion of our convertible stock, the number of shares of common stock that our advisor will receive upon the occurrence of that triggering event will be prorated to account for the actual amount of time that the advisory agreement was effective. For more information regarding the terms of the advisory agreement, see “Management Compensation.”

Resource Real Estate, our sponsor, has agreed to guarantee the performance of our advisor’s services to be provided under the advisory agreement. Therefore, if our advisor fails to perform all or any of its obligations, duties, undertakings and covenants to provide services under the advisory agreement, upon written notice from us, our sponsor shall perform or cause to be performed such obligations, duties, undertakings and covenants. In addition, our advisor and its affiliates expect to engage in other business ventures, and, as a result, they will not dedicate their resources exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our business to discharge its obligations to us. Our advisor may assign the advisory agreement to an affiliate upon approval of our conflicts committee. Our advisor may assign any rights to receive fees or other payments under the advisory agreement without obtaining approval from our board of directors. We may assign or transfer the advisory agreement to a successor entity without the consent of our advisor.

We may internalize our management by acquiring our advisor or an affiliate thereof, whether by means of a merger, stock acquisition, or asset purchase. In the event that our board of directors determines to pursue an acquisition of our advisor or any of its affiliates in connection with internalizing our management, we will not enter into such a transaction unless our advisor agrees to proceed with the transaction without the payment of any internalization fee or other consideration by us, whether in the form of a cash payment or in the form of stock, warrants or options. In addition, we will not solicit or hire the employees of our advisor or its affiliates during the term of the advisory agreement and for the one-year period thereafter. Subject to the approval of our board of directors, to the extent our advisor or its affiliates perform substantial services or incur costs in connection with the internalization, we intend to pay our advisor or its affiliates for such services and reimburse our advisor and its affiliates for any and all costs and expenses reasonably associated with the internalization. Further, in the event the advisory agreement is terminated, our advisor and its affiliates will be paid all accrued and unpaid fees and expense reimbursements earned prior to the termination. However, we will not pay a separate internalization fee solely in connection with an internalization transaction.

The following disclosure replaces the bullet points under “Other Affiliates—Our Sponsor” on page 87 of the prospectus.

•	Three joint ventures with a privately held, registered investment advisor specializing in alternative investments to foundations, endowments, pension plans, insurance companies and other institutional investors. The joint ventures were formed to acquire discounted real estate and real estate-related debt investments and Resource Real Estate provides acquisition advice, asset, property and construction management and disposition services.

•	A partnership with an institutional investment firm that invests funds for pension plans, unions, corporations, endowments, foundations, and charitable organizations. The partnership was formed to own five multifamily rental properties, all of which have since been sold, and Resource Real Estate provided acquisition advice, asset, property and construction management and disposition services.

•	A partnership with a private real estate investment firm. The partnership was formed to acquire two underperforming multifamily rental properties and Resource Real Estate provided acquisitions advice, asset, property and construction management and disposition services. Resource Real Estate sold its interest in the properties to its partner in April 2010.

•	A joint venture with an international investment company that is one of Central Europe’s leading sponsors of international real estate funds. Resource America held mezzanine debt in connection with an office building majority owned by the institutional partner, and Resource America provided asset oversight management. The asset was sold in June 2010.

•	A partnership with one of Washington, D.C.’s largest full-service real estate companies that owns and developed more than 80 buildings in the Washington, D.C. metropolitan area aggregating over 20 million square feet. The partnership was formed to own an office building in which Resource America owned a minority interest and provided asset oversight management. The asset was sold in June 2011.

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The following disclosure replaces the third paragraph under “Other Affiliates—Our Sponsor” on page 88 of the prospectus.

Resource Real Estate is a full-service real estate firm, which employs over 600 people throughout the United States. Resource Real Estate’s principal services and functions include acquisitions, asset management, loan management, property management, construction management, restructuring, finance and dispositions. As of December 31, 2015, Resource Real Estate’s portfolio, encompasses assets in 20 states and includes 64 individual assets. In addition to the current assets under management, Resource Real Estate has managed over 50 additional full cycle real estate investments since 1991, representing approximately $1.0 billion in value as of December 31, 2015. These included multifamily, office, retail and hotel classes of real estate assets. All references to Resource Real Estate throughout this prospectus include predecessor affiliates of Resource America involved in real estate.

The following disclosure replaces the fourth paragraph under “Other Affiliates—Our Sponsor” on page 88 of the prospectus.

We believe Resource Real Estate and its affiliates also has significant experience in evaluating and investing in diverse asset classes, including commercial mortgage-backed securities, mortgages, leases, bank loans, equipment leases and trust preferred securities and has developed a disciplined credit culture that is the backbone of its financial services businesses. Resource Real Estate and its affiliates have been active in the underperforming real estate property market over the past 10 years, acquiring and managing a portfolio of properties that were underperforming at the time of acquisition, valued at approximately $3.0 billion as of December 31, 2015. Resource Real Estate and its affiliates have also been active in the discounted asset market since 1991. As a result of many programs and products, Resource Real Estate and its affiliates have a breadth of knowledge and experience in the ownership, management and resolution of underperforming and discounted assets. Our advisor intends to use this breadth of knowledge and experience to assist us to meet our investment objectives.

The following disclosure replaces the first and third bullet points under “Other Affiliates—Our Sponsor” on page 88 of the prospectus.

•	Resource Real Estate manages a portfolio of multifamily rental properties and other real estate assets valued at approximately $4.1 billion as of December 31, 2015, of which approximately $323.7 million represents value add multifamily rental properties. Resource Real Estate and its affiliates have been acquiring, renovating and managing these types of assets for over ten years. Our advisor uses Resource Real Estate’s knowledge and experience in the industry to assist us in meeting our investment objectives of locating, acquiring and renovating underperforming properties to turn them into stable cash flowing assets.

•	Resource Residential, an affiliate of our sponsor, is a real estate property management company focused on providing the highest quality property management services to the residents of its multifamily properties managed by the company. It manages real estate investments of our sponsor and its affiliates either for their own account or for other real estate programs similar to us. As of December 31, 2015, Resource Residential manages apartment communities with 64 rental properties in 20 states with over 17,000 units. Resource Residential employs over 450 professionals whose main objective is to optimize the net operating income of the properties it manages.

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The following disclosure replaces the disclosure under “Other Affiliates—Property Manager” on page 89 of the prospectus.

We may engage our property manager, Resource Apartment Manager III, LLC, to manage and lease particular properties and manage our real estate-related debt investments. Our property manager is a wholly owned subsidiary of Resource Real Estate. The officers and managers of our property manager are as follows:

Name	Positions
Alan F. Feldman	Chief Executive Officer and Manager
Kevin M. Finkel	President and Manager
Steven R. Saltzman	Chief Financial Officer, Senior Vice President and Treasurer
Shelle Weisbaum	Chief Legal Officer, Senior Vice President and Secretary
David E. Bloom	Senior Vice President
Geoffrey Woodward	Manager

For more information regarding the background and experience of Messrs. Feldman, Finkel, Saltzman and Bloom and Ms. Weisbaum, see “Management—Executive Officers and Directors.”

Geoffrey Woodward has served as Manager of our property manager since September 2016. Mr. Woodward joined C-III in 2010 and is a Senior Managing Director, responsible for C-III’s Diversified Real Estate Services businesses, including: Real Capital Markets; NAI Global; U.S. Residential; The Planning & Zoning Resource Company; and Zodiac Title. Mr. Woodward also serves as: a Senior Managing Director of Island Capital Group LLC (since January 2016), which controls C-III; the Chairman of U.S. Residential; the Chairman of Real Capital Markets; the Chairman of NAI Global; and the Chairman of The Planning & Zoning Resource Company. Prior to joining C-III in 2010, Mr. Woodward was Vice President of Development for Gaylord Entertainment and ResortQuest International. Before joining Gaylord Entertainment, Mr. Woodward was an investment banker with Avondale Partners, Robertson Stephens and Morgan Stanley Dean Witter. Mr. Woodward earned a Bachelor of Arts in Economics from the University of Virginia in 1994 and an MBA from the Owen Graduate School of Management at Vanderbilt University in 2000.

The following disclosure replaces the first paragraph under “Other Affiliates—Dealer Manager” on page 89 of the prospectus.

We have retained Resource Securities, Inc., an affiliate of our advisor, to conduct this offering. Resource Securities will provide wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus. The principal business of Resource Securities is participating in and facilitating the distribution of securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. This is the 8th offering in which Resource Securities has served as dealer manager for Resource Real Estate-sponsored programs.

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Management Compensation

The following table replaces the table under “Management Compensation” beginning on page 91 of the prospectus.

Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
Organization and Offering Stage

Selling Commissions(2)	Resource Securities	We will pay selling commissions to our dealer manager of up to 7% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class A common stock and up to 2% of gross offering proceeds before reallowance of commissions earned by participating broker-dealers from the sale of Class T common stock. No selling commissions are payable on Class A or Class T shares sold under the distribution reinvestment plan. Resource Securities, our dealer manager, will reallow 100% of commissions earned to participating broker-dealers.	$65,000 ($35,000 for Class A shares and $30,000 for Class T shares) / $32,500,000 ($17,500,000 for Class A shares and $15,000,000 for Class T shares)

Dealer Manager Fee(2)	Resource Securities	Up to 3% of the gross offering proceeds from the sale of Class A and Class T common stock, except no dealer manager fee is payable on Class A or Class T shares sold under the distribution reinvestment plan. Resource Securities may reallow to any participating broker-dealer a portion of the dealer manager fee attributable to that participating broker-dealer as a marketing fee. See “Plan of Distribution.”	$60,000 ($15,000 for Class A shares and $45,000 for Class T shares) / $30,000,000 ($7,500,000 for Class A shares and $22,500,000 for Class T shares)

Other Organization and Offering Expenses(3)	Resource REIT Advisor or its affiliates	Pursuant to the terms of our advisory agreement, once we raise the minimum offering amount, we will reimburse our advisor for organization and offering expenses it may incur on our behalf, but only to the extent that such reimbursement does not cause organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to exceed 4% of gross offering proceeds as of the termination of this offering if we raise less than $500 million in the primary offering, and 2.5% of gross offering proceeds as of the termination of this offering if we raise $500 million or more in the primary offering. However, if we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be $10,000,000 or 1% of gross offering proceeds. These organization and offering expenses include all actual expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee), including reimbursements to our advisor for the portion of named executive officer salaries allocable to activities related to this offering, to be incurred on our behalf and paid by us in connection with the offering.	$80,000 / $10,000,000

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
Acquisition and Development Stage

Acquisition Fees(4)	Resource REIT Advisor or its affiliates	2% of the cost of investments acquired by us, or the amount funded by us to acquire or originate loans, including acquisition expenses and any debt attributable to such investments. The computation of acquisition fees paid to the advisor also will include amounts incurred or reserved for capital expenditures that will be used to provide funds for capital improvements and repairs that may be serviced by affiliates of Resource REIT Advisor applied to any real property investment acquired where we plan to add value.

$35,000 (minimum offering and no debt)/

$64,506 (minimum offering and leverage of 60% of the cost of our investments) / $18,088,235 (maximum offering and no debt)/

$43,618,560 (maximum offering and leverage of 60% of the cost of our investments)

Acquisition Expenses(4)	Resource REIT Advisor or its affiliates	Subject to the limitations contained in our charter, reimbursement for all out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate-related debt investments, whether or not we ultimately acquire the property or other real estate-related debt investment. We estimate these expenses will be approximately 0.5% of the contract purchase price of each property.

$8,706 (minimum offering and no debt)/

$16,046 (minimum offering and leverage of 60% of the cost of our investments) / $4,499,561 (maximum offering and no debt)/

$10,850,388 (maximum offering and leverage of 60% of the cost of our investments)

Debt Financing Fee(4)	Resource REIT Advisor or its affiliates	0.5% of the amount of any debt financing obtained or assumed; provided, however, that the sum of the debt financing fee, the construction management fee paid to our property manager and its affiliates and the acquisition fees and expenses described above may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us. In no event will the debt financing fee be paid more than once in respect of the same debt. For example, upon refinancing, our advisor would only receive 0.5% of the incremental amount of additional debt financing obtained in the refinancing.	Actual amounts are dependent upon the amount of any debt financed and upon many other factors, such as whether the debt is incurred in connection with the acquisition of a property or subsequent to the acquisition and therefore cannot be determined at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
Construction Management Fee(4)	Resource Apartment Manager III or its affiliates	If requested to provide construction management services for new capital improvements (and not maintenance or repairs), a construction management fee shall be paid in an amount equal to 5.0% of actual aggregate cost of the redevelopment construction; provided, however, that the sum of the construction management fee paid to our property manager and its affiliates, the debt financing fee and the acquisition fee described above, and acquisition expenses may not exceed 6.0% of the contract price of the property unless a majority of the board of directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction determines that such fee is commercially competitive, fair and reasonable to us.	Actual amounts are dependent upon usual and customary construction management fees for particular projects and therefore the amount cannot be determined at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
Operational Stage

Distribution and Shareholder Servicing Fee	Resource Securities

An annual fee of 1% of the purchase price (or, once reported, the amount of our estimated net asset value, or NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued. In the event that payment of the distribution and shareholder servicing fee does not cease in connection with one of the events discussed below, the total distribution and shareholder servicing fees paid with respect to a Class T share will be equal to 5% of the purchase price per share (or, once reported, the amount of our estimated NAV) of such share. The distribution and shareholder servicing fee will accrue daily based on the number of outstanding Class T shares on each day that were sold in the primary offering and the purchase price (or then-current NAV, once reported) of such shares. We will not pay distribution and shareholder servicing fees to the dealer manager with respect to shares sold under our distribution reinvestment plan, although the expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in our primary offering will be allocated among all Class T shares, including those sold under our distribution reinvestment plan. We pay the distribution and shareholder servicing fees monthly in arrears. Our dealer manager may reallow the distribution and shareholder servicing fee to participating broker-dealers or other broker-dealers that are servicing investors’ accounts except as described in the plan of distribution.

We will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date after the termination of the primary offering at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from our primary offering; (ii) the date on which we list our common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which we are a party and in which our common stock is exchanged for cash or other securities. We cannot predict if or when any of these events will occur.

$15,000 annually, and $75,000 in total/ $7,500,000 annually, and $37,500,000(5) in total.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
Property Management/Debt Servicing Fees	Resource Apartment Manager III or its affiliates

With respect to real property investments, 4.5% of the actual gross cash receipts from the operation of the property; provided that for properties that are less than 75% occupied upon taking possession or if our business plan includes reducing occupancy to less than 75% during the first year thereafter, the property manager will receive a minimum property management fee for the first 12 months of ownership in an amount equal to $40 per unit per month for multifamily rental properties or $0.05 per square foot per month for other types of properties.

With respect to real estate-related debt investments managed by our property manager or its affiliates, 2.75% of gross interest received from these investments. The fee attributable on our real estate-related debt investments will cover our property manager’s services in monitoring the performance of our real estate-related debt investments, including (i) collecting amounts owed to us, (ii) reviewing on an as-needed basis the properties serving, directly or indirectly, as collateral for the real estate-related debt investments, the owners of those properties and the markets in general and (iii) maintaining escrow accounts, monitoring advances, monitoring loan covenants and reviewing insurance compliance.

For properties or debt investments managed by third parties, the property manager will receive the property management fee or debt servicing fee and pay the third party directly from that fee an amount for managing the property or debt investment. If we or our operating partnership foreclose or otherwise take title to the real property underlying our real estate-related debt investments, our property manager or its affiliates will thereafter be entitled to receive a property management fee instead of a debt servicing fee. Our property manager may, in its discretion, from time to time defer payment of and accrue all or any portion of these property management and debt servicing fees.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees or will be dependent upon the total equity and debt capital we raise and the results of our operations and therefore cannot be determined at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
Asset Management Fee(6)	Resource REIT Advisor or its affiliates

Prior to the reporting of our estimated NAV, the monthly asset management fee will be equal to one-twelfth of 1.0% of the cost of our assets, without deduction for depreciation, bad debts or other non-cash reserves. For purposes of this calculation, “cost” will equal the amount actually paid (including acquisition fees and expenses) to purchase each asset we acquire, including any debt attributable to the asset, provided that, with respect to any properties we develop, construct or improve, cost will include the amount budgeted or expended by us for the development, construction or improvement of an asset. The asset management fee will be based only on the portion of the cost attributable to our investment in an asset if we do not own all or a majority of an asset and do not control the asset. After we report our estimated NAV, the monthly asset management fee will be equal to one-twelfth of 1.0% of the most recently determined value of our assets.

The portion of the asset management fee payable to our advisor for any investment acquired or disposed of in a given month will be prorated by using a numerator equal to the number of days such investment is owned during the month (including the full day of closing for investments acquired), divided by a denominator equal to the total number of days in such month. The asset management fee for each month will be due and payable to our advisor on or about the last day of such month.

The actual amounts are dependent upon the total equity and debt capital we raise and the results of our operations; we cannot determine these amounts at the present time.

Other Operating Expenses(7)	Resource REIT Advisor or its affiliates	We reimburse the expenses incurred by our advisor in connection with its provision of services to us, including our allocable share of costs for advisor personnel and overhead, including allocable personnel salaries and other employment expenses. However, we will not reimburse our advisor or its affiliates for employee costs in connection with services for which our advisor earns acquisition fees or disposition fees. Such reimbursements may include reimbursements for our allocable share of the salaries and benefits paid to our executive officers as employees of our advisor.	Actual amounts are dependent upon the results of our operations; we cannot determine these amounts at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)
Disposition Fees(8)	Resource REIT Advisor or its affiliates	For substantial assistance in connection with the sale of investments, we will pay our advisor or its affiliates the lesser of (i) one-half of the aggregate brokerage commission paid or, if none is paid, the amount that customarily would be paid at a market rate or (ii) 2.0% of the consideration received for sale of each real estate investment, loan, debt-related security, or other investment sold (including asset-backed securities or collateralized debt obligations issued by a subsidiary of ours as part of a securitization transaction); however, no disposition fee will be payable for any sale of all or substantially all of our assets in or more transactions designed to effectuate a business combination transaction. The conflicts committee will determine whether the advisor or its affiliate has provided substantial assistance to us in connection with the sale of an asset. We will not pay a disposition fee upon the maturity, prepayment or workout of a loan or other real estate-related debt investment; however, if we take ownership of a property as a result of a workout or foreclosure of a loan or we provide substantial assistance during the course of a workout, we will pay a disposition fee upon the sale of such property or disposition of such loan or other real estate-related debt investment.	Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Stock	Resource REIT Advisor

Our convertible stock will be of no value unless our common stockholders realize or have an opportunity to realize a stated minimum return as a result of our cumulative distributions or the trading price of our shares on a national securities exchange. As a result, our convertible stock is economically similar to a back-end incentive fee, which many other non-traded REITs have agreed to pay to their external advisors.

Our convertible stock will convert into shares of Class A common stock on the earlier of one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% cumulative, non-compounded, annual return at that price. Alternatively, the convertible stock will convert 31 trading days after the date on which we list our shares of common stock on a national securities exchange or consummate a merger in which the consideration received by our common stockholders is securities of another issuer that are listed on a national securities exchange. Each of these two events is a “Triggering Event.”

Upon a Triggering Event, our convertible stock will, unless our advisory agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of Class A common stock equal to 1/50,000 of the quotient of

•       (A) 15% of the amount, if any, by which

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

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Form of Compensation	Recipient	Determination of Amount	Estimated Amount for Minimum Offering / Maximum Primary Offering(1)

•       (1) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds

•       (2) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

•       (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.

However, if our advisory agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a prorated portion of the number of shares of Class A common stock determined by the foregoing calculation, where such proration is based on the percentage of time we were advised by our advisor.

The following disclosure replaces the third footnote under “Management Compensation” on page 98 of the prospectus.

(3)	These expenses include our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, charges of our transfer agent, charges for processing subscription agreements, reimbursement of certain technology costs and bona fide invoiced due diligence expenses of broker-dealers, reimbursement of our advisor for salaries of its employees and other costs in connection with preparing supplemental sales materials, the issuer’s costs of conducting bona fide training and education meetings held by us, including travel, meal and lodging costs of non-registered officers of the issuer and our advisor to attend such meetings, and the issuer’s costs of attending retail seminars conducted by broker-dealers, including travel, meal and lodging costs for non-registered officers of the issuer and our advisor to attend such seminars.

After raising at least $2,000,000 in gross offering proceeds, we expect to begin incurring some organization and offering expenses directly. After the termination of the offering our advisor has agreed, pursuant to the terms of our advisory agreement, to reimburse us to the extent total organization and offering expenses (other than selling commissions, the dealer manager fee and the distribution and shareholder servicing fee) borne by us exceed 4% of the gross proceeds raised in the offering if we raise less than $500 million in the primary offering, and 2.5% of the gross proceeds raised in the offering if we raise $500 million or more in the primary offering.

The following disclosure replaces the seventh footnote under “Management Compensation” on page 98 of the prospectus.

(7)

Commencing upon the earlier to occur of four full fiscal quarters after (i) the acquisition of our first asset, or (ii) six months after the commencement of this offering, we will not reimburse our advisor at the end of any fiscal quarter for operating expenses that in the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. If the conflicts committee does not approve such excess expenses as being so justified, any excess expenses paid to our advisor during a fiscal quarter shall be repaid to us. “Average invested assets”

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means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad loan reserves; (e) incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Conflicts of Interest

The following disclosure replaces the third paragraph under “Our Affiliates’ Interests in Other Resource Real Estate Programs—General” on page 100 of the prospectus.

Conflicts of interest may arise between us and the programs that have not yet been liquidated and between us and future programs. As of the date of this prospectus, SR I, SR II, R 1, R 2 and Opp Fund have been liquidated. The other programs are still operating. Thus, to the extent we seek to lease assets in similar geographic markets we will compete with each of the remaining seven programs listed above. All of the programs have completed their offerings and all have fully invested the proceeds raised in their respective offerings other than Opp REIT II. We may therefore compete with Opp REIT II to the extent that it has not fully invested its offering proceeds or seeks to reinvest funds from disposition of assets. As of January 11, 2016, Opp REIT II has invested $337.7 million of the $536.5 million in proceeds it has raised in its initial public offering. To the extent that Opp REIT II has not fully invested its offering proceeds or seeks to reinvest funds from disposition of assets, our advisor’s executive officers and real estate professionals could direct attractive investment opportunities to Opp REIT II, which could have a detrimental effect on our operations and could adversely impact the returns on your investment.

The following disclosure replaces the last paragraph under “Our Affiliates’ Interests in Other Resource Real Estate Programs” on page 100 of the prospectus.

In the future we may compete with other programs sponsored by our sponsor, joint ventures in which our sponsor or Resource America participate and Resource Capital for capital and acquisition opportunities. We may also compete with programs sponsored by C-III Capital Partners, LLC, the parent of Resource America.

The following disclosure replaces the first paragraph under “Certain Conflict Resolution Measures—Allocation of Investment Opportunities” on page 105 of the prospectus.

Many investment opportunities that are suitable for us may also be suitable for other Resource Real Estate-sponsored programs or joint ventures, including Resource Opportunity REIT, Resource Opportunity REIT II, Resource Capital and Resource America. Our advisor and its affiliates share the same executive officers and key real estate professionals. When these Resource Real Estate professionals direct an investment opportunity to any Resource Real Estate-sponsored program or joint venture, they, in their sole discretion, will have to determine the program for which the investment opportunity is most suitable based on the investment objectives, portfolio and criteria of each program. Additionally, C-III Capital Partners LLC is not obligated to present investment opportunities to any Resource Real Estate-sponsored programs or joint ventures, including our company. In

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determining the Resource Real Estate-sponsored program or joint venture for which an investment opportunity would be most suitable, Resource Real Estate professionals will consider the following factors:

The following disclosure replaces the disclosure under “Certain Conflict Resolution Measures—Other Charter Provisions Relating to Conflicts of Interests” beginning on page 107 of the prospectus.

In addition to the creation of the conflicts committee, our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. The conflicts committee will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by the charter. The conflicts committee will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our compensation arrangements are being carried out. This evaluation will be based on the following factors as well as any other factors deemed relevant by the conflicts committee:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	whether the expenses incurred by us are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other companies, including other REITs, by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for their other clients.

Under our charter, we can only pay our advisor a disposition fee in connection with the sale of a property or other asset if it provides a substantial amount of the services in the effort to sell the property or asset. In such circumstances, our charter authorizes us to pay to the advisor the following fee: (i) if a brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to one-half of the total brokerage commissions paid but in no event an amount that exceeds 3% of the sales price of such property or properties or (ii) if no brokerage commission is paid to a person other than an affiliate of the sponsor, an amount up to 3% of the sales price of such property or properties. Although our charter limits this commission to 3% of the sales price, our advisory agreement provides for a 2.0% disposition fee. Any increase in this fee would require the approval of a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction. Moreover, our charter also provides that the commission, when added to all other disposition fees paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property or other asset. To the extent this disposition fee is paid upon the sale of any assets other than real property, it will count against the limit on “total operating expenses” described below. We do not intend to sell properties or other assets to affiliates. However, if we do sell an asset to an affiliate, our organizational documents would not prohibit us from paying our advisor a disposition fee. Before we sold an asset to an affiliate, our charter would require that the conflicts committee conclude that the transaction is fair and reasonable to us.

Our charter also requires that any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor be reasonable. Such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to a 6% cumulative, non-compounded, annual return on the issue price.

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If we ever decided to become self-managed by acquiring entities affiliated with our advisor, our charter would require that our board of directors (including a majority of the members of our conflicts committee) conclude, by a majority vote, that such internalization transaction is fair and reasonable to us and on terms and conditions no less favorable to us than those available from third parties.

Our charter also limits the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a loan, 6% of the funds advanced. This limit may only be exceeded if a majority of the directors (including a majority of the members of the conflicts committee) not otherwise interested in the transaction approves the fees and expenses and finds the transaction to be commercially competitive, fair and reasonable to us. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits the acquisition fee to 2% of the sum of the amount actually paid or allocated to fund the acquisition, origination, development, construction or improvement of the property, loan or other investment (including any acquisition expenses and any debt attributable to such investments). Any increase in the acquisition fee stipulated in the advisory agreement would require the approval of a majority of the directors (including a majority of the conflicts committee) not otherwise interested in the transaction.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. The conflicts committee (by majority vote) or our advisor may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice.

Our Acquisitions. We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their affiliates has an interest without a determination by a majority of our board of directors (including a majority of our conflicts committee) not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor, unless there is substantial justification for the excess amount. Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our conflicts committee requires and in all cases in which the transaction is an acquisition or transfer by or from any of our directors or affiliates, we will obtain two third-party valuations by independent experts selected by our conflicts committee (at least one of which will be an appraisal of fair market value). We may obtain an appraisal in other cases; however, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property. Appraisals are estimates of value and may not always be reliable as measures of true worth or realizable value. As of the date of this prospectus, we do not intend to purchase investments from other Resource Real Estate-sponsored programs or other affiliates. However, we may in the future enter into transactions, including acquisitions, with other Resource Real Estate-sponsored programs or other affiliates if an attractive opportunity presents itself and our conflicts committee approves the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor, our directors or officers or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Other Transactions Involving Affiliates. A majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction must conclude that all other transactions, including joint ventures, between us and our sponsor, advisor, any of our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties and, with respect to joint ventures, on substantially the same terms and conditions as those received by other joint ventures.

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Limitation on Operating Expenses. Commencing upon the earlier to occur of four full fiscal quarters after (i) the acquisition of our first asset, or (ii) six months after the commencement of this offering, we will not reimburse our advisor at the end of any fiscal quarter for operating expenses that in the four fiscal quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income, unless the conflicts committee has determined that such excess expenses were justified based on unusual and non-recurring factors. If the conflicts committee does not approve such excess expenses as being so justified, any excess expenses paid to our advisor during a fiscal quarter shall be repaid to us. “Average invested assets” means the average monthly book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisory fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad loan reserves; (e) incentive fees based on the gain from the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential investments that we do not close), disposition fees on the resale of property and other expenses connected with the acquisition, disposition and ownership of real estate interests, loans or other property (other than disposition fees on the sale of assets other than real property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property.

Issuance of Options and Warrants to Certain Affiliates. Until our shares of common stock are listed on a national securities exchange, we will not issue options or warrants to purchase our capital stock to our advisor, our directors, our sponsor or any of their affiliates, except on the same terms as such options or warrants are sold to the general public. We may issue options or warrants to persons other than our advisor, our directors, our sponsor and their affiliates prior to listing our common stock on a national securities exchange, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the conflicts committee has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the advisor, a director, the sponsors or any affiliate thereof shall not exceed an amount equal to 10% of the outstanding shares of common stock on the date of grant.

Repurchase of Our Shares. Our charter prohibits us from paying a fee to our sponsor, advisor or our directors or officers or any of their affiliates in connection with our repurchase of our common stock.

Loans. We will not make any loans to the sponsor, our advisor or to our directors or officers or any of their affiliates (other than mortgage loans complying with the limitations described above). In addition, we will not borrow from these affiliates unless a majority of the board of directors (including a majority of the conflicts committee) not otherwise interested in the transaction approves the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our common stockholders within 120 days after the end of each fiscal year. Our directors are required to take reasonable steps to ensure that the annual report complies with our charter provisions. Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	financial statements prepared in accordance with GAAP that are audited and reported on by independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised;

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•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliates of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the conflicts committee that our policies are in the best interests of our common stockholders and the basis for such determination; and

•	a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our sponsor, advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the conflicts committee with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates. Our charter provides that none of our advisor, our directors or any affiliate may vote their shares regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors and the conflicts committee reviewed and ratified our charter and bylaws by the vote of a majority of their respective members at the first full meeting of the board of directors and the conflicts committee, as required by our charter.

Investment Objectives and Policies

The following table replaces the table under “Real Estate-Related Debt— Experience Buying, Improving and Selling Real Estate and Real Estate-Related Debt” beginning on page 117 of the prospectus.

In the past, our sponsor and its affiliates have also acquired underperforming real estate assets, including real property and real estate debt and disposed of these assets for its own account and for the account of affiliated programs through various credit and economic cycles. The table below sets forth details, as of December 31, 2015, about all such investments sold or otherwise disposed of by our sponsor or its affiliates in the last 5 years. All such investments were purchased as first mortgage loans on the underlying properties described below unless otherwise noted and sold as real property (acquired via foreclosure) unless otherwise noted. We have included the information below only for purposes of your evaluation of the experience and reputation of our sponsors and its affiliates. Investors in our company should not assume that they will experience returns comparable to those shown below. In addition, certain of our sponsors’ and its affiliates’ programs have experienced adverse developments. See the “Prior Performance Summary—Adverse Business Developments and Conditions” for a discussion of the adverse business developments for investment programs sponsored by our sponsor and its affiliates.

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					Selling Price, Net of Closing Costs
Property	Location	Selling Entity	Date of Sale	Years Held	Cash Received	Mortgage balance at time of sale(1)	Purchase money taken back by program(2)	Net Selling Price	Total Acquisition Costs(3)	Net Cash(4)
National Press Building	Washington, DC	Resource America, Inc.	2011	12	16,595,307	—	29,593,411	46,188,718	6,797,750	39,390,968
Highline Club	Novi, MI	RRE VIP Borrower, LLC	2011	2	485,123	8,407,828	504,315	9,397,266	7,297,284	2,099,982
Northside Village	Atlanta, GA	RRE VIP Borrower, LLC	2011	1	414,000	13,386,000	1,729,250	15,529,250	8,215,736	7,313,514
Regency Park(5)	Indianapolis, IA	RRE VIP Borrower, LLC	2011	3	—	8,435,650	(2,911,152)	5,524,498	7,230,080	(1,705,582)
Bingham	Cleveland, OH	RRE VIP Borrower, LLC	2011	1	2,616,575	35,975,371	2,455,129	41,047,075	25,406,961	15,640,114
RBS Portfolio	Various	RRE VIP Borrower, LLC	Various	3	1,207,022	22,184,757	(3,911,843)	19,479,936	13,862,911	5,617,025
Parkway Terrace	Suitland, MD	RRE VIP Borrower, LLC	2012	2	2,383,025	16,681,177	2,388,910	21,453,112	11,332,202	10,120,910
Midwestern Mortgage Portfolio	Various	RRE HUD MF 2007, LLC	Various	5	40,107,829	4,972,839	(1,113,129)	43,967,539	38,302,979	5,664,560
Silverleaf(5)	Houston, TX	RRE VIP Borrower, LLC	2012	1	160,135	5,163,765	(730,599)	4,593,301	3,969,214	624,087
Park at Bellaire	Houston, TX	RRE VIP Borrower, LLC	2012	3	—	3,805,131	576,899	4,382,030	3,261,505	1,120,525
The Enclave	Winston-Salem, NC	RRE VIP Borrower, LLC	2012	3	—	8,820,983	(2,998,319)	5,822,664	6,893,531	(1,070,867)
Mansfield	Mansfield, CT	RRE VIP Borrower, LLC	2012	2	1,191,211	14,311,941	1,261,097	16,764,249	9,647,420	7,116,829
Elkins West	Elkins, WV	Resource America, Inc.	2012	16	806,839	—	2,032,384	2,839,223	994,160	1,845,063
Birch Grove/Sycamore Chase	Decatur, GA	RRE VIP Borrower, LLC	2013	2	492,798	11,963,242	364,891	12,820,931	8,488,256	4,332,675
International Village	Indianapolis, IA	RRE VIP Borrower, LLC	2013	5	11,054,996	—	(6,552,981)	4,532,015	6,354,672	(1,822,657)
Nittany Pointe	Altoona, PA	AR Real Estate Investors, LLC	2013	7	2,526,716	—	523,022	3,049,738	520,531	2,529,207
Town Park	Birmingham, AL	Resource Real Estate Opportunity REIT, Inc.	2013	3	9,922,771	—	1,053,927	10,976,698	8,060,831	2,915,867
Willington	Willington, CT	RRE VIP Borrower, LLC	2013	3	238,404	7,708,381	(455,733)	7,491,052	5,694,272	1,796,780
880 Montclair	Birmingham, AL	RRE VIP Borrower, LLC	2013	5	—	2,103,025	4,886,418	6,989,443	9,497,856	(2,508,413)
Parkway & Parkgreen(5)	Houston, TX	RRE Opportunity Fund, LP	2013	3	10,646,934	9,979,492	1,231,920	21,858,346	13,293,914	8,564,432
Whisper Tree/Heights at 2121(5)	Lewisville, TX	Resource Capital Corp.	2013	2	36,056,022	—	(1,136,847)	34,919,174	18,235,260	16,683,914
300 N. Vista(5)	Houston, TX	RRE Opportunity Fund, LP	2013	3	7,380,048	—	196,766	7,576,814	6,758,202	818,612
Central Ridge Apartments	Colorado Springs, CO	RRE VIP Borrower, LLC	2014	2	357,218	8,320,279	(578,489)	8,099,008	5,129,059	2,969,949
School Lane House (Charter Court at East Falls)(5)	Philadelphia, PA	Resource Capital Corp.	2014	3	18,003,974	27,597,406	(6,379,423)	39,221,957	30,575,427	8,646,530
Wingate	Washington, DC	RRE VIP Borrower, LLC	2014	3	866,479	35,141,445	(6,092,853)	29,915,072	15,018,131	14,896,941
Peterson(6)	Kalamazoo, MI	Resource Real Estate Opportunity REIT, Inc.	2014	3	195,000	—	78,443	273,443	213,414	60,030

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					Selling Price, Net of Closing Costs
Property	Location	Selling Entity	Date of Sale	Years Held	Cash Received	Mortgage balance at time of sale(1)	Purchase money taken back by program(2)	Net Selling Price	Total Acquisition Costs(3)	Net Cash(4)
Campus Club	Tampa, FL	Resource Real Estate Opportunity REIT, Inc.	2014	3	10,076,384	—	1,486,815	11,563,199	8,959,143	2,604,056
Arcadia at Westhollow	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2014	4	17,357,444	—	189,091	17,546,535	11,853,668	5,692,867
Amaranth	Lewisville, TX	RRE VIP Borrower, LLC	2014	3	769,783	16,893,213	(3,388,073)	14,274,922	9,898,314	4,376,608
Falls at Duraleigh(5)	Raleigh, NC	RRE Investors, LP	2014	10	7,577,537	13,902,956	2,423,854	23,904,347	20,514,770	3,389,577
Woodland Hills(5)	Decatur, GA	RRE Investors 7, LP	2015	7	12,523,518	12,452,305	1,038,675	26,014,498	17,113,733	8,900,765
Woods at Ridgeway (Wyndridge)(5)	Memphis, TN	RRE Opportunity Fund, LP	2015	6	6,853,561	11,280,947	(2,891,297)	15,243,211	13,340,695	1,902,516
Central Point (Woodbridge)(5)	Boise, ID	RRE Opportunity Fund, LP	2015	3	11,845,602	—	428,893	12,274,495	7,613,229	4,661,266
Avalon(5)	Los Angeles, CA	RRE Investors, LP	2015	10	387,700	4,432,038	636,537	5,456,275	6,673,165	(1,216,890)
Redford (Bristol)(5)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	31,865,051	—	(46,888)	31,818,163	21,588,810	10,229,353
Cityside Crossing (Skyview)(5)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	24,048,937	—	1,475,041	25,523,978	15,282,219	10,241,759
Alcove (Flagstone)(5)	Houston, TX	Resource Real Estate Opportunity REIT, Inc.	2015	3	11,073,816	—	43,935	11,117,751	8,745,763	2,371,988
107th Avenue(5)	Omaha, NE	Resource Real Estate Opportunity REIT, Inc.	2015	5	247,953	—	37,042	284,995	233,872	51,123
Cuestas(5)	Las Cruces, NM	RRE Investors II, LP	2015	10	3,385,833	2,500,000	1,177,781	7,063,614	7,835,708	(742,094)
Lakes at Ridgeway(5)	Memphis, TN	RRE Opportunity Fund, LP	2015	5	1,828, 242	5,462,806	(1,998,014)	5,293,034	7,699,167	(2,406,133)
100 Chevy Chase(5)	Lexington, KY	Resource Real Estate Opportunity REIT, Inc.	2015	2	13,051,168	—	(1,567,718)	11,483,450	10,198,418	1,285,032
Oak Park Village(5)	Lenexa, KS	RRE Investors II, LP	2015	10	11,238,061	21,699,298	7,337,768	40,275,127	35,226,102	5,049,026
Sage Canyon(5)	Albuquerque, NM	RRE Investors, LP	2015	10	1,284,315	3,250,000	634,677	5,168,992	5,548,723	(379,731)
The Reserve at Mt. Moriah	Memphis, TN	Resource Real Estate Opportunity REIT, Inc.	2015	3	5,268,261	—	(113,927)	5,154,334	4,258,725	895,609
The Reserves	Little Rock, AR	RRE Investors II, LP	2015	10	12,503,836	32,746,967	9,422,179	54,672,982	55,363,324	(690,342)
Highland Ridge and Lodge at Overland Park	Kansas City, MO	RRE Investors III, LP	2015	10	33,723,475	44,164,579	1,201,220	79,089,275	58,595,902	20,493,373
Coach Lantern	Scarborough, ME	RRE Investors 6, LP	2015	7	8,365,707	7,884,000	3,445,219	19,694,926	13,027,502	6,667,424
Foxcroft	Scarborough, ME	RRE Investors 6, LP	2015	7	5,984,372	8,760,000	3,114,986	17,859,358	14,142,074	3,717,284
Tamarlane	Portland, ME	RRE Investors 7, LP	2015	6	8,006,700	9,819,933	2,641,409	20,468,042	14,454,169	6,013,873

(1)	Includes both financing secured through a mortgage, and financing obtained by selling a participation in the investment. If the investment does not have a mortgage balance at the time of sale, we did not foreclose on the property, but sold the debt investment.
(2)	Includes cash activity from operating activities funded by or distributed to the program as well as funds obtained through financing or sale of participations where applicable.
(3)	Includes all costs related to original purchase of first mortgage investment as well as any costs incurred to maintain the investment, including capital improvements and operating costs (e.g., real estate taxes).
(4)	Excess (deficiency) of property operating cash receipts, including sale proceeds, over cash expenditures.
(5)	These properties were not originally purchased as first mortgage loans on the underlying properties.
(6)	These loans were sold or repaid.

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The following disclosure replaces the second paragraph under “Our Focus on Apartments” on page 120 of the prospectus.

A publication entitled A Case for Investing in U.S. Apartments, Torto Wheaton Research© (March, 2009) elaborated on many of the reasons our sponsor has focused on the multifamily sector. The key factors for investing in apartments are summarized below:

•	a long track record of having the highest risk-adjusted investment returns compared to other property types; relatively more resilient during economic downturns, delivering higher returns than other property classes during recessionary periods;

•	efficient cash distribution, due to relatively low capital expenditures and technical improvements;

•	stable access to debt, due in part to the lending activities of Fannie Mae and Freddie Mac, government-sponsored enterprises, lower cost of debt capital and the ability to support more debt with the same level of risk;

•	operating in a favorable, transparent and market-driven regulatory and taxation environment, with shorter leases than other property types, allowing quicker adjustment to changing market environments;

•	wide variation in terms of age, size, quality and location, creating a broad spectrum of opportunities and possible investment strategies, thereby providing greater liquidity than other sectors;

•	over a four-year period ending in 2008, the addition of about 3.0 million households to national rental demand as a result of new household formation, a declining homeownership rate and a subsequent increase in the propensity to rent for two significant cohorts – the “echo boomers” and foreign immigrants;

•	expected increases in rental demand on account of favorable trends among rental cohorts, including a resumption in growth in population aged 20 to 29 (“echo boomers” or “Generation Y”) after two decades of decline, which group has the highest propensity to rent; and

•	apartments under-weighted in institutional real estate portfolios.

Continuing the trends described above, from 2010 to 2014, an average of 900,000 renter households per year were added to national rental demand, according to the Joint Center for Housing Studies of Harvard University (2015), as a result of factors similar to those described above. Additionally, as of the second quarter of 2016, there are approximately 70,000 investment grade apartment properties located in primary markets across the United States, according to Reis Inc.

According to Axiometrics, the health of the national apartment market is expected to continue through 2016, although not at the levels seen in 2014 and 2015. The growth patterns will likely continue through at least 2020. The apartment market is expected to remain well above long-term averages in both annual effective rent growth and occupancy rate during 2016, the market’s seventh year of post-recession expansion. Axiometrics forecasts rent growth to average 3.8%, with occupancy averaging 94.6%.

The following disclosure replaces the fourth and sixth bullet points under “Charter-Imposed Investment Limitations” beginning on page 128 of the prospectus.

•	make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria, as determined by our board of directors;

•	acquire equity securities unless a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of the members of our conflicts committee) not otherwise interested in the transaction, shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in asset-backed securities;

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Prior Performance Summary

The following disclosure replaces disclosure under “Prior Performance Summary” beginning on page 138 of the prospectus.

The information presented in this Prior Performance Summary and in the Prior Performance Tables included in this prospectus as Appendix A represents the summary historical experience of real estate programs sponsored by (a) Resource Real Estate, our sponsor, through December 31, 2015, and (b) Resource America, our sponsor’s ultimate parent, through December 31, 2015. We define such a program as a fund in which passive investors pool their money and rely on the efforts of Resource Real Estate or Resource America and their affiliates to manage the fund and to acquire real estate that was not identified at the time of the commencement of the fund’s offering. Investors in our company should not assume that they will experience returns comparable to those experienced by investors in these prior real estate programs.

During the ten-year period ended December 31, 2015, Resource Real Estate sponsored 11 real estate investment programs and co-sponsored two additional real estate investment programs with an unaffiliated third party. Of these 13 programs, 12 programs were formed for the purpose of acquiring and operating commercial and residential real estate properties, primarily consisting of multifamily apartment properties in the United States and one program was formed to acquire and operate commercial office properties. All but five of the 13 programs were private programs that had no public reporting requirements. All of the programs have investment objectives similar to our own with the exception of Resource Innovation Office REIT, which seeks to acquire and operate office properties. Resource America, Inc., the ultimate parent of Resource Real Estate, also sponsored a publicly traded REIT, Resource Capital (NYSE: RSO), in 2005. Resource Capital is externally managed by affiliates of our sponsor.

From inception through December 31, 2015, the private programs sponsored by Resource Real Estate referenced above raised gross offering proceeds of approximately $251.6 million from 2,437 investors. As of December 31, 2015, the private programs held interests in 15 real estate properties for a total investment of approximately $251.4 million. All of these 15 properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2015, the private programs had sold 18 previously acquired real estate properties.

From inception through December 31, 2015, the four of the five public real estate programs sponsored by Resource Real Estate referenced above, Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Opportunity REIT and Resource Opportunity REIT II raised gross offering proceeds (including sales pursuant to each program’s respective distribution reinvestment plan) of $35,000,000 from 578 investors, $30,911,393 from 589 investors, $695,206,988 from 17,498 investors and $521,310,913 from 12,181 investors, respectively (excluding Resource Capital Partners’ and the respective advisors’ investments, as applicable). As of December 31, 2015, Resource Innovation Office REIT had not broken escrow in its initial public offering and had not sold any shares of its common stock other than the initial investment made by its advisor. As of December 31, 2015, the public real estate programs purchased interests in 53 real estate properties for a total investment of $1.3 billion. All of the properties are multifamily residential and none of the properties were newly constructed when purchased. As of December 31, 2015, 14 of the properties had been sold. Please see Table III, Annual Operating Results of Prior Real Estate Programs under Appendix A “Prior Performance Tables” in this supplement.

Resource Real Estate Investors 6, L.P. and Resource Real Estate Investors 7, L.P. each have a planned liquidation date of eight years from the offering commencement date with the possibility of two one-year extensions. The respective prospectuses of Resource Opportunity REIT and Resource Opportunity REIT II both disclosed that the respective boards of directors of Resource Opportunity REIT and Resource Opportunity REIT II both anticipate evaluating a liquidity event within three to six years after the termination of each company’s primary offering, subject to then prevailing market conditions. The prospectus of Resource Innovation Office REIT disclosed that the board of directors of Resource Innovation Office REIT anticipates evaluating a liquidity event within three to seven years after the termination of its primary offering, subject to then prevailing market conditions. In making the decision to liquidate or apply for listing of its shares, the boards of directors of each company will try to determine whether liquidating the company’s assets or listing the company’s shares will result in greater value for stockholders.

Upon request, prospective investors may obtain from us without charge copies of any public reports prepared in connection with our sponsor’s public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to the Form 10-K. In addition, the SEC maintains a web site at www.sec.gov that contains reports, proxy and other information that Resource Real Estate Investors 6, L.P., Resource Real Estate Investors 7, L.P., Resource Opportunity REIT, Resource Opportunity REIT II, and Resource Capital file electronically with the SEC.

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Acquisition Summary

During the ten-year period ended December 31, 2015, Resource Real Estate and its affiliates sponsored or co-sponsored programs that acquired 91 properties, all of which were multifamily residential properties. Information regarding the location of each property is summarized below.

Public Programs

Ten Year Period Ended December 31, 2015
Location	No. of Properties
Alabama	3
Arizona	1
California	3
Colorado	3
Florida	2
Georgia	8
Illinois	1
Kansas	1
Kentucky	2
Louisiana	1
Maine	3
Michigan	1
Minnesota	2
Missouri	3
Nebraska	1
North Carolina	1
Ohio	3
Oklahoma	1
Oregon	1
Pennsylvania	1
South Carolina	2
Tennessee	1
Texas	22
Virginia	2

Total	69

Private Programs

Location	No. of Properties
Arkansas	2
Georgia	3
Idaho	1
Kansas	1
Missouri	1
Tennessee	3
Texas	11

Total	22

Adverse Business Developments or Conditions

The following lists adverse business developments for our sponsor and its affiliates, including investment programs sponsored by our sponsor and its affiliates. Certain programs sponsored by our sponsor or its affiliates have experienced lower than originally expected cash flows from operations. The recession that occurred during 2008 through 2011 made it significantly more difficult for multifamily property owners, including the multifamily real estate funds sponsored by our sponsor or its affiliates, to increase rental rates to planned levels and maintain occupancy rates during periods of unprecedented nationwide job losses. For 2004 and 2007, Resource Real Estate Investors, L.P. (“RRE I”) had negative cash flow from operations of $111,874 and $206,885, respectively. During 2005, 2007, and 2008, RRE I utilized $271,012, $541,776, and $148,246, respectively, from reserves to supplement cash flow from operations. During 2006, 2007 and 2008, RRE II utilized $916,459, $250,704 and $207,219, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors III, L.P. (“RRE III”), cash flow deficiencies occurred at one of the fund properties due to third-party property management issues and the delay in receiving tax refunds from tax appeals on two fund properties located in Texas during 2007

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and 2008. During 2007 and 2008, RRE III utilized $723,343 and $157,192, respectively, from reserves to supplement cash flow from operations. For Resource Real Estate Investors IV, L.P. (“RRE IV”), cash flow deficiencies occurred at some of the fund properties during 2008 and 2009. During 2008, RRE IV utilized $11,370 from reserves to supplement cash flow from operations. For Resource Real Estate Investors V, L.P. (“RRE V”), cash flow deficiencies have occurred at some of the properties in the fund due to third party property management issues. For Resource Real Estate Investors 6, L.P. (“RRE VI”), cash flow deficiencies occurred during 2008 through 2011 due to a drop in occupancy at one of the fund properties due to sizable layoffs at a large employer located across the street from that property. During 2008 through 2011, RRE VI utilized $272,241, $1,996,456, $634,752 and $513,627, respectively, from reserves to supplement cash flow from operations. During 2009 through 2011, Resource Real Estate Investors 7, L.P. utilized $237,731, $545,099, and $257,892, respectively, from reserves to supplement cash flow from operations.

Excess operating cash flow after distributions may be retained by the program as reserves to fund anticipated and unanticipated future expenditures or to cover reductions in cash flow resulting from anticipated or unanticipated rent shortfalls. Subsequent to the quickening and deepening of the global and national economic contraction in late 2008, a more conservative distribution policy was enacted for many of our sponsor’s private and public programs. As a part of our sponsor’s more conservative distribution policies, monthly distributions were reduced to 3% for RRE IV (since increased to 3.25%), RRE V and RRE VI and to 1% for RRE I, RRE II and RRE III (since increased to 1.5%), effective as of April 2010. Excess cash flow after distributions each month is retained by each of those programs as reserves to cover anticipated and unanticipated property expenditures and reductions in cash flow. Where distributions are made that exceed the cash flow generated from operations of the programs, the distributions are made either from cash reserves held by the program to be used for distributions or loans from Resource Capital Partners, Inc. or its affiliates.

Additionally, our sponsor, its affiliates and investment programs sponsored by our sponsor and its affiliates, including Resource America, have sold properties at net losses due to adverse developments with respect to such specific properties and adverse events in the real estate market in general. For additional information regarding such property dispositions, please refer to the table included under “Experience Buying, Improving and Selling Real Estate and Real Estate-Related Debt” beginning on page 29 of this supplement.

Federal Income Tax Considerations

The following disclosure replaces the eleventh bullet point under “Taxation of Resource Apartment REIT III, Inc.—Taxation of REITs in General” on page 144 of the prospectus.

•	If we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following the acquisition date for acquisitions occurring prior to August 8, 2016 and the ten-year period following the acquisition date for acquisitions occurring on or after August 8, 2016.

The following disclosure replaces the third paragraph under “Taxation of Foreign Stockholders—Dispositions of Our Stock” on page 162 of the prospectus.

If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.

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Description of Shares

The following disclosure replaces the second paragraph under “Convertible Stock” on page 174 of the prospectus.

With certain limited exceptions, shares of convertible stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock is required (A) for the adoption of any amendment, alteration or repeal of a provision of the charter or (B) to effect or validate a consolidation with or merger of our company into another entity, that in each case, adversely changes the preferences, limitations or relative rights of the shares of convertible stock.

Plan of Distribution

Ameriprise Selected Dealer Agreement

On November 18, 2016, we entered into a selected dealer agreement (the “Ameriprise Agreement”) among Ameriprise Financial Services, Inc. (“Ameriprise”), our dealer manager, our advisor and our sponsor, pursuant to which Ameriprise will act as a participating dealer and will offer and sell, on a best efforts basis, shares of our Class A and Class T common stock in this offering.

Pursuant to the terms of the Ameriprise Agreement, Ameriprise or its affiliate generally will be (i) reallowed by our dealer manager a selling commission of up to 7.0% of the price of each Class A share and up to 2.0% of the price of each Class T share (except shares sold pursuant to our distribution reinvestment plan) sold by Ameriprise; provided, however, that such selling commissions shall be reduced with respect to sales to certain categories of purchasers, as described in the Ameriprise Agreement and elsewhere in the prospectus, (ii) reallowed by our dealer manager an annual distribution and shareholder servicing fee of 1.0% of the purchase price per Class T share (or, once reported, the amount of our estimated NAV), provided, however, that the amount of the distribution and shareholder servicing fee to be reallowed to Ameriprise will not exceed a total of 4.0% of the purchase price per Class T share (or, once reported, the amount of our estimated NAV), (iii) reallowed by our dealer manager a marketing fee equal to a specified percentage of the purchase price of each Class A share and each Class T share (except shares sold pursuant to our distribution reinvestment plan) sold by Ameriprise subject to limitations on underwriting compensation prescribed by FINRA, (iv) reimbursed for its bona fide, separately invoiced due diligence investigation expenses consistent with the language contained elsewhere in this prospectus for our offering and applicable FINRA regulations and rules, and (v) subject to applicable FINRA limitations, reimbursed for its mutually agreed upon technology costs associated with this offering, if any, related costs and expenses, and other costs and expenses related to the facilitation of the marketing of the shares and the ownership of such shares by Ameriprise’s customers, including fees to attend conferences sponsored by us.

Pursuant to the terms of the Ameriprise Agreement, we are required to adopt and disclose a valuation policy consistent with FINRA requirements and declare an estimated net asset value per share based upon a valuation determined by an independent valuation firm as of the earlier of (a) the end of the calendar quarter in which the primary portion of this offering terminates, or (b) June 30, 2018.

The following disclosure replaces the fourth paragraph under “General” on page 197 of the prospectus.

Our dealer manager, Resource Securities, registered as a broker-dealer with the SEC in April 2005, and this offering will be the eighth offering conducted by our dealer manager for Resource Real Estate-sponsored programs. Resource Securities is indirectly owned and controlled by Resource America and its principal business is to sell the securities of programs sponsored by affiliates of Resource America, including Resource Real Estate-sponsored programs. For additional information about our dealer manager, including information related to its affiliation with us and our advisor, see “Management—Other Affiliates—Dealer Manager,” “Conflicts of Interest—Affiliated Dealer Manager” and “—Certain Conflict Resolution Measures.”

The following disclosure replaces the fifth paragraph under “Compensation of Dealer Manager and Participating Broker-Dealers” on page 198 of the prospectus.

The dealer manager will reallow to any participating broker-dealer 1.0% of the proceeds from shares sold by that participating broker-dealer (based on a $10.00 per Class A share purchase price and a $9.47 per Class T share purchase price) as a marketing fee, provided that the dealer manager may increase the amount of the reallowance, in its sole discretion, based upon a number of factors including one or more of the following: (i) the number of shares sold by a participating broker-dealer

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in this offering, (ii) the participating broker-dealer’s level of marketing support and (iii) bona fide conference fees incurred, each as compared to those of the other participating broker-dealers. The marketing fee paid to participating broker-dealers would be paid by the dealer manager out of its dealer manager fee. In addition to selling commissions and marketing fees, and subject to the limits described below, we will reimburse the dealer manager and broker-dealers for bona fide invoiced due diligence expenses. We estimate this reimbursement will be approximately $544,580.

The following disclosure replaces the third paragraph under “Compensation of Dealer Manager and Participating Broker-Dealers” beginning on page 198 of the prospectus.

We may sell Class A shares at a discount to the primary offering price of $10.00 per share through the following distribution channels in the event that the investor:

•	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and brokerage services, which is frequently referred to as a “wrap fee”;

•	has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services (except that for instances in which an investor has a contract for financial planning services with a registered investment advisor that is also a registered broker dealer, such contract absent any investment advisory services will not qualify the investor for the discount described above); or

•	is investing through a bank acting as trustee or fiduciary.

The following disclosure replaces the ninth paragraph under “Compensation of Dealer Manager and Participating Broker-Dealers” on page 199 of the prospectus.

Our dealer manager may reallow all or a portion of the ongoing distribution and shareholder servicing fee to the selected dealer who initially sold the Class T shares to a stockholder to the extent the selected dealer agreement with such selected dealer provides for such a reallowance, until such time as the selected dealer is no longer the broker-dealer of record or otherwise not in compliance with the applicable terms of such selected dealer agreement related to such payment, or, if there is a change in the broker-dealer of record, to a subsequent broker-dealer of record of the Class T shares so long as the subsequent broker-dealer is party to a selected dealer or other agreement with the dealer manager that provides for such reallowance and is in compliance with the applicable terms of such selected dealer agreement or other agreement related to such payment.

Our dealer manager may also reallow the ongoing distribution and shareholder servicing fee to a servicing broker-dealer of the Class T shares so long as the servicing broker-dealer is party to a servicing agreement with our dealer manager that provides for such reallowance and is in compliance with the applicable terms of such selected dealer agreement or other agreement related to such payment. In the event the subsequent broker-dealer of record is not party to a selected dealer or other agreement with the dealer manager, our dealer manager will retain the distribution and shareholder servicing fee. Eligibility to receive the annual distribution and shareholder servicing fee is conditioned on a broker-dealer providing on-going services with respect to the Class T shares. Such services may include ongoing or regular account or portfolio maintenance for the holder of such Class T Shares, assisting with recordkeeping, assisting and processing distribution payments or providing other similar services as may be reasonably required by the stockholder in connection with their investment in Class T shares. While we expect that the broker-dealer of record for a Class A stockholder may provide similar services to a Class A stockholder, they are under no contractual obligation to do so and we will not pay the annual distribution and shareholder servicing fee for such services.

The following disclosure replaces the fourth paragraph under “Compensation of Dealer Manager and Participating Broker-Dealers” on page 200 of the prospectus.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. See “Management—Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.” The dealer manager agreement may be terminated by us or the dealer manager at any time upon 60 days’ written notice.

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The following disclosure replaces the 21st paragraph under “Compensation of Dealer Manager and Participating Broker-Dealers” beginning on page 201 of the prospectus.

To the extent purchased through the same participating broker-dealer, subject to additional limitations imposed by certain broker-dealers, the following persons may combine their purchases of the same share class as a “single purchaser” for the purpose of qualifying for a volume discount:

•	an individual, his or her spouse, their children under the age of 21 and all pension or trust funds established by each such individual;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Purchasers should consult their broker-dealer for any limitation on combining purchases as a “single purchaser.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Overview

We are a Maryland corporation that intends to take advantage of our sponsor’s multifamily investing and lending platforms to invest in apartment communities in order to provide stockholders with growing cash flow and increasing asset values. We intend to acquire underperforming apartments which we will renovate and stabilize in order to increase rents. To a lesser extent, we will also seek to originate and acquire commercial real estate debt secured by apartments. We cannot predict, however, the ultimate allocation of net proceeds from this offering between property acquisitions and debt investments at this time because this allocation will depend, in part, on market conditions and opportunities and on the amount of financing that we are able to obtain with respect to the types of assets in which we seek to invest. If we are only able to raise an amount substantially less than our maximum offering, our plan of operation will be scaled down considerably, and we would expect to acquire a limited number of assets. We may make adjustments to our target portfolio based on real estate market conditions and investment opportunities. We will not forego a good investment because it does not precisely fit our expected portfolio composition. Thus, to the extent that Resource REIT Advisor, LLC (formerly known as Resource Apartment Advisor III, LLC) (our “Advisor”) presents us with attractive investment opportunities that allow us to meet the real estate investment trust (“REIT”) requirements under the Internal Revenue Code of 1986, as amended, our portfolio composition may vary from what we initially expect.

Results of Operations

We were formed on July 15, 2015. We commenced active real estate operations on August 19, 2016 with the acquisition of our first multifamily property. As of September 30, 2016, we owned one multifamily property. Our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted portfolio or the U.S. apartment community industry, which may reasonably be expected to have a material impact on either capital resources or the revenues or incomes to be derived from the operation of such assets or those that we expect to acquire. Rental income for the three and nine months ended September 30, 2016 was $25,178. During the three and nine months ended September 30, 2016, we incurred $22,095 in rental operating expenses, $112,711 in acquisition costs, $4,611 in management fees, $303,921 in general and administrative expenses and $10,376 in depreciation and amortization expense. We expect revenue and expenses to increase in future periods as we acquire additional properties.

Liquidity and Capital Resources

We are offering and selling to the public in our public offering up to $1.1 billion in shares of common stock, consisting of up to $1.0 billion of shares in our primary offering in any combination of Class A and Class T shares and up to $100.0 million of shares pursuant to our distribution reinvestment plan (“DRIP”) in any combination of Class A and Class T shares. The initial offering price for shares in the primary offering is $10.00 per share for Class A and $9.47 per share Class T. The initial offering price for shares offered pursuant to the DRIP is $9.60 per share for Class A and $9.09 per share Class T.

We anticipate deriving the capital required to purchase real estate investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks or other

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lenders and from proceeds from the sale of assets. In addition, our Advisor has and will advance funds to us for certain accrued organization and offering costs. As of September 30, 2016, we own one property which is further described in Note 5 to our financial statements.

If we are unable to raise substantial funds in this offering, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly-offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. As of September 30, 2016, we have raised $2.4 million in this offering.

We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties, debt investments or other assets we may hold. We cannot assure you that we will be able to access additional funds when we need them or upon acceptable terms.

Although there is no limit on the amount we can borrow to acquire a single real estate investment, we may not leverage our assets with debt financing such that our borrowings are in excess of 300% of our net assets unless a majority of our independent directors find substantial justification for borrowing a greater amount. Examples of such a substantial justification include, without limitation, obtaining funds for the following: (i) to repay existing obligations, (ii) to pay sufficient distributions to maintain REIT status, or (iii) to buy an asset where an exceptional acquisition opportunity presents itself and the terms of the debt agreement and the nature of the asset are such that the debt does not increase the risk that we would become unable to meet our financial obligations as they became due. On a total portfolio basis, however, based on current lending market conditions, we expect to leverage our assets in an amount equal to 55% to 60% of the cost of our assets.

We may finance the acquisition costs of individual real estate investments, as well as the acquisition costs of all or a group of real estate investments acquired by us, by causing our subsidiaries to borrow directly from third-party financial institutions or other commercial lenders. Under these circumstances, our Advisor anticipates that certain properties acquired will serve as collateral for the debt we incur to acquire those particular properties and that we will seek to obtain nonrecourse financing for the acquisition of the properties. However, there is no guarantee that our Advisor will be successful in obtaining financing arrangements on a property-by-property basis and that the loans would be nonrecourse to us. Additionally, we may obtain corporate-level financing through a line of credit from third-party financial institutions or other commercial lenders. Our assets will serve as collateral for this type of debt incurred to acquire real estate investments. We may also obtain seller financing with respect to specific assets that we acquire.

On August 18, 2016, the Advisor provided a $555,000 bridge loan (the “Bridge Loan”) to us. We used the proceeds of the Bridge Loan to partially finance the acquisition of Payne Place. The Bridge Loan, which is scheduled to mature on February 18, 2016, incurs interest at an annual rate of LIBOR plus 3%. We have the right to prepay the Bridge Loan at any time in whole or in part without premium or penalty. As of September 30, 2016 , the outstanding balance of the bridge loan was $305,000. Interest expense for the three and nine months ended September 30, 2016 was $2,337. As of September 30, 2016, deferred financing costs, net of amortization was $2,124.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make payments to our Advisor and the dealer manager of our public offering, which is an affiliate of our Advisor. During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions, the dealer manager fee and the distribution and shareholder servicing fee and payments to the dealer manager and our Advisor for reimbursement of organization and offering expenses. However, our Advisor has agreed to reimburse us to the extent that organization and offering expenses (excluding underwriting and brokerage discounts and commission) incurred by us exceed 4.0% of our gross offering proceeds, as of the termination of this offering, if we raise less than $500 million. If we raise more than $500 million of gross proceeds in this offering, our Advisor has agreed to reimburse us to the extent that organization and offering expenses (excluding underwriting and brokerage discounts and commission) incurred by us exceed 2.5% of our gross offering proceeds, as of the termination of this offering. During our acquisition and development stage, we expect to make payments to our Advisor in connection with the selection or purchase of real estate investments, the management of our assets and costs incurred by our Advisor in providing services to us. During our acquisition stage, we expect to make payments to our Advisor in connection with the acquisition of real estate investments. In addition, we expect to continue to make payments to our Advisor for the management of our assets and costs incurred by our Advisor in providing services to us. We describe these payments in more detail in Note 7 of the notes to our consolidated financial statements.

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Critical Accounting Policies

For a discussion of our critical accounting policies and estimates, see the discussion in the prospectus under “Plan of Operations - Critical Accounting Policies.”

Quantitative and Qualitative Disclosures about Market Risk

We had limited operations as of September 30, 2016. When we commence significant operations, we expect to be exposed to interest rate changes primarily as a result of incurring long-term debt to acquire properties and other investments. We intend to manage our interest rate risk with the objectives of limiting the impact of interest rate changes on operations and cash flows and lowering overall borrowing costs. We expect that we may enter into derivative financial instruments, such as interest rate swaps, interest rate caps and rate lock arrangements, in order to mitigate our interest rate risk.

Experts

The Statement of Revenues and Certain Expenses of Payne Place for the year ended December 31, 2015 included in this supplement has been audited by Baker Tilly Virchow Krause, LLP, independent auditors, as set forth in their report thereon and included herein. Such statement of revenues and certain expenses is included in this supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Investments:
Rental properties, net	$2,448,749	$—
Identified intangible assets, net	42,853	—

	2,491,602	—

Cash	270,137	200,000
Tenant receivables, net	3,800	—
Due from related parties	1,489	—
Contribution receivable	50,000	—
Prepaid expenses and other assets	241,402	—
Deferred offering costs	2,258,622	—

Total assets	$5,317,052	$200,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Bridge note payable, net - to related party	$302,876	$—
Accounts payable and accrued expenses	207,913	—
Due to related parties	2,782,940	—
Security deposits	3,300	—

Total liabilities	3,297,029	—

Stockholders’ equity:
Preferred stock (par value $.01, 10,000,000 shares authorized, none issued and outstanding)	—	—
Convertible stock (par value $.01; 50,000 shares authorized, 50,000 issued and outstanding)	500	—
Class A common stock (par value $0.01; 250,000,000 shares authorized, 264,722 and 20,000 issued and outstanding at September 30, 2016 and December 31, 2015,	2,647	200
Class T common stock (par value $0.01; 750,000,000 shares authorized, 10,982 and 0 issued and outstanding, respectively)	110	—
Additional paid-in capital	2,474,315	199,800
Accumulated deficit	(457,549)	—

Total stockholders’ equity	2,020,023	200,000

Total liabilities and stockholders’ equity	$5,317,052	$200,000

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2016	September 30, 2016
Revenues:
Rental income	$25,178	$25,178

Total revenues	25,178	25,178

Expenses:
Rental operating	22,095	22,095
Acquisition costs	112,711	112,711
Management fees - related parties	4,611	4,611
General and administrative	303,921	330,377
Depreciation and amortization expense	10,376	10,376

Total expenses	453,714	480,170

Loss before other income (expense)	(428,536)	(454,992)

Other income (expense):
Interest income	432	432
Interest expense	(2,989)	(2,989)

Net loss	$(431,093)	$(457,549)

Weighted average common shares outstanding	244,520	97,008

Basic and diluted net loss per common share	$(1.76)	$(4.72)

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(unaudited)

	Common Stock				Convertible Stock		Additional Paid-in Capital	Accumulated Deficit	Total
	Shares		Amount
	A Shares	T Shares	A Shares	T Shares	Shares	Amount
Balance, at January 1, 2016	20,000	—	$200	$—	—	$—	$199,800	$—	$200,000
Issuance of common stock	249,722	10,982	2,497	110	—	—	2,376,393	—	2,379,000
Exchange of common stock to convertible stock	(5,000)	—	(50)	—	50,000	500	(450)	—	—
Offering costs	—	—	—	—	—	—	(101,428)	—	(101,428)
Net loss	—	—	—	—	—	—	—	(457,549)	(457,549)

Balance, at September 30, 2016	264,722	10,982	$2,647	$110	50,000	$500	$2,474,315	$(457,549)	$2,020,023

The accompanying notes are an integral part of these consolidated financial statements.

RESOURCE APARTMENT REIT III, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(unaudited)

Nine Months Ended September 30, 2016
Cash flows from operating activities:
Net loss	$(457,549)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,376
Amortization of deferred financing costs	651
Changes in operating assets and liabilities:
Tenant receivable, net	(3,800)
Due from related parties	(1,489)
Prepaid expenses and other assets	(241,402)
Due to related parties	494,154
Accounts payable and accrued expenses	204,886

Net cash provided by operating activities	5,827

Cash flows from investing activities:
Property acquisitions	(2,493,672)
Capital expenditures	(1,979)

Net cash used in investing activities	(2,495,651)

Cash flows from financing activities:
Net proceeds from issuance of stock	2,254,961
Proceeds from bridge loan	555,000
Payments on bridge loan	(250,000)

Net cash provided by financing activities	2,559,961

Net increase in cash	70,137
Cash at beginning of period	200,000

Cash at end of period	$270,137

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Resource Apartment REIT III, Inc. (the “Company”) was organized in Maryland on July 15, 2015. The Company is offering up to $1.1 billion of shares of its common stock, consisting of up to $1.0 billion of shares in its primary offering in any combination of Class A and Class T shares and up to $100.0 million of shares pursuant to its distribution reinvestment plan (the “DRIP”) in any combination of Class A and Class T shares. The initial offering price for shares in the primary offering is $10.00 per share for Class A and $9.47 per share for Class T. The initial offering price for shares offered pursuant to the DRIP is $9.60 per share for Class A and $9.09 per share or Class T. The Company will determine its net asset value (“NAV”) on a date no later than November 26, 2018 (the “NAV pricing date”). Commencing on the NAV pricing date, if the primary offering is ongoing, the Company will offer Class A and Class T shares in the primary offering at a price equal to the NAV per share for Class A and Class T shares, respectively, plus applicable selling commissions and dealer manager fees, and pursuant to the DRIP at a price equal to 96% of the new primary offering price. If the Company’s primary offering is not ongoing on the NAV pricing date, or on the date of any subsequent NAV pricing, it will offer Class A and Class T shares pursuant to the DRIP at a price equal to 96% of the most recently determined NAV per share. The Company will update its NAV at least annually following the NAV pricing date and further adjust the per share price in the primary offering and DRIP accordingly. The Company qualifies as an emerging growth company and has adopted a fiscal year ending December 31. Resource REIT Advisor, LLC (formerly known as Resource Apartment Advisor III, LLC) (the “Advisor”), which is an indirect wholly-owned subsidiary of Resource America, Inc. (“RAI”), operating in the real estate, financial fund management and commercial finance sectors, contributed $200,000 to the Company in exchange for 20,000 shares of common stock.

On September 8, 2016, RAI was acquired by C-III Capital Partners, LLC (“C-III”), a leading commercial real estate services company engaged in a broad range of activities. C-III controls our Advisor and Resource Securities, Inc. (“Resource Securities”), the Company’s dealer manager, and Resource Apartment Manager III, LLC, the Company’s property manager; C-III also controls all of the shares of common stock held by RAI.

The Company’s objective is to take advantage of Resource Real Estate, Inc.’s (its “Sponsor”) multifamily investing and lending platforms to invest in apartment communities in order to provide the investor with growing cash flow and increasing asset values. The Company intends to acquire underperforming apartments which it will renovate and stabilize in order to increase rents. To a lesser extent, the Company will also seek to originate and acquire commercial real estate debt secured by apartments having the same characteristics. The Company believes multiple opportunities exist within the apartment industry today and will continue to present themselves over the next few years to real estate investors who possess the following characteristics: (i) extensive experience in multifamily investing, (ii) strong management platforms specializing in operational and financial performance optimization, (iii) financial sophistication allowing them to benefit from complex opportunities, and (iv) the overall scale and breadth of a national real estate platform in both the equity and debt markets. As of September 30, 2016, the Company owns one apartment property located in Alexandria, Virginia.

On June 29, 2016, RAI contributed $2 million and was issued 222,222 shares of common stock in the offering. As a result, the Company satisfied the $2.0 million minimum offering amount for its initial public offering. As of September 30, 2016, the Company has raised aggregated offering proceeds of $2.4 million from the sale of 264,722 Class A shares and 10,982 Class T shares of common stock. The Company intends to elect and qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes under the provisions of the Internal Revenue Code of 1986, as amended, commencing with its taxable year ending December 31, 2017. As such, to maintain its REIT qualification for U.S. federal income tax purposes, the Company is generally required to distribute at least 90% of its net income (excluding net capital gains) to its stockholders as well as comply with certain other requirements. Accordingly, the Company generally will not be subject to U.S. federal income taxes to the extent that it annually distributes all of its REIT taxable income to its stockholders. The Company also intends to operate its business in a manner that will permit it to maintain its exemption from registration under the Investment Company Act of 1940, as amended.

The consolidated financial statements and the information and tables contained in the notes thereto as of September 30, 2016, are unaudited. The consolidated balance sheet as of December 31, 2015 was derived from the audited consolidated financial statements as of and for the year ended December 31, 2015. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), pertaining to interim financial statements in Form 10-Q. However, in the opinion of management, these interim financial statements include all the necessary adjustments to fairly present the results of the interim periods presented. The results of operations for the nine months ended September 30, 2016 may not necessarily be indicative of the results of operations for the full year ending December 31, 2016.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to GAAP.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Resource Apartment REIT III Holdings, LLC, Resource Apartment REIT III OP, LP and RRE Payne Place Holdings, LLC. All intercompany accounts have been eliminated in consolidation.

Earnings per Share

Basic earnings per share are computed by dividing income available to common stockholders by the weighted-average common shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted to common stock. Due to reported losses for the period presented, convertible shares are not included in the diluted earnings per share calculation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Real Estate Investments

The Company records acquired real estate at fair value on its acquisition date. The Company considers the period of future benefit of an asset to determine its appropriate useful life. The Company’s estimated useful lives of its assets by class are as follows:

Buildings	27.5 years
Building improvements	3.0 to 27.5 years
Tenant improvements	Shorter of lease term or expected useful life
Lease intangibles	Remaining term of related lease

Impairment of Long Lived Assets

When circumstances indicate the carrying value of a property may not be recoverable, the Company will review the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition.

These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors.

If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss will be recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used. For properties held for sale, the impairment loss is the adjustment to fair value less estimated cost to dispose of the asset. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

Loans Held for Investment

The real estate loans receivable will be recorded at cost and reviewed for potential impairment at each balance sheet date. A loan receivable is considered impaired when it becomes probable, based on current information, that the Company will be unable to collect all amounts due according to the loan’s contractual terms. The amount of impairment, if any, is measured by comparing the recorded amount of the loan to the present value of the expected cash flows or the fair value of the collateral. If a loan is deemed to be impaired, the Company will record a reserve for loan losses through a charge to income for any shortfall. Failure to recognize impairment would result in the overstatement of the carrying values of the Company’s real estate loans receivable and an overstatement of the Company’s net income.

The Company may acquire real estate loans at a discount due to credit quality. Revenues from these loans are recorded under the effective interest method. Under this method an effective interest rate (“EIR”) is applied to the cost basis of the real estate loan receivable. The EIR that is calculated when the real estate loan receivable is acquired remains constant and is the basis for subsequent impairment testing and income recognition. If the amount and timing of future cash collections are not reasonably estimable, the Company accounts for the real estate receivable on the cost recovery method. Under the cost recovery method of accounting, no income is recognized until the basis of the real estate loan receivable has been fully recovered.

Interest income from loans receivable will be recognized based on the contractual terms of the debt instrument. Fees related to any buydown of the interest rate will be deferred as prepaid interest income and amortized over the term of the loan as an adjustment to interest income. Closing costs related to the purchase of a loan receivable will be amortized over the term of the loan and accreted as an adjustment against interest income.

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land, building, fixtures and improvements, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, as applicable, other value of in-place leases and value of tenant relationships, based in each case on their fair values.

The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company amortizes any capitalized above-market or below-market lease values as an increase or reduction to rental income over the remaining non-cancelable terms of the respective leases, which the Company expects will range from one month to ten years.

The Company measures the aggregate value of other intangible assets acquired based on the difference between (i) the property valued with existing in-place leases adjusted to market rental rates and (ii) the property valued as if vacant. Management’s estimates of value are expected to be made using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis). Factors to be considered by management in its analysis include an estimate of carrying costs during hypothetical expected lease-up periods considering current market conditions and costs to execute similar leases.

The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, management also includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods. Management also estimates costs to execute similar leases including leasing commissions and legal and other related expenses to the extent that such costs have not already been incurred in connection with a new lease origination as part of the transaction.

The total amount of other intangible assets acquired is further allocated to in-place lease values and customer relationship intangible values based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with that respective tenant. Characteristics to be considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The Company amortizes the value of in-place leases to expense over the initial term of the respective leases. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event will the amortization periods for the intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The determination of the fair value of the assets and liabilities acquired requires the use of significant assumptions with regard to current market rental rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the fair value of these assets and liabilities, which could impact the amount of the Company’s reported net income. These estimates are subject to change until all information is finalized, which is generally within one year of the acquisition date.

Revenue Recognition

The Company recognizes minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and includes amounts expected to be received in later years in deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred.

The Company makes estimates of the collectability of its tenant receivables related to base rents, including straight-line rentals, expense reimbursements and other revenue or income. The Company specifically analyzes accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, the Company will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on the Company’s net income because a higher bad debt reserve results in less net income.

Income Taxes

The Company intends to elect and qualify to be taxed as a REIT, commencing with its taxable year ending December 31, 2017. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions to its stockholders, and provided it satisfies on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If the Company fails to qualify as a REIT, and does not qualify for certain statutory relief provisions, it will be subject to U.S. federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which it lost its REIT qualification. Accordingly, the Company’s failure to qualify as a REIT could have a material adverse impact on its results of operations and amounts available for distribution to its stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using the Company’s taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

The Company may elect to treat certain of its subsidiaries as taxable REIT subsidiaries (“TRSs”). In general, a TRS may hold assets and engage in activities that it cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to U.S. federal, state and local corporate income taxes.

While a TRS may generate net income, a TRS can declare dividends to the Company which will be included in the Company’s taxable income and necessitate a distribution to its stockholders. Conversely, if the Company retains earnings at a TRS level, no distribution is required and the Company can increase book equity of the consolidated entity.

Organization and Offering Costs

The Company incurs organization, accounting, and offering costs in pursuit of its financing. Organization and offering costs (other than selling commissions and dealer manager fees) of the Company are initially being paid by the Advisor on behalf of the Company.

Pursuant to the advisory agreement between the Company and the Advisor, the Company is obligated to reimburse the Advisor for organization and other offering costs paid by the Advisor on behalf of the Company, up to an amount equal to 4.0% of gross offering proceeds as of the termination of the initial public offering if the Company raises less than $500 million in the primary portion of the initial public offering and 2.5% of gross offering proceeds as of the termination of the initial public offering if the Company raises $500 million or more in the primary portion of the initial public offering.

Through September 30, 2016, the Advisor has incurred organization and offering costs on behalf of the Company of approximately $2.3 million. As of September 30, 2016, the Advisor has advanced $2.3 million of these costs on behalf of the Company. If the Company raises the maximum offering amount in the primary offering and under the DRIP, organization and offering expenses (excluding selling commissions and the dealer manager fee) are estimated to be approximately 1.0% of the gross proceeds of the initial public offering. Organization costs are expensed as incurred, which include all expenses incurred by the Company in connection with the formation of the Company, including but not limited to legal fees and other costs to incorporate the Company; and offering costs, which include selling commissions and dealer manager fees, will be deferred and charged to stockholder’s equity as proceeds are raised in the offering. There can be no assurance that the Company’s plans to raise capital will be successful.

Adoption of New Accounting Standards

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-01, “Income Statement - Extraordinary and Unusual Items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items”. The amendments in ASU No. 2015-01 eliminate from GAAP the concept of extraordinary items. Although the amendment will eliminate the requirements for reporting entities to consider whether an underlying event or transaction is extraordinary, the presentation and disclosure guidance for items that are unusual in nature or occur infrequently will be retained and will be expanded to include items that are both unusual in nature and infrequently occurring. ASU No. 2015-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2015. On January 1, 2016, the Company adopted ASU 2015-01 and the adoption had no impact on the Company’s consolidated financial statements.

In February 2015, FASB issued ASU No. 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”, which makes certain changes to both the variable interest model and the voting model, including changes to (1) the identification of variable interests (fees paid to a decision maker or service provider), (2) the variable interest entity characteristics for a limited partnership or similar entity and (3) the primary beneficiary determination. ASU 2015-02 is effective for the Company beginning January 1, 2016. On January 1, 2016, the Company adopted ASU 2015-02 and the adoption had no impact on the Company’s consolidated financial statements.

In April 2015, FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs”, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected. The Company applied the new guidance on a retrospective basis and adjusted the balance sheet of each individual period presented to reflect the period-specific effects of applying the new guidance. This guidance was effective and was adopted by the Company on January 1, 2016 and the adoption had no impact on its consolidated financial statements.

In September 2015, FASB issued ASU 2015-16, “Simplifying the Accounting for Measurement-Period Adjustments”, which eliminates the requirement to retroactively revise comparative financial information for prior periods presented in financial statements due to changes in provisional amounts recorded for acquisitions in subsequent periods. Upon adoption, disclosure of the amounts recorded in current-period earnings that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized at the acquisition date are required. ASU 2015-16 was effective and adopted by the Company on January 1, 2016 and the adoption had no impact on its consolidated financial statements.

Accounting Standards Issued But Not Yet Effective

In May 2014, FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, which will replace most existing revenue recognition guidance in GAAP. The core principle of ASU No. 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU No. 2014-09 requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. ASU No. 2014-09 will be effective for the Company beginning January 1, 2018, including interim periods in 2018, and allows for both retrospective and prospective methods of adoption. The Company is in the process of determining the method of adoption and assessing the impact of this guidance on the Company’s consolidated financial position, results of operations and cash flows.

In August 2014, FASB issued ASU No. 2014-15, “Presentation of Financial Statements-Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern.” Under the new guidance, an entity should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. The guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The adoption of the new requirements is not expected to have a material impact on the Company’s consolidated financial statements.

In February 2016, FASB issued ASU No. 2016-02, “Leases”, which is intended to improve financial reporting about leasing transactions and requires organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. ASU No. 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is continuing to evaluate this guidance; however, it does not expect the adoption of ASU No. 2016-02 to have a significant impact on its consolidated financial statements.

In June 2016, FASB issued ASU No. 2016-03 “Financial Instruments - Credit Losses”, which requires measurement and recognition of expected credit losses for financial assets held. The standard update is effective for the Company beginning January 1, 2019. The Company is continuing to evaluate this guidance; however, it does not expect the adoption of ASU No. 2016-03 to have a significant impact on its consolidated financial statements.

In August 2016, FASB issued ASU No. 2016-15 “Classification of Certain Cash Receipts and Cash Payments”, which addresses eight specific cash flow issues with the objective of reducing existing diversity in practice. The guidance is effective for the Company as of January 1, 2018. Early application is permitted. The adoption of the new requirements is not expected to have a material impact on the Company’s consolidated statement of cash flows.

NOTE 3 - SUPPLEMENTAL CASH FLOW INFORMATION

The following table presents supplemental cash flow information:

Nine Months Ended
September 30, 2016
Non-cash operating, financing and investing activities:
Due to Advisor for offering costs and other assets	$(2,288,786)
Accounts payable and accrued expenses	(36,139)
Exchange of common stock to convertible stock	500

NOTE 4 - RENTAL PROPERTIES, NET

The Company’s investment in a rental property consisted of the following:

September 30, 2016
Land	$1,419,898
Building and improvements	1,016,451
Furniture, fixtures and equipment	15,688
Construction in progress	—

2,452,037
Less: accumulated depreciations	(3,288)

$2,448,749

Depreciation expense for the three and nine months ended September 30, 2016 was $3,288.

NOTE 5 - ACQUISITIONS

As of September 30, 2016, the Company owned one property. In order to finalize the fair values of the acquired assets and liabilities, the Company obtained a third-party appraisal. The Company considers all information and has up to a maximum of 12 months from the date of acquisition to finalize the valuation for a property.

The table below summarized the acquisition and the respective fair value assigned:

Multifamily Community Name	City and State	Date of Acquisition	Contractual Purchase Price	Land	Building and Improvements	Furniture, Fixtures and Equipment	Intangible Assets	Other Liabilities	Fair Value Assigned
Payne Place	Alexandria, Virginia	8/19/2016	$2,500,000	$1,419,898	$1,016,451	$13,709	$49,941	$(6,327)	$2,493,672

The table below summarizes the total revenues, net loss and acquisition costs and fees of the Company’s acquisition:

Multifamily Community	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016
Payne Place
Total Revenues	$25,178	$25,178
Net Loss	$(51,600)	$(51,600)
Acquisition Costs	$61,206	$61,206
Acquisition Fee	$51,505	$51,505

NOTE 6 - IDENTIFIED INTANGIBLES ASSETS, NET

Identified intangible assets, net, consist of in-place rental leases. The value of in-place leases totaled $42,853 as of September 30, 2016, net of accumulated amortization of $7,088. The weighted average remaining life of the rental leases is ten months as of September 30, 2016. Amortization expense for the three and nine months ended September 30, 2016 was $7,088. As of September 30, 2016, expected amortization for the in-place leases for the next 12 months is $42,853 and none thereafter.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company is externally managed and advised by the Advisor. Pursuant to the terms of the Advisory Agreement, the Advisor provides the Company with its management team, including its officers, along with appropriate support personnel. The Advisor will be reimbursed for the Company’s allocable share of costs for Advisor personnel, including allocable personnel salaries and benefits. Each of the Company’s officers is an employee of Resource Real Estate, Inc., which is the

Advisor’s parent company, the Company’s sponsor and a wholly-owned subsidiary of RAI, or one of its affiliates. The Company does not expect to have any employees. The Advisor is not obligated to dedicate any specific portion of its or their time to the Company’s business. The Advisor and any employees of the Sponsor acting on behalf of the Advisor are at all times subject to the supervision and oversight of the Company’s board of directors and has only such functions and authority as the Company delegates to it.

During the course of the offering, the Advisor will provide offering-related services to the Company and will advance funds to the Company for both operating costs and organization and offering costs. These amounts will be reimbursed to the Advisor from the proceeds from the offering, although there can be no assurance that the Company’s plans to raise capital will be successful.

Relationship with the Advisor

The Advisory Agreement has a one-year term and may be renewed for an unlimited number of successive one-year terms upon the approval of the conflicts committee of the Company’s Board of Directors. Under the Advisory Agreement, the Advisor will receive fees and will be reimbursed for its expenses as set forth below:

Acquisition fees. The Advisor earns an acquisition fee of 2.0% of the cost of investments acquired on behalf of the Company, plus any capital expenditure reserves allocated, or the amount funded by the Company to acquire loans, including acquisition expenses and any debt attributable to such investments.

Asset management fees. The Advisor earns a monthly asset management fee equal to 0.083% (one-twelfth of 1.0%) of the cost of each asset at the end of each month, without deduction for depreciation, bad debts or other non-cash reserves. The asset management fee is based only on the portion of the costs or value attributable to the Company’s investment in an asset if the Company does not own all of an asset and does not manage or control the asset.

Disposition fees. The Advisor will earn a disposition fee in connection with the sale of a property equal to the lesser of one-half of the aggregate brokerage commission paid, or if none is paid, 2.0% of the contract sales price.

Debt financing fees. The Advisor will earn a debt financing fee equal to 0.5% of the amount available under any debt financing obtained for which it provided substantial services.

Expense reimbursements. The Company also will pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor or its affiliates on behalf of the Company or in connection with the services provided to the Company in relation to its public offering, including its distribution reinvestment plan offering. This includes all organization and offering costs of up to 4.0% of gross offering proceeds if the Company raises less than $500 million in the primary offering and 2.5% of gross offering proceeds if the Company raises more than $500 million in the primary offering. Reimbursements also include expenses the Advisor incurs in connection with providing services to the Company, including the Company’s allocable share of costs for Advisor personnel and overhead, out-of-pocket expenses incurred in connection with the selection and acquisition of properties or other real estate related debt investments, whether or not the Company ultimately acquires the investment. However, the Company will not reimburse the Advisor or its affiliates for employee costs in connection with services for which the Advisor earns acquisition or disposition fees.

On August 18, 2016, the Advisor provided a $555,000 bridge loan (the “Bridge Loan”) to the Company. The Company used the proceeds of the Bridge Loan to partially finance the acquisition of Payne Place. The Bridge Loan, which is scheduled to mature on February 18, 2016, incurs interest at an annual rate of LIBOR plus 3%. The Company has the right to prepay the Bridge Loan at any time in whole or in part without premium or penalty. As of September 30, 2016 , the outstanding balance of the Bridge Loan was $305,000 and deferred financing costs, net of amortization was $2,124. Interest expense for the three and nine months ended September 30, 2016 was $2,337.

Relationship with Resource Apartment Manager III, LLC

Resource Apartment Manager III, LLC (the “Manager”), an affiliate of the Advisor, will manage real estate properties and real estate-related debt investments and will coordinate the leasing of and will manage construction activities related to the Company’s real estate property pursuant to the terms of the management agreement with the Manager.

Property management fees. The Manager will earn a property management fee equal to 4.5% of actual gross cash receipts from the operations of real property investments that it manages and an oversight fee on any real property investments that are managed by third parties.

Construction management fees. The Manager will earn a construction management fee equal to 5.0% of actual aggregate costs to construct improvements to a property.

Debt servicing fees. The Manager will earn a debt servicing fee equal to 2.75% of gross receipts from real estate-related debt investments.

Expense reimbursement. During the ordinary course of business, the Manager or other affiliates of RAI may pay certain shared operating expenses on behalf of the Company. The Company is obligated to reimburse the Manager or other affiliates for such shared operating expenses.

Relationship with Resource Securities

Resource Securities, Inc. (“Resource Securities”), an affiliate of the Advisor, serves as the Company’s dealer manager and is responsible for marketing the Company’s shares during the public offering.

Dealer manager fee and selling commissions. Pursuant to the terms of the dealer manager agreement with the Dealer Manager, the Company generally pays the Dealer Manager a selling commission of up to 7.0% of gross primary offering proceeds from the sale of Class A shares and up to 2.0% of gross primary offering proceeds from the sale of Class T shares and a dealer manager fee of up to 3.0% of gross primary offering proceeds from the sale of Class A and Class T shares. The Dealer Manager reallows all selling commissions earned and a portion of the dealer manager fee as a marketing fee to participating broker-dealers. No selling commissions or dealer manager fees are earned by the Dealer Manager in connection with sales under the distribution reinvestment plan. Additionally, the Company may reimburse the Dealer Manager for bona fide due diligence expenses. No selling commissions or dealer manager fees were paid in connection with the sale of approximately 222,222 Class A shares to RAI.

Distribution and shareholder servicing fee. Resource Securities is paid an annual fee of 1.0% of the purchase price (or, once reported, the NAV) per share of Class T common stock sold in the primary offering for five years from the date on which each share is issued up to a total of 5.0%.

The differences between the Class A and Class T shares relate to the fees and selling commissions payable with respect to each class and the differing distribution amounts and expense allocations due to differing ongoing fees and expenses. The per share amount of distributions on Class T shares will likely be lower than the distributions on the Class A shares for so long as the distribution and shareholder servicing fee applies because this fee is a class-specific expense. The following table summarizes the differences in fees and selling commissions between the classes of common stock:

	Class A Share	Class T Share
Initial Offering Price	$10.00	$9.47
Selling Commissions Paid by Company (per shares)	7.0%	2.0%
Dealer Manager Fee (per share)	3.0%	3.0%
Annual Distributions and Shareholder Servicing Fee (1)	None	1.0%
Initial Offering Price Under the DRIP	$9.60	$9.09

(1)	Each outstanding Class T share issued in the primary offering is subject to an annual distribution and shareholder servicing fee for five years from the date on which such share is issued. The Company will cease paying the distribution and shareholder servicing fee on each Class T share prior to the fifth anniversary of its issuance on the earliest of the following, should any of these events occur: (i) the date at which, in the aggregate, underwriting compensation from all sources equals 10% of the gross proceeds from the Company’s primary offering (i.e., excluding proceeds from sales pursuant to our DRIP); (ii) the date on which the Company lists its common stock on a national securities exchange; and (iii) the date of a merger or other extraordinary transaction in which the Company is a party and in which the common stock is exchanged for cash or other securities. The Company cannot predict if or when any of these events will occur.

In the case of a Class T share purchased in the primary offering at a price equal to $9.47, the maximum distribution and shareholder servicing fee that may be accrued on that Class T share will equal $0.47. However, because the Company will only completely cease paying the distribution and shareholder servicing fee on the earliest of the dates described above, such fee will accrue on all outstanding Class T shares that were purchased in the primary offering within the previous five years of such date. The expense of the distribution and shareholder servicing fee payable with respect to Class T shares sold in the primary offering will be allocated among all outstanding Class T shares, including those sold under the DRIP and those sold in the primary offering more than five years ago on which the Company has ceased paying distribution and shareholder servicing fees. As a result, holders of Class T shares purchased earlier in the offering will bear a greater expense from distribution and shareholder servicing fees than those holders of Class T shares purchased later in the offering.

Relationship with RAI

Self-insurance funds held in escrow. The receivable from related party includes escrow funds held by RAI for self-insurance. The Company’s property participates in an insurance pool with other properties directly and indirectly managed by RAI for both property insurance and general liability. RAI holds the escrow funds related to the insurance pools on its books. The insurance pool covers losses up to $2.5 million and the pool for the general liability covers losses up to the first $50,000 per incident. Catastrophic insurance would cover losses in excess of the insurance pool up to $140.0 million. Therefore, unforeseen or catastrophic losses in excess of the Company’s insured limits could have a material adverse effect on the Company’s financial condition and operating results. In the nine months ended September 30, 2016, the Company paid $1,505 into the insurance pools.

The fees earned/expenses incurred and the amounts payable to such related parties are summarized in the following table:

	September 30, 2016	December 31, 2015
Due from related party:
RAI - insurance funds held in escrow	$1,489	$—

Due to related parties:
Advisor
Acquisition fees	51,505	—
Asset management fees	3,110	—
Debt financing fees	2,775	—
Organization and offering costs	2,286,011	—
Interest payable in bridge loan	2,337	—
Operating expense reimbursements (including prepaid expenses)	432,202	—
Resource Securities
Selling commissions and dealer-manager fees	5,000	—

	$2,782,940	$—

	Three Months Ended	Nine Months Ended
	September 30	September 30
	2016	2016
Fees earned / expenses incurred:
Advisor
Acquisition fees (1)	$51,505	$51,505
Asset management fees (2)	$3,110	$3,110
Debt financing fees (3)	$2,775	$2,775
Interest expense	$2,337	$2,337
Organization and offering costs (4)	$999,096	$2,286,011
Operating expense reimbursement (5)	$210,351	$210,351

Resource Securities
Selling commissions and dealer-manager fees (6)	$32,700	$32,700

(1)	Included in Acquisition costs on the consolidated statements of operations and comprehensive (loss) income.
(2)	Included in Management fees on the consolidated statements of operations and comprehensive (loss) income.
(3)	Included in Due to related parties on the consolidated balance sheets.
(4)	Included in Deferred offering costs and Stockholders’ Equity on the consolidated balance sheets.
(5)	Included in General and administrative on the consolidated statements of operations and comprehensive (loss) income and excludes third party costs that are advanced by the Advisor.
(6)	Included in Stockholders’ equity on the consolidated balance sheets.

NOTE 8 – EQUITY

Preferred Stock

The Company’s charter authorizes the Company to issue 10 million shares of its $0.01 par value preferred stock. As of September 30, 2016, no shares of preferred stock were issued or outstanding.

Convertible Stock

The Company’s charter authorizes the Company to issue 50,000 shares of its $0.01 par value convertible stock. As of September 30, 2016, the Company had 50,000 shares of $0.01 par value convertible stock outstanding, which are owned by the Advisor. The convertible stock will convert into shares of the Company’s common stock upon the occurrence of (a) the Company having paid distributions to common stockholders that in the aggregate equal 100% of the price at which the Company originally sold the shares plus an amount sufficient to produce a 6% cumulative, non-compounded annual return on the shares at that price; or (b) if the Company lists its common stock on a national securities exchange or the Company consummates a merger pursuant to which consideration received by the stockholders is securities of another issuer that are listed on a national securities exchange.

Each of these two events is a “Triggering Event.” Upon a Triggering Event, the Company’s convertible stock will, unless its advisory agreement has been terminated or not renewed on account of a material breach by its Advisor, generally be converted into a number of shares of common stock equal to 1/50,000 of the quotient of:

(A)	15% of the amount, if any, by which

(1)	the value of the Company as of the date of the event triggering the conversion plus the total distributions paid to its stockholders through such date on the then-outstanding shares of its common stock exceeds

(2)	the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by

(B)	the value of the Company divided by the number of outstanding shares of common stock, in each case, as of the as of the date of the event triggering the conversion.

On August 5, 2016, the Board of Directors of the Company approved the issuance of 50,000 convertible shares in exchange for 5,000 shares of Class A common stock.

Common Stock

The Company’s charter authorizes the Company to issue 250 million shares of its $0.01 par value Class A common stock. As of September 30, 2016, there were 264,722 shares of Class A common stock issued and outstanding.

The Company’s charter authorizes the Company to issue 750 million shares of its $0.01 par value Class T common stock. As of September 30, 2016, there were 10,982 shares of Class T common stock issued and outstanding.

NOTE 9 – SUBSEQUENT EVENTS

On October 7, 2016, the Board of Directors declared cash distributions on the outstanding shares of all classes of the Company’s common stock based on daily record dates from October 10, 2016 through October 30, 2016, from October 31, 2016 through November 29, 2016 and from November 30, 2016 through December 29, 2016, which distributions the Company paid or expects to pay on October 31, 2016, November 30, 2016 and December 30, 2016, respectively. Distributions for these periods have been or will be calculated based on stockholders of record each day during these periods at a rate of (i) $0.000547945 per share per day less (ii) the applicable daily distribution and shareholder servicing fees accrued for and allocable to any class of common stock, divided by the number of shares of common stock of such class outstanding as of the close of business of each respective record date.

On October 7, 2016, the Board of Directors of the Company authorized a stock dividend of 0.005 shares of common stock, or 0.5% of each outstanding share of Class A and Class T common stock, to the stockholders of record at the close of business on December 31, 2016. Such stock dividend will be issued on January 13, 2017.

On October 14, 2016 , the Company paid the Advisor $215,000 towards the balance due on the Bridge Loan. On November 1, 2016, the Company paid the Advisor $92,921 to satisfy the remaining outstanding balance of the Bridge Loan and accrued interest.

The Company has evaluated subsequent events through the filing of these financial statements and determined no events have occurred, other than those discussed above that would require adjustments to or additional disclosure in the consolidated financial statements.

Independent Auditors’ Report

To Resource Apartment REIT III, Inc.

Philadelphia, Pennsylvania

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of Payne Place (the “Property”) for the year ended December 31, 2015, and the related notes (the “Historical Summary”).

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Historical Summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the Historical Summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Property’s preparation and fair presentation of the Historical Summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A of Resource Apartment REIT III, Inc.) and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Baker Tilly Virchow Krause, LLP

Chicago, Illinois
November 1, 2016

Payne Place

Statements of Revenues and Certain Operating Expenses

For the Six Months Ended June 30, 2016 (unaudited) and for the Year Ended December 31, 2015

	Six Months Ended June 30, 2016	Year Ended December 31, 2015
	(unaudited)
Revenues:
Rental income	$97,333	$159,956
Other income	—	—

Total Revenues	97,333	159,956

Certain Operating Expenses:
Operating expenses	19,382	63,528
Real estate taxes	12,065	23,654
Insurance	1,418	2,945
Management fees	3,926	7,445

Total Certain Operating Expenses	36,791	97,572

Revenues in excess of Certain Operating Expenses	$60,542	$62,384

See accompanying notes to the statements of revenues and certain operating expenses.

Payne Place

Notes to Statements of Revenues and Certain Expenses

For the Six Months Ended June 30, 2016 (unaudited) and the Year Ended December 31, 2015

NOTE 1. Basis of Presentation

On August 19, 2016, Resource Apartment REIT III, Inc. (the “Company”) purchased Payne Place (the “Property”), a multifamily community located in Alexandria, Virginia from unaffiliated sellers. The apartment complex was purchased for $2.5 million in cash, excluding closing costs.

The statements of revenues and certain operating expenses (the “Statements”) have been prepared for the purpose of complying with the provision of Article 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The statements are not intended to be a complete presentation of the revenues and operating expenses at Payne Place for the six months ended June 30, 2016 and the year ended December 31, 2015. The Statements include the historical revenues and certain operating expenses of the Property, and exclude items that may not be comparable to the future operations of Payne Place, such as interest expense, depreciation and amortization, and corporate expenses. Amounts included in property management fees include routine compensation paid to a third party managing property operations.

In the opinion of the Company’s management, all adjustments necessary for a fair presentation of the Statements for the six months ended June 30, 2016 and the year ended December 31, 2015 have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a year.

NOTE 2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is derived from the rental of residential housing units with lease agreement terms of generally one year or less. The Property recognizes rent as income on a straight line basis over the term of the related lease. Included within other income is tenant reimbursement income consisting of charges billed to tenants for trash removal, utilities, and other income amounts such as administrative, application and late fees, all of which are recognized in income as earned.

NOTE 3. Subsequent Events

The Property’s management evaluated all events and transactions that occurred through November 1, 2016, the date the statements of revenues and certain operating expenses were available to be issued. During this period, the Property did not have any material subsequent events other than as disclosed in Note 1.

Unaudited Pro Forma Consolidated Financial Information

On August 19, 2016, Resource Apartment REIT III, Inc. (the “Company”) purchased Payne Place, a multifamily community, from an unaffiliated seller. The apartment complex was purchased for $2.5 million, excluding closing costs, and was funded from the capital of the Company, as well as a bridge loan from an affiliated entity.

The following unaudited pro forma consolidated balance sheet as of June 30, 2016 is presented as if the Company had acquired Payne Place on June 30, 2016. The following unaudited pro forma consolidated statements of comprehensive loss for the nine months ended September 30, 2016 and the year ended December 31, 2015 are presented as if the Company had acquired Payne Place on January 1, 2015. The footnotes to the pro forma financial statements provide details of the pro forma adjustments. The Company believes that all material adjustments necessary to reflect the effects of the acquisition have been made.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Company’s quarterly reports on Form 10-Q, and are not necessarily indicative of what the actual financial position or comprehensive loss would have been had the Company completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Resource Apartment REIT III, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2016

	June 30, 2016	Pro Forma Adjustments		June 30, 2016
	(a)			(Pro Forma)
ASSETS
Investments:
Rental property, net	$—	$2,450,058	(b)	$2,450,058
Identified intangible assets, net	—	49,941	(b)	49,941

	—	2,499,999		2,499,999

Cash	200,000	4,265	(b)	204,265
Subscriptions receivable	2,000,000	(2,000,000)		—
Prepaid expenses and other assets	131,548	2,649	(b)	134,197
Deferred offering costs	1,327,121	—		1,327,121

Total assets	$3,658,669	$506,912		$4,165,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$98,206	$61,323	(b)(d)	$159,529
Due to related parties	1,441,921	555,000	(c)	1,996,921
Security deposits	—	3,300	(b)	3,300

Total liabilities	1,540,127	619,623		2,159,750

Stockholders’ equity:
Preferred stock (par value $.01; 10,000,000 shares authorized, none issued and outstanding)	—	—		—
Convertible stock (par value $.01; 50,000 shares authorized, 50,000 shares issued and outstanding)	—	—		—
Class A common stock (par value $.01; 250,000,000 shares authorized, 242,222 shares issued and outstanding)	2,422	—		2,422
Class T common stock (par value $.01; 750,000,000 shares authorized, none issued and outstanding)	—	—		—
Additional paid-in-capital	2,142,578	—		2,142,578
Accumulated (deficit ) earnings	(26,458)	(112,711)		(139,169)

Total stockholders’ equity	2,118,542	(112,711)		2,005,831

Total liabilities and stockholders’ equity	$3,658,669	$506,912		$4,165,581

See accompanying notes to unaudited pro forma consolidated financial statements

Resource Apartment REIT III, Inc.

Notes to Unaudited Pro Forma Consolidated Balance Sheet

June 30, 2016

a.	Reflects the Company’s historical consolidated balance sheet as of June 30, 2016.
b.	Reflects the increase in assets and liabilities acquired as a result of the acquisition. The Company paid the purchase price of $2.5 million from the capital of the Company.
c.	Reflects a bridge loan obtained from a related party.
d.	Reflects an adjustment for acquisition costs incurred in connection with the Payne Place acquisition.

Resource Apartment REIT III, Inc.

Unaudited Pro Forma Consolidated Statement of Comprehensive Loss

For the Nine Months Ended September 30, 2016

	For the Nine Months Ended September 30, 2016	Pro Forma Adjustments		For the Nine Months Ended September 30, 2016
	(a)			(Pro Forma)

Revenues:
Rental income	$25,178	$130,506	(b)	$155,684

	—	130,506		155,684

Expenses:
Rental operating	22,095	82,057	(b)	104,152
Acquisition costs	112,711	(112,711	)(c)	—
Management fees - related parties	4,611	22,928	(d)	27,539
General and administrative	330,377	—		330,377
Depreciation and amortization expense	10,376	60,351	(e)	70,727

Total expenses	480,170	52,625		532,795

Loss (income) before other expense	(454,992)	77,881		(377,111)

Other income (expense):
Interest income	432	—		432
Interest expense	(2,989)	—	(f)	(2,989)

Net (loss) income	(457,549)	77,881		(379,668)

Other comprehensive loss:
Designated derivatives, fair value adjustment	—	—		—

Comprehensive (loss) income	(457,549)	77,881		(379,668)

Weighted average shares outstanding	97,008			97,008

Basic and diluted loss per common share	$(4.72)			$(3.91)

See accompanying notes to unaudited pro forma consolidated financial statements

Resource Apartment REIT III, Inc.

Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss

For the Nine Months Ended September 30, 2016

a.	Reflects the Company’s historical consolidated operations for the nine months ended September 30, 2016.
b.	Reflects operating activity from January 1, 2016 to August 19, 2016 for the acquisition made during the quarter ended September 30, 2016.
c.	Non-recurring acquisition costs recorded in the Company’s historical financial statements have been removed by way of pro forma adjustment. Recurring acquisition costs are reflected in the unaudited pro forma consolidated statement of operations for the year ended December 31, 2015 as the acquisition is presumed to have occurred on January 1, 2015.
d.	Reflects the asset management fee associated with the acquisition. The asset is managed by Resource REIT Advisor, LLC, a related party of the Company. The asset management fee is nine twelfths of 1% of the asset’s cost for the nine months ended September 30, 2016. Also, reflects the property management fee associated with the acquisition. The property is managed by Resource Apartment Manager III, LLC, a related party of the Company. The property management fee is 4.5% of gross receipts for the nine months ended September 30, 2016.
e.	Reflects the additional depreciation for the building and improvements incurred as a result of the acquisition. Building depreciation is expensed over the property’s estimated useful life of 27.5 years and improvements are depreciated over their estimated useful lives ranging from three to 15 years.
f.	The Company received a short term bridge loan from the Advisor to fund the acquisition of Payne Place. However, the bridge loan was repaid on November 1, 2016 with proceeds from the Company’s offering and therefore no pro forma adjustment has been made to reflect estimated borrowing costs.

Resource Apartment REIT III, Inc.

Unaudited Pro Forma Consolidated Statement of Comprehensive Loss

For the Year Ended December 31, 2015

	For the Year Ended December 31, 2015	Pro Forma Adjustments		For the Year Ended December 31, 2015
	(a)			(Pro Forma)
Revenues:
Rental income	$—	$159,956	(b)	$159,956

	—	159,956		159,956

Expenses:
Rental operating	—	90,127	(b)	90,127
Acquisition costs	—	51,505	(e)	51,505
Management fees - related parties	—	34,103	(c)	34,103
Depreciation and amortization expense	—	86,903	(d)	86,903

Total expenses	—	262,638		262,638

Net Loss	—	(102,682)		(102,682)

Weighted average shares outstanding	—			—

Basic and diluted loss per common share	$—			$—

See accompanying notes to unaudited pro forma consolidated financial statements

Resource Apartment REIT III, Inc.

Notes to Unaudited Pro Forma Consolidated Statement of Comprehensive Loss

For the Year Ended December 31, 2015

a.	Reflects the Company’s historical consolidated operations for the year ended December 31, 2015.
b.	Reflects operating activity from January 1, 2015 to December 31, 2015 for the acquisition made during the quarter ended June 30, 2016.
c.	Reflects the asset management fee associated with the acquisition. The asset is managed by Resource REIT Advisor, LLC, a related party of the Company. The asset management fee is 1% of the asset’s cost for the year ended December 31, 2015. Also, reflects the property management fee associated with the acquisition. The property is managed by Resource Apartment Manager III, LLC, a related party of the Company. The property management fee is 4.5% of gross receipts for the year ended December 31, 2015.
d.	Reflects the additional depreciation for the building and improvements incurred as a result of the acquisition. Building depreciation is expensed over the property’s estimated useful life of 27.5 years and improvements are depreciated over their estimated useful lives ranging from three to 15 years.
e.	Reflects acquisition fees incurred in connection with the purchase of Payne Place. The Company is contractually obligated to pay acquisition fees to its Advisor, which are calculated as 2% of the cost of the investment. The Company is in the business of buying properties and considers these fees, which are paid to the Advisor, to be recurring in nature. The remaining $61,206 of acquisition costs are excluded as these are considered nonrecurring in nature.

APPENDIX A

PRIOR PERFORMANCE TABLES

The following disclosure replaces Appendix A of the prospectus.

As used herein, the terms “we,” “our” and “us” refer to Resource Apartment REIT III, Inc.

The following Prior Performance Tables (the “Tables”) provide information relating to real estate investment programs (the “Prior Real Estate Programs”) sponsored by Resource Real Estate, Inc. and its affiliates, who control our advisor. As of December 31, 2015, the offerings of all of the Prior Real Estate Programs (other than Resource Real Estate Opportunity REIT II, Inc., which is publicly offered) were closed or completed. Each of the Prior Real Estate Programs presented has investment objectives similar to Resource Apartment REIT III, Inc. and was formed for the purpose of investing in commercial real estate similar to at least one type in which Resource Apartment REIT III, Inc. intends to invest. Other than Resource Real Estate Opportunity REIT, Inc., Resource Real Estate Opportunity REIT II, Inc., and Resource Real Estate Opportunity Fund, L.P., all of the Prior Real Estate Programs invested in stabilized, income-producing multifamily rental properties and held the properties for a longer period than we intend to hold properties. Resource Real Estate Opportunity REIT, Inc. terminated its initial public primary offering in December 2013 and is continuing to offer shares pursuant to its distribution reinvestment plan. Resource Real Estate Opportunity REIT II, Inc. terminated its initial public primary offering in February 2016 and is continuing to offer shares pursuant to its distribution reinvestment plan. Resource Real Estate Opportunity REIT, Inc. and Resource Real Estate Opportunity REIT II, Inc. invest in the same assets in which we intend to make our investments. Resource Real Estate Opportunity Fund, L.P., which has liquidated, also invested in apartments and debt secured by apartments.

Investors in Resource Apartment REIT III, Inc. will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of the real estate properties and real estate-related debt investments. Resource Real Estate, Inc. controls our advisor and was a sponsor of the Prior Real Estate Programs. The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Resource Real Estate, Inc. was ultimately responsible and the performance of these programs during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The tables presented in this prospectus provide summary unaudited information related to the Prior Real Estate Programs. By purchasing shares in our ongoing public offering, investors will not acquire any ownership interest in any funds to which the information in this prospectus relates and investors should not assume that they will experience returns, if any, comparable to those experienced by the investors in the real estate funds discussed. Further, the private funds discussed in this prospectus were conducted through privately-held entities that may not have been subject to the up-front commissions, fees and expenses associated with our ongoing public offering nor all of the laws and regulations that will apply to us as a publicly offered REIT.

The information in these tables should be read together with the summary information under the “Prior Performance Summary” section of this prospectus. The following tables are included in this prospectus:

•	Table I – Experience in Raising and Investing Funds;

•	Table II – Compensation to Sponsor;

•	Table III – Annual Operating Results of Prior Real Estate Programs;

•	Table IV – Results of Completed Programs; and

•	Table V – Sale or Disposition of Assets.

A-1

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of Resource Real Estate, Inc. in raising and investing funds for the only public program that had its offering close since January 1, 2013. This program has investment objectives similar to ours.

	Resource Real Estate Opportunity REIT, Inc.
Dollar amount offered	$750,000,000
Dollar amount raised	$622,077,025
Length of offering (in months)	42	(1)
Months to invest 90% of amount available for investments	51

(1)	Resource Real Estate Opportunity REIT, Inc. is a publicly registered, non-traded REIT. Resource Real Estate Opportunity REIT launched its initial public offering on June 16, 2010 and then commenced real estate operations. On September 7, 2010, Resource Real Estate Opportunity REIT broke escrow in its initial public offering. Resource Real Estate Opportunity REIT ceased offering shares in its initial public offering on December 13, 2013. Resource Real Estate Opportunity REIT continues to issue shares under its distribution reinvestment plan; dollar amount of shares offered under and proceeds from the distribution reinvestment plan are omitted from Table I. As of December 31, 2015, Resource Real Estate Opportunity REIT had sold an aggregate of 62,485,461 shares of common stock in its initial public offering for gross offering proceeds of $622.1 million, including an aggregate of 6,436,698 shares of common stock under the distribution reinvestment plan for gross offering proceeds of $62.9 million. As of December 31, 2015, Resource Real Estate Opportunity REIT owned interests in a total of 36 multifamily properties, as well as one performing mortgage loan and one preferred equity interest.

A-2

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the cumulative compensation received by affiliates of Resource Real Estate, Inc., including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for those Prior Real Estate Programs which paid compensation to our sponsor since January 1, 2013. The Prior Real Estate Programs have similar investment objectives to Resource Apartment REIT III, Inc.

As of December 31, 2015

	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Investors III, L.P.	Resource Real Estate Investors IV, L.P.	Resource Real Estate Investors V, L.P.
Date offering commenced	1/30/2004	2/15/2005	7/19/2005	7/17/2006	2/19/2007
Date offering closed	1/4/2005	7/15/2005	6/20/2006	12/31/2006	8/31/2007

Dollar amount raised	$8,100,000	$14,200,250	$25,000,000	$29,593,716	$35,000,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees	133,776	257,428	469,387	555,449	666,414
Acquisition fees:
- Real estate commissions	—	—	—	—	—
- Advisory fees for property acquisition	361,832	669,104	1,135,313	1,038,426	1,349,293
- Debt placement fees	301,438	496,189	833,000	761,028	920,063
Other - organization and offering expenses	219,000	283,084	486,563	464,770	831,101

Dollar amount of cash generated from operations before deducting payments to sponsors	3,186,852	1,747,815	17,049,002	26,360,499	27,400,726

Amount paid to sponsor from operations:
Property management fees	636,008	379,304	1,738,731	4,426,564	4,493,844
Partnership management fees	302,230	1,406,539	2,417,726	2,667,420	2,724,511
Reimbursements	151,643	67,143	331,940	441,605	431,994
Leasing commissions	—	—	—	—	—
Other	27,060	4,099	37,609	174,396	208,066

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	35,629,078	6,425,000	—	—	—
- Notes	—	—	—	—	—

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	—	—
Other	—	—	—	—	—

A-3

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR (cont’d)

As of December 31, 2015

	Resource Real Estate Investors 6, L.P.	Resource Real Estate Investors 7, L.P.	Resource Real Estate Opportunity Fund, L.P.	Resource Real Estate Opportunity REIT, Inc.	Resource Real Estate Opportunity REIT II, Inc.
Date offering commenced	10/1/2007	6/16/2008	1/19/2009	6/16/2010	2/6/2014
Date offering closed	5/23/2008	8/31/2009	12/31/2009	12/13/2013	N/A

Dollar amount raised	$36,842,105	$32,538,309	$41,398,677	$622,077,025	$513,731,640

Amount paid to sponsor from proceeds of offering:
Underwriting fees	699,179	613,265	782,610	18,614,317	9,004,268
Acquisition fees:
- Real estate commissions	—	—	—	—	—
- Advisory fees for property acquisition	1,208,499	1,310,389	578.633	23,256,221	8,832,840
- Debt placement fees	792,295	889,408	721,753	3,135,008	774,223
Other - organization and offering expenses	888,522	813,458	1,034,967	10,871,866	6,334,087

Dollar amount of cash generated from (used in) operations before deducting payments to sponsor	18,425,845	16,507,359	8,989,198	22,789,475	(4,668,214)

Amount paid to sponsor from operations:
Property management fees	3,456,382	2,050,852	1,917,802	11,589,155	652,549
Partnership management fees	3,122,494	2,093,827	2,726,712	21,521,120	1,893,911
Reimbursements	406,786	447,022	209,152	10,569,200	2,099,554
Leasing commissions	—	—	—	—	—
Other	227,704	241,432	487,048	5,582,419	442,011

Dollar amount of property sales and refinancing before deducting payments to sponsor
- Cash	31,950,000	43,500,000	78,860,500	128,651,342	—
- Notes	—	—	—	346,337,590	142,162,000

Amount paid to sponsor from property sales and refinancing
Real estate commissions	—	—	—	—	—
Incentive fees	—	—	—	—	—
Other	—	—	—	1,676,990	—

A-4

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2011 and that have similar investment objectives to Resource Apartment REIT III, Inc.

Resource Real Estate presents the data in Prior Performance Table III for each program in conformity with accounting principles generally accepted in the United States of America, or GAAP, which incorporates accrual basis accounting. When a real estate program owns 100% of the property, 100% of the program’s operating results are presented for the relevant years. When a real estate program directly invests in and owns a partial tenant-in-common interest in the property (as an example, 25%) and the remaining interest of the property (75%) is owned by unaffiliated tenants-in-common, only the operating results relating to the program’s ownership in the property (25%) are presented for the relevant years. The allocation is based on the public or private program’s effective ownership in the property.

A-5

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (cont’d)

As of December 31, 2015

			Resource Real Estate Opportunity REIT, Inc.
	2015	2014	2013	2012	2011	2010

Selected Operating Results
Total revenues	$118,325,000	100,269,000	44,511,000	19,047,000	4,387,000	284,000
Rental operating and other expenses	$100,946,000	96,694,000	47,273,000	19,103,000	9,942,000	2,161,000

Net rental operating income (loss)	$17,379,000	3,575,000	(2,762,000)	(56,000)	(5,555,000)	(1,877,000)
Depreciation and amortization	$48,273,000	47,771,000	18,246,000	8,340,000	1,565,000	198,258
Interest expense	$(22,080,000)	(14,911,000)	(951,000)	(546,000)	(10,000)	—
Net loss-GAAP basis	$(16,933,000)	(48,198,000)	(19,486,000)	(8,632,000)	(7,129,000)	(2,075,000)

Summary Statements of Cash Flows
Net cash flows used in operating activities	$(1,269,000)	(986,000)	(7,467,000)	(4,541,000)	(5,499,000)	(1,406,000)
Net cash flows used in investing activities	$(78,726,000)	(301,296,000)	(265,007,000)	(101,815,000)	(33,301,000)	(14,913,000)
Net cash flows provided by financing activities	$18,308,000	172,000,000	513,931,000	120,059,000	48,436,000	21,135,000

Amount and Source of Distributions
Amount of Distributions paid to common stockholders	$13,257,000	9,958,000	4,757,000	841,000	—	—
Source of Distributions (per $1,000 invested):
From operations	$—	—	—	—	—	—
From sales of properties	$19.00	14.89	7.37	—	—	—

From financing proceeds	$—	—	—	3.97	—	—
From offering proceeds	$—	—	—	—	—	—

Summary Balance Sheet
Total assets (before depreciation)	$1,162,359,000	1,016,704,000	694,335,000	184,809,000	69,661,000	24,600,000
Total assets (after depreciation)	$1,091,208,000	978,409,000	678,559,000	180,537,000	68,706,000	24,402,000
Total liabilities	$658,109,000	510,055,000	161,512,000	17,219,000	5,789,000	5,179,000
Estimated Value Per Share (1)	$10.83	10.00	10.00	10.00	10.00	10.00

(1)	Prior to June 9, 2015, Resource Real Estate Opportunity REIT, Inc. valued its shares at $10.00 per share based solely on the offering price in the primary portion of its initial public offering. For a full description of the assumptions and methodologies used to value Resource Real Estate Opportunity REIT, Inc.’s assets and liabilities in connection with the calculation of the estimated value per share for the year ended December 31, 2015, see Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities – Estimated Value Per Share” in Resource Real Estate Opportunity REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

A-6

TABLE IV

(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table presents summary information on the results of Prior Real Estate Programs with investment objectives similar to Resource Apartment REIT III, Inc. that have completed operations during the five years ended December 31, 2015.

	AR Real Estate Investors, L.P.	Resource Real Estate Investors, L.P.	Resource Real Estate Investors II, L.P.	Resource Real Estate Opportunity Fund, L.P.
Date of final sale of property	1/31/2013	7/31/2015	10/6/2015	6/11/2015
Duration of program (months)	125	137	130	78
Dollar amount raised	$25,697,612	$8,100,000	$14,200,250	$41,398,677
Annualized return on investment	(1.36%)	(1. 68%)	(0.52%)	3.92%
Median annual leverage	85.0%	85.0%	79.1%	71.0%

A-7

TABLE V

(UNAUDITED)

SALE OR DISPOSITION OF ASSETS

These Tables set forth summary information on the aggregate sales or disposals of real estate and real estate-related investments by Prior Real Estate Programs since January 1, 2013 that have similar investment objectives to Resource Apartment REIT III, Inc. All data is as of December 31, 2015.

				Selling Price, Net of Closing Costs, and GAAP Adjustments					Cost of Properties, Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale(1)	Purchase Money Mortgage Taken Back by Program	Adjustments Resulting from Application of GAAP	Total	Original Mortgage Financing(1)	Total Acquisition Costs, Capital Improvement, Closing and Soft Costs(2)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures(3)
AR Real Estate Investors, LLC
Nittany Pointe	Altoona, PA	3/31/2003	1/31/2013	$2,526,716	—	523,022	—	$3,049,738	$—	$520,531	$520,531	$2,529,207
Resource Real Estate Investors, L.P.
Falls at Duraleigh	Raleigh, NC	12/21/2004	11/21/2014	7,577,537	13,902,956	2,423,854	—	23,904,347	15,500,000	5,014,770	20,514,770	3,389,577
Avalon	Los Angeles, CA	1/6/2005	2/3/2015	387,700	4,432,038	636,537	—	5,456,275	5,000,000	1,673,165	6,673,165	(1,216,890)
Sage Canyon	Albuquerque, NM	3/31/2005	7/31/2015	1,284,315	3,250,000	634,677	—	5,168,992	4,320,000	1,228,723	5,548,723	(379,731)
Resource Real Estate Opportunity REIT, Inc.
Town Park	Birmingham, AL	12/21/2010	4/30/2013	9,922,771	—	1,053,927	—	10,976,698	—	8,060,831	8,060,831	2,915,867
Campus Club	Tampa, FL	10/21/2011	6/16/2014	10,076,384	—	1,486,815	—	11,563,199	—	8,959,143	8,959,143	2,604,056
Arcadia	Houston, TX	9/03/2010	9/19/2014	17,357,444	—	189,091	—	17,546,535	—	11,853,668	11,853,668	5,692,867
Alcove/ Flagstone	Houston, TX	12/21/2012	1/26/2015	11,073,816	—	43,935	—	11,117,751	—	8,745,763	8,745,763	2,371,988
107th Avenue	Omaha, NE	8/18/2010	1/29/2015	247,953	—	37,042	—	284,995	—	233,872	233,872	51,123
Redford/ Bristol	Houston, TX	3/27/2012	2/27/2015	31,865,051	—	(46,888)	—	31,818,163	—	21,588,810	21,588,810	10,229,353
Cityside Crossing/ Skyview	Houston, TX	12/19/2012	3/2/2015	24,048,937	—	1,475,041	—	25,523,978	—	15,282,219	15,282,219	10,241,759
Kenwick at Canterbury/ 100 Chevy Chase	Lexington, KY	3/13/2013	6/30/2015	13,051,168	—	(1,567,718)	—	11,483,450	—	10,198,418	10,198,418	1,285,032
Reserves at Mt. Moriah/ Foxwood	Memphis, TN	12/7/2012	9/18/2015	5,268,261	—	(113,927)	—	5,154,334	—	4,258,725	4,258,725	895,609
Resource Real Estate Opportunity Fund, LP
Parkway & Parkgreen	Houston, TX	3/31/2010	9/18/2013	10,646,934	9,979,492	1,231,920	—	21,858,346	—	13,293,914	13,293,914	8,564,432
300 N. Vista	Houston, TX	01/27/2010	12/19/2013	7,380,048	—	196,766	—	7,576,814	—	6,758,202	6,758,202	818,612
Central Point/ Woodbridge	Boise, ID	11/19/2012	3/24/2015	11,845,602	—	428,893	—	12,274,495	—	7,613,229	7,613,229	4,661,266
Woods at Ridgeway/ Wyndridge	Memphis, TN	9/29/2009	3/26/2015	6,853,561	11,280,947	(2,891,297)	—	15,243,211	—	13,340,695	13,340,695	1,902,516
Lakes at Ridgeway/ Waterstone	Memphis, TN	3/16/2010	6/11/2015	1,828,242	5,462,806	(1,998,014)	—	5,293,034	3,784,723	3,914,444	7,699,167	(2,406,133)
Resource Real Estate Investors II, LP
Cuestas	Las Cruces, NM	3/31/2005	4/29/2015	3,385,833	2,500,000	1,177,781	—	7,063,614	5,680,000	2,155,708	7,835,708	(742,094)
Oak Park Village	Lenexa, KS	6/29/2005	7/2/2015	11,238,061	21,699,298	7,337,768	—	40,275,127	24,000,000	11,226,102	35,226,102	5,049,026
The Reserves	Little Rock, AR	9/22/2005	10/6/2015	12,503,836	32,746,967	9,422,179	—	54,672,982	36,000,000	19,363,324	55,363,324	(690,342)
Resource Real Estate Investors III, LP
Highland Ridge and Lodge at Overland Park	Kansas City, MO	11/30/2005	11/25/2015	33,723,475	44,164,579	1,201,220	—	79,089,275	46,480,000	12,115,902	58,595,902	20,493,373

Resource Real Estate Investors 6, LP
Coach Lantern	Scarborough, ME	1/29/2008	12/1/2015	8,365,707	7,884,000	3,445,219	—	19,694,926	7,884,000	5,143,502	13,027,502	6,667,424
Foxcroft	Scarborough, ME	1/29/2008	12/1/2015	5,984,372	8,760,000	3,114,986	—	17,859,358	8,760,000	5,382,074	14,142,074	3,717,284
Resource Real Estate Investors 7, LP
Woodland Hills	Decatur, GA	12/19/2008	3/19/2015	12,523,518	12,452,305	1,038,675	—	26,014,498	13,590,000	3,523,733	17,113,733	8,900,765
Tamarlane	Portland, ME	4/23/2008	12/1/2015	8,006,700	9,819,933	2,641,409	—	20,468,042	9,931,000	4,523,169	14,454,169	6,013,873

(1)	Includes financing secured through a first mortgage.
(2)	Includes all costs related to original purchase as well as any costs incurred to maintain investment, including capital improvements. Amounts shown do not include pro rata share of original offering costs.
(3)	Represents excess (deficiency) of property operating cash receipts, including sale proceeds, over operating cash expenditures, including acquisition costs.

A-8

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Resource Apartment REIT III, Inc. (the “Company”) in connection with the distribution of the securities being registered other than selling commissions and the dealer manager fee. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$110,770
FINRA filing fee	165,500
Legal fees and expenses	1,155,000
Blue sky fees and expenses	200,100
Accounting fees and expenses	446,000
Sales and advertising expenses	750,000
Issuer costs regarding bona fide training and education meetings and retail seminars	500,000
Printing	1,700,000
Postage and delivery of materials	400,000
Transfer agent and escrow fees	1,061,000
Due diligence expenses	544,580
Telephone	50,000
Other expenses related to registration and offering of the securities *	2,917,050

Total	$10,000,000

*	Includes personnel costs of Resource Apartment Advisor III, LLC or its affiliates for offering-related matters, including the preparation and distribution of investor reports and marketing materials.

Item 32.	Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of Resource Apartment Advisor III, LLC (the “Advisor”) and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase Class A shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and the dealer manager fee in the amount of $0.30 per share will not be payable in connection with such sales. Under the terms of our friends and family program, the Company may offer up to 5% of the maximum aggregate primary offering, or up to $50,000,000, of its Class A common stock. The net proceeds to the Company from such sales made net of commissions and dealer manager fees will be substantially the same as the net proceeds the Company receives from other sales of shares in the primary offering.

Item 33.	Recent Sales of Unregistered Securities

In connection with its organization, on August 10, 2015, the Company issued 20,000 shares of its unclassified common stock (which the Company will classify as Class A common stock prior to commencement of this offering) to the Advisor at a purchase price of $10.00 per share for an aggregate purchase price of $200,000. On September 10, 2015, the Advisor exchanged these 20,000 shares for approximately 19,474 shares of the Company’s unclassified common stock. On March 18, 2016, the Company issued an additional 526 shares of unclassified common stock to reflect a change in the maximum per share offering price of Class A shares from $10.27 to $10.00. On August 5, 2016, the Advisor exchanged 5,000 shares of common stock for 50,000 shares of convertible stock. The convertible stock is convertible into shares of the Company’s common stock only on the terms and conditions set forth in the prospectus. The Company issued these shares of common stock and convertible stock in private transactions exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 34.	Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (“SEC”) and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a common stockholder or the legal action is initiated by a common stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements. The following financial statements are filed as part of this registration statement:

•	The consolidated financial statements of the Company and the notes thereto as of December 31, 2015 (included in the prospectus);

•	The unaudited consolidated financial statements of the Company and the notes thereto as of September 30, 2016 (included in Supplement No. 1);

•	The financial statements of Payne Place and the related pro forma financial statements of the Company (included in Supplement No. 1); and

•	Prior performance tables (unaudited) as of the year ended December 31, 2015 (included in Supplement No. 1).

(b) Exhibits. The following exhibits are filed as part of this registration statement:

Ex.	Description

1.1	Dealer Manager Agreement, including Form of Selected Dealer Agreement and Form of Placement Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

1.2	Selected Dealer Agreement, dated November 18, 2016, by and among Resource Apartment REIT III, Inc., Ameriprise Financial Services, Inc., Resource Securities, Inc., Resource REIT Advisor, LLC, and Resource Real Estate, Inc. (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed November 23, 2016)

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-207740) filed April 11, 2016)

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

4.1	Form of Subscription Agreement, included as Appendix B to the prospectus

4.2	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

4.3	Distribution Reinvestment Plan, included as Appendix C to prospectus

4.4	Escrow Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

5.1	Opinion of DLA Piper LLP (US) re legality (incorporated by reference to Exhibit 5.1 to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-207740) filed April 11, 2016)

8.1	Opinion of DLA Piper LLP (US) re tax matters (incorporated by reference to Exhibit 8.1 to the Company’s Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 (No. 333-207740) filed April 11, 2016)

10.1	Advisory Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

10.2	Property Management Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

10.3	Purchase and Sale Agreement between Resource Apartment OP III, LP and South Payne Owner, LLC, dated July 29, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

10.4	Promissory Note by Resource Apartment REIT III, Inc. in Favor of Resource Apartment Advisor III, LLC, dated August 18, 2016 (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed November 14, 2016)

21.1	Subsidiaries of the Company

23.1	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

23.2	Consent of Grant Thornton LLP

23.3	Consent of Baker Tilly Virchow Krause, LLP

24.1	Power of Attorney Steven R. Saltzman (incorporated by reference to the signature page of the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

24.2	Power of Attorney for Kevin M. Finkel, Harvey Magarick, Lee F. Shlifer and David Spoont (incorporated by reference to the signature page of the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-207740) filed January 14, 2016)

99.1	Share Redemption Program (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-11 (No. 333-207740) filed November 2, 2015)

Item 37.	Undertakings

(a) The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Company under the Act to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company, and (iv) any other communication that is an offer in the offering made by the Company to the purchaser.

(e) The Company undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Company undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

(g) The Company undertakes to file, after the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Company undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Company undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 23rd day of November, 2016.

RESOURCE APARTMENT REIT III, INC.

By:	/s/ Kevin M. Finkel
Kevin M. Finkel
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Kevin M. Finkel Kevin M. Finkel	Chief Executive Officer and Director (Principal Executive Officer)	November 23, 2016

* Steven R. Saltzman	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	November 23, 2016

* Harvey Magarick	Independent Director	November 23, 2016

* Lee F. Shlifer	Independent Director	November 23, 2016

* David Spoont	Independent Director	November 23, 2016

* By:	/s/ Kevin M. Finkel	November 23, 2016
Kevin M. Finkel
Chief Executive Officer and Director
Attorney-in-Fact